 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-231111
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 21, 2019)
Stellus Capital Investment Corporation
$100,000,000
4.875% Notes due 2026

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating below investment grade (i.e., below BBB or Baa), which are often referred to as “junk.”
Stellus Capital Management, LLC serves as our investment adviser and as our administrator.
We are offering $100.0 million in aggregate principal amount of 4.875% notes due 2026 (the “Notes”). The Notes will mature on March  30, 2026. We will pay interest on the Notes on March 30 and September 30 of each year, beginning September 30, 2021. We may redeem the Notes in whole or in part at any time or from time to time, at the redemption price set forth under the section titled “Description of the Notes—Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date, upon the occurrence of a Change of Control Repurchase Event (as defined herein). See “Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event” in this prospectus supplement for more information. The Notes will be issued in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess thereof.
The Notes will be our direct unsecured obligations and rank equal in right of payment with all outstanding and future unsecured, unsubordinated indebtedness issued by us. Because the Notes will not be secured by any of our assets, they will be effectively subordinated to all of our existing and future secured indebtedness (or any indebtedness that is initially unsecured as to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries because the Notes will be obligations exclusively of Stellus Capital Investment Corporation and not of any of our subsidiaries. The Notes will be senior in right of payment to any future outstanding series of our preferred stock. None of our subsidiaries is a guarantor of the Notes and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. As of September 30, 2020, we had $396.9 million in principal amount of debt outstanding of which $209.9 million was unsecured and unsubordinated indebtedness and $187.0 million was secured indebtedness. None of our current indebtedness will be subordinated to the Notes. For further discussion, see the section titled “Description of the Notes” in this prospectus supplement.
We do not intend to list the Notes on any securities exchange or automated dealer quotation system.
This prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Notes, including information about risks. Please read these documents before you invest and retain them for future reference. Additional information about us, including our annual, quarterly and current reports and proxy statements, has been filed with the Securities and Exchange Commission (the “SEC”), and can be accessed free of charge at its website at www.sec.gov. This information is also available free of charge by contacting us at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations, by emailing us at info@stelluscapital.com, by calling us collect at (713) 292-5400 or on our website at www.stelluscapital.com (under the Public Investors section), which, except for the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, is not part of this prospectus supplement nor the accompanying prospectus. See “Available Information” on page S-48 of this prospectus supplement.
Investing in the Notes involves a high degree of risk, including the risk of leverage. Before buying any Notes, you should read the material risks described in the “Supplementary Risk Factors” section beginning on page S-11 of this prospectus supplement and “Risk Factors” beginning on page 17 of the accompanying prospectus and in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any of our subsequent SEC filings.
THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price (1)	100.0%	$100,000,000
Underwriting discount (sales load)	2.0%	$2,000,000
Proceeds, before expenses, to us (2)	98.0%	$98,000,000

(1)
The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from January 14, 2021 and must be paid by the purchaser if the Notes are delivered after January 14, 2021.

(2)
Total expenses of the offering payable by us, excluding the underwriting discount, are estimated to be $0.3 million. See “Underwriting” on page S-45 of this prospectus supplement.

Delivery of the Notes in book-entry form only through The Depository Trust Company (“DTC”) will be made on or about January 14, 2021.

Sole Book-Running Manager
Raymond James
The date of this prospectus supplement is January 11, 2021

Prospectus Supplement
Prospectus

S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering of Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus”, we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY, OR ON BEHALF OF, US THAT RELATES TO THIS OFFERING OF THE NOTES. WE HAVE NOT, AND THE UNDERWRITER HAS NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE UNDERWRITER IS NOT, MAKING AN OFFER TO SELL THESE NOTES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US THAT RELATES TO THIS OFFERING OF NOTES IS ACCURATE ONLY AS OF ITS RESPECTIVE DATE, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY FREE WRITING PROSPECTUS OR ANY SALES OF THE NOTES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights some of the information included elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all the information that you should consider before making your investment decision regarding the Notes offered hereby. To understand the terms of the Notes offered hereby before making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, and any free writing prospectus related to the offering of Notes, including “Supplementary Risk Factors,” “Risk Factors,” “Available Information,” “Incorporation by Reference,” and “Use of Proceeds” and the financial statements contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Together, these documents describe the specific terms of the Notes we are offering.
Except as otherwise indicated, the terms “we,” “us,” “our,” and the “Company” refer to Stellus Capital Investment Corporation and our consolidated subsidiaries; and “Stellus Capital Management” refers to our investment adviser and administrator, Stellus Capital Management, LLC.
Stellus Capital Investment Corporation
We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”). We originate and invest primarily in privately-held middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien (including unitranche), second lien, and unsecured debt financing, often with corresponding equity co-investments. Unitranche structures may combine characteristics of first lien senior secured as well as second lien and/or subordinated loans and our unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last-out” tranche. Unsecured debt includes senior unsecured and subordinated loans.
Our investment activities are managed by our investment adviser, Stellus Capital Management, an investment advisory firm led by Robert T. Ladd and its other senior investment professionals. We source investments primarily through the extensive network of relationships that the senior investment professionals of Stellus Capital Management have developed with financial sponsor firms, financial institutions, middle-market companies, management teams and other professional intermediaries. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating which is often referred to as “junk.”
Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. We seek to achieve our investment objective by:
•
accessing the extensive origination channels that have been developed and established by the Stellus Capital Management investment professionals that include long-standing relationships with private equity firms, commercial banks, investment banks and other financial services firms;

•
investing in what we believe to be companies with strong business fundamentals, generally within our core middle-market company focus;

•
focusing on a variety of industry sectors, including business services, energy, general industrial, government services, healthcare, software and specialty finance;

•
focusing primarily on directly originated transactions;

•
applying the disciplined underwriting standards that the Stellus Capital Management investment professionals have developed over their extensive investing careers; and

•
capitalizing upon the experience and resources of the Stellus Capital Management investment team to monitor our investments.

We previously received an exemptive order (the “Prior Order”) from the Securities and Exchange Commission (“SEC”) to co-invest with private funds managed by Stellus Capital Management where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). On December 18, 2018, we received a new exemptive order (the “Order”) that supersedes the Prior Order and permits us greater flexibility to enter into co-investment transactions. The Order expands on the Prior Order and allows us to co-invest with additional types of private funds, other BDCs, and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, subject to the conditions included therein. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Company and its stockholders and do not involve overreaching of the Company or its stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Company’s stockholders and is consistent with its investment objectives and strategies. We co-invest, subject to the conditions in the Order, with private credit funds managed by Stellus Capital Management that have an investment strategy that is similar or identical to our investment strategy, and the we may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management in the future. We believe that such co-investments may afford it additional investment opportunities and an ability to achieve greater diversification.
As a BDC, we are required to comply with certain regulatory requirements. Prior to June 29, 2018, we were only allowed to employ leverage to the extent that our asset coverage, as defined in the 1940 Act, was equal to at least 200% after giving effect to such leverage. On March 23, 2018, the Small Business Credit Availability Act (the “SBCAA”) was signed into law, which included various changes to regulations under the federal securities laws that impact BDCs. The SBCAA included changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances.
On April 4, 2018, our board of directors, or the “Board”, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. The Board also approved the submission of a proposal to approve the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, which was approved by stockholders at the Company’s 2018 annual meeting of stockholders. As a result, the asset coverage ratio test applicable to the Company for purposes of the 1940 Act was decreased from 200% to 150%, effective June 29, 2018. In other words, prior to the enactment of the SBCAA, a BDC could borrow $1.00 for investment purposes for every $1.00 of investor equity. Now, for those BDCs that satisfy the 1940 Act’s approval and disclosure requirements, the BDC can borrow $2.00 for investment purposes for every $1.00 of investor equity. The amount of leverage that we employ at any time depends on our assessment of the market and other factors at the time of any proposed borrowing.
We have elected and intend to qualify annually to be treated for federal income tax purposes as a regulated investment company, or “RIC,” under Subchapter M of the Internal Revenue Code, or the Code. So long as we maintain our qualification as a RIC, we will not be taxed on our investment company taxable income or realized net capital gains, to the extent that such taxable income or gains are distributed, or deemed to be distributed, to stockholders as dividends on a timely basis.
As of September 30, 2020, we had debt and equity investments in 66 active portfolio companies with an aggregate fair value of  $622.4 million. The weighted average yield on our debt investments as of September 30, 2020 was 8.1%. The weighted average yield was computed using the effective interest rates for all of our debt investments, including accretion of original issue discount and the impact of our loans on non-accrual status. The weighted average yield of our debt investments is not the same as a return on investment for our stockholder, but, rather relates to a portion of our investment portfolio and is calculated before the payment of all of our and our subsidiaries' fees and expenses.
See “Business” in Part I, Item 1 in our most recent Annual Report on Form 10-K for additional information about us and our investment advisor.
SBIC Licenses
Stellus Capital SBIC, LP (“SBIC subsidiary”) and Stellus Capital SBIC II, LP (“SBIC II subsidiary” and together with SBIC subsidiary, the “SBIC subsidiaries”) are our two wholly owned subsidiaries that each hold a license to operate as a small business investment company (“SBIC”). The SBIC licenses allow the SBIC subsidiaries to obtain leverage by issuing SBA-guaranteed debentures, subject to the issuance of a capital commitment by the Small Business Administration (the “SBA”) and other customary procedures. SBA-guaranteed debentures are non-recourse, interest only debentures with interest payable semi-annually and have a ten year maturity. The principal amount of SBA-guaranteed debentures is not required to be paid prior to maturity but may be prepaid at any time without penalty. The interest rate of SBA-guaranteed debentures is fixed on a semi-annual basis at a market-driven spread over U.S. Treasury Notes with 10-year maturities. The SBA, as a creditor, will have a superior claim to the SBIC subsidiaries’ assets over the Company’s stockholders in the event the Company liquidates one or both of the SBIC subsidiaries or the SBA exercises its remedies under the SBA-guaranteed debentures issued by the SBIC subsidiaries upon an event of default. For the SBIC subsidiary, SBA regulations limit the amount that a single licensee may borrow to a maximum of  $150.0 million when it has at least $75.0 million in regulatory capital, as such term is defined by the SBA, receives a capital commitment from the SBA and has been through an examination by the SBA subsequent to licensing. For the SBIC II subsidiary, SBA regulations limit these amounts for two SBICs to an aggregate of  $175.0 million of borrowings when it has an aggregate of at least $87.5 million of regulatory capital. As of September 30, 2020, the total consolidated balance of SBA-guaranteed debentures outstanding was $161.0 million.
Risks Associated with Our Business
Our business is subject to numerous risks, as described in the section titled “Supplementary Risk Factors” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q, as well as in any of our subsequent SEC filings.
Recent Developments
Investment Portfolio
On October 1, 2020, we received full repayment on the first lien term loan of C.A.R.S Protection Plus, Inc. for total proceeds of  $7.4 million. We also received $0.4 million in full realization on the equity of the company, resulting in a $0.3 million gain.
Unfunded Commitments
As of January 8, 2021, we had unfunded commitments of approximately $29.6 million. As of January 8, 2021, we had sufficient liquidity (through cash on hand and available borrowings under our amended and restated senior secured revolving credit agreement with certain lenders party thereto and Zions Bancorporation, N.A. dba Amegy Bank, as administrative agent (as amended from time to time, the “Credit Facility”)) to fund such unfunded loan commitments should the need arise.
Borrowings
The outstanding balance under the Credit Facility as of January 8, 2021 was $171.0 million.
The total consolidated balance of SBA-guaranteed debentures outstanding as of January 8, 2021 was $176.5 million.

THE OFFERING
This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the section titled “Description of the Notes” and the more general description of our debt securities in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes.
Issuer
Stellus Capital Investment Corporation
Title of the securities
4.875% Notes due 2026
Initial aggregate principal amount being offered
$100,000,000
Initial public offering price
100% of the aggregate principal amount
Principal payable at maturity
100% of the aggregate principal amount. The outstanding principal amount of the Notes will be payable on the stated maturity date at the corporate trust office of the trustee, paying agent, and security registrar for the Notes or at such other office as we may designate.
No established trading market
We do not intend to list the Notes on any securities exchange or automated dealer quotation system. Although the underwriter has informed us that it intends to make a market in the Notes, it is not obligated to do so, and may discontinue any such market at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.
Interest rate
4.875% per year
Yield to maturity
4.875%
Day count basis
360-day year of twelve 30-day months
Trade date
January 11, 2021
Maturity date
March 30, 2026
Date interest starts accruing
January 14, 2021
Interest payment dates
Each March 30 and September 30, beginning September 30, 2021. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
Specified currency
U.S. Dollars
Ranking of the notes
The Notes will be our direct unsecured obligations and will rank:
•
pari passu with our existing and future unsecured, unsubordinated indebtedness, including approximately $48.9 million in aggregate principal amount outstanding of our 5.75% Notes due 2022 (the “2022 Notes”), which we intend to redeem in full using the proceeds from this offering;

•
senior to any series of preferred stock that we may issue in the future;

•
senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;

•
effectively subordinated to all our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Credit Facility, of which $171.0 million in principal amount was outstanding as of January 8, 2021; and

•
structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, including the SBIC subsidiaries, which subsidiaries, as of January 8, 2021, had total indebtedness outstanding of  $176.5 million.

As of January 8, 2021, our total outstanding indebtedness was approximately $396.4 million.
Denominations
We will issue the Notes in denominations of  $2,000 and integral multiples of  $1,000 in excess thereof.
Business day
Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or the place of payment are authorized or required by law or executive order to close.
Optional redemption
The Notes may be redeemed in whole or in part at any time or from time to time at our option, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price (as determined by us) equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date: (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate (as defined herein) plus 50 basis points; provided, however, that if we redeem any Notes on or after December 31, 2025 (the date falling three months prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided, further, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.
You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are held in certificate form and are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes. Any exercise of our option to redeem the Notes, to the extent applicable, will be done in compliance with the indenture, the terms of our Credit Facility and the 1940 Act.
If we redeem only some of the Notes, the trustee or, with respect to global securities, The Depository Trust Company (“DTC”), will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture and the 1940 Act, to the extent applicable. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.
Sinking fund
The Notes will not be subject to any sinking fund.
Offer to repurchase upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined in the section titled “Description of the Notes” in this prospectus supplement) occurs prior to maturity, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
Defeasance
The Notes are subject to legal and covenant defeasance by us. See “Description of the Notes—Defeasance” in this prospectus supplement.
Form of Notes
The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. Except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations which are participants in DTC.
Trustee, paying agent and security registrar
U.S. Bank National Association
Other covenants
In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or the Notes may be surrendered for payment and related matters, the following covenants shall apply to the Notes:
•
We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional indebtedness, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such incurrence or issuance.

•
We agree that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the two other exceptions set forth below. These statutory provisions of the 1940 Act are not currently applicable to us and will not be applicable to us as a result of this offering. However, if Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act were currently applicable to us in connection with this offering, these provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase. Under the covenant, we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under Subchapter M of the Code. Furthermore, the covenant will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months.

•
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable Generally Accepted Accounting Principles in the United States of America (“GAAP”).
Events of default
If an Event of Default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to the conditions set forth in the indenture governing the Notes. The term “Event of Default” in respect of the Notes means any of the following:
•
We do not pay the principal of  (or premium on, if any) any Note when due and payable at maturity;

•
We do not pay interest on any Note when due and payable, and such default is not cured within 30 days of its due date;

•
We remain in breach of any other covenant in respect of the Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding Notes);

•
Default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle, or (c) is not consolidated with Stellus Capital Investment Corporation for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;
•
We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days; or

•
On the last business day of each of twenty-four consecutive calendar months, the Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%.

Use of proceeds
We estimate that the net proceeds we receive from the sale of the $100.0 million aggregate principal amount of Notes in this offering will be approximately $97.7 million after deducting the underwriting discount of approximately $2.0 million payable by us and estimated offering expenses of approximately $0.3 million payable by us.
We intend to use the net proceeds from this offering to redeem all of the outstanding 2022 Notes and repay a portion of the amount outstanding under the Credit Facility; however, we may re-borrow under our Credit Facility and use such borrowings to invest in lower middle-market companies in accordance with our investment objective and strategies and for working capital and general corporate purposes. See “Use of Proceeds” on page S-21 of this prospectus supplement.
Further issuances
We have the ability to issue additional debt securities under the indenture with terms different from the Notes and, without the consent of the holders of the Notes, to reopen the Notes and issue additional Notes. If we issue additional debt securities, these additional debt securities could have a lien or other security interest greater than that accorded to the holders of the Notes, which are unsecured.
Global clearance and settlement procedures
Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Governing law
The Notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Risk factors
See “Supplementary Risk Factors” on page S-11 of this prospectus supplement, “Risk Factors” beginning on page 17 of the accompanying prospectus and “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q as well as in any subsequent SEC filings.

SUPPLEMENTARY RISK FACTORS
Investing in the Notes involves a number of significant risks. You should carefully consider the risks described below, together with all of the risks and uncertainties described in the section titled “Risk Factors” in the accompanying prospectus, our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as in subsequent filings with the SEC, which are or will be incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, and other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, our net asset value and the trading price of our securities could decline and you may lose all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Related to the Offering
The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future and will rank pari passu with, or equal to, all outstanding and future unsecured indebtedness issued by and us and our general liabilities (total liabilities, less debt).
The Notes will not be secured by any of our assets or any of the assets of any of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement (including under our Credit Facility) or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured as to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. In addition, the Notes will rank pari passu with, or equal to, all outstanding and future unsecured, unsubordinated indebtedness issued by us and our general liabilities (total liabilities, less debt). As of January 8, 2021, we had $171.0 million in outstanding indebtedness under our Credit Facility. The indebtedness under the Credit Facility is effectively senior to the Notes to the extent of the value of the assets securing such indebtedness.
The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The Notes will be obligations exclusively of Stellus Capital Investment Corporation, and not of any of our subsidiaries. None of our subsidiaries will be a guarantor of the Notes, and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. Any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors of our subsidiaries will have priority over our equity interests in such entities (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such entities. Even if we are recognized as a creditor of one or more of these entities, our claims would still be effectively subordinated to any security interests in the assets of any such entity and to any indebtedness or other liabilities of any such entity senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of any of our existing or future subsidiaries, including the SBIC subsidiaries. As of January 8, 2021, our subsidiaries had total indebtedness outstanding of  $176.5 million. Certain of these entities (excluding our SBIC subsidiaries) currently serve as guarantors under our

Credit Facility, and in the future our subsidiaries may incur substantial additional indebtedness, all of which is and would be structurally senior to the Notes.
The indenture under which the Notes will be issued contains limited protection for holders of the Notes.
The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:
•
issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC, which generally prohibit us from incurring additional indebtedness, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such incurrence or issuance;

•
pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes, including subordinated indebtedness, except that we have agreed that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the following two exceptions: (A) we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under Subchapter M of the Code; and (B) this restriction will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months. If Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act were currently applicable to us in connection with this offering, these provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution or purchase;

•
sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•
enter into transactions with affiliates;

•
create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•
make investments; or

•
create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.
Our ability to recapitalize, incur additional debt (including additional debt that matures prior to the maturity of the Notes) and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the market value of the Notes.
Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for, trading levels, and prices of the Notes.
There is no active trading market for the Notes. If an active trading market does not develop for the Notes, you may not be able to sell them.
The Notes are a new issue of debt securities for which there currently is no trading market. We do not intend to list the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, our financial condition, performance and prospects, general economic conditions, including the impact of COVID-19, or other relevant factors. Although the underwriter has informed us that it intends to make a market in the Notes, it is not obligated to do so, and the underwriter may discontinue any market-making in the Notes at any time at its sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop or be maintained for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.
Any default under the agreements governing our indebtedness, including a default under the Credit Facility or other indebtedness to which we may be a party, that is not waived by the required lenders or holders, and the remedies sought by the lenders or holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, as applicable, in the instruments governing our indebtedness (including the Credit Facility), we could be in default under the terms of the agreements governing such indebtedness, including the Notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Credit Facility or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, seek to raise additional capital or seek to obtain waivers from the required lenders under the Credit Facility or other debt that we may incur in the future to avoid being in default. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the

Notes or our other debt. If we breach our covenants under the Credit Facility or our other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders thereof. If this occurs, we would be in default under the Credit Facility or other debt, the lenders or holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations, including the lenders under the Credit Facility, could proceed against the collateral securing the debt. Because the Credit Facility has, the indenture governing the Notes will have, and any future credit facilities will likely have, customary cross-default provisions, if the indebtedness under the Notes, the Credit Facility or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.
We may choose to redeem the Notes when prevailing interest rates are relatively low.
The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes from time to time, especially if prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, and we redeem the Notes, you likely would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.
We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. We would not be able to borrow under our Credit Facility to finance such a repurchase of the Notes, and we expect that any future credit facility would have similar limitations. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. The terms of our Credit Facility provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility at that time and to terminate our Credit Facility. In addition, the occurrence of a Change of Control Repurchase Event enabling the holders of the Notes to require the mandatory purchase of the Notes will constitute an event of default under our Credit Facility, entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility at that time and to terminate our Credit Facility. Our and our subsidiaries’ future financing facilities may contain similar restrictions and provisions. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing the Credit Facility, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our current and future debt instruments, and we may not have sufficient funds to repay any such accelerated indebtedness. See “Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event” in this prospectus supplement for more information.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor the underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our Company, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of the Notes may contain “forward-looking statements.” These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects” and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of Notes involve risks and uncertainties, related to the current COVID-19 pandemic and otherwise, including statements as to:
•
our future operating results;

•
our business prospects and the prospects of our portfolio companies;

•
the effect of investments that we expect to make;

•
our contractual arrangements and relationships with third parties;

•
the dependence of our future success on the general economy and its impact on the industries in which we invest and the impact of the COVID-19 pandemic thereon;

•
the ability of our portfolio companies to achieve their objectives;

•
the use of borrowed money to finance a portion of our investments;

•
our expected financing and investments;

•
the adequacy of our financing sources and working capital;

•
the timing of cash flows, if any, from the operations of our portfolio companies;

•
the ability of Stellus Capital Management to locate suitable investments for us and to monitor and administer our investments;

•
the ability of Stellus Capital Management to attract and retain highly talented professionals;

•
our ability to maintain our qualification as a RIC and as a BDC; and

•
the effect of future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, those risks, uncertainties and other factors we identify under “Supplementary Risk Factors” in this prospectus supplement and under “Risk Factors” in the accompanying prospectus and in our Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and in our other filings with the SEC.
We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from our historical performance. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports or other documents we have filed, or in the future may file, with the SEC, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

FINANCIAL HIGHLIGHTS
The financial highlights of Stellus Capital Investment Corporation for the years ended 2019, 2018, 2017, 2016 and 2015 are as follows:
	For the year ended December 31, 2019	For the year ended December 31, 2018	For the year ended December 31, 2017	For the year ended December 31, 2016	For the year ended December 31, 2015
Per Share Data: (1)
Net asset value at beginning of year/ period	$14.09	$13.81	$13.69	$13.19	$13.94
Net investment income	1.23	1.42	1.21	1.39	1.33
Net change in unrealized appreciation (depreciation) on investments	(0.85)	(0.11)	—	1.49	(0.74)
Net realized gain (loss) on investments	1.07	0.35	0.31	(1.05)	0.03
Tax provision on realized gain on investments	—	(0.02)	—	—	—
Benefit (provision) for taxes on net unrealized gain on investments in taxable subsidiaries	—	—	—	0.03	(0.01)
Total from investment operations	1.45	1.64	1.52	1.86	0.61
Sales Load	(0.06)	—	(0.09)	—	—
Offering Costs	(0.03)	—	(0.02)	—	—
Stockholder distributions from:
Net investment income	(0.54)	(1.03)	(1.20)	(1.36)	(1.33)
Net realized capital gains	(0.82)	(0.33)	(0.16)	—	(0.03)
Other (3)	0.05	—	0.07	—	—
Net asset value at the end of year/period	$14.14	$14.09	$13.81	$13.69	$13.19
Per share market value at end of year/period	$14.23	$12.95	$13.14	$12.06	$9.64
Total return based on market value (4)	21.97%	8.68%	20.29%	42.83%	(7.76)%
Weighted average shares outstanding at the end of period	18,275,696	15,953,571	14,870,981	12,479,959	12,479,961

	For the year ended December 31, 2019	For the year ended December 31, 2018	For the year ended December 31, 2017	For the year ended December 31, 2016	For the year ended December 31, 2015
Ratio/Supplemental Data:
Net assets at the end of year/period	$270,571,173	$224,845,007	$220,247,242	$170,881,785	$164,651,104
Weighted average net assets	$259,020,507	$223,750,302	$195,211,550	$165,189,142	$173,453,813
Annualized ratio of gross operating expenses to net assets (7)(8)	14.11%	13.72%	11.10%	13.2%	11.16%
Annualized ratio of net operating expenses to net assets (7)(8)	14.11%	13.72%	11.10%	13.2%	10.78%
Annualized ratio of interest expense and other fees to net assets (2)	5.78%	5.51%	4.02%	4.84%	3.56%
Annualized ratio of net investment income before fee waiver to net assets (7)(8)	8.64%	10.09%	9.21%	10.71%	9.11%
Annualized ratio of net investment income to net assets (7)(8)	8.64%	10.09%	9.21%	10.71%	9.49%
Portfolio Turnover (5)	23%	32%	48%	16%	29%
Notes Payable	$48,875,000	$48,875,000	$48,875,000	$25,000,000	$25,000,000
Credit Facility Payable	$161,550,000	$99,550,000	$40,750,000	$116,000,000	$109,500,000
SBA-guaranteed debentures	$161,000,000	$150,000,000	$90,000,000	$65,000,000	$65,000,000
Asset Coverage Ratio (6)	2.29x	2.51x	3.46x	2.21x	2.22x

(1)
Financial highlights are based on weighted average shares outstanding as of year/period ended.

The financial highlights of Stellus Capital Investment Corporation for the years ended 2014, 2013 and 2012 are as follows:
	For the year ended December 31, 2014	For the year ended December 31, 2013	For the period from Inception (May 18, 2012) through December 31, 2012
Per Share Data: (1)
Net asset value at beginning of year/period	$14.54	$14.45	$15.00
Net investment income	1.34	1.33	0.11
Change in unrealized appreciation (depreciation)	(0.53)	0.03	(0.01)
Realized gain	0.04	0.09	—
Provision for taxes on unrealized appreciation on investments	(0.02)	—	—
Total from investment operations	0.83	1.45	0.10
Issuance of common shares (2)	—	—	—
Reinvestments of stockholder distributions (2)	—	—	0.01
Sales load	(0.01)	—	(0.41)
Offering costs (2)	—	—	(0.07)
Stockholder distributions from:
Net investment income	(1.31)	(1.36)	(0.18)
Net realized capital gains	(0.12)
Other (3)	0.01	—	—
Net asset value at end of year/period	$13.94	$14.54	$14.45
Per share market value at end of year/period	$11.78	$14.95	16.38
Total return based on market value (4)	(13.09)%	0.42%	10.48%
Weighted average shares outstanding	12,281,178	12,059,293	12,035,023
Ratio/Supplemental Data:
Net assets at end of year/period	$173,949,452	$175,891,514	$173,845,955
Weighted average net assets	$176,458,141	$175,398,660	$173,845,955
Annualized ratio of gross operating expenses to net assets (5)(8)(10)	9.92%	8.65%	5.49%
Annualized ratio of net operating expenses to net assets (5)(9)(10)	9.12%	7.63%	5.50%
Annualized ratio of interest expense and other fees to net assets (5)	3.01%	1.78%	0.26%
Annualized ratio of net investment income before fee waiver to net assets (5)(10)	8.40%	8.11%	4.99%
Annualized ratio of net investment income to net assets (5)(10)	9.19%	9.13%	4.99%
Portfolio Turnover (6)	19%	41%	35%
Notes payable	$25,000,000	—	—
Credit Facility payable	$106,500,000	$110,000,000	$38,000,000
Short-term loan	—	$9,000,000	$45,000,943
SBA Debentures	$16,250,000	—	—
Asset coverage ratio (7)	2.32x	2.48x	4.57x

(1)
Financial highlights are based on weighted average shares outstanding as of period end.

(2)
The per share impact of the Company’s issuance of common shares, reinvestment of stockholder distributions and offering costs has an impact to net assets less than $0.01 per share during the applicable period.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from the sale of  $100,000,000 aggregate principal amount of the Notes in this offering will be approximately $97,700,000 after deducting the underwriting discount of approximately $2,000,000 payable by us and estimated offering expenses of approximately $300,000 payable by us.
We intend to use the net proceeds from this offering to redeem all of the outstanding 2022 Notes and repay a portion of the amount outstanding under the Credit Facility; however, we may re-borrow under our Credit Facility and use such borrowings to invest in lower middle-market companies in accordance with our investment objective and strategies and for working capital and general corporate purposes. The 2022 Notes, which we expect to redeem on February 12, 2021, bear interest at 5.75% per year and have a maturity date of September 15, 2022. As of January 8, 2021 we had $171.0 million in principal amount of indebtedness outstanding under our Credit Facility. Our Credit Facility matures on September 18, 2025, and borrowings under the Credit Facility currently bear interest, at our election, on a per annum basis equal to (i) LIBOR plus 2.50% (or 2.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) with a 0.25% LIBOR floor, or (ii) 1.50% (or 1.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus an alternate base rate based on the highest of  (a) the greater of the Prime Rate and 3.00%, (b) the Federal Funds Effective Rate plus 0.5% and (c) one-month LIBOR plus 1.0%.

SENIOR SECURITIES
Information about our senior securities is shown in the following table for the fiscal years ended December 31, 2019, 2018, 2017, 2016, 2015, 2014, 2013 and 2012. The report of Grant Thornton LLP, our independent registered public accounting firm, on the senior securities table as of December 31, 2019, is attached as an exhibit to the registration statement of which this prospectus is a part.
Class and Year	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
	(In Thousands)
SBA Debentures
Fiscal 2014	$16,250	N/A(6)	—	N/A
Fiscal 2015	$65,000	N/A(6)		N/A
Fiscal 2016	$65,000	N/A(6)	—	N/A
Fiscal 2017	$90,000	N/A(6)	—	N/A
Fiscal 2018	$150,000	N/A(6)	—	N/A
Fiscal 2019	$161,000	N/A(6)	—	N/A
Fiscal 2020 (through September 30, 2020) (unaudited)	$161,000	N/A	—	N/A
Original Credit Facility (7)
Fiscal 2012	$38,000	$3,090	—	N/A
Fiscal 2013	$110,000	$2,470	—	N/A
Fiscal 2014	$106,500	$2,320(6)		N/A
Fiscal 2015	$109,500	$2,220(6)	—	N/A
Fiscal 2016	$116,000	$2,210(6)	—	N/A
Credit Facility
Fiscal 2017	$40,750	$3,460(6)	—	N/A
Fiscal 2018	$99,550	$2,520(6)	—	N/A
Fiscal 2019	$161,550	$2,286(6)	—	N/A
Fiscal 2020 (through September 30, 2020) (unaudited)	$187,000	$2,088	—	N/A
5.75% Notes due 2022
Fiscal 2017	$48,875	$3,460(6)	—	$25.34
Fiscal 2018	$48,875	$2,520(6)	—	$25.18
Fiscal 2019	$48,875	$2,286(6)	—	$25.43
Fiscal 2020 (through September 30, 2020) (unaudited)	$48,875	$2,088	—	$23.18
6.50% Notes due 2019 (8)
Fiscal 2014	$25,000	$2,320(6)	—	$25.41
Fiscal 2015	$25,000	$2,220(6)	—	$25.27
Fiscal 2016	$25,000	$2,210(6)	—	$25.11
Short-Term Loan (5)
Fiscal 2012	$45,000	$3,090	—	N/A
Fiscal 2013	$9,000	$2,470	—	N/A

(1)
Total amount of senior securities outstanding at the end of the period presented.

(2)
Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities and indebtedness not represented by senior securities, in relation to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.

(3)
The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “—“ indicates information which the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)
Average market value per unit for the 2022 Notes and the 6.50% Notes due 2019 represents the average of the daily closing prices as reported on the NYSE during the period presented. Average market value per unit for our SBA Debentures, the Original Credit Facility and the Credit Facility are not applicable because these are not registered for public trading.

(5)
Refers to short-term loans that the Company obtained from Raymond James & Associates, Inc. and repaid in full on January 2, 2013 and January 2, 2014, respectively.

(6)
We have excluded our SBA-guaranteed debentures from the asset coverage calculation as of December 31, 2019, 2018, 2017, 2016, 2015 and 2014 pursuant to the exemptive relief granted by the SEC in August 2014 that permits us to exclude such debentures from the definition of senior securities in the 150% asset coverage ratio we are required to maintain under the 1940 Act.

(7)
On November 13, 2012, we entered into a senior secured revolving credit agreement, by and among us, as the borrower, SunTrust Bank, as the administrative agent, various lenders that are parties thereto from time to time (the “Original Credit Facility”). We terminated the Original Credit Facility on October 11, 2017.

(8)
On September 20, 2017, we redeemed all of the issued and outstanding 6.50% Notes due 2019.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2020:
•
on an actual basis; and

•
on an as-adjusted basis to give effect to the sale of  $100.0 million aggregate principal amount of the Notes and the application of the estimated net proceeds thereof, after deducting the underwriting discount and estimated offering expenses of approximately $2.0 million and $0.3 million, respectively, payable by us. See “Use of Proceeds” in this prospectus supplement.

	As of September 30, 2020
	Actual (Unaudited)	As Adjusted (Unaudited)
	(Dollars in thousands, except per share data)
ASSETS
Cash and cash equivalents	$38,618	$38,618
Non-controlled, non-affiliated investments, at fair value	622,438	622,438
Other assets	2,266	2,266
Total assets	$663,322	$663,322
LIABILITIES
SBA debentures	$158,060	$158,060
2022 Notes payable (1)	48,224	—
Credit Facility payable (1)	184,611	135,786
Notes offered hereby, net of deferred financing costs	—	97,700
Other liabilities	15,878	15,878
Total liabilities	406,772	407,424
NET ASSETS
Common stock, par value $0.001 per share (100,000,000 shares authorized, 19,486,003 shares issued and outstanding)	19	19
Paid-in capital	277,117	277,117
Accumulated undistributed deficit*	(20,586)	(21,238)
Total net assets*	256,550	255,898
Total liabilities and net assets	$663,322	$663,322
Net asset value per common share	$13.17	$13.13

*
As a result of the extinguishment of the 2022 Notes with the use of proceeds from the offering, we expect that net assets will be reduced due to the expense of the amortization of remaining deferred financing fees relating to the 2022 Notes, which totaled approximately $651,000 as of September 30, 2020.

(1)
After September 30, 2020, we borrowed a total of  $23.5 million and repaid a total of  $39.5 million under our Credit Facility, which brought the total amount of indebtedness outstanding under our Credit Facility to $171.0 million in principal amount as of January 8, 2021. We intend to use the net proceeds from this offering to redeem all of the outstanding 2022 Notes and repay a portion of the amount outstanding under the Credit Facility. After giving effect to this offering and such repayment under the Credit Facility, we expect to have $122.2 million of indebtedness outstanding under our Credit Facility. See “Use of Proceeds” in this prospectus supplement.

DESCRIPTION OF THE NOTES
The Notes will be issued under a base indenture, dated as of May 5, 2014, and a third supplemental indenture thereto, to be entered into between us and U.S. Bank National Association, as trustee. We refer to the indenture and the third supplemental indenture collectively as the “indenture” and to U.S. Bank National Association as the “trustee.” The Notes are governed by the indenture, as required by federal law for all bonds and notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Events of Default—Remedies if an Event of Default Occurs” below. Second, the trustee performs certain administrative duties for us with respect to the Notes.
This section includes a summary description of the material terms of the Notes and the indenture. Because this section is a summary, however, it does not describe every aspect of the Notes and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Notes. The base indenture has been attached as an exhibit to the registration statement of which this prospectus supplement is a part and the third supplemental indenture will be attached as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this prospectus supplement, in each case, as filed or as will be filed with the SEC. See “Available Information” in this prospectus supplement for information on how to obtain a copy of the indenture.
General
The Notes will mature on March 30, 2026. The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the Notes is 4.875% per year and will be paid semi-annually in arrears on March 30 and September 30 of each year, commencing September 30, 2021, and the regular record dates for interest payments will be every March 15 and September 15, commencing September 15, 2021. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period will be the period from and including January 14, 2021, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.
The term “business day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
We will issue the Notes in denominations of  $2,000 and integral multiples of  $1,000 in excess thereof. The Notes will not be subject to any sinking fund.
The indenture does not limit the amount of debt (including secured debt) that may be issued by us or our subsidiaries under the indenture or otherwise, but does contain a covenant regarding our asset coverage that would have to be satisfied at the time of our incurrence of additional indebtedness. See “—Other Covenants” and “—Events of Default” below. Other than the foregoing and as described under “—Other Covenants” and “—Events of Default” below, the indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Offer to Repurchase upon a Change of Control Repurchase Event” and “—Merger, Consolidation or Asset Sale” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or if our credit rating declines as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect your investment in the Notes.
We may, without the consent of the holders of the Notes, issue additional notes under the indenture with the same terms (except for the issue date, public offering price, and if applicable,

the initial interest payment date) and with the same CUSIP numbers as the Notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be treated as part of the same issue as the Notes offered hereby for U.S. federal income tax purposes. In addition, we have the ability to issue indenture securities with terms different from the Notes.
We do not intend to list the Notes on any securities exchange or automated dealer quotation system.
Optional Redemption
The Notes may be redeemed in whole or in part at any time or from time to time at our option, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price (as determined by us) equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date: (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points; provided, however, that if we redeem any Notes on or after December 31, 2025 (the date falling three months prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided, further, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.
You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are held in certificate form and are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes. Any exercise of our option to redeem the Notes will be done in compliance with the indenture, the terms of our Credit Facility and, to the extent applicable, the 1940 Act.
If we redeem only some of the Notes, the trustee or, with respect to global securities, DTC will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture and the 1940 Act, to the extent applicable. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.
For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:
“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.
“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Quotation Agent” means a Reference Treasury Dealer selected by us.
“Reference Treasury Dealer” means each of any four primary U.S. government securities dealers selected by us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date. All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the redemption price will be final and binding absent manifest error.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third business day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The redemption price and the Treasury Rate will be determined by us.
Offer to Repurchase upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part (in minimum denominations of  $2,000 and integral multiples of  $1,000 principal amount) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act, we will, to the extent lawful:
(1)
accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)
deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate upon receipt of a company order and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered;provided that each new Note will be in a minimum principal amount of  $2,000 or an integral multiple of  $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of our Credit Facility provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility at that time and to terminate the Credit Facility. In addition, the occurrence of a Change of Control Repurchase Event enabling the holders of the Notes to require the mandatory purchase of the Notes would constitute an event of default under our Credit Facility, entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility at that time and to terminate the Credit Facility. Our and our subsidiaries’ future financing facilities may contain similar provisions or other restrictions. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the Credit Facility and agreements governing other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our current and future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our other debt.
The definition of  “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of  “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:
“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by the Rating Agency on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by the Rating Agency);provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency does not announce or publicly confirm or inform the trustee in writing at its request (acting at the direction of holders of a majority in Principal amount of the Notes) that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Stellus Capital Investment Corporation and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Stellus Capital Corporation or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Stellus Capital Corporation, measured by voting power rather than number of shares; or

(3)
the approval by Stellus Capital Corporation’s stockholders of any plan or proposal relating to the liquidation or dissolution of Stellus Capital Corporation.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of Stellus Capital Investment Corporation, 50% or more of the outstanding equity interests of which are owned by Stellus Capital Investment Corporation and its direct or indirect subsidiaries and of which Stellus Capital Investment Corporation possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“DBRS” means DBRS, Inc. or any successor thereto.
“Investment Grade” means a rating of BBB or better by DBRS (or its equivalent under any successor rating categories of DBRS) (or, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).
“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries or (iii) Stellus Capital Management, any affiliate of Stellus Capital Management or any entity that is managed or advised by Stellus Capital Management or any of their affiliates.
“Rating Agency” means:
(1)
DBRS; and

(2)
if DBRS ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by us as a replacement agency for DRBS.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Global Securities
Each Note will be issued in book-entry form and represented by a global security that we deposit with and register in the name of DTC or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “—Book- Entry Procedures” below.
Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.
Conversion and Exchange
The Notes are not convertible into or exchangeable for other securities.
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on the Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Book-Entry Procedures” below.
Payments on Certificated Securities
In the event the Notes become represented by certificated securities, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date to the holder of the Notes as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York, New York, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate written transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.
Events of Default
You will have rights if an Event of Default occurs in respect of the Notes and the Event of Default is not cured, as described later in this subsection.

The term “Event of Default” in respect of the Notes means any of the following:
•
We do not pay the principal of  (or premium on, if any) any Note when due and payable at maturity;

•
We do not pay interest on any Note when due and payable, and such default is not cured within 30 days of its due date;

•
We remain in breach of any other covenant in respect of the Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding Notes);

•
Default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle, or (c) is not consolidated with Stellus Capital Investment Corporation for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of  $50 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

•
We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days; or

•
On the last business day of each of twenty-four consecutive calendar months, the Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%.

An Event of Default for the Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice to the holders of such default known to the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of  (or premium, if any, on) or interest, if any, on any Note, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes; and provided further that in the case of any default or breach specified in the third bullet point above with respect to the Notes, no such notice shall be given until at least 60 days after the occurrence thereof.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, then and in every case (other than an Event of Default specified in the penultimate bullet point above), the trustee or the holders of not less than 25% in principal amount of the Notes may declare the entire principal amount of all the Notes to be due and immediately payable, but this does not entitle any holder of Notes to any redemption payout or redemption premium. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in the penultimate bullet point above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. In certain circumstances, a declaration of acceleration of maturity pursuant to either of the prior two sentences may be canceled by the holders of a majority in principal amount of the Notes if  (1) we have deposited with the trustee all amounts due and owing with respect to the

Notes (other than principal or any payment that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability satisfactory to it (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:
•
You must give the trustee written notice that an Event of Default has occurred and remains uncured;

•
The holders of at least 25% in principal amount of all the Notes must make a written request that the trustee take action because of the default and must offer the trustee indemnity, security, or both satisfactory to it against the cost and other liabilities of taking that action;

•
The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•
The holders of a majority in principal amount of the Notes must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the Notes may waive any past defaults other than a default:
•
in the payment of principal (or premium, if any) or interest; or

•
in respect of a covenant that cannot be modified or amended without the consent of each holder of the Notes.

Merger, Consolidation or Asset Sale
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•
where we merge out of existence or convey or transfer all or substantially all of our assets, the resulting entity must agree to be legally responsible for our obligations under the Notes;

•
immediately after giving effect to the transaction, no default or Event of Default shall have occurred and be continuing; and

•
we must deliver certain certificates and documents to the trustee.

An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Modification or Waiver
There are three types of changes we can make to the indenture and the Notes issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:
•
change the stated maturity of the principal of  (or premium, if any, on) or any installment of principal of or interest on the Notes;

•
reduce any amounts due on the Notes or reduce the rate of interest on the Notes;

•
reduce the amount of principal payable upon acceleration of the maturity of a Note following a default;

•
change the place or currency of payment on a Note;

•
impair your right to sue for payment;

•
reduce the percentage of holders of Notes whose consent is needed to modify or amend the indenture; and

•
reduce the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of Notes required to satisfy quorum or voting requirements at a meeting of holders of the Notes.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect.
Changes Requiring Majority Approval
Any other change to the indenture and the Notes would require the following approval:
•
if the change affects only the Notes, it must be approved by the holders of a majority in principal amount of the Notes; and

•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent. The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture.
However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to the Notes:
The Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we or any affiliate of ours own any Notes. The Notes will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance” below.
We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture. However, the record date may not be earlier than 30 days before the date of the first solicitation of holders to vote on or take such action and not later than the date such solicitation is completed. If we set a record date for a vote or other action to be taken by holders of the Notes, that vote or action may be taken only by persons who are holders of the Notes on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the Notes or request a waiver.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect with respect to the Notes when:
•
Either

•
all the Notes that have been authenticated have been delivered to the trustee for cancellation; or

•
all the Notes that have not been delivered to the trustee for cancellation:

•
have become due and payable, or

•
will become due and payable at their stated maturity within one year, or

•
are to be called for redemption within one year,

and we, in the case of the first, second and third sub-bullets above, have irrevocably deposited or caused to be deposited with the trustee, as trust, funds in trust solely for the benefit of the holders of the Notes, in amounts as will be sufficient, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such Notes not previously delivered to the trustee for cancellation (in the case of Notes that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;
•
we have paid or caused to be paid all other sums payable by us under the indenture with respect to the Notes; and

•
we have delivered to the trustee an officers’ certificate and legal opinion, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture and the Notes have been complied with.

Defeasance
The following provisions will be applicable to the Notes. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture relating to the Notes.

Covenant Defeasance
Under current U.S. federal income tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, the following must occur:
•
Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;

•
We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit;

•
We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•
Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments; and

•
No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance
The Notes are subject to full defeasance. Full defeasance means that we can legally release ourselves from all payment and other obligations on the Notes, subject to the satisfaction of certain conditions, including, but not limited to that (a) we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling, or (b) there is a change in U.S. federal income tax law, in either case to the effect that the holders of the Notes and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (called “full defeasance”), and that we put in place the following other arrangements for you to be repaid:
•
Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;

•
We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit;

•
We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•
Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments; and

•
No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Other Covenants
In addition to any other covenants described in this prospectus supplement and the accompanying prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment and related matters, the following covenants will apply to the Notes:
•
We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional indebtedness, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such incurrence or issuance.

•
We agree that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the two other exceptions set forth below. These statutory provisions of the 1940 Act are not currently applicable to us and will not be applicable to us as a result of this offering. However, if Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act were currently applicable to us in connection with this offering, these provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase. Under the covenant, we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under Subchapter M of the Code. Furthermore, the covenant will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months.

•
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable GAAP.

Form, Exchange and Transfer of Certificated Registered Securities
If registered Notes cease to be issued in book-entry form, they will be issued:
•
only in fully registered certificated form;

•
without interest coupons; and

•
unless we indicate otherwise, in denominations of  $2,000 and amounts that are multiples of  $1,000.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $2,000.
Holders may exchange or transfer their certificated securities at the corporate trust office of the trustee. We have appointed the trustee to act as our agent for registering Notes in the names of holders transferring Notes. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax (including a withholding tax) or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.
If registered Notes are issued in book-entry form, only the depositary will be entitled to transfer and exchange the Notes as described in this subsection, since it will be the sole holder of the Notes.
Resignation of Trustee
The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Governing Law
The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.
Indenture Provisions—Ranking
The Notes will be our direct unsecured obligations and will rank:
•
pari passu with our existing and future unsecured, unsubordinated indebtedness, including the 2022 Notes;

•
senior to any series of preferred stock that we may issue in the future;

•
senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;

•
effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Credit Facility; and
•
structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and any other future subsidiaries of the Company, including, without limitation, the SBIC subsidiaries.

The Trustee under the Indenture
U.S. Bank National Association serves as the trustee, paying agent, and security registrar under the indenture.
Book-Entry Procedures
The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.
The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for each issuance of the Notes, in the aggregate principal amount thereof, and will be deposited with DTC. Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s Ratings Services’ rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.
Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.
To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Redemption proceeds, distributions, and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriter take any responsibility for its accuracy.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes certain material U.S. federal income tax consequences of acquiring, owning and disposing of the Notes. The discussion is based upon the Code; current, temporary and proposed U.S. Treasury Regulations issued thereunder (the “Treasury Regulations”); the legislative history of the Code; IRS rulings, pronouncements, interpretations and practices; and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. This discussion is limited to persons purchasing the Notes for cash at original issue and at the offering price on the cover page of this prospectus supplement. Furthermore, this discussion assumes that each holder holds the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). It does not reflect every possible tax outcome or consequence that could result from acquiring, owning or disposing of the Notes. For example, special rules not discussed here may apply to you if you are:
•
a broker-dealer, dealer or trader in securities or currencies;

•
a controlled foreign corporation;

•
a passive foreign investment company;

•
an S corporation;

•
a bank, thrift or other financial institution;

•
a RIC, a real estate investment trust or other financial conduit entity (or shareholder of such entity);

•
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;

•
an insurance company;

•
a tax-exempt organization, retirement plan, individual retirement account or tax deferred account;

•
subject to the alternative minimum tax provisions of the Code;

•
holding the Notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•
holding the Notes through a partnership or other pass-through entity;

•
a “United States person” (within the meaning of the Code) whose “functional currency” is not the U.S. dollar; or

•
a U.S. expatriate or former long-term resident.

This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Notes subject to the special tax accounting rules under Section 451(b) of the Code. In addition, this discussion does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. This discussion also does not address any U.S. federal tax consequences, such as the estate tax or gift tax, other than U.S. federal income tax consequences. You should consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences, which may result from your acquisition, ownership or disposition of the Notes.
As used herein, “U.S. holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of the Code) that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If any entity treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of an owner of such entity generally will depend upon the status of the owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the entity’s purchase, ownership and disposition of the Notes. This discussion does not address the special treatment under U.S. federal income tax law that could result if we invested in tax-exempt securities or certain other investment assets. For purposes of this discussion, “non-U.S. holder” means a beneficial owner of the Notes that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
Prospective holders considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal tax laws to their individual circumstances, as well as any consequences to such holders relating to purchasing, owning and disposing of the Notes under the laws of any other taxing jurisdiction.
U.S. Holders
If you are not a U.S. holder, this section does not apply to you.
Interest.   The following discussion assumes that the Notes will be issued with no original issue discount or a de minimis amount of original issue discount for U.S. federal income tax purposes. A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the Notes in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or other taxable disposition of the Notes.    A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note (or a portion thereof) generally will be the U.S. holder’s cost therefor. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the Notes for more than one year at the time of such disposition. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.
Additional tax on net investment income.    An additional surtax at a rate of 3.8% is imposed on the amount of  “net investment income,” in the case of an individual, or undistributed “net investment income,” in the case of an estate or trust (other than a charitable trust), which exceeds certain threshold amounts. “Net investment income” as defined for this purpose generally includes interest payments and gain recognized from the sale or other taxable disposition of the Notes. U.S. holders should consult their own tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the Notes.
Information reporting and backup withholding.    A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest and principal payments on the Notes or proceeds upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and any of the following is true:

•
such U.S. holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•
the IRS notifies the payor that such U.S. holder furnished an incorrect TIN;

•
such U.S. holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•
such U.S. holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.
Non-U.S. Holders
If you are not a non-U.S. holder, this section does not apply to you.
Interest.    Subject to the discussion below concerning FATCA, interest paid to a non-U.S. holder on its Notes that is not effectively connected with such non-U.S. holder’s conduct of a United States trade or business (and, if any applicable treaty so provides, is not attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) will not be subject to U.S. federal withholding tax, provided that:
•
such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•
such holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership;

•
such holder is not a bank that received such Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
either (1) the non-U.S. holder certifies, prior to the payment of interest, in a statement provided to us or the paying agent generally on IRS Form W-8BEN, or IRS Form W-8BEN-E, under penalties of perjury, that it is not a “United States person” (within the meaning of the Code) and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the non-U.S. holder certifies to us or the paying agent, prior to the payment of interest, under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement generally on IRS Form W-8BEN, or IRS Form W-8BEN-E, under penalties of perjury, that such holder is not a United States person and provides us or the paying agent with a copy of such statement or (3) the non-U.S. holder holds its Note directly through a “qualified intermediary” and certain conditions are satisfied.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-U.S. holder’s conduct of a United States trade or business and the non-U.S. holder provides us with appropriate certification (as discussed below under the caption “— United States trade or business”).
Subject to the discussion below under “— United States trade or business,” if a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS

Form W-8BEN or an IRS Form W-8BEN-E (or applicable successor form) and claim the reduction or exemption on the form.
Sale or other taxable disposition of the Notes.   Subject to the discussion below concerning FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a Note so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a United States trade or business (or, if a tax treaty applies, the gain is not attributable to a United States permanent establishment maintained by such non-U.S. holder) and (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are not met. A non-U.S. holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder’s gain realized on a Note.
United States trade or business.   If interest paid on a Note or gain from a disposition of a Note is effectively connected with a non-U.S. holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to U.S. federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is timely provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a Note or gain from a disposition of a Note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.
Backup withholding and information reporting.   A non-U.S. holder generally will not be subject to backup withholding and information reporting with respect to payments that we make to the non-U.S. holder, provided that we do not have actual knowledge or reason to know that such holder is a “United States person,” within the meaning of the Code, and the non-U.S. holder has given us the statement described above under “Non-U.S. Holders—Interest.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of the Notes (including a retirement or redemption of such Notes) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to the non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.
A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act.   Sections 1471 through 1474 of the Code and the Treasury Regulations and other published guidance promulgated thereunder (which are commonly referred to as “FATCA”) generally impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless additional certification, information reporting and other specified requirements are satisfied (including, in the case of a foreign financial institution, entering into an agreement to, among other requirements, identify financial accounts owned by certain of its direct and indirect U.S. investors). Failure to comply with the FATCA reporting requirements could result in withholding tax being imposed on payments of interest and sales proceeds to foreign intermediaries and certain non-U.S. holders. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. While existing Treasury Regulations would require FATCA withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has recently released proposed regulations that eliminated this requirement. Pursuant to these proposed regulations, a taxpayer may (but is not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed regulations are rescinded. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. If payment of this withholding tax is made, holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction, if any. We will not pay additional amounts to holders of the Notes in respect of any amounts withheld. Prospective holders should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes.

UNDERWRITING
Raymond James & Associates, Inc. is acting as the sole underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement dated January 11, 2021 between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the $100,000,000 aggregate principal amount of Notes.
The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Notes are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriting agreement provides that the underwriter will purchase all of the Notes if any of the Notes are purchased. We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the Notes, subject to its acceptance of the Notes from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriter has agreed to purchase the Notes from us at 98.0% of the aggregate principal amount of the Notes, which will result in aggregate proceeds to us of approximately $97.7 million, after deducting the underwriting discount and the estimated offering expenses payable by us.
Commissions and Discounts
An underwriting discount of 2.0% per Note will be paid by us. The underwriter has advised us that it proposes initially to offer some of the Notes to the public at the public offering price on the cover of this prospectus supplement and may offer some of the Notes to certain other Financial Institution Regulatory Authority, Inc. (FINRA) members at that price less a concession not in excess of 0.400% of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the total underwriting discount that we are to pay to the underwriter in connection with this offering.
	Per Note	Total
Public offering price	100.0%	$100,000,000
Underwriting discount	2.0%	$2,000,000
Proceeds, before expenses, to us	98.0%	$98,000,000
The expenses of the offering, not including the underwriting discount, are estimated at $300,000 and are payable by us.
No Sales of Similar Securities
Subject to certain exceptions, we have agreed for a period of 90 days after the date of this prospectus supplement to not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by us that are substantially similar to the Notes or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by us that are substantially similar to the Notes, or file any registration statement under the Securities Act with respect to any of the foregoing without first obtaining the written consent of Raymond James & Associates, Inc. This consent may be given at any time without public notice.
Listing
We do not intend to list the Notes on any securities exchange or automated dealer quotation system.

We have been advised by the underwriter that it presently intends to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriter is not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriter without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
Stabilization
In connection with the offering, the underwriter may purchase and sell Notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of Notes than required to be purchased in this offering. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter participating in this offering, or by its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a limited principal amount of the Notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or the underwriter and should not be relied on by investors.
Other Relationships
The underwriter and its affiliates have provided in the past and may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us, our portfolio companies or our affiliates for which they have received or will be entitled to receive separate fees. In particular, the underwriter or its affiliates may execute transactions with us, on behalf of us, any of our portfolio companies or our affiliates. In addition, the underwriter or its affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to us, our portfolio companies or our affiliates.
The underwriter or its affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to us, any of our portfolio companies or our affiliates.

After the date of this prospectus supplement, the underwriter and its affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the underwriter and its affiliates in the ordinary course of their respective business and not in connection with the offering of the Notes. In addition, after the offering period for the sale of the Notes, the underwriter or its affiliates may develop analyses or opinions related to us or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding us to our noteholders or any other persons.
In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
The principal business address of the underwriter is as follows: Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716.
Alternative Settlement Cycle
We expect that delivery of the Notes will be made against payment therefor on or about January 14, 2021, which will be the third business day following the date of pricing of the Notes (such settlement cycle being herein referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the second business day before delivery thereof will be required, by virtue of the fact that the Notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.
Other Jurisdictions
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
Certain legal matters regarding the Notes offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters regarding the Notes offered hereby will be passed upon for Raymond James by Dechert LLP.
AVAILABLE INFORMATION
This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the Notes we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement or otherwise incorporated by reference as an exhibit thereto, please see the copy of the contract or document that has been filed or incorporated by reference. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed or incorporated by reference as an exhibit is qualified in all respects by such exhibit.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at http://www.stelluscapital.com and intend to make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. You may also obtain such information, free of charge, by contacting us in writing at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations or by email at info@stelluscapital.com. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at http://www.sec.gov.    Information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE
We incorporate by reference in this prospectus supplement the documents listed below and any future reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:
•
our Annual Report on Form 10-K for fiscal year ended December 31, 2019, filed with the SEC on March 3, 2020;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2020

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020;

•
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on July 31, 2020;

•
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on October 30, 2020; and

•
our Current Reports on Form 8-K, filed with the SEC on April 21, 2020, May 18, 2020, June 26, 2020, and September 21, 2020.

Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.
To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS
Stellus Capital Investment Corporation
Common Stock
Preferred Stock
Subscription Rights
Debt Securities
Warrants
We may offer, from time to time in one or more offerings, up to $200,000,000 of our common stock, preferred stock, subscription rights, debt securities or warrants to purchase common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities.” Our securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our securities may be offered directly to one or more purchasers through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of such securities.
We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, or the 1940 Act. Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating below investment grade (i.e., below BBB or Baa), which are often referred to as “junk.”
On June 19, 2019, the last reported sale price of our common stock on the New York Stock Exchange was $14.04. We are required to determine the net asset value per share of our common stock on a quarterly basis. On March 31, 2019, our net asset value per share was $14.32.
Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their net asset value. If our shares trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers in this offering. We are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below then-current net asset value per share of our common stock if our board of directors determines that such sale is in our best interests, and if our stockholders approve such sale. At our 2018 annual meeting of stockholders, our stockholders voted to allow us to issue common stock at a price below net asset value per share for the period ending on the earlier of the one-year anniversary of the date of the Company’s 2018 Annual Meeting of Stockholders and the date of the Company’s 2019 Annual Meeting of Stockholders, scheduled for June 27, 2019. The proposal approved by our stockholders did not specify a maximum discount below net asset value at which we are able to issue our common stock, although the number of shares sold in each offering may not exceed 25% of our outstanding common stock immediately prior to such sale. We are seeking similar approval at our 2019 Annual Meeting of Stockholders. We cannot issue shares of our common stock below net asset value unless our board of directors determines that it would be in our and our stockholders’ best interests to do so. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. In addition, continuous sales of common stock below net asset value may have a negative impact on total returns and could have a negative impact on the market price of our shares of common stock. See “Sales of Common Stock Below Net Asset Value.”
Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of the material risks of investing in our common stock in “Risk Factors” beginning on page 17 of this prospectus.
This prospectus and the accompanying prospectus supplement contain important information you should know before investing in our common stock. Please read this prospectus and the accompanying prospectus supplement before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or SEC. The SEC also maintains a website at http://www.sec.gov that contains such information. This information is also available free of charge by contacting us at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations, or by calling us collect at (713) 292-5400 or on our website at www.stelluscapital.com (under the Public Investors section). Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus or the accompanying prospectus supplement.
The Securities and Exchange Commission has not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 21, 2019

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using the “shelf” registration process. Under the shelf registration process, we may offer, from time to time, up to $200,000,000 of our securities on terms to be determined at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and any accompanying prospectus supplement together with the additional information described under “Risk Factors” and “Available Information” before you make an investment decision.
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any accompanying supplement to this prospectus. You must not rely on any unauthorized information or representations not contained in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying prospectus supplement is accurate as of the dates on their covers. Our financial condition, results of operations and prospects may have changed since that date. To the extent required by law, we will amend or supplement the information contained in this prospectus and any accompanying prospectus supplement to reflect any material changes to such information subsequent to the date of the prospectus and any accompanying prospectus supplement and prior to the completion of any offering pursuant to the prospectus and any accompanying prospectus supplement.

ii

PROSPECTUS SUMMARY
This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read the more detailed information set forth under “Risk Factors” and the other information included in this prospectus and any prospectus supplement carefully.
Except as otherwise indicated, the terms “we,” “us,” “our,” and the “Company” refer to Stellus Capital Investment Corporation; and “Stellus Capital Management” refers to our investment adviser and administrator, Stellus Capital Management, LLC.
Stellus Capital Investment Corporation
We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company, or “BDC”, under the Investment Company Act of 1940, or the “1940 Act.” We originate and invest primarily in private middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien, second lien, unitranche and mezzanine debt financing, with corresponding equity co-investments. Unitranche debt is typically structured as first lien loans with certain risk characteristics of mezzanine debt. Mezzanine debt includes senior unsecured and subordinated loans.
Our investment activities are managed by our investment adviser, Stellus Capital Management, an investment advisory firm led by Robert T. Ladd and its other senior investment professionals. We source investments primarily through the extensive network of relationships that the senior investment professionals of Stellus Capital Management have developed with financial sponsor firms, financial institutions, middle-market companies, management teams and other professional intermediaries. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating which is often referred to as “junk.”
Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. We seek to achieve our investment objective by:
•
accessing the extensive origination channels that have been developed and established by the Stellus Capital Management investment professionals that include long-standing relationships with private equity firms, commercial banks, investment banks and other financial services firms;

•
investing in what we believe to be companies with strong business fundamentals, generally within our core middle-market company focus;

•
focusing on a variety of industry sectors, including business services, energy, general industrial, government services, healthcare, software and specialty finance;

•
focusing primarily on directly originated transactions;

•
applying the disciplined underwriting standards that the Stellus Capital Management investment professionals have developed over their extensive investing careers; and

•
capitalizing upon the experience and resources of the Stellus Capital Management investment team to monitor our investments.

In addition, on October 23, 2013, we received an exemptive order, or the “Prior Order”, from the SEC to co-invest with private funds managed by Stellus Capital Management where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). On December 18, 2018, we received a new exemptive order, or the “Order”, that supersedes the Prior Order and permits us greater flexibility to enter into co-investment transactions. The Order expands on the Prior Order and allows us to co-invest with additional types of private funds, other BDCs, and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, subject to the conditions included therein. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objectives and strategies. We co-invest, subject to the conditions included in the Order, with private credit funds managed by Stellus Capital Management that have an investment strategy that is similar to or identical to our investment strategy, and we may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management in the future. We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification.
As a BDC, we are required to comply with regulatory requirements, including limitations on our use of debt. Prior to June 28, 2018, we were only allowed to employ leverage to the extent that our asset coverage, as defined in the 1940 Act, was equal to at least 200% after giving effect to such leverage. On March 23, 2018, the Small Business Credit Availability Act, or the “SBCAA”, was signed into law, which included various changes to regulations under the federal securities laws that impact BDCs. The SBCAA included changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances. On April 4, 2018, our board of directors, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the board of directors, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. The board of directors also approved the submission of a proposal to approve the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, which was approved by shareholders at the Company’s 2018 annual meeting of stockholders. As a result, the asset coverage ratio test applicable to the Company was decreased from 200% to 150%, effective June 28, 2018. In other words, prior to the enactment of the SBCAA, a BDC could borrow $1.00 for investment purposes for every $1.00 of investor equity. Now, for those BDCs, like the Company, that satisfy the Act’s approval and disclosure requirements, the BDC can borrow $2.00 for investment purposes for every $1.00 of investor equity.
The SBCA provides that in order for a BDC whose common stock is traded on a national securities exchange to be subject to 150% Asset Coverage, the BDC must either obtain: (i) approval of the required majority of its non-interested directors who have no financial interest in the proposal, which would become effective one year after the date of such approval, or (ii) obtain stockholder approval (of more than 50% of the votes cast for the proposal at a meeting in which quorum is present), which would become effective on the first day after the date of such stockholder approval.
The amount of leverage that we employ will depend on our assessment of market conditions and other factors at the time of any proposed borrowing, such as the maturity, covenant package and rate structure of the proposed borrowings, our ability to raise funds through the issuance of our securities and the risks of such borrowings within the context of our investment outlook. Ultimately, we only intend to use leverage if the expected returns from borrowing to make investments will exceed the cost of such borrowings. For more information about the expected amount of and costs associated with our borrowings, see “Fees and Expenses” in this prospectus.
We have elected and qualified to be treated for federal income tax purposes as a regulated investment company, or “RIC,” under Subchapter M of the Internal Revenue Code, or the “Code”. As a RIC, we generally will not have to pay corporate-level federal income taxes on any net ordinary income or capital gains that we distribute to our stockholders as dividends if we meet certain source-of-income, distribution and asset diversification requirements.
SBIC License
Our wholly owned subsidiary holds a license to operate as a small business investment company, or SBIC. Our wholly-owned SBIC subsidiary’s SBIC license allows it to obtain leverage by issuing SBA-guaranteed debentures up to a maximum of $150 million under current SBIC regulations, subject to required capitalization of the SBIC subsidiary and other requirements. The principal amount of SBA-guaranteed debentures is not required to be paid prior to maturity but may be prepaid at any time without penalty. We believe that the SBA-guaranteed debentures are an attractive source of debt capital.

Portfolio Composition
Our investments generally range in size from $5.0 million to $30.0 million, and we may also selectively invest in larger positions. We generally expect that the size of our positions will increase in proportion to the size of our capital base. Pending such investments, we may reduce our outstanding indebtedness or invest in cash, cash equivalents, U.S. government securities and other high-quality debt investments with a maturity of one year or less. In the future, we may adjust opportunistically the percentage of our assets held in various types of loans, our principal loan sources and the industries to which we have greatest exposure, based on market conditions, the credit cycle, available financing and our desired risk/return profile.
The following table provides a summary of our portfolio investments as of March 31, 2019:
As of March 31, 2019
($ in millions)
Number of investments in portfolio companies	55
Fair value(a)	$517.4
Cost	$520.1
% of portfolio at fair value – first lien debt(b)	61%
% of portfolio at fair value – second lien debt	28%
% of portfolio at fair value – unsecured debt	5%
% of portfolio at fair value – equity	6%
Weighted-average annual yield(c)	10.7%

(a)
As of March 31, 2019, $442.1 million of our debt investments at fair value were at floating interest rates, which represented approximately 91% of our total portfolio of debt investments at fair value. As of March 31, 2019, $43.7 million of our debt investments at fair value were at fixed interest rates, which represented approximately 9% of our total portfolio of debt investments at fair value.

(b)
Includes unitranche investments, which account for 20.2% of our portfolio at fair value.

(c)
The weighted average yield on all of our debt investments as of March 31, 2019, was approximately 10.7%, of which approximately 10.2% was current cash interest. The weighted average yield of our debt investments is not the same as a return on investment for our stockholders but, rather, relates to a portion of our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates for all of our debt investments, which represents the interest rate on our debt investments restated as an interest rate payable annually in arrears and is computed including cash and payment in kind, or PIK interest, as well as accretion of original issue discount. There can be no assurance that the weighted average yield will remain at its current level.

Leverage
Credit Facility.   We have entered into a senior secured revolving credit agreement, dated as of October 10, 2017, as amended on March 28, 2018 and August 2, 2018, with ZB, N.A., dba Amegy Bank and various other leaders, or the “Credit Facility”. The Credit Facility, as amended, provides for borrowings up to a maximum of $180.0 million on a committed basis with an accordion feature that allows the Company to increase the aggregate commitments up to 195.0 million, subject to new or existing lenders agreeing to participate in the increase and other customary conditions. Borrowings under the Credit Facility bear interest, subject to our election, on a per annum basis equal to (i) LIBOR plus 2.50% (or 2.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) with no LIBOR floor or (ii) 1.50% (or 1.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus an alternate base rate based on the highest of the Prime Rate, Federal Funds Rate plus 0.5% or one month LIBOR plus 1.0%. We pay unused commitment fees of 0.50% per annum on the unused lender commitments. Interest is payable quarterly in arrears. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on October 10, 2021. Our obligations to the lenders are secured by a first priority security interest in its portfolio of securities and cash not held at the SBIC subsidiary, but excluding short term investments. As of March 31, 2019, we had approximately $76.1 million outstanding under the Credit Facility.
5.75% Notes.   On August 21, 2017, we issued $42.5 million in aggregate principal amount of 5.75% fixed-rate notes due 2022, or the “2022 Notes” and issued an additional $6.4 million in aggregate principal amount of the 2022 Notes pursuant to a full exercise of the underwriters’ overallotment option. The 2022 Notes will mature on September 15, 2022, and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after September 15, 2019 at a redemption price equal to 100% of the outstanding principal, plus accrued and unpaid interest. As of March 31, 2019, we had $48.9 million of 2022 Notes outstanding.
SBA-guaranteed Debentures.   Due to the SBIC subsidiary’s status as a licensed SBIC, we have the ability to issue debentures guaranteed by the SBA at favorable interest rates. As of March 31, 2019, the SBIC subsidiary had $150.0 million of SBA-guaranteed debentures outstanding.
Stellus Capital Management
Stellus Capital Management manages our investment activities and is responsible for analyzing investment opportunities, conducting research and performing due diligence on potential investments, negotiating and structuring our investments, originating prospective investments and monitoring our investments and portfolio companies on an ongoing basis.
The senior investment professionals of Stellus Capital Management have an average of over 29 years of investing, corporate finance, restructuring, consulting and accounting experience and have worked together at several companies. The Stellus Capital Management investment professionals have a wide range of experience in middle-market investing, including originating, structuring and managing loans and debt securities through market cycles. The Stellus Capital Management investment professionals continue to provide investment sub-advisory services to D. E. Shaw & Co., L.P. and its associated investment funds, or the “D. E. Shaw group”, with respect to an approximately $15 million investment portfolio (as of March 31, 2019) in middle-market companies pursuant to sub-advisory arrangements.
In addition to serving as our investment adviser and the sub-advisor to the D. E. Shaw group as noted above, Stellus Capital Management currently manages private credit funds that have an investment strategy that is similar to or identical to our investment strategy and energy private equity funds. We received exemptive relief from the SEC to co-invest with investment funds managed by Stellus Capital Management (other than the D. E. Shaw group funds) where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the Order. We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification. We will not co-invest with the energy private equity funds, as the energy private equity funds focus on predominantly equity-related investments, and we focus on predominantly credit-related investments. In addition, we will not co-invest with D.E. Shaw group funds.
Stellus Capital Management is headquartered in Houston, Texas, and also maintains offices in the Washington, D.C. area and Charlotte, North Carolina.
Market Opportunity
We originate and invest primarily in private middle-market companies through first lien, second lien, unitranche and mezzanine debt financing, with a corresponding equity co-investment. We believe the environment for investing in middle-market companies is attractive for several reasons, including:
Robust Demand for Debt Capital.   We believe that private equity firms have significant committed but uncalled capital, a large portion of which is still available for investment in the United States. We expect the large amount of uninvested capital commitments will drive buyout activity over the next several years, which should, in turn, create lending opportunities for us. In addition to increased buyout activity, a high volume of senior secured and high yield debt was originated in the calendar years 2011 through 2013 and will come due in the near term and, accordingly, we believe that new financing opportunities will increase as many companies seek to refinance this indebtedness.

Attractive Environment to Lend To Middle-Market Companies.   The current strength of the U.S. economy provides an attractive environment to lend to middle-market companies. The U.S. services and manufacturing sector continues to show strong growth and profitability, allowing middle market companies to continue to service their debt and prudently borrow to support growth initiatives and mergers and acquisitions activity. This dynamism, coupled with ample capital from private equity firms to support middle market companies, is creating a large population of credit worthy companies looking for debt capital.
Attractive Deal Pricing and Structures.   We believe that the pricing of middle-market debt investments is higher, and the terms of such investments are more conservative, compared to larger liquid, public debt financings, due to the more limited universe of lenders as well as the highly negotiated nature of these financings. These transactions tend to offer stronger covenant packages, higher interest rates, lower leverage levels and better call protection compared to larger financings. In addition, middle-market loans typically offer other investor protections such as default penalties, lien protection, change of control provisions and information rights for lenders.
Specialized Lending Requirements.   Lending to middle-market companies requires in-depth diligence, credit expertise, restructuring experience and active portfolio management. We believe that several factors render many U.S. financial institutions ill-suited to lend to middle-market companies. For example, based on the experience of Stellus Capital Management’s investment professionals, lending to middle-market companies in the United States (a) is generally more labor intensive than lending to larger companies due to the smaller size of each investment and the fragmented nature of the information available with respect to such companies, (b) requires specialized due diligence and underwriting capabilities, and (c) may also require more extensive ongoing monitoring by the lender. We believe that, through Stellus Capital Management, we have the experience and expertise to meet these specialized lending requirements.
Competitive Strengths
We believe that the following competitive strengths will allow us to achieve positive returns for our investors:
Experienced Investment Team.   Through our investment adviser, Stellus Capital Management, we have access to the experience and expertise of the Stellus Capital Management investment professionals, including its senior investment professionals who have an average of over 29 years of investing, corporate finance, restructuring, consulting and accounting experience and have worked together at several companies. The Stellus Capital Management investment professionals have a wide range of experience in middle-market investing, including originating, structuring and managing loans and debt securities through market cycles. We believe the members of Stellus Capital Management’s investment professionals are proven and experienced, with extensive capabilities in leveraged credit investing, having participated in these markets for the predominant portion of their careers. We believe that the experience and demonstrated ability of the Stellus Capital Management investment team to complete transactions enhances the quantity and quality of investment opportunities available to us.
Established, Rigorous Investment and Monitoring Process.   The Stellus Capital Management investment professionals have developed an extensive review and credit analysis process. Each investment that is reviewed by Stellus Capital Management is brought through a structured, multi-stage approval process. In addition, Stellus Capital Management takes an active approach in monitoring all investments, including reviews of financial performance on at least a quarterly basis and regular discussions with management. Stellus Capital Management’s investment and monitoring process and the depth and experience of its investment professionals should allow it to conduct the type of due diligence and monitoring that enables it to identify and evaluate risks and opportunities.
Demonstrated Ability to Structure Investments Creatively.   Stellus Capital Management has the expertise and ability to structure investments across all levels of a company’s capital structure. Furthermore, we believe that current market conditions will allow us to structure attractively priced debt investments and may allow us to incorporate other return-enhancing mechanisms such as commitment fees, original issue discounts, early redemption premiums, payment-in-kind, or “PIK,” interest or some form of equity securities.

Resources of Stellus Capital Management Platform.   We have access to the resources and capabilities of Stellus Capital Management, which has 17 investment professionals, including Robert T. Ladd, Dean D’Angelo, Joshua T. Davis and Todd A. Overbergen, who are supported by eight managing directors, two vice presidents and three analysts. These individuals have developed long-term relationships with middle-market companies, management teams, financial sponsors, lending institutions and deal intermediaries by providing flexible financing throughout the capital structure. We believe that these relationships provide us with a competitive advantage in identifying investment opportunities in our target market. We also expect to benefit from Stellus Capital Management’s due diligence, credit analysis, origination and transaction execution experience and capabilities, including the support provided with respect to those functions by Mr. Huskinson, who serves as our chief financial officer and chief compliance officer, and his staff of ten finance and operations professionals.
Risk Factors
An investment in our securities is subject to risks. The following is a summary of the principal risks that you should carefully consider before investing in our securities. In addition, see “Risk Factors” beginning on page 18 of this prospectus to read about factors you should consider before deciding to invest in our securities.
•
We are dependent upon key personnel of Stellus Capital Management for our future success. If Stellus Capital Management were to lose any of its key personnel, our ability to achieve our investment objective could be significantly harmed.

•
Our business model depends to a significant extent upon strong referral relationships. Any inability of Stellus Capital Management to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

•
Our financial condition, results of operations and cash flows will depend on our ability to manage our business effectively.

•
There are significant potential conflicts of interest that could negatively affect our investment returns.

•
The incentive fee structure we have with Stellus Capital Management may create incentives that are not fully aligned with the interests of our stockholders.

•
We will be subject to corporate-level income tax and may default under the Credit Facility if we are unable to maintain our qualification as a RIC under Subchapter M of the Code.

•
Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital and, as a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.

•
Because we finance our investments with borrowed money, the potential for gain or loss on amounts invested in us is magnified and may increase the risk of investing in us.

•
Because we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income.

•
Adverse developments in the credit markets may impair our ability to borrow money.

•
Most of our portfolio investments are recorded at fair value as determined in good faith by our board of directors and, as a result, there may be uncertainty as to the value of our portfolio investments.

•
Our ability to enter into transactions with our affiliates will be restricted, which may limit the scope of investments available to us.

•
The involvement of our interested directors in the valuation process may create conflicts of interest.

•
There are conflicts related to other arrangements with Stellus Capital Management.

•
If we fail to maintain our status as a BDC, our business and operating flexibility could be significantly reduced.

•
The effect of global climate change may impact the operations of our portfolio companies.

•
Existing stockholders may incur dilution if, in the future, we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock.

Conflicts of Interests
We may have conflicts of interest arising out of the investment advisory activities of Stellus Capital Management, including those described below.
Our investment strategy includes investments in secured debt (including first lien, second lien and unitranche) and mezzanine debt (including senior unsecured and subordinated debt), as well as related equity securities of private middle-market companies. Stellus Capital Management also manages, and in the future may manage, other investment funds, accounts or investment vehicles that invest or may invest in assets eligible for purchase by us. For example, Stellus Capital Management currently manages private credit funds that have an investment strategy that is similar to or identical to our investment strategy. Stellus Capital Management also provides non-discretionary advisory services to the D. E. Shaw group, pursuant to sub-advisory arrangements, with respect to a private investment fund and a strategy of a private multi-strategy investment fund (collectively with the D. E. Shaw group fund, the “D. E. Shaw group funds”) to which the D. E. Shaw group serves as investment adviser that have an investment strategy similar to our investment strategy. Our investment policies, fee arrangements and other circumstances may vary from those of other investment funds, accounts or investment vehicles managed by Stellus Capital Management.
In addition, on October 23, 2013, we received the Prior Order from the SEC to co-invest with private funds managed by Stellus Capital Management where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). On December 18, 2018, we received the Order that supersedes the Prior Order and permits us greater flexibility to enter into co-investment transactions. The Order expands on the Prior Order and allows us to co-invest with additional types of private funds, other BDCs, and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, subject to the conditions included therein. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objectives and strategies. We co-invest, subject to the conditions included in the Order, with private credit funds managed by Stellus Capital Management that have an investment strategy that is similar to or identical to our investment strategy, and we may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management in the future. We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification.
In the course of our investing activities, we pay management and incentive fees to Stellus Capital Management. We have entered into an investment advisory agreement with Stellus Capital Management that provides that these fees are based on the value of our gross assets. Because these fees are based on the value of our gross assets, Stellus Capital Management will benefit when we incur debt or use leverage. This fee structure may encourage Stellus Capital Management to cause us to borrow money to finance additional investments. Our board of directors is charged with protecting our interests by monitoring how Stellus Capital Management addresses these and other conflicts of interests associated with its management services and compensation. While our board of directors is not expected to review or approve each investment decision, borrowing or incurrence of leverage, our independent directors will periodically review Stellus Capital Management’s services and fees as well as its portfolio management decisions and portfolio performance. See “Risk Factors — The incentive fee structure we have with Stellus Capital Management may create incentives that are not fully aligned with the interests of our stockholders.”
Stellus Capital Management may from time to time incur expenses in connection with investments to be made on our behalf and on behalf of other investment funds, accounts and investment vehicles managed by Stellus Capital Management. Stellus Capital Management will allocate such expenses on a pro rata basis according to the participation in a transaction, subject to oversight by our board of directors.
Corporate Information
Our principal executive offices are located at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, and our telephone number is (713) 292-5400. We maintain a website located at www.stelluscapital.com (under the Public Investors section). Information on our website is not incorporated into or a part of this prospectus or any accompanying prospectus supplement and you should not consider information on our website to be part of this prospectus or any accompanying prospectus.
Recent Developments
Exercise of Underwriter’s Option
On April 11, 2019, we issued 202,149 shares of common stock through the underwriter’s partial exercise of their option to purchase additional shares subsequent to our secondary offering (see Note 4). Gross proceeds totaled $2.9 million and underwriting and other expenses totaled $0.1 million. We used the net proceeds to pay off a portion of our outstanding borrowings under our Credit Facility.
Investment Portfolio
On April 11, 2019, we invested $8.0 million in the first lien term loan of Munch’s Supply LLC, a wholesale distributor of HVAC equipment, parts, and supplies primarily to dealers and contractors. Additionally, we committed $2.2 million in the unfunded delayed draw term loan, and we invested $0.5 million in the equity of the company.
On April 17, 2019, we received full repayment on the second lien term loan of U.S. Auto Sales, Inc. for total proceeds of $4.5 million.
On April 26, 2019, we invested $10.0 million in the first lien term loan of Whisps Brands, an importer of Italian cheese and a leading cheese manufacturer. Additionally, we invested $0.5 million in the equity of the company.
On April 30, 2019, we received full repayment on the second lien term loan of Livingston International, Inc. for total proceeds of $6.8 million.
On May 1, 2019, we invested $4.8 million in the first lien term loan of Exacta Land Surveyors, LLC, an existing portfolio company. Additionally, we invested $0.2 million in the equity of the company.
On May 2, 2019, we received full repayment on the second lien term loan of Magdata Intermediate Holdings, LLC for total proceeds of $15.1 million, including a $0.3 million prepayment fee.
On May 6, 2019, we invested $7.6 million in NS412, LLC, a provider of online curricula for health with a focus on weight loss. Additionally, we invested $0.8 million in the equity of the company.
Credit Facility
The outstanding balance under the Credit Facility as of June 19, 2019 was $77.8 million.
Dividend Declared
On April 11, 2019, the Company’s board of directors declared a regular monthly dividend for each of April, May and June 2019 as follows:
Declared	Ex-Dividend Date	Record Date	Payment Date	Amount per Share
4/11/2019	4/29/2019	4/30/2019	5/15/2019	$0.1133
4/11/2019	5/30/2019	5/31/2019	6/14/2019	$0.1133
4/11/2019	6/27/2019	6/28/2019	7/15/2019	$0.1133

THE OFFERING
We may offer, from time to time, up to $200,000,000 of our securities, on terms to be determined at the time of the offering. Our securities may be offered at prices and on terms to be disclosed in one or more prospectus supplements.
Our securities may be offered directly to one or more purchasers by us or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will disclose the terms of the offering, including the name or names of any agents or underwriters involved in the sale of our securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities directly or through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our securities.
Set forth below is additional information regarding the offering of our securities:
Use of Proceeds
We plan to use the net proceeds of this offering to make new investments in portfolio companies in accordance with our investment objective and strategies as described in this prospectus and for general working capital purposes. We may also use a portion of the net proceeds to reduce any of our outstanding borrowings. Pending such use, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our BDC election and our election to be taxed as a RIC. See “Use of Proceeds.”
Investment Advisory Agreement
We will pay Stellus Capital Management a fee for its services under the investment advisory agreement. This fee consists of two components: a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 1.75% of our gross assets, including assets purchased with borrowed funds or other forms of leverage (including preferred stock, public and private debt issuances, derivative instruments, repurchase agreements and other similar instruments or arrangements) and excluding cash and cash equivalents. The base management fee will be payable quarterly in arrears.
The incentive fee, which provides Stellus Capital Management with a share of the income that it generates for us, consists of two parts. The first part, which is calculated and payable quarterly in arrears, equals 20.0% of our “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a hurdle rate of 2.0% per quarter for the benefit of Stellus Capital Management, and is subject to a “catch-up” feature for the benefit of Stellus Capital Management. The second part is calculated and payable in arrears as of the end of each calendar year (or, upon termination of the investment advisory agreement, as of the termination date) and equals 20.0% of our aggregate cumulative realized capital gains from inception through the end of each calendar year, computed net of aggregate cumulative realized capital losses and aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid capital gain incentive fees. See “Management Agreements — Management Fee and Incentive Fee.”

Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under our administration agreement, and any interest expense and any distributions paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, or OID, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash. However, the portion of such incentive fee that is attributable to deferred interest (such as PIK interest or OID) will be paid to Stellus Capital Management, together with interest thereon from the date of deferral to the date of payment, only if and to the extent we actually receive such interest in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write-off or similar treatment of the investment giving rise to any deferred interest accrual. Stellus Capital Management has agreed to permanently waive any interest accrued on the portion of the incentive fee attributable to deferred interest (such as PIK interest or OID).
New York Stock Exchange symbol
“SCM” (common stock)
“SCA” (2022 Notes)
Trading at a discount
Shares of closed-end investment companies, including business development companies, frequently trade in the secondary market at a discount to their net asset values. The risk that our shares may trade at a discount to our net asset value is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade above, at or below net asset value. See “Risk Factors — Shares of closed-end investment companies, including business development companies, frequently trade at a discount from their net asset value.”
Leverage
We expect to continue to use leverage to make investments. As a result, we may continue to be exposed to the risks of leverage, which include that leverage may be considered a speculative investment technique. The use of leverage magnifies the potential for gain and loss on amounts we invest and therefore, indirectly, increases the risks associated with investing in shares of our common stock. See “Risk Factors.”
Our current borrowings include:
•
our 2022 Notes, of which $48.9 million were outstanding as of March 31, 2019;

•
our Credit Facility, of which $76.1 million was outstanding as of March 31, 2019; and

•
our SBA-Guaranteed debentures, of which $150.0 million were outstanding as of March 31, 2019.

Distributions
We generally intend to pay monthly distributions to our stockholders out of assets legally available for distribution. Our monthly distributions, if any, will be determined by our board of directors.
Taxation
We have elected to be treated for U.S. federal income tax purposes as a RIC. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our qualification as a RIC and the associated tax benefits, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our net ordinary income and net short-term capital gains, if any, in excess of our net long-term capital losses. See “Distributions.”
Dividend reinvestment plan
We have adopted a dividend reinvestment plan for our stockholders, which is an “opt out” dividend reinvestment plan. Under this plan, if we declare a cash distribution to our stockholders, the amount of such distribution will be automatically reinvested in additional shares of our common stock unless a stockholder specifically “opts out” of our dividend reinvestment plan. If a stockholder opts out, that stockholder will receive cash distributions. Stockholders who receive distributions in the form of shares of common stock generally will be subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their distributions in cash, but will not receive any corresponding cash distributions with which to pay any applicable taxes. See “Dividend Reinvestment Plan.”
Administration Agreement
The administration agreement requires us to reimburse Stellus Capital Management for our allocable portion (subject to the review of our board of directors) of overhead and other expenses, including furnishing us with office facilities and equipment and providing clerical, bookkeeping, record keeping and other administrative services at such facilities, and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs. To the extent that Stellus Capital Management outsources any of its functions, we will pay the fees associated with such functions on a direct basis, without incremental profit to Stellus Capital Management. See “Management Agreements — Administration Agreement.”
License arrangements
We have entered into a license agreement with Stellus Capital Management under which Stellus Capital Management has granted us a non-exclusive, royalty-free license to use the name “Stellus Capital.” For a description of the license agreement, see “Management Agreements — License Agreement.”

Custodian and transfer agent
ZB, N.A., dba Amegy Bank, serves as our custodian and our transfer and distribution paying agent and registrar. See “Custodian, Transfer and Dividend Paying Agent and Registrar.”
Anti-takeover provisions
Our charter and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from making an acquisition proposal for us. These anti-takeover provisions may inhibit a change in control in circumstances that could give the holders of our common stock the opportunity to realize a premium over the market price for our common stock. See “Description of Capital Stock.”
Available information
We are required to file periodic reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at http://www.sec.gov.
We maintain a website at www.stelluscapital.com (under the Public Investors section) and make all of our annual, quarterly and current reports, proxy statements and other information available, free of charge, on or through our website. Information on our website is not incorporated into or part of this prospectus or any prospectus supplement and should not be relied upon as such. You may also obtain such information free of charge by contacting us in writing at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in our common stock will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Moreover, the information set forth below does not include any transaction costs and expenses that investors will incur in connection with each offering of our securities pursuant to this prospectus. As a result, investors are urged to read the “Fees and Expenses” table contained in any corresponding prospectus supplement to fully understand the actual transaction costs and expenses they will incur in connection with each such offering. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or that “we” will pay fees or expenses, common stockholders will indirectly bear such fees or expenses.
Stockholder Transaction Expenses:
Sales load (as a percentage of offering price)	—%(1)
Offering expenses (as a percentage of offering price)	—%(2)
Dividend reinvestment plan expenses	—(3)
Total Stockholder Transaction Expenses (as a percentage of offering price)	—%(4)
Annual Expenses (as percentage of net assets attributable to common stock):
Base management fees	3.32%(5)
Incentive fees payable under the investment advisory agreement	2.05%(6)
Interest payments on borrowed funds	4.76%(7)
Other expenses	2.13%(8)
Total annual expenses	12.26%

(1)
In the event that our securities are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.

(2)
In the event that we conduct an offering of our securities, a corresponding prospectus supplement will disclose the estimated offering expenses. Our common stockholders will bear, directly or indirectly, the expenses of any offering of our securities, including debt securities.

(3)
The expenses of the dividend reinvestment plan are included in “Other expenses.” See “Dividend Reinvestment Plan.”

(4)
Total stockholder transaction expenses may include sales load and will be disclosed in a future prospectus supplement, if any.

(5)
Our base management fee, payable quarterly in arrears, is 1.75% of our gross assets, including assets purchased with borrowed amounts or other forms of leverage (including traditional and effective leverage such as preferred stock, public and private debt issuances, derivative instruments, repurchase agreements and other similar instruments or arrangements) and excluding cash and cash equivalents and is based on the base management fee incurred for the three months ended March 31, 2019, annualized for a full year.

(6)
This item represents the incentive fee payable to Stellus Capital Management based on the actual amounts earned on our “pre-incentive fee net investment income” for the three months ended March 31, 2019 annualized for a full year.

The incentive fee consists of two components, ordinary income and capital gains:
The ordinary income component, which is payable quarterly in arrears, equals 20.0% of the excess, if any, of our “pre-incentive fee net investment income” over a 2.0% quarterly hurdle rate, expressed as a rate of return on the value of our net assets attributable to our common stock, and a “catch-up” provision, measured as of the end of each calendar quarter. Under this provision, in any calendar quarter, our investment adviser receives no incentive fee until our net investment income equals the hurdle rate of 2.0% but then receives, as a “catch-up,” 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.5% subject to a total return requirement and deferral of non-cash amounts. The effect of the “catch-up” provision is that, subject to the total return and deferral provisions discussed below, if pre-incentive fee net investment income exceeds 2.5% in any calendar quarter, Stellus Capital Management will receive 20.0% of our pre-incentive fee net investment income as if a hurdle rate did not apply. The ordinary income component of the incentive fee is computed on income that may include interest that is accrued but not yet received in cash. The foregoing ordinary income component of the incentive fee is subject to a total return requirement, which provides that no incentive fee in respect of the Company’s pre-incentive fee net investment income is payable except to the extent 20.0% of the cumulative net increase in net assets resulting from operations (as defined below) over the then current and 11 preceding calendar quarters exceeds the cumulative incentive fees accrued and/or paid for the 11 preceding calendar quarters. In other words, any ordinary income incentive fee that is payable in a calendar quarter will be limited to the lesser of (i) 20.0% of the amount by which our pre-incentive fee net investment income for such calendar quarter exceeds the 2.0% hurdle, subject to the “catch-up” provision, and (ii) (x) 20.0% of the cumulative net increase in net assets resulting from operations for the then current and 11 preceding calendar quarters minus (y) the cumulative incentive fees accrued and/or paid for the 11 preceding calendar quarters.
For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the sum of pre-incentive fee net investment income, realized gains and losses and unrealized appreciation and depreciation of the Company for the then current and 11 preceding calendar quarters. In addition, the portion of such incentive fee that is attributable to deferred interest (sometimes referred to as payment-in-kind interest, or PIK, or original issue discount, or OID) will be paid to Stellus Capital Management, together with interest thereon from the date of deferral to the date of payment, only if and to the extent we actually receive such interest in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write-off or similar treatment of the investment giving rise to any deferred interest accrual. Any reversal of such accounts would reduce net income for the quarter by the net amount of the reversal (after taking into account the reversal of incentive fees payable) and would result in a reduction and possibly elimination of the incentive fees for such quarter. There is no accumulation of amounts on the hurdle rate from quarter to quarter, and accordingly, there is no clawback of amounts previously paid if subsequent quarters are below the quarterly hurdle, and there is no delay of payment if prior quarters are below the quarterly hurdle.
The capital gains component of the incentive fee equals 20.0% of our “Incentive Fee Capital Gains,” if any, which equals our aggregate cumulative realized capital gains from inception through the end of each calendar year, computed net of our aggregate cumulative realized capital losses and our aggregate cumulative unrealized capital depreciation, less the aggregate amount of any previously paid capital gain incentive fees. The second component of the incentive fee is payable, in arrears, at the end of each calendar year (or upon termination of the investment advisory agreement, as of the termination date). We will record an expense accrual relating to the capital gains component of the incentive fee payable by us to Stellus Capital Management when the unrealized gains on our investments exceed all realized capital losses on our investments given the fact that a capital gains incentive fee would be owed to Stellus Capital Management if we were to liquidate our investment portfolio at such time. The actual incentive fee payable to our investment adviser related to capital gains is determined and payable in arrears at the end of each fiscal year and includes only realized capital gains for the period. See “Management Agreements — Management Fee and Incentive Fee.”
(7)
Interest payments on borrowed funds represent our estimated annual interest payments based on the effective interest rate of borrowings under our Credit Facility, the SBA-guaranteed debentures and the 2022 Notes as of March 31, 2019, and assuming borrowings of $48.9 million of 2022 Notes outstanding, $150.0 million in SBA-guranteed debentures and assuming that we begin the twelve-month period with $76.1 million of borrowings under our Credit Facility and we increase borrowings under our Credit Facility in the third quarter of such period by $22.2 million and by an additional $23.5 million in the fourth quarter. Interest expense is calculated based upon the amounts outstanding on the Credit Facility bearing interest at a weighted average interest rate of 5.10%, amounts outstanding on the 2022 Notes at an interest rate of 5.75% and our SBA-guaranteed debentures bearing interest at a weighted average interest rate of 3.40%, each as of March 31, 2019. Non-use commitment fees of 1.00% related to the Credit Facility is based upon unused commitments as of March 31, 2019. The amount of leverage that we employ, and our interest expenses on such leverage, at any particular time will depend on, among other things, our board of directors’ assessment of market and other factors at the time of any proposed borrowing.
(8)
Includes our overhead expenses, including payments under the administration agreement based on our allocable portion of overhead and other expenses incurred by Stellus Capital Management. See “Management Agreements — Administration Agreement.”

Example
The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in us. In calculating the following expense amounts, we have assumed that our annual operating expenses would remain at the levels set forth in the table above. The examples assume no sales load. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return (none of which is subject to a capital gains incentive fee)	$99	$282	$447	$789
While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the investment management agreement, which, assuming a 5% annual return, would either not be payable or would have a de minimis effect, is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. For example, if we assumed that we received our 5.0% annual return completely in the form of net realized capital gains on our investments, which results in a capital gains incentive fee earned, the projected dollar amount of total cumulative expenses set forth in the above illustration and the capital gains incentive fee would be as follows:
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return (all of which is subject to capital gains incentive fee)	$118	$330	$511	$862
While the examples assume reinvestment of all distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the distribution payable to a participant by (a) 95% of the market price per share of our common stock at the close of trading on the payment date fixed by our board of directors or (b) the average purchase price of all shares of common stock purchased by the administrator of the dividend reinvestment plan in the event shares are purchased in the open market to satisfy the share requirements of the dividend reinvestment plan, which may be at, above or below net asset value.
These examples and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

SELECTED FINANCIAL DATA
The following selected financial data for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 set forth below was derived from our financial statements which have been audited by Grant Thornton LLP, our independent registered public accounting firm and the selected financial data for the three months ended March 31, 2019 and 2018 is derived from our unaudited financial statements but, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the financial condition and operating results for such interim periods. Interim results as of and for the three months ended March 31, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019. The data should be read in conjunction with our financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this report.
Statement of Operations Data	For the three months ended March 31, 2019	For the three months ended March 31, 2018	For the year ended December 31, 2018	For the year ended December 31, 2017	For the year ended December 31, 2016	For the year ended December 31, 2015	For the year ended December 31, 2014
Total investment income	$13,834,929	$10,911,781	$53,266,338	$39,648,193	$39,490,197	$35,158,559	$32,324,847
Total expenses, net of fee waiver	$9,501,270	$6,436,402	$30,629,801	$21,677,433	$22,177,996	$18,611,431	$15,812,750
Net investment income	$4,333,659	$4,475,379	$22,636,537	$17,970,760	$17,312,201	$16,547,128	$16,512,097
Net increase in net assets resulting from operations	$10,142,443	$7,343,929	$26,194,578	$22,613,257	$23,199,062	$7,670,536	$10,179,142
Per Share Data:
Net asset value	$14.32	$13.81	$14.09	$13.81	$13.69	$13.19	$13.94
Net investment income	$0.27	$0.28	$1.42	$1.21	$1.39	$1.33	$1.34
Net increase in net assets resulting from operations	$0.62	$0.46	$1.64	$1.52	$1.86	$0.61	$0.83
Distributions declared	$0.34	$0.34	$1.36	$1.36	$1.36	$1.36	$1.36
Balance Sheet Data	As of March 31, 2019	As of March 31, 2018	As of December 31, 2018	As of December 31, 2017	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Investments at fair value	$517,411,814	$431,299,720	$504,483,668	$371,839,772	$365,625,891	$349,017,697	$315,965,434
Cash and cash equivalents	$23,843,646	$45,494,363	$17,467,146	$25,110,718	$9,194,129	$10,875,790	$2,046,563
Total assets(2)	$545,201,890	$480,943,867	$526,287,251	$400,260,855	$379,878,729	$365,368,412	$323,776,402
Total liabilities(2)	$277,402,646	$258,680,735	$301,442,244	$180,013,613	$208,996,944	$200,717,308	$149,826,950
Total net assets	$267,799,244	$222,263,132	$224,845,007	$220,247,242	$170,881,785	$164,651,104	$173,949,452
Other Data:
Number of portfolio companies at period end	55	52	57	48	45	39	32
Weighted average yield on debt investments at period end(1)(3)	10.7%	11.1	10.9%	10.8%	11.0%	10.6%	10.9%

(1)
Computed using the effective interest rates for all of our debt investments, including accretion of original issue discount.

(2)
ASU No. 2015-03 — Simplifying the Presentation of Debt Issuance Costs was effective for the quarter ended March 31, 2016. Total assets and total liabilities for the periods prior to the effective date have been modified from their respective filings to conform to this presentation.

(3)
The weighted average yield of our debt investments is not the same as a return on investment for our stockholders, rather, relates to a portion of our investment portfolio and is calculated before the payment of all of our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates for all of our debt investment restated as an interest rate payable annually in arrears and is computed including cash and payment in kind, or PIK interest, as well as accretion of original issue discount.

RISK FACTORS
Investing in our securities involves a number of significant risks. Before you invest in our securities, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus and any accompanying prospectus supplement, before you decide whether to make an investment in our securities. Because we are a BDC, there may be special risks associated with investing in our securities, including risks associated with investing in a portfolio of small and developing or financially troubled businesses. The risks below include risks associated with investments in the Company specifically, as well as risks generally associated with investment in a company with investment objectives, investment policies, capital structure, or trading markets similar to the Company’s. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, our net asset value and the trading price of our securities could decline, and you may lose all or part of your investment.
Risks Relating to our Business and Structure
We are dependent upon key personnel of Stellus Capital Management for our future success. If Stellus Capital Management were to lose any of its key personnel, our ability to achieve our investment objective could be significantly harmed.
We depend on the diligence, skill and network of business contacts of the investment professionals of Stellus Capital Management to achieve our investment objective. Stellus Capital Management’s team of investment professionals evaluates, negotiates, structures, closes and monitors our investments in accordance with the terms of our investment advisory agreement. We can offer no assurance, however, that Stellus Capital Management’s investment professionals will continue to provide investment advice to us.
Stellus Capital Management’s investment committee, which provides oversight over our investment activities, is provided to us by Stellus Capital Management under the investment advisory agreement. Stellus Capital Management’s investment committee consists of five members, including Messrs. Ladd, D’Angelo and Davis, each a member of our board of directors, Mr. Huskinson, our chief financial officer and chief compliance officer and the chief financial officer of Stellus Capital Management, and Mr. Overbergen, an investment professional of Stellus Capital Management. The loss of any member of Stellus Capital Management’s investment committee may limit our ability to achieve our investment objective and operate our business. This could have a material adverse effect on our financial condition, results of operations and cash flows.
Our business model depends to a significant extent upon strong referral relationships. Any inability of Stellus Capital Management to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.
We depend upon Stellus Capital Management to maintain its relationships with private equity sponsors, placement agents, investment banks, management groups and other financial institutions, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. If Stellus Capital Management fails to maintain such relationships, or to develop new relationships with other sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom Stellus Capital Management has relationships are not obligated to provide us with investment opportunities, and we can offer no assurance that these relationships will generate investment opportunities for us in the future.
Our financial condition, results of operations and cash flows will depend on our ability to manage our business effectively.
Our ability to achieve our investment objective will depend on our ability to manage our business and to grow our investments and earnings. This will depend, in turn, on Stellus Capital Management’s ability to identify, invest in and monitor portfolio companies that meet our investment criteria. The achievement of our investment objective on a cost-effective basis will depend upon Stellus Capital Management’s execution of our investment process, its ability to provide competent, attentive and efficient services to us and, to a lesser extent, our access to financing on acceptable terms. Stellus Capital Management’s investment professionals will have substantial responsibilities in connection with the management of other investment funds, accounts and investment vehicles. The personnel of Stellus Capital Management may be called upon to provide managerial assistance to our portfolio companies. These activities may distract them from sourcing new investment opportunities for us or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.
There are significant potential conflicts of interest that could negatively affect our investment returns.
The members of Stellus Capital Management’s investment committee serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts, or investment vehicles managed by Stellus Capital Management. Similarly, Stellus Capital Management may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of us or our stockholders. For example, Stellus Capital Management currently manages private credit funds that have an investment strategy that is similar to or identical to our investment strategy, and with which we intend to co-invest. Stellus Capital Management also provides sub-advisory services to the D. E. Shaw group with respect to a private investment fund and a strategy of a private multi-strategy investment fund to which the D. E. Shaw group serves as investment adviser that have an investment strategy similar to our investment strategy.
In addition, there may be times when Stellus Capital Management, members of its investment committee or its other investment professionals have interests that differ from those of our stockholders, giving rise to a conflict of interest. In particular, private investment funds for which Stellus Capital Management provides investment advisory services hold minority equity interests in certain of the portfolio companies in which we hold debt investments. As a result, Stellus Capital Management, members of its investment committee or its other investment professionals may face conflicts of interest in connection with making business decisions for these portfolio companies to the extent that such decisions affect the debt and equity holders in these portfolio companies differently. In addition, Stellus Capital Management may face conflicts of interests in connection with making investment or other decisions, including granting loan waivers or concessions, on our behalf with respect to these portfolio companies given that they also provide investment advisory services to a private investment fund that holds the equity interests in these portfolio companies. Although our investment adviser will endeavor to handle these investment and other decisions in a fair and equitable manner, we and the holders of the shares of our common stock could be adversely affected by these decisions. Moreover, given the subjective nature of the investment and other decisions made by our investment adviser on our behalf, we are unable to monitor these potential conflicts of interest between us and our investment adviser; however, our board of directors, including the independent directors, reviews conflicts of interest in connection with its review of the performance of our investment adviser.
The senior investment professionals and other investment team members of Stellus Capital Management may, from time to time, possess material non-public information, limiting our investment discretion.
The senior investment professionals and other investment team members of Stellus Capital Management, including members of Stellus Capital Management’s investment committee, may serve as directors of, or in a similar capacity with, portfolio companies in which we invest, the securities of which are purchased or sold on our behalf. In the event that material nonpublic information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on us.

Our management and incentive fees may induce Stellus Capital Management to incur additional leverage.
Generally, the management and incentive fees payable by us to Stellus Capital Management may create an incentive for Stellus Capital Management to use the additional available leverage if this proposal is approved. For example, the fact that the base management fee that we pay to Stellus Capital Management is payable based upon our gross assets (which includes any borrowings for investment purposes) may encourage Stellus Capital Management to use leverage to make additional investments. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns. Under certain circumstances, the use of additional leverage may increase the likelihood of our default on our borrowings, which would disfavor holders of our common stock.
In addition, because the incentive fee on net investment income is calculated as a percentage of our net assets subject to a hurdle, having additional leverage available may encourage Stellus Capital Management to use leverage to increase the leveraged return on our investment portfolio. To the extent additional leverage is available at favorable rates, Stellus Capital Management could use leverage to increase the size of our investment portfolio to generate additional income, which may make it easier to meet the incentive fee hurdle. Our adoption of the reduced minimum asset coverage will allow us to incur additional leverage above the previous 1940 Act limitations. As a result, the incentives for Stellus Capital Management to cause us to use additional leverage may be greater.
Our board of directors is charged with protecting our interests by monitoring how Stellus Capital Management addresses these and other conflicts of interests associated with its management services and compensation. While our board of directors is not expected to review or approve each investment decision, borrowing or incurrence of leverage, our independent directors will periodically review Stellus Capital Management’s services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our independent directors will consider whether our fees and expenses (including those related to leverage) remain appropriate.
Our incentive fee may induce Stellus Capital Management to make speculative investments.
We pay Stellus Capital Management an incentive fee based, in part, upon net capital gains realized on our investments. Unlike that portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. Additionally, under the incentive fee structure, Stellus Capital Management may benefit when capital gains are recognized and, because Stellus Capital Management will determine when to sell a holding, Stellus Capital Management will control the timing of the recognition of such capital gains. As a result, Stellus Capital Management may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.
We may be obligated to pay Stellus Capital Management incentive compensation even if we incur a loss and may pay more than 20.0% of our net capital gains because we cannot recover payments made in previous years.
Stellus Capital Management is entitled to incentive compensation for each fiscal quarter in an amount equal to a percentage of the excess of our investment income for that quarter (before deducting incentive compensation) above a threshold return for that quarter and subject to a total return requirement. The general effect of this total return requirement is to prevent payment of the foregoing incentive compensation except to the extent 20.0% of the cumulative net increase in net assets resulting from operations over the then current and 11 preceding calendar quarters exceeds the cumulative incentive fees accrued and/or paid for the 11 preceding calendar quarters. Consequently, we may pay an incentive fee if we incurred losses more than three years prior to the current calendar quarter even if such losses have not yet been recovered in full. Thus, we may be required to pay Stellus Capital Management incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter. If we pay an incentive fee of 20.0% of our realized capital gains (net of all realized capital losses and unrealized capital depreciation on a cumulative basis) and thereafter experience additional realized capital losses or unrealized capital depreciation, we will not be able to recover any portion of the incentive fee previously paid.

We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.
A number of entities compete with us to make the types of investments that we make. We compete with public and private funds, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, we believe some of our competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source-of-income, asset diversification and distribution requirements we must satisfy to maintain our RIC qualification. The competitive pressures we face may have a material adverse effect on our business, financial condition, results of operations and cash flows. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.
With respect to the investments we make, we do not seek to compete based primarily on the interest rates we offer, and we believe that some of our competitors may make loans with interest rates that are lower than the rates we offer. With respect to all investments, we may lose some investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we may experience decreased net interest income, lower yields and increased risk of credit loss. We may also compete for investment opportunities with investment funds, accounts and investment vehicles managed by Stellus Capital Management. Although Stellus Capital Management will allocate opportunities in accordance with its policies and procedures, allocations to such investment funds, accounts and investment vehicles will reduce the amount and frequency of opportunities available to us and may not be in the best interests of us and our stockholders.
We will be subject to corporate-level income tax and may default under our revolving credit facility if we are unable to maintain our tax treatment as a RIC under Subchapter M of the Code.
To maintain our tax treatment as a RIC under Subchapter M of the Code, we must meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if we distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our stockholders on an annual basis. Because we incur debt, we will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to maintain our tax treatment as a RIC. If we are unable to obtain cash from other sources, we may fail to maintain our tax treatment as a RIC and, thus, may be subject to corporate-level income tax. To maintain our tax treatment as a RIC, we must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of our tax treatment as a RIC. Because most of our investments are in private or thinly-traded public companies, any such dispositions may be made at disadvantageous prices and may result in substantial losses. No certainty can be provided, that we will satisfy the asset diversification requirements or the other requirements necessary to maintain our qualification and tax treatment as a RIC. If we fail to maintain our tax treatment as a RIC for any reason and become subject to corporate income tax, the resulting corporate income taxes could substantially reduce our net assets, the amount of income available for distributions to our stockholders and the amount of funds available for new investments. Furthermore, if we fail to maintain our tax treatment as a RIC, we may be in default under the terms of the Credit Facility. Such a failure could have a material adverse effect on us and our stockholders.

We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.
For U.S. federal income tax purposes, we include in income certain amounts that we have not yet received in cash, such as the accrual of original issue discount. This may arise if we receive warrants in connection with the making of a loan and in other circumstances, or through contracted PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount, which could be significant relative to our overall investment activities, and increases in loan balances as a result of contracted PIK arrangements are included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash.
Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirement to distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to maintain our tax treatment as a RIC. In such a case, we may have to sell some of our investments at times we would not consider advantageous or raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain such cash from other sources, we may fail to maintain our tax treatment as a RIC and thus be subject to corporate-level income tax. See “Material U.S. Federal Income Tax Considerations — Taxation as a RIC.”
PIK interest payments we receive will increase our assets under management and, as a result, will increase the amount of base management fees and incentive fees payable by us to Stellus Capital Management.
Certain of our debt investments may contain provisions providing for the payment of PIK interest. Because PIK interest results in an increase in the size of the loan balance of the underlying loan, the receipt by us of PIK interest will have the effect of increasing our assets under management. As a result, because the base management fee that we pay to Stellus Capital Management is based on the value of our gross assets, the receipt by us of PIK interest will result in an increase in the amount of the base management fee payable by us. In addition, any such increase in a loan balance due to the receipt of PIK interest will cause such loan to accrue interest on the higher loan balance, which will result in an increase in our pre-incentive fee net investment income and, as a result, an increase in incentive fees that are payable by us to Stellus Capital Management.
Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.
We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we are permitted as a BDC that has satisfied certain requirements to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 150% of our gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we would not be able to borrow additional funds until we were able to comply with the 150% asset coverage ratio applicable to us under the 1940 Act. Also, any amounts that we use to service our indebtedness would not be available for distributions to our common stockholders. If we issue senior securities, we will be exposed to typical risks associated with leverage, including an increased risk of loss.
We are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below then-current net asset value per share of our common stock if our board of directors determines that such sale is in our best interests, and if our stockholders approve such sale. A proposal, approved by our stockholders at our 2018 annual stockholders meeting, authorizes us to sell shares equal to up to 25% of our outstanding common stock of our common stock below the then current net asset value per share of our common stock in one or more offerings. This authorization will expire on the earlier of June 28, 2019, the one year anniversary of our 2018 annual stockholders meeting, or the date of our 2019 annual stockholders meeting. The proposal approved by our stockholders did not specify a maximum discount below net asset value at which we are able to issue our common stock, although the number of shares sold in each offering may not exceed 25% of our outstanding common stock immediately prior to such sale. We would need similar future approval from our stockholders to issue shares below the then current net asset value per share any time after the expiration of the current approval. In addition, we intend to distribute between 90% and 100% of our taxable income to our stockholders in order to satisfy the requirements applicable to RICs under Subchapter M of the Code. Consequently, we may not have the funds or the ability to fund new investments, to make additional investments in our portfolio companies, to fund our unfunded commitments to portfolio companies or to repay borrowings. In addition, the illiquidity of our portfolio investments may make it difficult for us to sell these investments when desired and, if we are required to sell these investments, we may realize significantly less than their recorded value. In addition, we cannot issue shares of our common stock below net asset value unless our board of directors determines that it would be in our and our stockholders’ best interests to do so. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. In addition, continuous sales of common stock below net asset value may have a negative impact on total returns and could have a negative impact on the market price of our shares of common stock. If we raise additional funds by issuing common stock, then the percentage ownership of our stockholders at that time will decrease, and you may experience dilution.
Because we finance our investments with borrowed money, the potential for gain or loss on amounts invested in us is magnified and may increase the risk of investing in us.
The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in our securities. If we continue to use leverage to partially finance our investments through banks, insurance companies and other lenders, you will experience increased risks of investing in our common stock. Lenders of these funds have fixed dollar claims on our assets that are superior to the claims of our common stockholders, and we would expect such lenders to seek recovery against our assets in the event of a default. We, through our SBIC subsidiary, intend to issue debt securities guaranteed by the SBA and sold in the capital markets. Upon any such issuance of debt securities and as a result of its guarantee of the debt securities, if any, the SBA would also have fixed dollar claims on the assets of our SBIC subsidiary that are superior to the claims of our common stockholders.
Upon the issuance of any debt securities guaranteed by the SBA, if we are unable to meet the financial obligations under the 2022 Notes or the Credit Facility, the SBA, as a creditor, would have a superior claim to the assets of our SBIC subsidiary over our stockholders in the event we liquidate or the SBA exercises its remedies under such debentures as the result of a default by us.
In addition, under the terms of the Credit Facility and any borrowing facility or other debt instrument we may enter into, we are likely to be required to use the net proceeds of any investments that we sell to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged, thereby magnifying losses or eliminating our stake in a leveraged investment. Similarly, any decrease in our revenue or income will cause our net income to decline more sharply than it would have had we not borrowed. Such a decline would also negatively affect our ability to make distributions with respect to our common stock. Our ability to service any debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. Moreover, as the base management fee payable to Stellus Capital Management is payable based on the value of our gross assets, including those assets acquired through the use of leverage, Stellus Capital Management will have a financial incentive to incur leverage, which may not be consistent with our stockholders’ interests. In addition, our common stockholders bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the base management fee payable to Stellus Capital Management.

As a BDC that has received the required shareholder approval, we generally are required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred stock that we may issue in the future, of at least 150%. If this ratio declines below the threshold applicable to us, we will not be able to incur additional debt until we are able to comply with the asset coverage ratio under the 1940 Act. This could have a material adverse effect on our operations, and we may not be able to make distributions. The amount of leverage that we employ will depend on Stellus Capital Management’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing. We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us.
Illustration.   The following table illustrates the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual results may be higher or lower than those appearing below.
Assumed Return on Our Portfolio(1)
(net of expenses)
	-10.0%	-5.0%	0.0%	5.0%	10.0%
Corresponding net return to common stockholder	-25.0%	-14.6%	-4.5%	5.6%	16.0%

(1)
Assumes $545.2 million in total assets, $269.0 million in debt outstanding, $276.2 million in net assets, and an average cost of funds of 4.5%. Actual interest payments may be different.

We have received exemptive relief from the SEC to permit us to exclude the debt of our SBIC subsidiary guaranteed by the SBA from the definition of senior securities in the asset coverage ratio we are required to maintain under the 1940 Act. This relief allows us increased flexibility under the asset coverage test by allowing us to borrow up to $350.0 million more than we would otherwise be able to borrow absent the receipt of this exemptive relief.
In addition, our debt facilities may impose financial and operating covenants that restrict our business activities, including limitations that hinder our ability to finance additional loans and investments or to make the distributions required to maintain our qualification as a RIC under the Code.
Substantially all of our assets are subject to security interests under the Credit Facility or claims of the SBA with respect to SBA-guaranteed debentures we may issue and, if we default on our obligations thereunder, we may suffer adverse consequences, including foreclosure on our assets.
As of March 31, 2019, substantially all of our assets were pledged as collateral under the Credit Facility or are subject to a superior claim over the holders of our common stock or the 2022 Notes by the SBA pursuant to the SBA-guaranteed debentures. If we default on our obligations under the Credit Facility or the SBA-guaranteed debentures the lenders and/or the SBA may have the right to foreclose upon and sell, or otherwise transfer, the collateral subject to their security interests or their superior claim. In such event, we may be forced to sell our investments to raise funds to repay our outstanding borrowings in order to avoid foreclosure and these forced sales may be at times and at prices we would not consider advantageous. Moreover, such deleveraging of our company could significantly impair our ability to effectively operate our business in the manner in which we have historically operated. As a result, we could be forced to curtail or cease new investment activities and lower or eliminate the dividends that we have historically paid to our stockholders.
In addition, if the lenders exercise their right to sell the assets pledged under the Credit Facility, such sales may be completed at distressed sale prices, thereby diminishing or potentially eliminating the amount of cash available to us after repayment of the amounts outstanding under the Credit Facility.
Because we use debt to finance our investments and may in the future issue senior securities including preferred stock and debt securities, if market interest rates were to increase, our cost of capital could increase, which could reduce our net investment income.
Because we borrow money to make investments and may in the future issue senior securities including preferred stock and debt securities, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates would not have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates to the extent permitted by the 1940 Act. For example, to the extent any such instruments were to constitute senior securities under the 1940 Act, we would have to and will comply with the asset coverage requirements thereunder or, as permitted in lieu thereof, place certain assets in a segregated account to cover such instruments in accordance with SEC guidance, including, for example, Investment Company Act Release No. IC-10666, as applicable. There is otherwise no limit as to our ability to enter into such derivative transactions. In addition, a rise in the general level of interest rates typically leads to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates may result in an increase of the amount of our pre-incentive fee net investment income and, as a result, an increase in incentive fees payable to Stellus Capital Management. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.
Provisions in the Credit Facility or any other future borrowing facility may limit our discretion in operating our business.
The Credit Facility is, and any future borrowing facility may be, backed by all or a portion of our loans and securities on which the lenders will or, in the case of a future facility, may have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a guarantee and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.
In addition, any security interests as well as negative covenants under the Credit Facility or any other borrowing facility may limit our ability to incur additional liens or debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. For example, under the terms of the Credit Facility, we have generally agreed to not incur any additional secured indebtedness, other than certain indebtedness that we may incur, in accordance with the Credit Facility, to allow us to purchase investments in U.S. Treasury Bills. In addition, we have agreed not to incur any additional indebtedness that has a maturity date prior to the maturity date of the Credit Facility. Further, if our borrowing base under the Credit Facility or any other borrowing facility were to decrease, we would be required to secure additional assets in an amount equal to any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under the Credit Facility or any other borrowing facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make stockholder distributions.
In addition, under the Credit Facility or any other borrowing facility, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. Furthermore, we expect that the terms of the Credit Facility will contain a covenant requiring us to maintain compliance with RIC provisions at all times, subject to certain remedial provisions. Thus, a failure to maintain compliance with RIC provisions could result in an event of default under the Credit Facility. An event of default under the Credit Facility or any other borrowing facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our revenues and, by delaying any cash payment allowed to us under the Credit Facility or any other borrowing facility until the lenders have been paid in full, reduce our liquidity and cash flow and impair our ability to grow our business and maintain our qualification as a RIC.
We may in the future determine to fund a portion of our investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in us in the same way as our borrowings.
Preferred stock, which is another form of leverage, has the same risks to our common stockholders as borrowings because the dividends on any preferred stock we issue must be cumulative. Payment of such dividends and repayment of the liquidation preference of such preferred stock must take preference over any dividends or other payments to our common stockholders, and preferred stockholders are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.
Most of our portfolio investments are recorded at fair value as determined in good faith by our board of directors and, as a result, there may be uncertainty as to the value of our portfolio investments.
Most of our portfolio investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable, and we value these investments at fair value as determined in good faith by our board of directors, including to reflect significant events affecting the value of our investments. Most, if not all, of our investments (other than cash and cash equivalents) are classified as Level 3 under ASC Topic 820. This means that our portfolio valuations are based on unobservable inputs and our own assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of our portfolio investments require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. We have retained the services of independent service providers to review the valuation of these loans and securities. The types of factors that the board of directors may take into account in determining the fair value of our investments generally include, as appropriate, comparison to publicly traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these loans and securities existed. Our net asset value could be adversely affected if our determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such loans and securities.
We adjust quarterly the valuation of our portfolio to reflect our board of directors’ determination of the fair value of each investment in our portfolio. Any changes in fair value are recorded in our statement of operations as net change in unrealized appreciation or depreciation.
We may expose ourselves to risks if we engage in hedging transactions.
We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may expose us to counter-party credit risk. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is generally anticipated at an acceptable price.
If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.
Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm (when undertaken, as noted below), may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our consolidated financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.
We are required to disclose changes made in our internal control and procedures on a quarterly basis and our management is required to assess the effectiveness of these controls annually. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.
We incur significant costs as a result of being a publicly traded company.
As a publicly traded company, we incur legal, accounting, investor relations and other expenses, including costs associated with corporate governance requirements, such as those under the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, other rules implemented by the SEC and the listing standards of the NYSE. Our independent registered public accounting firm is required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, which increases the costs associated with our periodic reporting requirements.
We are obligated to maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or our internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our securities.
We are required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Complying with Section 404 requires a rigorous compliance program as well as adequate time and resources. We may not be able to complete our internal control evaluation, testing and any required remediation in a timely fashion. Additionally, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our auditors are unable to attest to management’s report on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on the price of our securities.
We are required to disclose changes made in our internal control and procedures on a quarterly basis and our management is required to assess the effectiveness of these controls annually. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

New or modified laws or regulations governing our operations may adversely affect our business.
We and our portfolio companies are subject to regulation by laws at the U.S. federal, state and local levels. These laws and regulations, as well as their interpretation, may change from time to time, and new laws, regulations and interpretations may also come into effect. Any such new or changed laws or regulations could have a material adverse effect on our business.
Additionally, changes to the laws and regulations governing our operations related to permitted investments may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. Such changes could result in material differences to the strategies and plans set forth in this prospectus and may shift our investment focus from the areas of expertise of Stellus Capital Management to other types of investments in which Stellus Capital Management may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.
Legislative or other actions relating to taxes could have a negative effect on us.
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. The U.S. House of Representatives and U.S. Senate recently passed tax reform legislation, which the President signed into law. Such legislation makes many changes to the Internal Revenue Code, including, among other things, significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. We cannot predict with certainty how any changes in the tax laws might affect us, investors or our portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our investors of such qualification, or could have other adverse consequences. Investors are urged to consult with their tax advisor regarding tax legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our securities.
Any failure to comply with SBA regulations could have an adverse effect on our SBIC subsidiary’s operations.
On June 20, 2014, our wholly-owned subsidiary, Stellus Capital SBIC LP, received a license from the SBA to operate as an SBIC. The SBA places certain limitations on the financing terms of investments by SBICs in portfolio companies and prohibits SBICs from providing funds for certain purposes or to businesses in a few prohibited industries. Compliance with SBIC requirements may cause our SBIC subsidiary to forgo attractive investment opportunities that are not permitted under SBA regulations.
Further, SBA regulations require that an SBIC be examined by the SBA to determine its compliance with the relevant SBA regulations at least every two years. The SBA prohibits, without prior SBA approval, a “change of control” of an SBIC or transfers that would result in any person (or a group of persons acting in concert) owning 10% or more of a class of capital stock of an SBIC. If our SBIC subsidiary fails to comply with applicable SBA regulations, the SBA could, depending on the severity of the violation, limit or prohibit its use of debentures, declare outstanding debentures immediately due and payable, and/or limit it from making new investments. In addition, the SBA can revoke or suspend a license for willful or repeated violation of, or willful or repeated failure to observe, any provision of the Small Business Investment Act of 1958 or any rule or regulation promulgated thereunder. These actions by the SBA would, in turn, negatively affect us because our SBIC subsidiary is our wholly-owned subsidiary.
Risks Related to Our Operations
Because we intend to distribute substantially all of our income to our stockholders to maintain our status as a RIC, we will continue to need additional capital to finance our growth. If additional funds are unavailable or not available on favorable terms, our ability to grow may be impaired.
We will need additional capital to fund new investments and grow our portfolio of investments. We intend to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In addition, we are required to distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our stockholders to maintain our qualification as a RIC. As a result, these earnings will not be available to fund new investments. An inability on our part to access the capital markets successfully could limit our ability to grow our business and execute our business strategy fully and could decrease our earnings, if any, which would have an adverse effect on the value of our shares of common stock.
As a BDC that has elected to be subject to the lower leverege threshold permitted under the SBCAA, we are required to meet a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities and excluding SBA-guaranteed debentures as permitted by exemptive relief obtained from the SEC, to total senior securities, which includes all of our borrowings with the exception of SBA-guaranteed debentures, of at least 150%. This requirement limits the amount that we may borrow. Since we continue to need capital to grow our investment portfolio, these limitations may prevent us from incurring debt and require us to raise additional equity at a time when it may be disadvantageous to do so. While we expect that we will be able to borrow and to issue additional debt securities and expect that we will be able to issue additional equity securities, which would in turn increase the equity capital available to us, we cannot assure you that debt and equity financing will be available to us on favorable terms, or at all. In addition, as a BDC, we generally are not permitted to issue equity securities priced below net asset value without stockholder approval. If additional funds are not available us, we may be forced to curtail or cease new investment activities, and our net asset value could decline.
Our wholly-owned SBIC subsidiary may be unable to make distributions to us that will enable us to maintain RIC tax treatment, which could result in the imposition of an entity-level tax.
In order for us to continue to qualify for RIC tax treatment and to minimize corporate-level taxes, we are required to distribute substantially all of our net taxable income and net capital gain income, including income from certain of our subsidiaries, which includes the income from our SBIC subsidiary. We are partially dependent on our SBIC subsidiary for cash distributions to enable us to meet the RIC distribution requirements. Our SBIC subsidiary may be limited by the Small Business Investment Act of 1958, and SBA regulations governing SBICs, from making certain distributions to us that may be necessary to maintain our status as a RIC. We may have to request a waiver of the SBA’s restrictions for our SBIC subsidiary to make certain distributions to maintain our RIC status. We cannot assure you that the SBA will grant such waiver and if our SBIC subsidiary is unable to obtain a waiver, compliance with the SBA regulations may result in loss of RIC tax treatment and a consequent imposition of an entity-level tax on us.
Our ability to enter into transactions with our affiliates is restricted, which may limit the scope of investments available to us.
We are prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our independent directors and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act, and we are generally prohibited from buying or selling any security from or to such affiliate without the prior approval of our independent directors. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include concurrent investments in the same portfolio company, without prior approval of our independent directors and, in some cases, of the SEC. We are prohibited from buying or selling any security from or to any person that controls us or who owns more than 25% of our voting securities or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. As a result of these restrictions, we may be prohibited from buying or selling any security (other than any security of which we are the issuer) from or to any portfolio company of a private fund managed by Stellus Capital Management or its affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.
We have received exemptive relief from the SEC to co-invest with investment funds managed by Stellus Capital Management (other than the D. E. Shaw group funds, as defined below) where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). Under the terms of the relief permitting us to co-invest with other funds managed by Stellus Capital Management, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objectives and strategies.
The involvement of our interested directors in the valuation process may create conflicts of interest.
We make many of our portfolio investments in the form of loans and securities that are not publicly traded and for which no market based price quotation is available. As a result, our board of directors determines the fair value of these loans and securities in good faith as described elsewhere in this prospectus. In connection with that determination, investment professionals from Stellus Capital Management may provide our board of directors with valuations based upon the most recent portfolio company financial statements available and projected financial results of each portfolio company. While the valuation for each portfolio investment is reviewed by an independent valuation firm at least twice annually, the ultimate determination of fair value is made by our board of directors, including our interested directors, and not by such third party valuation firm. In addition, Messrs. Ladd, D’Angelo and Davis, each an interested member of our board of directors, has a direct pecuniary interest in Stellus Capital Management. The participation of Stellus Capital Management’s investment professionals in our valuation process, and the pecuniary interest in Stellus Capital Management by certain members of our board of directors, could result in a conflict of interest as Stellus Capital Management’s management fee is based, in part, on the value of our gross assets, and incentive fees are based, in part, on realized gains and realized and unrealized losses.
There are conflicts related to other arrangements with Stellus Capital Management.
We have entered into a license agreement with Stellus Capital Management under which Stellus Capital Management has agreed to grant us a non-exclusive, royalty-free license to use the name “Stellus Capital.” In addition, we have entered into an administration agreement with Stellus Capital Management pursuant to which we are required to pay to Stellus Capital Management our allocable portion of overhead and other expenses incurred by Stellus Capital Management in performing its obligations under such administration agreement, such as rent and our allocable portion of the cost of our chief financial officer and chief compliance officer and his staff. This will create conflicts of interest that our board of directors will monitor. For example, under the terms of the license agreement, we will be unable to preclude Stellus Capital Management from licensing or transferring the ownership of the “Stellus Capital” name to third parties, some of whom may compete against us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Stellus Capital Management or others. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using “Stellus Capital” as part of our name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.
The investment advisory agreement and the administration agreement with Stellus Capital Management were not negotiated on an arm’s length basis and may not be as favorable to us as if they had been negotiated with an unaffiliated third party.
The investment advisory agreement and the administration agreement were negotiated between related parties. Consequently, their terms, including fees payable to Stellus Capital Management, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights and remedies under these agreements because of our desire to maintain our ongoing relationship with Stellus Capital Management and its affiliates. Any such decision, however, would breach our fiduciary obligations to our stockholders.
The time and resources that Stellus Capital Management devote to us may be diverted, and we may face additional competition due to the fact that Stellus Capital Management and its affiliates are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we target.
Stellus Capital Management and some of its affiliates, including our officers and our non-independent directors, are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those we target. For example, Stellus Capital Management currently manages private credit funds that have an investment strategy that is similar to or identical to our investment strategy and with which we intend to co-invest. In addition, pursuant to sub-advisory arrangements, Stellus Capital Management provides non-discretionary advisory services to the D. E. Shaw group related to a private investment fund and a strategy of a private multi-strategy investment fund to which the D. E. Shaw group serves as investment adviser. As a result, the time and resources they could devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities.
Our incentive fee arrangements with Stellus Capital Management may vary from those of other investment funds, account or investment vehicles managed by Stellus Capital Management, which may create an incentive for Stellus Capital Management to devote time and resources to a higher fee-paying fund.
If Stellus Capital Management is paid a higher performance-based fee from any of its other funds, it may have an incentive to devote more research and development or other activities, and/or recommend the allocation of investment opportunities, to such higher fee-paying fund. For example, to the extent Stellus Capital Management’s incentive compensation is not subject to a hurdle or total return requirement with respect to another fund, it may have an incentive to devote time and resources to such other fund.
Stellus Capital Management’s liability is limited under the investment advisory agreement and we have agreed to indemnify Stellus Capital Management against certain liabilities, which may lead Stellus Capital Management to act in a riskier manner on our behalf than it would when acting for its own account.
Under the investment advisory agreement, Stellus Capital Management has not assumed any responsibility to us other than to render the services called for under that agreement. It will not be responsible for any action of our board of directors in following or declining to follow Stellus Capital Management’s advice or recommendations. Under the investment advisory agreement, Stellus Capital Management, its officers, members and personnel, and any person controlling or controlled by Stellus Capital Management will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the investment advisory agreement, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that Stellus Capital Management owes to us under the investment advisory agreement. In addition, as part of the investment advisory agreement, we have agreed to indemnify Stellus Capital Management and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the investment advisory agreement, except where attributable to gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under the investment advisory agreement. These protections may lead Stellus Capital Management to act in a riskier manner when acting on our behalf than it would when acting for its own account.
Stellus Capital Management can resign as our investment adviser or administrator upon 60 days’ notice and we may not be able to find a suitable replacement within that time, or at all, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.
Stellus Capital Management has the right under the investment advisory agreement to resign as our investment adviser at any time upon 60 days’ written notice, whether we have found a replacement or not. Similarly, Stellus Capital Management has the right under the administration agreement to resign at any time upon 60 days’ written notice, whether we have found a replacement or not. If Stellus Capital Management was to resign, we may not be able to find a new investment adviser or administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions to our stockholders are likely to be adversely affected and the market price of our shares may decline. In addition, the coordination of our internal management and investment or administrative activities, as applicable, is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by Stellus Capital Management. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our business, financial condition, results of operations and cash flows.
If we fail to maintain our status as a BDC, our business and operating flexibility could be significantly reduced.
We have elected to be regulated as a BDC under the 1940 Act. The 1940 Act imposes numerous constraints on the operations of BDCs. For example, BDCs are required to invest at least 70.0% of their total assets in specified types of securities, primarily in private companies or thinly-traded U.S. public companies, cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. Failure to comply with the requirements imposed on BDCs by the 1940 Act could cause the SEC to bring an enforcement action against us and/or expose us to claims of private litigants. In addition, upon approval of a majority of our stockholders, we may elect to withdraw their respective election as a BDC. If we decide to withdraw our election, or if we otherwise fail to qualify, or maintain our qualification, as a BDC, we may be subject to the substantially greater regulation under the 1940 Act as a closed-end investment company. Compliance with these regulations would significantly decrease our operating flexibility and could significantly increase our cost of doing business.
If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to BDCs or be precluded from investing according to our current business strategy.
As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets.
We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe to be attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of our position).
If we do not maintain our election to be regulated as a BDC, we would be subject to regulation as a registered closed-end investment company under the 1940 Act. As a registered closed-end investment company, we would be subject to substantially more regulatory restrictions under the 1940 Act which would significantly decrease our operating flexibility.
We may experience fluctuations in our annual and quarterly operating results.
We could experience fluctuations in our annual and quarterly operating results due to a number of factors, including the interest rate payable on the loans and debt securities we acquire, the default rate on such loans and securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. In light of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
Our board of directors may change our investment objective, operating policies and strategies without prior notice or stockholder approval.
Our board of directors has the authority, except as otherwise provided in the 1940 Act, to modify or waive certain of our operating policies and strategies without prior notice and without stockholder approval. However, absent stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and the market price of our common stock. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions to our stockholders.

Our board of directors is authorized to reclassify any unissued shares of common stock into one or more classes of preferred stock, which could convey special rights and privileges to its owners.
Under Maryland General Corporation Law and our charter, our board of directors is authorized to classify and reclassify any authorized but unissued shares of stock into one or more classes of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors will be required by Maryland law and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to stockholder distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or that otherwise might be in their best interest. The cost of any such reclassification would be borne by our common stockholders. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, the 1940 Act provides that holders of preferred stock are entitled to vote separately from holders of common stock to elect two preferred stock directors. We currently have no plans to issue preferred stock. The issuance of preferred shares convertible into shares of common stock may also reduce the net income and net asset value per share of our common stock upon conversion, provided, that we will only be permitted to issue such convertible preferred stock to the extent we comply with the requirements of Section 61 of the 1940 Act, including obtaining common stockholder approval. These effects, among others, could have an adverse effect on your investment in our common stock.
Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock.
The Maryland General Corporation Law and our charter and bylaws contain provisions that may discourage, delay or make more difficult a change in control of Stellus Capital Investment Corporation or the removal of our directors. We are subject to the Maryland Business Combination Act, subject to any applicable requirements of the 1940 Act. Our board of directors has adopted a resolution exempting from the Business Combination Act any business combination between us and any other person, subject to prior approval of such business combination by our board of directors, including approval by a majority of our independent directors. If the resolution exempting business combinations is repealed or our board of directors does not approve a business combination, the Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer. Our bylaws exempt from the Maryland Control Share Acquisition Act acquisitions of our stock by any person. If we amend our bylaws to repeal the exemption from the Control Share Acquisition Act, the Control Share Acquisition Act also may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such a transaction.
We have also adopted measures that may make it difficult for a third party to obtain control of us, including provisions of our charter classifying our board of directors in three classes serving staggered three-year terms, and authorizing our board of directors to classify or reclassify shares of our stock in one or more classes or series, to cause the issuance of additional shares of our stock, to amend our charter without stockholder approval and to increase or decrease the number of shares of stock that we have authority to issue. These provisions, as well as other provisions of our charter and bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. See “Description of our Capital Stock — Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws.”
We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to make distributions to our stockholders.
Our business is highly dependent on the communications and information systems of Stellus Capital Management. In addition, certain of these systems are provided to Stellus Capital Management by third party service providers. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third party service provider, could cause delays or other problems in our activities. This, in turn, could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to make distributions to our stockholders.
The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning could impair our ability to conduct business effectively.
The occurrence of a disaster such as a cyber attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.
We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, we may experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.
Risks Related to Economic Conditions
The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets, which may have a negative impact on our business and operations.
From time to time, capital markets may experience periods of disruption and instability. For example, between 2008 and 2009, the global capital markets were unstable as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. While market conditions have largely recovered from the events of 2008 and 2009, there have been continuing periods of volatility, some lasting longer than others. For example, continued uncertainty surrounding the referendum by British voters to exit the European Union (“Brexit”) in June 2016 and uncertainty between the United States and other countries with respect to trade policies, treaties, and tariffs, among other factors, have caused disruption in the global markets, including the markets in which we participate. There can be no assurance these market conditions will not continue or worsen in the future.
Equity capital may be difficult to raise during periods of adverse or volatile market conditions because, subject to some limited exceptions, as a BDC, we are generally not able to issue additional shares of our common stock at a price less than net asset value without first obtaining approval for such issuance from our stockholders and our independent directors.
Volatility and dislocation in the capital markets can also create a challenging environment in which to raise or access debt capital. The reappearance of market conditions similar to those experienced from 2008 through 2009 for any substantial length of time could make it difficult to extend the maturity of or refinance our existing indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what we currently experience, including being at a higher cost due to a rising rate environment. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our portfolio companies.
Significant changes or volatility in the capital markets may also have a negative effect on the valuations of our investments. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). Significant changes in the capital markets may also affect the pace of our investment activity and the potential for liquidity events involving our investments. Thus, the illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital could have a material adverse effect on our business, financial condition or results of operations.
Uncertainty about the financial stability of the United States, China and several countries in Europe could have a significant adverse effect on our business, financial condition and results of operations.
Due to federal budget deficit concerns, Standard & Poor’s Financial Services LLC (“S&P”) downgraded the federal government’s credit rating from AAA to AA+ for the first time in history on August 5, 2011. Further, Moody’s Investor Services, Inc. (“Moody’s”) and Fitch Ratings, Inc. (“Fitch”) had warned that they may downgrade the federal government’s credit rating under certain circumstances. Further downgrades or warnings by S&P or other rating agencies, and the United States government’s credit and deficit concerns in general, could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our common stock.
Deterioration in the economic conditions in the Eurozone and globally, including instability in financial markets, may pose a risk to our business. In recent years, financial markets have been affected at times by a number of global macroeconomic and political events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing loans on the balance sheets of European banks, the potential effect of any European country leaving the Eurozone, the potential effect of the United Kingdom leaving the European Union, the potential effect of Scotland leaving the United Kingdom, and market volatility and loss of investor confidence driven by political events, including the general elections in the United Kingdom in June 2017 and in Germany in September 2017 and referenda in the United Kingdom in June 2016 and Italy in December 2016. Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. We cannot assure you that market disruptions in Europe, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and we cannot assure you that assistance packages will be available, or if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be significantly and adversely affected.
In the second quarter of 2015, stock prices in China experienced a significant drop, resulting primarily from continued sell-off of shares trading in Chinese markets. In addition, in August 2015, Chinese authorities sharply devalued China’s currency. Since then, the Chinese capital markets have continued to experience periods of instability. The current political climate has also intensified concerns about a potential trade war between the United States and China in connection with each country’s recent or proposed tariffs on the other country’s products. These market and economic disruptions and the potential trade war with China have affected, and may in the future affect, the U.S. capital markets, which could adversely affect our business, financial condition or results of operations.

Although the Federal Reserve elected not to raise the federal funds rate at its first quarter 2019 meeting, it had previously raised the federal funds rate nine times during the period between December 2015 and December 2018. Any future adjustments to the federal funds rate, the United States government’s credit and deficit concerns, the European sovereign debt crisis, the economic slowdown in China and the potential trade war with China could cause interest rates to be volatile, which may negatively impact our ability to access the debt markets on favorable terms.
Risks Related to our Investments
Our investments in software companies are subject to many risks, including regulatory concerns, litigation risks and intense competition.
As of March 31, 2019, our investments in software companies represented 7.5% of our total portfolio, at fair value. Our investments in software companies are subject to substantial risks. For example, our portfolio companies face intense competition since their businesses are rapidly evolving and intensely competitive, and are subject to changing technology, shifting user needs, and frequent introductions of new products and services. Software companies have many competitors in different industries, including general purpose search engines, vertical search engines and e-commerce sites, social networking sites, traditional media companies, and providers of online products and services. Potential competitors to our portfolio companies in the software industries range from large and established companies to emerging start-ups. Further, such companies are subject to laws that were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. The laws that do reference the Internet are being interpreted by the courts, but their applicability and scope remain uncertain. For example, the laws relating to the liability of providers of online services are currently unsettled both within the United States, and abroad. Claims have been threatened and filed under both U.S. and foreign laws for defamation, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted by a company’s users, a company’s products and services, or content generated by a company’s users. Further, the growth of software companies into a variety of new fields implicate a variety of new regulatory issues and may subject such companies to increased regulatory scrutiny, particularly in the United States and Europe. As a result, these portfolio company investments face considerable risk. This could, in turn, materially adversely affect the value of the software companies in our portfolio.
Changes in healthcare laws and other regulations applicable to some of our portfolio companies’ businesses may constrain their ability to offer their products and services.
Changes in healthcare or other laws and regulations applicable to the businesses of some of our portfolio companies may occur that could increase their compliance and other costs of doing business, require significant systems enhancements, or render their products or services less profitable or obsolete, any of which could have a material adverse effect on their results of operations. There has also been an increased political and regulatory focus on healthcare laws in recent years, and new legislation could have a material effect on the business and operations of some of our portfolio companies.
Our investments in the business services industry are subject to unique risks relating to technological developments, regulatory changes and changes in customer preferences.
Our investments in portfolio companies that operate in the business services industry represent approximately 16.49% of our total portfolio as of March 31, 2019. Our investments in portfolio companies in the business services sector include those that provide services related to data and information, building, cleaning and maintenance services, and energy efficiency services. Portfolio companies in the business services sector are subject to many risks, including the negative impact of regulation, changing technology, a competitive marketplace and difficulty in obtaining financing. Portfolio companies in the business services industry must respond quickly to technological changes and understand the impact of these changes on customers’ preferences. Adverse economic, business, or regulatory developments affecting the business services sector could have a negative impact on the value of our investments in portfolio companies operating in this industry, and therefore could negatively impact our business and results of operations.

Economic recessions or downturns could impair our portfolio companies, which would harm our operating results.
Many of the portfolio companies in which we make, and expect to make, investments, including those currently included in our portfolio, are likely to be susceptible to economic slowdowns or recessions and may be unable to repay our loans during such periods. Therefore, the number of our non-performing assets is likely to increase and the value of our portfolio is likely to decrease during such periods. Adverse economic conditions may decrease the value of collateral securing some of our loans and debt securities and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing our investments and harm our operating results.
A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the loans and debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken if we render significant managerial assistance to the borrower. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to claims of other creditors, even though we may have structured our investment as senior secured debt. The likelihood of such a re-characterization would depend on the facts and circumstances, including the extent to which we provided managerial assistance to that portfolio company.
Our investments in leveraged portfolio companies may be risky, and we could lose all or part of our investment.
Investment in leveraged companies involves a number of significant risks. Leveraged companies in which we invest may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that we hold. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that we may have obtained in connection with our investment. Smaller leveraged companies also may have less predictable operating results and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position.
We may hold the loans and debt securities of leveraged companies that may, due to the significant operating volatility typical of such companies, enter into bankruptcy proceedings.
Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by a portfolio company may adversely and permanently affect that company. If the proceeding is converted to a liquidation, the value of the portfolio company may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.

Our investments in private and middle-market portfolio companies are risky, and we could lose all or part of our investment.
Investment in private and middle-market companies involves a number of significant risks. Generally, little public information exists about these companies, and we rely on the ability of Stellus Capital Management’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. Middle-market companies may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees we may have obtained in connection with our investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, middle-market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on one or more of the portfolio companies we invest in and, in turn, on us. Middle-market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. In addition, our executive officers, directors and investment adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in portfolio companies.
The lack of liquidity in our investments may adversely affect our business.
Most of our assets are invested in illiquid loans and securities, and a substantial portion of our investments in leveraged companies are subject to legal and other restrictions on resale or are otherwise less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Also, as noted above, we may be limited or prohibited in our ability to sell or otherwise exit certain positions in our portfolio as such a transaction could be considered a joint transaction prohibited by the 1940 Act.
Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.
As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by our board of directors. As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments:
•
available current market data, including relevant and applicable market trading and transaction comparables;

•
applicable market yields and multiples;

•
security covenants;

•
call protection provisions;

•
information rights;

•
the nature and realizable value of any collateral;

•
the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;

•
comparisons of financial ratios of peer companies that are public;

•
comparable merger and acquisition transactions; and

•
the principal market and enterprise values.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. We record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our net asset value by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.
We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Beyond the asset diversification requirements associated with our qualification as a RIC under the Code, we do not have fixed guidelines for diversification. To the extent that we assume large positions in the securities of a small number of issuers or our investments are concentrated in relatively few industries, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.
Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.
Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in seeking to:
•
increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

•
exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•
preserve or enhance the value of our investment.

We have discretion to make follow-on investments, subject to the availability of capital resources. Failure on our part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements of the 1940 Act or the desire to maintain our qualification as a RIC. Our ability to make follow-on investments may also be limited by our compliance with the conditions under the exemptive relief order we received from the SEC related to co-investments with investment funds managed by Stellus Capital Management or Stellus Capital Management’s allocation policy.
Because we generally do not hold controlling equity interests in our portfolio companies, we may not be able to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments.
We do not hold controlling equity positions in any of the portfolio companies included in our portfolio and, although we may do so in the future, we do not currently intend to hold controlling equity positions in our portfolio companies (including those included in our portfolio). As a result, we are subject to the risk that a portfolio company may make business decisions with which we disagree, and that the management and/or stockholders of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity investments that we hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.

Defaults by our portfolio companies will harm our operating results.
A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations under the loans or debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.
Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and ability to make stockholder distributions and result in a decline in the market price of our shares.
We are subject to the risk that the debt investments we make in our portfolio companies may be repaid prior to maturity. We expect that our investments will generally allow for repayment at any time subject to certain penalties. When this occurs, we intend to generally reinvest these proceeds in temporary investments, pending their future investment in accordance with our investment strategy. These temporary investments will typically have substantially lower yields than the debt being prepaid, and we could experience significant delays in reinvesting these amounts. Any future investment may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elects to prepay amounts owed to us. Additionally, prepayments could negatively impact our ability to make, or the amount of, stockholder distributions with respect to our common stock, which could result in a decline in the market price of our shares.
The interest rates of our floating-rate loans to our portfolio companies that extend beyond 2021 might be subject to change based on recent regulatory changes.
LIBOR, the London Interbank Offered Rate, is the basic rate of interest used in lending transactions between banks on the London interbank market and is widely used as a reference for setting the interest rate on loans globally. We typically use LIBOR as a reference rate in floating-rate loans we extend to portfolio companies such that the interest due to us pursuant to a term loan extended to a portfolio company is calculated using LIBOR. The terms of our debt investments generally include minimum interest rate floors which are calculated based on LIBOR.
On July 27, 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced the desire to phase out LIBOR by the end of 2021. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S.-dollar LIBOR with the Secured Overnight Financing Rate (“SOFR”) a new index calculated by short-term repurchase agreements, backed by Treasury securities. Although there have been a few issuances utilizing SOFR or the Sterling Over Night Index Average, an alternative reference rate that is based on transactions, it is unknown whether these alternative reference rates will attain market acceptance as replacements for LIBOR.
If LIBOR ceases to exist, we may need to renegotiate any credit agreements extending beyond 2021 with our prospective portfolio companies that utilize LIBOR as a factor in determining the interest rate. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. As such, the potential effect of any such event on our cost of capital and net investment income cannot yet be determined.
The effect of global climate change may impact the operations of our portfolio companies.
There may be evidence of global climate change. Climate change creates physical and financial risk and some of our portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies’ financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions. In December 2015, the United Nations, of which the U.S. is a member, adopted a climate accord (the “Paris Agreement”) with the long-term goal of limiting global warming and the short-term goal of significantly reducing greenhouse gas emissions. Although the U.S. ratified the Paris Agreement on November 4, 2016, the current administration announced the U.S. would cease participation. As a result, some of our portfolio companies may become subject to new or strengthened regulations or legislation, at least through November 4, 2020 (the earliest date the U.S. may withdraw from the Paris Agreement), which could increase their operating costs and/or decrease their revenues.
Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.
We invest a portion of our capital in second lien and subordinated loans issued by our portfolio companies. The portfolio companies usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the loans in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the loans in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying senior creditors, a portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with loans in which we invest, we would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.
Additionally, certain loans that we make to portfolio companies may be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company’s remaining assets, if any.
We may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.
The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens:
•
the ability to cause the commencement of enforcement proceedings against the collateral;

•
the ability to control the conduct of such proceedings;

•
the approval of amendments to collateral documents;

•
releases of liens on the collateral; and

•
waivers of past defaults under collateral documents.

We may not have the ability to control or direct such actions, even if our rights are adversely affected.
We may be exposed to special risks associated with bankruptcy cases.
One or more of our portfolio companies may be involved in bankruptcy or other reorganization or liquidation proceedings. Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, we cannot assure you that a bankruptcy court would not approve actions that may be contrary to our interests. There also are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower.
To the extent that portfolio companies in which we have invested through a unitranche facility are involved in bankruptcy proceedings, the outcome of such proceedings may be uncertain. For example, it is unclear whether a bankruptcy court would enforce an agreement among lenders which sets the priority of payments among unitranche lenders. In such a case, the “first out” lenders in the unitranche facility may not receive the same degree of protection as they would if the agreement among lenders was enforced.
The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower. It is subject to unpredictable and lengthy delays and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.
In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, we could become subject to a lender liability claim (alleging that we misused our influence on the borrower for the benefit of its lenders), if, among other things, the borrower requests significant managerial assistance from us and we provide that assistance. To the extent we and an affiliate both hold investments in the same portfolio company that are of a different character, we may also face restrictions on our ability to become actively involved in the event that portfolio company becomes distressed as a result of the restrictions imposed on transactions involving affiliates under the 1940 Act. In such cases, we may be unable to exercise rights we may otherwise have to protect our interests as security holders in such portfolio company.
If we make subordinated investments, the obligors or the portfolio companies may not generate sufficient cash flow to service their debt obligations to us.
We may make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or economic conditions in general. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high debt-to-equity ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.
The disposition of our investments may result in contingent liabilities.
Substantially all of our investments involve loans and private securities. In connection with the disposition of an investment in loans and private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements may result in contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of distributions previously made to us.
We may not realize gains from our equity investments.
When we invest in loans and debt securities, we may acquire warrants or other equity securities of portfolio companies as well. We may also invest in equity securities directly. To the extent we hold equity investments, we will attempt to dispose of them and realize gains upon our disposition of them. However, the equity interests we receive may not appreciate in value and, may decline in value. As a result, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.
Changes to United States tariff and import/export regulations may have a negative effect on our portfolio companies and, in turn, harm us.
There has been on-going discussion and commentary regarding potential significant changes to United States trade policies, treaties and tariffs. The current administration, along with Congress, has created significant uncertainty about the future relationship between the United States and other countries with respect to the trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.
Risks Relating to an Offering of Our Securities
There is a risk that you may not receive distributions or that our distributions may not grow over time and a portion of our distributions may be a return of capital.
We intend to make distributions on a monthly basis to our stockholders out of assets legally available for distribution (i.e., not subject to any legal restrictions under Maryland law on the distribution thereof). We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will be made at the discretion of our board of directors and will depend on our earnings, financial condition, maintenance of RIC status, compliance with applicable BDC, SBA regulations and such other factors as our board of directors may deem relative from time to time. We cannot assure you that we will make distributions to our stockholders in the future.
Our ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this prospectus. Due to the asset coverage test applicable to us under the 1940 Act as a BDC, we may be limited in our ability to make distributions. In addition, restrictions and provisions in our Credit Facility, the Notes and any future credit facilities, as well as in the terms of any debt securities we issue, may limit our ability to make distributions in certain circumstances.
When we make distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s basis in our stock and, assuming that an investor holds our stock as a capital asset, thereafter as a capital gain. See “Material U.S. Federal Income Tax Considerations.”
Stockholders may experience dilution in their ownership percentage if they do not participate in our dividend reinvestment plan.
All distributions declared in cash payable to stockholders that are participants in our dividend reinvestment plan are generally automatically reinvested in shares of our common stock. As a result,

stockholders that do not participate in the dividend reinvestment plan may experience dilution over time. Stockholders who receive distributions in shares of common stock may experience accretion to the net asset value of their shares if our shares are trading at a premium and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our stockholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the distribution payable to a stockholder.
Existing stockholders may incur dilution if, in the future, we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock.
The 1940 Act prohibits us from selling shares of our common stock at a price below the current net asset value per share of such stock, with certain exceptions. One such exception is prior stockholder approval of issuances below net asset value provided that our board of directors makes certain determinations. At our 2018 annual meeting of stockholders, our stockholders voted to allow us to issue common stock at a price below net asset value per share for the period ending on the earlier of the one-year anniversary of the date of the Company’s 2018 Annual Meeting of Stockholders and the date of the Company’s 2019 Annual Meeting of Stockholders. The proposal approved by our stockholders did not specify a maximum discount below net asset value at which we are able to issue our common stock, although the number of shares sold in each offering may not exceed 25% of our outstanding common stock immediately prior to such sale. We are seeking similar approval at our 2019 Annual Meeting of Stockholders, scheduled for June 27, 2019. If we receive such stockholder approval, any decision to sell shares of our common stock below the then current net asset value per share of our common stock would be subject to the determination by our board of directors that such issuance is in our and our stockholders’ best interests.
If we were to sell shares of our common stock below net asset value per share, such sales would result in an immediate dilution to the net asset value per share. This dilution would occur as a result of the sale of shares at a price below the then current net asset value per share of our common stock and a proportionately greater decrease in a stockholder’s interest in our earnings and assets and voting interest in us than the increase in our assets resulting from such issuance.
Because the number of shares of common stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted; however, the example below illustrates the effect of dilution to existing stockholders resulting from the sale of common stock at prices below the net asset value of such shares. Please see “Sales of Common Stock Below Net Asset Value” for a more complete discussion of the potentially dilutive impacts of an offering at a price less than net asset value per share.
Illustration: Example of Dilutive Effect of the Issuance of Shares Below Net Asset Value.   Assume that Company XYZ has 16,000,000 total shares outstanding, $370,000,000 in total assets and $220,000,000 in total liabilities. The net asset value per share of the common stock of Company XYZ is $13.75. The following table illustrates the reduction to net asset value, or net asset value, and the dilution experienced by Stockholder A following the sale of 1,600,000 shares of the common stock of Company XYZ at $12.24 per share, a price below its net asset value per share.
	Prior to Sale Below NAV	Following Sale Below NAV	Percentage Change
Reduction to NAV
Total Shares Outstanding	16,000,000	17,600,000	10%
NAV per share	$13.75	$13.63	-0.9%
Dilution to Existing Stockholder
Shares Held by Stockholder A	160,000	160,000(1)	0.0%
Percentage Held by Stockholder A	1.00%	0.91%	-9.0%
Total Interest of Stockholder A in NAV	$2,200,000	$2,180,000	-0.9%

(1)
Assumes that Stockholder A does not purchase additional shares in the sale of shares below NAV.

Our shares might trade at premiums that are unsustainable or at discounts from net asset value.
Shares of BDCs like us may, during some periods, trade at prices higher than their net asset value per share and, during other periods, as frequently occurs with closed-end investment companies, trade at prices lower than their net asset value per share. The perceived value of our investment portfolio may be affected by a number of factors including perceived prospects for individual companies we invest in, market conditions for common stock generally, for initial public offerings and other exit events for venture capital backed companies, and the mix of companies in our investment portfolio over time. Negative or unforeseen developments affecting the perceived value of companies in our investment portfolio could result in a decline in the trading price of our common stock relative to our net asset value per share.
The possibility that our shares will trade at a discount from net asset value or at premiums that are unsustainable are risks separate and distinct from the risk that our net asset value per share will decrease. The risk of purchasing shares of a BDC that might trade at a discount or unsustainable premium is more pronounced for investors who wish to sell their shares in a relatively short period of time because, for those investors, realization of a gain or loss on their investments is likely to be more dependent upon changes in premium or discount levels than upon increases or decreases in net asset value per share.
Investing in our securities may involve an above average degree of risk.
The investments we make in accordance with our investment objective may result in a higher amount of risk, and higher volatility or loss of principal, than alternative investment options. Our investments in portfolio companies may be speculative and, therefore, an investment in our securities may not be suitable for someone with lower risk tolerance.
The market price of our securities may fluctuate significantly.
The market price and liquidity of the market for our securities may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:
•
significant volatility in the market price and trading volume of securities of BDCs or other companies in our sector, which is not necessarily related to the operating performance of these companies;

•
changes in regulatory policies or tax guidelines, particularly with respect to RICs, BDCs and SBICs;

•
loss of our qualification as a RIC or BDC or the status of our SBIC subsidiary as SBIC;

•
changes in earnings or variations in operating results;

•
changes in the value of our portfolio of investments;

•
changes in accounting guidelines governing valuation of our investments;

•
any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•
departure of Stellus Capital Management’s key personnel;

•
operating performance of companies comparable to us; and

•
general economic trends and other external factors.

Sales of substantial amounts of our common stock may have an adverse effect on the market price of our common stock.
As of March 31, 2019 we had 18,703,810 shares of common stock outstanding. When effective, our registration statement on Form N-2 will allow us to offer, from time to time, up to $200 million worth of our common stock, preferred stock, subscription rights, debt securities, or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities on terms to be determined at the time of the offering. Sales of substantial amounts of our common stock, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock. If this occurs and continues, it could impair our ability to raise additional capital through the sale of equity securities should we desire to do so.

If we issue preferred stock and/or debt securities, the net asset value and market value of our common stock may become more volatile.
We cannot assure you that the issuance of preferred stock and/or debt securities would result in a higher yield or return to the holders of our common stock. The issuance of preferred stock and/or debt securities would likely cause the net asset value and market value of our common stock to become more volatile. If the distribution rate on the preferred stock, or the interest rate on the debt securities, were to approach the net rate of return on our investment portfolio, the benefit of leverage to the holders of our common stock would be reduced. If the distribution rate on the preferred stock, or the interest rate on the debt securities, were to exceed the net rate of return on our portfolio, the use of leverage would result in a lower rate of return to the holders of common stock than if we had not issued the preferred stock and/or debt securities. Any decline in the net asset value of our investment would be borne entirely by the holders of our common stock. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in net asset value to the holders of our common stock than if we were not leveraged through the issuance of preferred stock and/or debt securities. This decline in net asset value would also tend to cause a greater decline in the market price for our common stock.
There is also a risk that, in the event of a sharp decline in the value of our net assets, we would be in danger of failing to maintain required asset coverage ratios which may be required by the preferred stock and/or debt securities or of a downgrade in the ratings of the preferred stock and/or debt securities or our current investment income might not be sufficient to meet the distribution requirements on the preferred stock or the interest payments on the debt securities. In order to counteract such an event, we might need to liquidate investments in order to fund redemption of some or all of the preferred stock and/or debt securities. In addition, we would pay (and the holders of our common stock would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred stock and/or debt securities. Holders of preferred stock and/or debt securities may have different interests than holders of common stock and may at times have disproportionate influence over our affairs.
The trading market or market value of our debt securities or any convertible debt securities, if issued to the public, may be volatile.
Our debt securities or any convertible debt securities, if issued to the public, may or may not have an established trading market. We cannot assure investors that a trading market for our debt securities or any convertible debt securities, if issued to the public, would develop or be maintained if developed. In addition to our creditworthiness, many factors may materially adversely affect the trading market for, and market value of, our publicly issued debt securities or any convertible debt securities. These factors include, but are not limited to, the following:
•
the time remaining to the maturity of these debt securities;

•
the outstanding principal amount of debt securities with terms identical to these debt securities;

•
the general economic environment;

•
the supply of debt securities trading in the secondary market, if any;

•
the redemption, repayment or convertible features, if any, of these debt securities;

•
the level, direction and volatility of market interest rates generally; and

•
market rates of interest higher or lower than rates borne by the debt securities.

There also may be a limited number of buyers for our debt securities. This too may materially adversely affect the market value of the debt securities or the trading market for the debt securities. Our debt securities may include convertible features that cause them to more closely bear risks associated with an investment in our common stock.

Terms relating to redemption may materially adversely affect the return on any debt securities.
If we issue any debt securities or any convertible debt securities that are redeemable at our option, we may choose to redeem the debt securities at times when prevailing interest rates are lower than the interest rate paid on the debt securities. In addition, if the debt securities are subject to mandatory redemption, we may be required to redeem the debt securities at times when prevailing interest rates are lower than the interest rate paid on the debt securities. In this circumstance, a holder of our debt securities may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the debt securities being redeemed.
The issuance of subscription rights, warrants or convertible debt that are exchangeable for our common stock, will cause your interest in us to be diluted as a result of any such rights, warrants or convertible debt offering.
Stockholders who do not fully exercise rights, warrants or convertible debt issued to them in any offering of subscription rights, warrants or convertible debt to purchase our common stock should expect that they will, at the completion of the offering, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights, warrants or convertible debt. We cannot state precisely the amount of any such dilution in share ownership because we do not know what proportion of the common stock would be purchased as a result of any such offering.
In addition, if the subscription price, warrant price or convertible debt price is less than our net asset value per share of common stock at the time of such offering, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any such decrease in net asset value is not predictable because it is not known at this time what the subscription price, warrant price, convertible debt price or net asset value per share will be on the expiration date of such offering or what proportion of our common stock will be purchased as a result of any such offering. The risk of dilution is greater if there are multiple rights offerings. However, our board of directors will make a good faith determination that any offering of subscription rights, warrants or convertible debt would result in a net benefit to existing stockholders.
Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which could dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may harm the value of our common stock.
In the future, we may attempt to increase our capital resources by making offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock or common stock, subject to the restrictions of the 1940 Act. Upon a liquidation of our company, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the value of our common stock, or both. Any preferred stock we may issue would have a preference on distributions that could limit our ability to make distributions to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us. In addition, proceeds from a sale of common stock will likely be used to increase our total assets or to pay down our borrowings, among other uses. This would increase our asset coverage ratio and permit us to incur additional leverage under rules pertaining to business development companies by increasing our borrowings or issuing senior securities such as preferred stock or additional debt securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus and the accompanying prospectus supplement, if any constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus and the accompanying prospectus supplement, if any involve risks and uncertainties, including statements as to:
•
our future operating results;

•
our business prospects and the prospects of our portfolio companies;

•
the effect of investments that we expect to make;

•
our contractual arrangements and relationships with third parties;

•
actual and potential conflicts of interest with Stellus Capital Management;

•
the dependence of our future success on the general economy and its effect on the industries in which we invest;

•
the ability of our portfolio companies to achieve their objectives;

•
the use of borrowed money to finance a portion of our investments;

•
the adequacy of our financing sources and working capital;

•
the timing of cash flows, if any, from the operations of our portfolio companies;

•
the ability of Stellus Capital Management to locate suitable investments for us and to monitor and administer our investments;

•
the ability of Stellus Capital Management to attract and retain highly talented professionals;

•
our ability to qualify and maintain our qualification as a RIC and as a BDC; and

•
the effect of future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or RICs.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words.
We have based the forward-looking statements included in this prospectus and the accompanying prospectus supplement, if any on information available to us on the date of this prospectus and the accompanying prospectus supplement, if any, and we assume no obligation to update any such forward-looking statements. Actual results could differ materially from those anticipated in our forward-looking statements, and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law or SEC rule or regulation. You are advised to consult any additional disclosures that we may make directly to you, including in the form of a prospectus supplement or post-effective amendment to the registration statement to which this prospectus relates, or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
You should understand that, under Sections 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)B of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with any offering of securities pursuant to this prospectus and the accompanying prospectus supplement, if any.

USE OF PROCEEDS
Unless otherwise specified in any prospectus supplement accompanying this prospectus, we intend to use the net proceeds of this offering, to make new investments in portfolio companies in accordance with our investment objective and strategies as described in this prospectus, to reduce a portion of our outstanding borrowings under the Credit Facility or the Notes and for general working capital purposes. Pending such use, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our BDC election and our election to be taxed as a RIC. We do not intend to use any portion of the net proceeds of this offering to fund distributions to our shareholders.
We estimate that it will take less than six months for us to substantially invest the net proceeds of any offering made pursuant to this prospectus, depending on the availability of attractive opportunities, market conditions and the amount raised. However, we can offer no assurance that we will be able to achieve this goal.
Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS
Our common stock is traded on the New York Stock Exchange, or “NYSE”, under the symbol “SCM.” In connection with our initial public offering, our shares of common stock began trading on November 8, 2012, and before that date, there was no established trading market for our common stock.
The following table sets forth, for each fiscal quarter of the two most recent fiscal years and most recent interim period, the range of high and low closing prices of our common stock as reported on the NYSE, the sales price as a percentage of our net asset value, or “NAV”, and the dividends declared by us.
		Closing Sales Price(2)		Premium or Discount of High Sales	Premium or Discount of Low Sales to
Fiscal Year Ended	NAV Per Share(1)	High	Low	to NAV(3)	NAV(3)
December 31, 2019
Second Quarter (through June 19, 2019	*	$14.58	$13.49	*	*
First Quarter	$14.32	$15.20	$13.27	6.15%	-7.33%
December 31, 2018
Fourth Quarter	$14.09	$13.65	$11.91	-3.12%	-15.47%
Third Quarter	$14.29	$13.98	$12.79	-2.17%	-10.50%
Second Quarter	$14.07	$13.60	$11.56	-3.34%	-17.84%
First Quarter	$13.93	$13.00	$11.34	-6.67%	-18.59%
December 31, 2017
Fourth Quarter	$13.81	$14.29	$12.19	3.48%	-11.73%
Third Quarter	$13.85	$13.85	$13.30	—	-3.97%
Second Quarter	$13.84	$14.55	$13.25	5.13%	-4.26%
First Quarter	$13.84	$14.57	$12.09	5.27%	-12.64%

(1)
NAV is determined as of the last date in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)
Closing sales price is determined as the high or low closing sales price noted within the respective quarter, not adjusted for dividends.

(3)
Calculated as of the respective high or low sales price divided by the quarter end NAV.

*
Not determinable at the time of filing.

On June 19, 2019, the last reported sales price of our common stock was $14.04 per share. As of June 19, 2019, we had 10 stockholders of record, which did not include stockholders for whom shares are held in nominee or street name.
Shares of business development companies may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value or at premiums that are unsustainable over the long term are separate and distinct from the risk that our net asset value will decrease. Since they began trading on November 8, 2012, in connection with our initial public offering, our shares of common stock have traded at times at a discount to the net assets attributable to those shares.
To the extent that we have income available, we intend to make quarterly distributions to our stockholders. Our quarterly stockholder distributions, if any, will be determined by our board of directors. Any stockholder distribution to our stockholders will be declared out of assets legally available for distribution.
We have elected to be treated as a RIC under the Code. To maintain RIC tax treatment, we must distribute at least 90% of our net ordinary income and net short-term capital gains in excess of our net long-term capital losses, if any, to our stockholders. In order to avoid certain excise taxes imposed on RICs, we currently intend to distribute during each calendar year an amount at least equal to the sum of: (a) 98% of our net ordinary income for such calendar year; (b) 98.2% of our capital gain net income for the one-year period ending on October 31 of the calendar year; and (c) any net ordinary income and capital gain net income for preceding years that were not distributed during such years and on which we previously paid no U.S. federal income tax.
We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or in certain circumstances a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. See “Material U.S. Federal Income Tax Considerations.” We cannot assure you that we will achieve results that will permit us to pay any cash distributions, and if we issue senior securities, we may be prohibited from making distributions if doing so would cause us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if such distributions are limited by the terms of any of our borrowings.
We have adopted an “opt out” dividend reinvestment plan for our common stockholders. Unless you elect to receive your distributions in cash, we intend to make such distributions in additional shares of our common stock under our dividend reinvestment plan. Although distributions paid in the form of additional shares of our common stock will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions, investors participating in our dividend reinvestment plan will not receive any corresponding cash distributions with which to pay any such applicable taxes. If you hold shares of our common stock in the name of a broker or financial intermediary, you should contact such broker or financial intermediary regarding your election to receive distributions in cash in lieu of shares of our common stock. Any distributions reinvested through the issuance of shares through our dividend reinvestment plan will increase our gross assets on which the base management fee and the incentive fee are determined and paid to Stellus Capital Management. See “Dividend Reinvestment Plan.”
Date Declared	Record Date	Payment Date	Per Share
Fiscal 2012
December 7, 2012	December 21, 2012	December 27, 2012	$0.1812
Fiscal 2013
March 7, 2013	March 21, 2013	March 28, 2013	$0.3400
June 7, 2013	June 21, 2013	June 28, 2013	$0.3400
August 21, 2013	September 5, 2013	September 27, 2013	$0.3400
November 22, 2013	December 9, 2013	December 23, 2013	$0.3400
Fiscal 2014
December 27, 2013	January 15, 2014	January 24, 2014	$0.0650
January 20, 2014	January 31, 2014	February 14, 2014	$0.1133
January 20, 2014	February 28, 2014	March 14, 2014	$0.1133
January 20, 2014	March 31, 2014	April 15, 2014	$0.1133
April 17, 2014	April 30, 2014	May 15, 2014	$0.1133
April 17, 2014	May 30, 2014	June 16, 2014	$0.1133
April 17, 2014	June 30, 2014	July 15, 2014	$0.1133
July 7, 2014	July 31, 2014	August 15, 2014	$0.1133
July 7, 2014	August 29, 2014	September 15, 2014	$0.1133
July 7, 2014	September 30, 2014	October 15, 2014	$0.1133

Date Declared	Record Date	Payment Date	Per Share
October 15, 2014	October 31, 2014	November 14, 2014	$0.1133
October 15, 2014	November 28, 2014	December 15, 2014	$0.1133
October 15, 2014	December 31, 2014	January 15, 2015	$0.1133
Fiscal 2015
January 22, 2015	February 2, 2015	February 13, 2015	$0.1133
January 22, 2015	February 27, 2015	March 13, 2015	$0.1133
January 22, 2015	March 31, 2015	April 15, 2015	$0.1133
April 15, 2015	April 30, 2015	May 15, 2015	$0.1133
April 15, 2015	May 29, 2015	June 15, 2015	$0.1133
April 15, 2015	June 30, 2015	July 15, 2015	$0.1133
July 8, 2015	July 31, 2015	August 14, 2015	$0.1133
July 8, 2015	August 31, 2015	September 15, 2015	$0.1133
July 8, 2015	September 20, 2015	October 15, 2015	$0.1133
October 14, 2015	October 30, 2015	November 13, 2015	$0.1133
October 14, 2015	November 30, 2015	December 15, 2015	$0.1133
October 14, 2015	December 31, 2015	January 15, 2016	$0.1133
Fiscal 2016
January 13, 2016	January 29, 2016	February 15, 2016	$0.1133
January 13, 2016	February 29, 2016	March 15, 2016	$0.1133
January 13, 2016	March 31, 2016	April 15, 2016	$0.1133
April 15, 2016	April 29, 2016	May 13, 2016	$0.1133
April 15, 2016	May 31, 2016	June 15, 2016	$0.1133
April 15, 2016	June 30, 2016	July 15, 2016	$0.1133
July 7, 2016	July 29, 2016	August 15, 2016	$0.1133
July 7, 2016	August 31, 2016	September 15, 2016	$0.1133
July 7, 2016	September 30, 2016	October 14, 2016	$0.1133
October 7, 2016	October 31, 2016	November 15, 2016	$0.1133
October 7, 2016	November 30, 2016	December 15, 2016	$0.1133
October 7, 2016	December 30, 2016	January 13, 2017	$0.1133
Fiscal 2017
January 13, 2017	January 31, 2017	February 15, 2017	$0.1133
January 13, 2017	February 28, 2017	March 15, 2017	$0.1133
January 13, 2017	March 31, 2017	April 14, 2017	$0.1133
April 14, 2017	April 28, 2017	May 15, 2017	$0.1133
April 14, 2017	May 31, 2017	June 15, 2017	$0.1133
April 14, 2017	June 30, 2017	July 14, 2017	$0.1133
July 7, 2017	July 31, 2017	August 15, 2017	$0.1133
July 7, 2017	August 31, 2017	September 15, 2017	$0.1133
July 7, 2017	September 29, 2017	October 13, 2017	$0.1133
October 12, 2017	October 31, 2017	November 15, 2017	$0.1133
October 12, 2017	November 30, 2017	December 15, 2017	$0.1133
October 12, 2017	December 29, 2017	January 12, 2018	$0.1133

Date Declared	Record Date	Payment Date	Per Share
Fiscal 2018
January 11, 2018	January 31, 2018	February 15, 2018	$0.1133
January 11, 2018	February 28, 2018	March 15, 2018	$0.1133
January 11, 2018	March 29, 2018	April 13, 2018	$0.1133
April 16, 2018	April 30, 2018	May 15, 2018	$0.1133
April 16, 2018	May 31, 2018	June 15, 2018	$0.1133
April 16, 2018	June 29, 2018	July 13, 2018	$0.1133
July 12, 2018	July 31, 2018	August 15, 2018	$0.1133
July 12, 2018	August 31, 2018	September 14, 2018	$0.1133
July 12, 2018	September 28, 2018	October 15, 2018	$0.1133
October 16, 2018	October 31, 2018	November 15, 2018	$0.1133
October 16, 2018	November 29, 2018	December 14, 2018	$0.1133
October 16, 2018	December 31, 2018	January 15, 2019	$0.1133
Fiscal 2019
January 11, 2019	January 31, 2019	February 15, 2019	$0.1133
January 11, 2019	February 28, 2019	March 15, 2019	$0.1133
January 11, 2019	March 29, 2019	April 15, 2019	$0.1133
Total			$8.7441

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information contained in this section should be read in conjunction with the “Selected Financial Data” and our financial statements and notes thereto appearing elsewhere in this prospectus or the accompanying prospectus supplement.
Overview
We were organized as a Maryland corporation on May 18, 2012, and formally commenced operations on November 7, 2012. Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation through debt and related equity investments in middle-market companies.
We are an externally managed, non-diversified, closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. Our investment activities are managed by our investment adviser, Stellus Capital Management.
As a BDC, we are required to comply with certain regulatory requirements. For instance, as a BDC, we may not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets. Qualifying assets include investments in “eligible portfolio companies.” Under the relevant SEC rules, the term “eligible portfolio company” includes all private operating companies, operating companies whose securities are not listed on a national securities exchange, and certain public operating companies that have listed their securities on a national securities exchange and have a market capitalization of less than $250 million, in each case organized and with their principal of business in the United States.
We have elected to be treated for U.S. federal tax purposes as a RIC under Subchapter M of the Code. To maintain our qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. As of March 31, 2019, we were in compliance with the RIC requirements. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any income we distribute to our stockholders.
As a BDC, we are required to comply with certain regulatory requirements. Prior to June 28, 2018, we were only allowed to employ leverage to the extent that our asset coverage, as defined in the 1940 Act, was equal to at least 200% after giving effect to such leverage. On March 23, 2018, the Small Business Credit Availability Act (the “SBCAA”) was signed into law, which included various changes to regulations under the federal securities laws that impact BDCs. The SBCAA included changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances.
On April 4, 2018, the Board, including a “required majority” (as such term is defined in Section 57(o) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. The Board also approved the submission of a proposal to stockholders to approve the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, which was approved by stockholders at our 2018 annual meeting of stockholders. As a result, the asset coverage ratio applicable to us was decreased from 200% to 150%, effective June 28, 2018. As of March 31, 2019, our asset coverage ratio was 314%. The amount of leverage that we employ at any time depends on our assessment of the market and other factors at the time of any proposed borrowing.
Portfolio Composition and Investment Activity
Portfolio Composition
We originate and invest primarily in privately-held middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien (including unitranche), second lien, and unsecured debt financing, often times with a corresponding equity investment.

As of March 31, 2019, we had $517.4 million (at fair value) invested in 55 portfolio companies. As of March 31, 2019, our portfolio included approximately 61% of first lien debt, 28% of second lien debt, 5% of unsecured debt and 6% of equity investments at fair value. The composition of our investments at cost and fair value as of March 31, 2019 was as follows:
	Cost	Fair Value
Senior Secured – First Lien(1)	$320,540,652	$316,224,837
Senior Secured – Second Lien	150,615,271	145,516,935
Unsecured Debt	25,465,784	24,035,792
Equity	23,474,801	31,634,250
Total Investments	$520,096,508	$517,411,814

(1)
Includes unitranche investments, which account for 20.2% of our portfolio at fair value. Unitranche structures may combine characteristics of first lien senior secured as well as second lien and/or subordinated loans and our unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last-out” tranche.

As of December 31, 2018, we had $504.5 million (at fair value) invested in 57 portfolio companies. As of December 31, 2018, our portfolio included approximately 58% of first lien debt, 30% of second lien debt, 5% of unsecured debt and 7% of equity investments at fair value. The composition of our investments at cost and fair value as of December 31, 2018 was as follows:
	Cost	Fair Value
Senior Secured – First Lien(1)	$297,965,589	$292,004,982
Senior Secured – Second Lien	155,382,612	149,661,220
Unsecured Debt	25,436,237	23,697,466
Equity	23,959,211	39,120,000
Total Investments	$502,743,649	$504,483,668

(1)
Includes unitranche investments, which account for 20.6% of our portfolio at December 31, 2018 at fair value. Unitranche structures may combine characteristics of first lien senior secured as well as second lien and/or subordinated loans and our unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last-out” tranche.

Our investment portfolio may contain loans that are in the form of lines of credit or revolving credit facilities, which require us to provide funding when requested by portfolio companies in accordance with the terms and conditions of the underlying loan agreements. As of both March 31, 2019 and December 31, 2018, we had unfunded commitments of $20.9 million and $21.2 million, respectively, to provide debt financing for eleven portfolio companies. As of March 31, 2019, we had sufficient liquidity to fund such unfunded commitments should the need arise.

The following is a summary of geographical concentration of our investment portfolio as of March 31, 2019:
	Cost	Fair Value	% of Total Investments
Texas	$95,355,705	$93,793,005	18.13%
California	86,591,903	86,746,128	16.76%
Ohio	49,121,053	49,102,562	9.49%
New Jersey	43,537,848	42,088,073	8.13%
Illinois	25,910,136	28,864,384	5.58%
Canada	27,934,284	27,951,845	5.40%
New York	20,370,804	20,564,386	3.97%
South Carolina	20,795,636	20,305,800	3.92%
Tennessee	20,216,470	19,862,755	3.84%
Arizona	18,547,055	19,121,504	3.70%
Pennsylvania	17,744,549	17,320,937	3.35%
Maryland	17,203,751	17,194,406	3.32%
Arkansas	17,483,172	17,118,695	3.31%
Indiana	14,149,517	14,109,903	2.73%
Wisconsin	11,419,373	11,126,640	2.15%
Colorado	10,786,446	10,800,000	2.09%
Georgia	5,991,283	10,170,000	1.97%
Puerto Rico	8,736,384	4,975,732	0.96%
North Carolina	4,950,253	4,450,000	0.86%
Massachusetts	1,317,406	1,050,000	0.20%
Missouri	139,656	610,000	0.12%
Utah	1,551,520	85,059	0.02%
Florida	242,304	—	—%
	$520,096,508	$517,411,814	100.00%

The following is a summary of geographical concentration of our investment portfolio as of December 31, 2018:
	Cost	Fair Value	% of Total Investments at fair value
Texas	100,229,354	97,474,226	19.32%
California	86,550,134	85,880,918	17.03%
New Jersey	43,513,698	41,473,072	8.22%
Ohio	36,209,514	36,273,224	7.19%
Illinois	19,941,053	29,880,018	5.92%
Canada	27,902,537	27,935,931	5.54%
Arizona	21,682,522	21,603,741	4.28%
South Carolina	20,871,587	20,385,325	4.04%
New York	20,446,690	20,287,086	4.02%
Tennessee	20,117,218	19,381,134	3.84%
Arkansas	17,696,537	18,013,941	3.57%
Pennsylvania	17,732,831	17,824,372	3.53%
Maryland	17,237,500	17,237,500	3.42%
Wisconsin	11,437,711	10,869,000	2.15%
Colorado	10,777,822	10,777,822	2.14%
Georgia	5,988,728	9,820,000	1.95%
Indiana	7,363,628	7,087,500	1.40%
Puerto Rico	8,797,954	5,029,913	1.00%
North Carolina	4,946,554	4,425,000	0.88%
Massachusetts	1,317,406	1,670,000	0.33%
Missouri	139,656	670,000	0.13%
Virginia	50,001	280,000	0.06%
Florida	242,304	110,000	0.02%
Utah	1,550,710	93,945	0.02%
	$502,743,649	$504,483,668	100.00%

The following is a summary of industry concentration of our investment portfolio as of March 31, 2019:
	Cost	Fair Value	% of Total Investments
Services: Business	$80,946,932	$85,314,207	16.49%
Healthcare & Pharmaceuticals	65,937,917	62,667,439	12.11%
Consumer Goods: Durable	44,001,754	43,320,561	8.37%
Software	37,457,057	37,907,500	7.35%
Media: Broadcasting & Subscription	37,750,446	37,479,039	7.24%
Finance	34,210,113	35,245,000	6.81%
Retail	28,688,270	27,446,373	5.30%
Education	26,583,113	25,680,000	4.96%
High Tech Industries	21,119,990	21,110,106	4.08%
Beverage, Food, & Tobacco	20,724,762	18,512,559	3.58%
Services: Consumer	17,986,658	17,710,053	3.42%
Automotive	17,473,510	17,427,187	3.37%
Energy: Oil & Gas	13,685,273	15,371,981	2.97%
Consumer goods: non-durable	14,975,198	14,770,938	2.85%
Chemicals, Plastics, & Rubber	11,846,022	11,611,088	2.24%
Containers, Packaging, & Glass	11,419,373	11,126,640	2.15%
Construction & Building	10,382,830	10,440,000	2.02%
Utilities: Oil & Gas	9,856,955	9,400,000	1.82%
Capital Equipment	6,789,917	6,849,404	1.32%
Transportation: Cargo	6,814,294	6,841,739	1.32%
Insurance	500,000	560,000	0.11%
Hotel, Gaming, & Leisure	—	340,000	0.07%
Environmental Industries	946,124	280,000	0.05%
	$520,096,508	$517,411,814	100.00%

The following is a summary of industry concentration of our investment portfolio as of December 31, 2018:
	Cost	Fair Value	% of Total Investments
Services: Business	$60,784,467	$63,810,643	12.65%
Healthcare & Pharmaceuticals	58,682,811	54,785,327	10.86%
Consumer Goods: Durable	44,218,515	44,049,052	8.73%
Finance	34,208,412	41,910,000	8.30%
Software	37,427,547	38,026,250	7.54%
Media: Broadcasting & Subscription	38,137,844	37,733,004	7.48%
Retail	28,764,221	27,525,897	5.45%
Education	26,562,249	25,325,000	5.02%
High Tech Industries	21,094,192	21,094,192	4.18%
Beverage, Food, & Tobacco	20,709,134	18,213,945	3.61%
Services: Consumer	17,952,663	17,640,255	3.50%
Automotive	17,457,259	17,282,187	3.43%
Energy: Oil & Gas	14,312,328	15,542,102	3.08%
Consumer goods: non-durable	14,994,980	14,579,375	2.89%
Chemicals, Plastics, & Rubber	11,835,100	11,707,835	2.32%
Containers, Packaging, & Glass	11,437,711	10,869,000	2.15%
Construction & Building	10,374,827	10,280,000	2.04%
Utilities: Oil & Gas	9,853,435	9,853,435	1.95%
Capital Equipment	7,535,876	7,929,775	1.57%
Transportation: Cargo	6,808,345	6,841,739	1.36%
Insurance	5,425,301	5,460,000	1.08%
Hotel, Gaming, & Leisure	3,170,307	3,414,655	0.68%
Environmental Industries	946,124	330,000	0.07%
Services: Government	50,001	280,000	0.06%
	$502,743,649	504,483,668	100.00%
At March 31, 2019, our average portfolio company investment at amortized cost and fair value was approximately $9.5 million and $9.4 million, respectively, and our largest portfolio company investment at amortized cost and fair value was $21.6 million and $22.6 million, respectively. At December 31, 2018, our average portfolio company investment at both amortized cost and fair value was approximately $8.9 million, and our largest portfolio company investment at amortized cost and fair value was approximately $21.6 million and $22.3 million, respectively.
At both March 31, 2019 and December 31,2018, 91% of our debt investments bore interest based on floating rates (subject to interest rate floors), such as LIBOR, and 9% bore interest at fixed rates.
The weighted average yield on all of our debt investments as of March 31, 2019 and December 31, 2018 was 10.7% and 10.9%, respectively. The weighted average yield was computed using the effective interest rates for all of our debt investments, including accretion of original issue discount. The weighted average yield of our debt investments is not the same as a return on investment for our stockholder, but, rather relates to a portion of our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses.
As of March 31, 2019 and December 31, 2018, we had cash and cash equivalents of $23.8 million and $17.5 million, respectively.

Investment Activity
During the three months ended March 31, 2019, we made an aggregate of $28.6 million (net of fees) of investments in one new portfolio company and four existing portfolio companies. During the three months ended March 31, 2019, we received an aggregate of $21.8 million in proceeds from repayments of our investments.
Our level of investment activity can vary substantially from period to period depending on many factors, including the amount of debt and equity capital required by middle-market companies, the level of merger and acquisition activity, the general economic environment and the competitive environment for the types of investments we make.
Asset Quality
In addition to various risk management and monitoring tools, Stellus Capital uses an investment rating system to characterize and monitor the credit profile and expected level of returns on each investment in our investment portfolio. This investment rating system uses a five-level numeric scale. The following is a description of the conditions associated with each investment category:
•
Investment Category 1 is used for investments that are performing above expectations, and whose risks remain favorable compared to the expected risk at the time of the original investment.

•
Investment Category 2 is used for investments that are performing within expectations and whose risks remain neutral compared to the expected risk at the time of the original investment. All new loans are initially rated 2.

•
Investment Category 3 is used for investments that are performing below expectations and that require closer monitoring, but where no loss of return or principal is expected. Portfolio companies with a rating of 3 may be out of compliance with financial covenants.

•
Investment Category 4 is used for investments that are performing substantially below expectations and whose risks have increased substantially since the original investment. These investments are often in work out. Investments with a rating of 4 are those for which some loss of return but no loss of principal is expected.

•
Investment Category 5 is used for investments that are performing substantially below expectations and whose risks have increased substantially since the original investment. These investments are almost always in work out. Investments with a rating of 5 are those for which some loss of return and principal is expected.

	As of March 31, 2019			As of December 31, 2018
	(dollars in millions)			(dollars in millions)
Investment Category	Fair Value	% of Total Portfolio	Number of Portfolio Companies(1)	Fair Value	% of Total Portfolio	Number of Portfolio Companies(1)
1	$102.8	20%	12	$92.5	18%	13
2	353.4	68%	34	372.3	74%	37
3	53.1	10%	7	26.8	5%	3
4	8.0	2%	2	12.8	3%	4
5	0.1	—%	1	0.1	—%	1
Total	$517.4	100%	56	$504.5	100%	58

(1)
One portfolio company appears in two categories as of both periods

Loans and Debt Securities on Non-Accrual Status
We will not accrue interest on loans and debt securities if we have reason to doubt our ability to collect such interest. As of March 31, 2019, we had three loans on non-accrual status which represented approximately

2.7% of our loan portfolio at cost and 1.7% at fair value. As of December 31, 2018, we had four loans on non-accrual status, which represented approximately 3.9% of our loan portfolio at cost and 2.8% at fair value.
Results of Operations
An important measure of our financial performance is net increase (decrease) in net assets resulting from operations, which includes net investment income (loss), net realized gain (loss) and net unrealized appreciation (depreciation). Net investment income (loss) is the difference between our income from interest, dividends, fees and other investment income and our operating expenses including interest on borrowed funds. Net realized gain (loss) on investments is the difference between the proceeds received from dispositions of portfolio investments and their amortized cost. Net unrealized appreciation (depreciation) on investments is the net change in the fair value of our investment portfolio.
Comparison of the three months ended March 31, 2019 and 2018
Revenues
We generate revenue in the form of interest income on debt investments and capital gains and distributions, if any, on investment securities that we may acquire in portfolio companies. Our debt investments typically have a term of five to seven years and bear interest at a fixed or floating rate. Interest on our debt securities is generally payable quarterly. Payments of principal on our debt investments may be amortized over the stated term of the investment, deferred for several years or due entirely at maturity. In some cases, our debt investments may pay interest in-kind, or PIK. Any outstanding principal amount of our debt securities and any accrued but unpaid interest will generally become due at the maturity date. The level of interest income we receive is directly related to the balance of interest-bearing investments multiplied by the weighted average yield of our investments. We expect that the total dollar amount of interest and any dividend income that we earn will increase as the size of our investment portfolio increases. In addition, we may generate revenue in the form of prepayment fees, commitment, loan origination, structuring or due diligence fees, fees for providing significant managerial assistance and consulting fees.
The following shows the breakdown of investment income for the three months ended March 31, 2019 and 2018 (in millions).
	Three months ended March 31, 2019	Three months ended March 31, 2018
Interest income(1)	$13.6	$10.5
PIK Interest	—	0.2
Miscellaneous fees(1)	0.2	0.2
Total	$13.8	$10.9

(1)
For the three months ended March 31, 2019, we recognized $0.3 million of non-recurring income related to early repayments, amendments to specific loan positions, and the recognition of previously reserved income from a prior period. For the three months ended March 31, 2018, we recognized $0.1 million of non-recurring income related to early repayments and amendments to specific loan positions.

The increase in interest income from the respective periods was due to the growth in the overall investment portfolio.
Expenses
Our primary operating expenses include the payment of fees to Stellus Capital under the investment advisory agreement, our allocable portion of overhead expenses under the administration agreement and other operating costs described below. We bear all other out-of-pocket costs and expenses of our operations and transactions, which may include:
•
organization and offering expenses;

•
Expenses incurred in valuing our assets and calculating our net asset value (including the cost and expenses of any independent valuation firm);

•
fees and expenses incurred by Stellus Capital or payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for us and in monitoring our investments and performing due diligence on our prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments;

•
interest payable on debt, if any, incurred to finance our investments and expenses related to unsuccessful portfolio acquisition efforts;

•
offerings of our common stock and other securities;

•
base management and incentive fees;

•
administration fees and expenses, if any, payable under the administration agreement (including our allocable portion of Stellus Capital’s overhead in performing its obligations under the administration agreement, including rent and the allocable portion of the cost of our chief compliance officer, chief financial officer and their respective staffs);

•
transfer agent and custodial fees and expenses;

•
U.S. federal and state registration fees;

•
all costs of registration and listing our shares on any securities exchange;

•
U.S. federal, state and local taxes;

•
independent directors’ fees and expenses;

•
costs of preparing and filing reports or other documents required by the SEC or other regulators;

•
costs of any reports, proxy statements or other notices to stockholders, including printing costs;

•
costs associated with individual or group stockholders;

•
costs and fees associated with any fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•
direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and

•
all other expenses incurred by us or Stellus Capital in connection with administering our business.

The following shows the breakdown of operating expenses for the three months ended March 31, 2019 and 2018 (in millions).
	Three months ended March 31, 2019	Three months ended March 31, 2018
Operating Expenses
Management fees	$2.2	$1.7
Valuation Fees	0.1	0.1
Administrative services expenses	0.4	0.3
Income incentive fee expense	1.4	1.0
Capital gain incentive fee expense	1.2	—
Professional fees	0.3	0.5
Directors’ fees	0.1	0.1
Insurance expense	0.1	0.1
Interest expense and other fees	3.7	2.5
Other general and administrative	—	0.1
Total Operating Expenses	$9.5	$6.4

The increase in operating expenses for the respective periods was primarily due to 1) an increase in management fees, directly related to the growth of our portfolio, 2) increased interest expense due to our SBA-guaranteed debentures outstanding during the period, and 3) increase in incentive fees due to performance; most notably the accrual of a capital gains incentive fee, which results from the increase in market value on our current portfolio as well as realized gains. See Note 2 for further discussion on incentive fees.
Net Investment Income
For the three months ended March 31, 2019, net investment income was $4.3 million, or $0.27 per common share (based on 16,351,032 weighted-average common shares outstanding at March 31, 2019).
For the three months ended March 31, 2018, net investment income was $4.5 million, or $0.28 per common share (based on 15,952,841 weighted-average common shares outstanding at March 31, 2018).
Net Realized Gains and Losses
We measure realized gains or losses by the difference between the net proceeds from the repayment, sale or disposition and the amortized cost basis of the investment, using the specific identification method, without regard to unrealized appreciation or depreciation previously recognized.
Repayments of investments and amortization of other investments for the three months ended March 31, 2019 totaled $21.8 million and net realized gain totaled $10.2 million.
Repayments of investments and amortization of other investments and a non-cash conversion of debt to equity for the three months ended March 31, 2018 totaled $15.6 million and net realized gain totaled $1.3 million.
Net Change in Unrealized Appreciation/(Depreciation) of Investments
Net change in unrealized appreciation (depreciation) primarily reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded appreciation or depreciation when gains or losses are realized.
Net change in unrealized appreciation (depreciation) on investments and cash equivalents for the three months ended March 31, 2019 and 2018 totaled $(4.4) million and $1.5 million, respectively.
The net depreciation for the three month period ending March 31, 2019 resulted primarily from the accounting reversal relating to a certain realized gain in the portfolio offset by appreciation resulting from the general tightening of credit spreads. For the three month period ending March 31, 2018, the net change in unrealized appreciation was due to a general tightening of credit spreads.
Provision for Taxes on Unrealized Appreciation on Investments
We have direct wholly owned subsidiaries that have elected to be taxable entities, or the “Taxable Subsidiaries”. The Taxable Subsidiaries permit us to hold equity investments in portfolio companies which are “pass through” entities for tax purposes and continue to comply with the “source income” requirements contained in RIC tax provisions of the Code. The Taxable Subsidiaries are not consolidated with us for income tax purposes and may generate income tax expense, benefit, and the related tax assets and liabilities, as a result of their ownership of certain portfolio investments. The income tax expense, or benefit, if any, and related tax assets and liabilities are reflected in our consolidated financial statements. For the three months ended March 31, 2019 and 2018, we recognized a provision for income tax on unrealized investments of $12.0 thousand and $0 for the Taxable Subsidiaries, respectively. As of March 31, 2019 and December 31, 2018, there was $80.6 thousand and $68.0 thousand of deferred tax liability on the Consolidated Statement of Assets and Liabilities.
Net Increase in Net Assets Resulting from Operations
For the three months ended March 31, 2019, net increase in net assets resulting from operations totaled $10.1 million, or $0.62 per common share (based on 16,351,032 weighted-average common shares outstanding at March 31, 2019).

For the three months ended March 31, 2018, net increase in net assets resulting from operations totaled $7.3 million, or $0.46 per common share (based on 15,952,841 weighted-average common shares outstanding at March 31, 2018).
The increase in the net increase in net assets between the respective periods was due to large realized gains during the three months ended March 31, 2019, mostly due to the realization of one equity position.
Comparison of the Years ended December 31, 2018, 2017, and 2016
Revenues
We generate revenue in the form of interest income on debt investments and capital gains and distributions, if any, on investment securities that we may acquire in portfolio companies. Our debt investments typically have a term of five to seven years and bear interest at a fixed or floating rate. Interest on our debt securities is generally payable quarterly. Payments of principal on our debt investments may be amortized over the stated term of the investment, deferred for several years or due entirely at maturity. In some cases, our debt investments may pay interest in-kind, or PIK. Any outstanding principal amount of our debt securities and any accrued but unpaid interest will generally become due at the maturity date. The level of interest income we receive is directly related to the balance of interest-bearing investments multiplied by the weighted average yield of our investments. We expect that the total dollar amount of interest and any dividend income that we earn to increase as the size of our investment portfolio increases. In addition, we may generate revenue in the form of prepayment fees, commitment, loan origination, structuring or due diligence fees, fees for providing significant managerial assistance and consulting fees.
The following shows the breakdown of investment income for the years ended December 31, 2018, 2017, and 2016 (in millions).
	Year ended December 31, 2018	Year ended December 31, 2017	Year ended December 31, 2016
Interest Income(1)	$49.6	$37.6	$38.0
PIK Income	1.9	0.5	0.2
Miscellaneous fees(1)	1.8	1.6	1.3
Total	$53.3	$39.7	$39.5

(1)
For the years ended December 31, 2018, 2017 and 2016, we recognized $3.4 million, $2.5 million and $1.6 million of non-recurring income, respectively. Non-recurring income was mostly related to early repayments and amendments to specific loan positions with the exception of the year ended December 31, 2018 which includes recognition of prior period interest reserve.

The increase in interest income from the respective periods were due primarily to growth in the overall investment portfolio and increased interest rates.
Expenses
Our primary operating expenses include the payment of fees to Stellus Capital Management under the investment advisory agreement, our allocable portion of overhead expenses under the administration agreement and other operating costs described below. We bear all other out-of-pocket costs and expenses of our operations and transactions, which may include:
•
organization and offering;

•
calculating our net asset value (including the cost and expenses of any independent valuation firm);

•
fees and expenses payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for us and in monitoring our investments and performing due diligence on our prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments;

•
interest payable on debt, if any, incurred to finance our investments and expenses related to unsuccessful portfolio acquisition efforts;

•
offerings of our common stock and other securities;

•
base management and incentive fees;

•
administration fees and expenses, if any, payable under the administration agreement (including our allocable portion of Stellus Capital Management’s overhead in performing its obligations under the administration agreement, including rent and the allocable portion of the cost of our chief compliance officer and chief financial officer and his staff);

•
transfer agent, dividend agent and custodial fees and expenses;

•
U.S. federal and state registration fees;

•
all costs of registration and listing our shares on any securities exchange;

•
U.S. federal, state and local taxes;

•
independent directors’ fees and expenses;

•
costs of preparing and filing reports or other documents required by the SEC or other regulators;

•
costs of any reports, proxy statements or other notices to stockholders, including printing costs;

•
costs and fees associated with any fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•
direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

•
proxy voting expenses; and

•
all other expenses incurred by us or Stellus Capital Management in connection with administering our business.

The following shows the breakdown of operating expenses for the years ended December 31, 2018, 2017 and 2016 (in millions).
	Year ended December 31, 2018	Year ended December 31, 2017	Year ended December 31, 2016
Operating Expenses
Management Fees	$8.2	$6.3	$6.3
Valuation Fees	0.3	0.3	0.4
Administrative services expenses	1.4	1.3	1.0
Income incentive fees	5.5	2.9	4.3
Capital gain incentive fees	0.1	—	—
Professional fees	1.2	1.3	0.7
Directors’ fees	0.3	0.3	0.3
Insurance expense	0.3	0.4	0.5
Interest expense and other fees	12.3	7.9	8.0
Income tax expense	0.3	—	—
Deferred offering costs	—	—	0.3
Other general and administrative	0.7	0.6	0.4
Total Operating Expenses	$30.6	$21.3	$22.2
Loss on extinguishment of debt	—	0.4	—
Total Expenses	$30.6	$21.7	$22.2
The increase in operating expenses for the respective periods was primarily due to 1) an increase in management fees directly related to the growth of our portfolio, 2) increased interest expense due to the greater principal amount of the additional 2022 Notes, despite their lower annual interest rate as compared to the 2019 Notes, the higher balance and increased rates on the Credit Facility and SBA-guaranteed debentures outstanding during the period, and 3) higher income incentive fees and capital gains incentive fees due to performance of the portfolio.
Net Investment Income
Net investment income was $22.6 million, or $1.42 per common share based on 15,953,571 weighted-average common shares outstanding at December 31, 2018. Net investment income was $18.0 million, or $1.21 per common share based on 14,870,981 weighted-average common shares outstanding at December 31, 2017. Net investment income was $17.3 million, or $1.39 per common share based on 12,479,959 weighted-average common shares outstanding at December 31, 2016.
Net investment income for the year ended December 31, 2018 increased compared to the year ended December 31, 2017 as a result of an increase in interest income due to growth in the overall investment portfolio and increased interest rates, offset by an increase in management and incentive fees and interest expense incurred related to the portfolio growth.
Net Realized Gains and Losses
We measure realized gains or losses by the difference between the net proceeds from the repayment, sale or other disposition and the amortized cost basis of the investment, using the specific identification method, without regard to unrealized appreciation or depreciation previously recognized.
Proceeds from repayments of investments and amortization of certain other investments for the year ended December 31, 2018 totaled $147.5 million and net realized gains totaled $5.5 million from the realization of our equity investments in certain portfolio companies. Proceeds from repayments of investments and amortization of certain other investments for the year ended December 31, 2017 totaled $172.3 million and net realized gain totaled $4.7 million from the realization of our equity investments in certain portfolio companies. Proceeds from the sales and repayments of investments and amortization of certain other investments for the year ended December 31, 2016 totaled $55.9 million and net realized loss totaled $13.1 million, $12.2 million of which is related to the realized loss of our term loan to Binder and Binder.
Provision for Taxes on Realized Gains
In connection with the gain realized from the exit of its equity investment in Eating Recovery Center, LLC, the Company recorded an income tax provision on realized gains of $0.3 million for the year ended December 31, 2018. No income tax provision was recorded on realized gains for the years ended December 31, 2017 and 2016. As of December 31, 2018 and 2017, no tax liability related to the taxes on realized gains were included on the Consolidated Statement of Assets and Liabilities.
Net Change in Unrealized Appreciation (Depreciation) of Investments
Net change in unrealized appreciation primarily reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded appreciation or depreciation when gains or losses are realized.
Net change in unrealized appreciation (depreciation) on investments and cash equivalents for the year ended December 31, 2018, 2017 and 2016 totaled ($1.6) million, $22.0 thousand, and $18.6 million, respectively.
The change in unrealized depreciation in 2018 was due to a significant widening of spreads right at year end, offset by the write up of a specific equity investment. There was relatively no change in unrealized appreciation in 2017. The change in unrealized appreciation in 2016 was due primarily to two factors: a) the reversal of $8.3 million of unrealized depreciation accrued in prior years resulting from realized losses and b) $10.3 million from tightening interest rate spreads in 2016.
Provision for Taxes on Unrealized Appreciation on Investments
We have direct wholly owned subsidiaries that have elected to be taxable entities (the “Taxable Subsidiaries”). The Taxable Subsidiaries permit us to hold equity investments in portfolio companies which are “pass through” entities for tax purposes and continue to comply with the “source-of-income” requirements contained in RIC tax provisions of the Code. The Taxable Subsidiaries are not consolidated with us for income tax filing purposes and may generate income tax expense, benefit, and the related tax assets and liabilities, as a result of their ownership of certain portfolio investments. The income tax expense, or benefit, if any, and related tax assets and liabilities are reflected in our consolidated financial statements.
For the year ended December 31, 2018, 2017 and 2016, we recognized a deferred tax benefit (provision) related to unrealized appreciation on certain equity investments for income tax at our Taxable Subsidiaries of $(67.0) thousand, $9.0 thousand and $0.4 million, respectively. As of December 31, 2018 and 2017, a deferred tax liability of $67.0 thousand and $0, respectively, were included on the Consolidated Statement of Assets and Liabilities.
Net Increase in Net Assets Resulting from Operations
Net increase in net assets resulting from operations totaled $26.2 million, or $1.64 per common share based on weighted-average shares of 15,953,571 for the year ended December 31, 2018, as compared to $22.6 million, or $1.52 per common share based on weighted-average shares of 14,870,981 common shares outstanding for the year ended December 31, 2017, as compared to $23.2 million, or $1.86 per common share based on weighted-average shares of 12,479,959 common shares outstanding for the year ended December 31, 2016.
The increase in net assets resulting from operations for the year ended December 31, 2018 as compared to the year ended December 31, 2017 was higher due primarily to a higher net investment income due to the growth of the portfolio, as well as a larger amount of realized gains. The increase in net assets resulting from operations for the year ended December 31, 2017 as compared to the year ended December 31, 2016 was lower due to higher net unrealized gains on the portfolio in 2016, offset by net realized gains and a higher net investment income in 2017.
Financial Condition, Liquidity and Capital Resources
Cash Flows from Operating and Financing Activities
Our operating activities used net cash of $3.3 million for the three months ended March 31, 2019, primarily in connection with the purchase and origination of new portfolio investments, some of which was offset by the sales and repayments on our investments. Our financing activities for the three months ended March 31, 2019 provided cash of $9.6 million due to a secondary offering during the quarter, offset by repayments on our Credit Facility. See Note 4 for further discussion.
Our operating activities used net cash of $51.8 million for the three months ended March 31, 2018, primarily in connection with the purchase and origination of new portfolio investments, some of which was offset by the sales and repayments on our investments. Our financing activities for the three months ended March 31, 2018 provided cash of $72.2 million due to net borrowings under the Credit Facility during the period.
Liquidity and Capital Resources
Our liquidity and capital resources are derived from the Credit Facility, the 2022 Notes, SBA-guaranteed debentures and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and other operating expenses we incur, as well as the payment of dividends to the holders of our common stock. We used, and expect to continue to use, these capital resources as well as proceeds from turnover within our portfolio and from public and private offerings of securities to finance our investment activities.
Although we expect to fund the growth of our investment portfolio through the net proceeds from future public and private equity offerings and issuances of senior securities or future borrowings to the extent permitted by the 1940 Act, our plans to raise capital may not be successful. In this regard, if our common stock trades at a price below our then-current net asset value per share, we may be limited in our ability to raise equity capital given that we cannot sell our common stock at a price below net asset value per share unless our stockholders approve such a sale and our board of directors makes certain determinations in connection therewith. A proposal, approved by our stockholders at our 2018 annual stockholders meeting, authorizes us to sell shares equal to up to 25% of our outstanding common stock of our common stock below the then current net asset value per share of our common stock in one or more offerings. This authorization will expire on June 28, 2019, the one year anniversary of our 2018 annual stockholders meeting. We would need similar future approval from our stockholders to issue shares below the then current net asset value per share any time after the expiration of the current approval. In addition, we intend to distribute between 90% and 100% of our taxable income to our stockholders in order to satisfy the requirements applicable to RICs under Subchapter M of the Code. Consequently, we may not have the funds or the ability to fund new investments, to make additional investments in our portfolio companies, to fund our unfunded commitments to portfolio companies or to repay borrowings. In addition, the illiquidity of our portfolio investments may make it difficult for us to sell these investments when desired and, if we are required to sell these investments, we may realize significantly less than their recorded value.
Also, as a BDC, we generally are required to meet a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities, to total senior securities, which include all of our borrowings and any outstanding preferred stock, of at least 150% effective June 28, 2018 (at least 200% prior to June 28, 2018). This requirement limits the amount that we may borrow. We have received exemptive relief from the SEC to permit us to exclude the debt of our SBIC subsidiary guaranteed by the SBA from the definition of senior securities in the asset coverage test under the 1940 Act. We were in compliance with the asset coverage ratios at all times. As of March 31, 2019 and December 31, 2018, our asset coverage ratio was 314% and 251%, respectively. The amount of leverage that we employ will depend on our assessment of market conditions and other factors at the time of any proposed borrowing, such as the maturity, covenant package and rate structure of the proposed borrowings, our ability to raise funds through the issuance of shares of our common stock and the risks of such borrowings within the context of our investment outlook. Ultimately, we only intend to use leverage if the expected returns from borrowing to make investments will exceed the cost of such borrowing. As of March 31, 2019 and December 31, 2018, we had cash and cash equivalents of $23.8 million and $17.5 million, respectively.
Credit Facility
On November 7, 2012, we entered into a revolving credit facility, or the “Original Facility”, with various lenders. SunTrust Bank, one of the lenders, served as administrative agent under the Original Facility. The Original Facility was terminated on October 11, 2017, in conjunction with securing and entering into a new senior secured revolving credit agreement, dated as of October 10, 2017, as amended on March 28, 2018 and August 2, 2018, with ZB, N.A., dba Amegy Bank and various other lenders, or the “Credit Facility”.
The Credit Facility provides for borrowings up to a maximum of $180.0 million on a committed basis with an accordion feature that allows us to increase the aggregate commitments up to $195.0 million, subject to new or existing lenders agreeing to participate in the increase and other customary conditions.
Borrowings under the Credit Facility bear interest, subject to our election, on a per annum basis equal to (i) LIBOR plus 2.50% (or 2.75% during certain periods in which our asset coverage ratio is equal to or below 1.90 to 1.00) with no LIBOR floor, or (ii) 1.50% (or 1.75% during certain periods in which the our asset coverage ratio is equal to or below 1.90 to 1.00) plus an alternate base rate based on the highest of the Prime Rate, Federal Funds Rate plus 0.5% or one month LIBOR plus 1.0%. We pay unused commitment fees of 0.50% per annum on the unused lender commitments under the Credit Facility. Interest is payable quarterly in arrears. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on October 10, 2021.
Our obligations to the lenders are secured by a first priority security interest in its portfolio of securities and cash not held at the SBIC subsidiary, but excluding short term investments. The Credit Facility contains certain covenants, including but not limited to: (i) maintaining a minimum liquidity test of at least $10.0 million, including cash, liquid investments and undrawn availability, (ii) maintaining an asset coverage ratio of at least 1.75 to 1.0, and (iii) maintaining a minimum stockholder’s equity. As of March 31, 2019, we were in compliance with these covenants.

As of March 31, 2019 and December 31, 2018, $76.1 and $99.6 million, respectively, was outstanding under the Credit Facility. The carrying amount of the amount outstanding under the Credit Facility approximates its fair value. The fair values of the Credit Facility is determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the Credit Facility is estimated based upon market interest rates for our own borrowings or entities with similar credit risk, adjusted for nonperformance risk, if any. We incurred additional costs of $1.5 million in connection with the current Credit Facility, which are being amortized over the life of the facility. Additionally, $0.3 million of costs from the Original Facility will continue to be amortized over the remaining life of the Credit Facility. As of March 31, 2019 and December 31, 2018, $1.2 and $1.3 million of such prepaid loan structure fees and administration fees had yet to be amortized, respectively. These prepaid loan fees are presented on the consolidated statement of assets and liabilities as a deduction from the debt liability.
Interest is paid quarterly in arrears. The following table summarizes the interest expense and amortized loan fees on the Credit Facility for the three months ended March 31, 2019 and 2018 (in millions):
	For the three months ended
	March 31, 2019	March 31, 2018
Interest expense	$1.3	$0.7
Loan fee amortization	0.1	0.1
Commitment fees on unused portion	0.1	0.1
Total interest and financing expenses	$1.5	$0.9
Weighted average interest rate	5.1%	4.4%
Effective interest rate	6.0%	5.6%
Average debt outstanding	$100.0	$68.2
Cash paid for interest and unused fees	$1.2	$0.6
SBA-Guaranteed Debentures
Due to the SBIC subsidiary’s status as a licensed SBIC, we have the ability to issue debentures guaranteed by the SBA at favorable interest rates. Under the regulations applicable to SBIC funds, a single licensee can have outstanding debentures guaranteed by the SBA subject to a regulatory leverage limit, up to two times the amount of regulatory capital, as such term is defined by the SBA. As of both March 31, 2019 and December 31, 2018, the SBIC subsidiary had $75.0 million in regulatory capital.
On August 12, 2014, we obtained exemptive relief from the SEC to permit us to exclude the debt of the SBIC subsidiary guaranteed by the SBA from our 200% asset coverage test under the 1940 Act. The exemptive relief provides us with increased flexibility under the 200% asset coverage test by permitting us to borrow up to $150.0 million more than we would otherwise be able to absent the receipt of this exemptive relief.
On a stand-alone basis, the SBIC subsidiary held $226.8 and $225.5 million in assets at March 31, 2019 and December 31, 2018, respectively, which accounted for approximately 41.6% and 42.9% of our total consolidated assets, respectively.
Debentures guaranteed by the SBA have fixed interest rates that equal prevailing 10-year Treasury Note rates plus a market spread and have a maturity of ten years with interest payable semi-annually. The principal amount of the debentures is not required to be paid before maturity, but may be pre-paid at any time with no prepayment penalty. As of both March 31, 2019 and December 31, 2018, the SBIC subsidiary had $150.0 million of SBA-guaranteed debentures outstanding. See Note 10 for further detail on the SBA-guaranteed debentures outstanding. SBA-guaranteed debentures incur upfront fees of 3.425%, which consists of a 1.00% commitment fee and a 2.425% issuance discount, which are amortized over the life of the SBA-guaranteed debentures. Once pooled, which occurs in March and September each year, the SBA-guaranteed debentures bear interest at a fixed rate that is set to the current 10-year treasury rate plus a spread at each pooling date.

As of March 31, 2019 and December 31, 2018, the carrying amount of the SBA-guaranteed debentures approximated their fair value. The fair values of the SBA-guaranteed debentures are determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the SBA-guaranteed debentures are estimated based upon market interest rates for our own borrowings or entities with similar credit risk, adjusted for nonperformance risk, if any. At March 31, 2019 and December 31, 2018 the SBA-guaranteed debentures would be deemed to be Level 3, as defined in Note 6.
As of March 31, 2019, we have incurred $5.1 million in financing costs related to the SBA-guaranteed debentures since the SBIC subsidiary received its license, which were recorded as prepaid loan fees. As of March 31, 2019 and December 31, 2018, $3.5 and $3.6 million of prepaid financing costs had yet to be amortized, respectively. These prepaid loan fees are presented on the consolidated statement of assets and liabilities as a deduction from the debt liability.
The following table summarizes the interest expense and amortized fees on the SBA-guaranteed debentures for the three months ended March 31, 2019 and 2018 (in millions):
	For the three months ended
	March 31, 2019	March 31, 2018
Interest expense	$1.3	$0.6
Debenture fee amortization	0.1	0.1
Total interest and financing expenses	$1.4	$0.7
Weighted average interest rate	3.4%	2.9%
Effective interest rate	3.8%	3.3%
Average debt outstanding	$150.0	$90.0
Cash paid for interest	$2.4	$1.2
Notes
On May 5, 2014, we closed a public offering of $25.0 million in aggregate principal amount of 6.50% notes, or the “2019 Notes”, due on April 30, 2019. We redeemed all $25.0 million in aggregate principal amount of the 2019 Notes on September 20, 2017 at 100% of their principal amount, plus the accrued and unpaid interest thereon through the redemption date.
There was no interest expense or deferred financing costs on the 2019 Notes for the three months ended March 31, 2019 and 2018.
On August 21, 2017, we issued $42.5 million in aggregate principal amount of 5.75% fixed-rate notes due September 15, 2022, or the “2022 Notes”. On September 8, 2017, we issued an additional $6.4 million in aggregate principal amount of the 2022 Notes pursuant to a full exercise of the underwriters’ overallotment option. The 2022 Notes will mature on September 15, 2022, and may be redeemed in whole or in part at any time or from time to time at our option on or after September 15, 2019 at a redemption price equal to 100% of the outstanding principal, plus accrued and unpaid interest. Interest is payable quarterly beginning December 15, 2017.
We used all of the net proceeds from this offering to fully redeem the 2019 Notes and a portion of the amount outstanding under the Original Facility. As of March 31, 2019 and December 31, 2018, the aggregate carrying amount of the 2022 Notes was approximately $48.9 million for both periods and the fair value of the Notes was approximately $49.1 million and $47.6 million, respectively. The 2022 Notes are listed on New York Stock Exchange under the trading symbol “SCA”. The fair value of the Notes is based on the closing price of the security, which is a Level 2 input under ASC 820 due to sufficient trading volume.
In connection with the issuance and maintenance of the 2022 Notes, we have incurred $1.7 million of fees which are being amortized over the term of the 2022 Notes, of which $1.2 million remains to be amortized as of both March 31, 2019 and December 31, 2018. These financing costs are presented on the consolidated statement of assets and liabilities as a deduction from the debt liability.
The following table summarizes the interest expense and deferred financing costs on the 2022 Notes for the three and three months ended March 31, 2019 and 2018 (dollars in millions):
	For the three months ended
	March 31, 2019	March 31, 2018
Interest expense	$0.7	$0.7
Deferred financing costs	0.1	0.1
Total interest and financing expenses	$0.8	$0.8
Weighted average interest rate	5.8%	5.8%
Effective interest rate	6.5%	6.5%
Average debt outstanding	$48.9	$48.9
Cash paid for interest	$0.7	$0.7
Off-Balance Sheet Arrangements
We may be a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of our portfolio companies. As of both March 31, 2019 and December 31, 2018, our off-balance sheet arrangements consisted of $20.9 million and $21.2 million, respectively, of unfunded commitments to provide debt financing to eleven of our portfolio companies. As of March 31, 2019, we had sufficient liquidity to fund such unfunded commitments (through cash on hand and available borrowings under the Credit Facility) should the need arise.
Regulated Investment Company Status and Dividends
We have elected to be treated as a RIC under Subchapter M of the Code. So long as we maintain our qualification as a RIC, we will not be taxed on our investment company taxable income or realized net capital gains, to the extent that such taxable income or gains are distributed, or deemed to be distributed, to stockholders as dividends on a timely basis.
Taxable income generally differs from net income for financial reporting purposes due to temporary and permanent differences in the recognition of income and expenses, and generally excludes net unrealized appreciation or depreciation until realized. Distributions declared and paid by us in a year may differ from taxable income for that year as such dividends may include the distribution of current year taxable income or the distribution of prior year taxable income carried forward into and distributed in the current year. Distributions also may include returns of capital.
To qualify for RIC tax treatment, we must, among other things, distribute, with respect to each taxable year, at least 90% of our investment company net taxable income (i.e., our net ordinary income and our realized net short-term capital gains in excess of realized net long-term capital losses, if any). If we maintain our qualification as a RIC, we must also satisfy certain distribution requirements each calendar year in order to avoid a federal excise tax on our undistributed earnings of a RIC.
We intend to distribute to our stockholders between 90% and 100% of our annual taxable income (which includes our taxable interest and fee income). However, the covenants contained in the Credit Facility may prohibit us from making distributions to our stockholders, and, as a result, could hinder our ability to satisfy the distribution requirement. In addition, we may retain for investment some or all of our net taxable capital gains (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) and treat such amounts as deemed distributions to our stockholders. If we do this, our stockholders will be treated as if they received actual distributions of the capital gains we retained and then reinvested the net after-tax proceeds in our common stock. Our stockholders also may be eligible to claim tax credits (or, in certain circumstances, tax refunds) equal to their allocable share of the tax we paid on the capital gains deemed distributed to them. To the extent our taxable earnings for a fiscal taxable year fall below the total amount of our dividends for that fiscal year, a portion of those dividend distributions may be deemed a return of capital to our stockholders.
We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, we may be limited in our ability to make distributions due to the asset coverage test for borrowings applicable to us as a business development company under the 1940 Act and due to provisions in Credit Facility. We cannot assure stockholders that they will receive any distributions or distributions at a particular level.
In accordance with certain applicable Treasury regulations and private letter rulings issued by the Internal Revenue Service, a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all stockholders must be at least 20% of the aggregate declared distribution. If too many stockholders elect to receive cash, each stockholder electing to receive cash must receive a pro rata amount of cash (with the balance of the distribution paid in stock). In no event will any stockholder, electing to receive cash, receive less than 20% of his or her entire distribution in cash. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. We have no current intention of paying dividends in shares of our stock in accordance with these Treasury regulations or private letter rulings.
Recent Accounting Pronouncements
See Note 1 to the consolidated financial statements contained herein for a description of recent accounting pronouncements, if any, including the expected dates of adoption and the anticipated impact on the financial statements.
Critical Accounting Policies
See Note 1 to the consolidated financial statements contained herein for a description of critical accounting policies.
Subsequent Events
Exercise of Underwriter’s Option
On April 11, 2019, we issued 202,149 shares of common stock through the underwriter’s partial exercise of their option to purchase additional shares subsequent to our secondary offering (see Note 4). Gross proceeds totaled $2.9 million and underwriting and other expenses totaled $0.1 million. We used the net proceeds to pay off a portion of our outstanding borrowings under our Credit Facility.
Investment Portfolio
On April 11, 2019, we invested $8.0 million in the first lien term loan of Munch’s Supply LLC, a wholesale distributor of HVAC equipment, parts, and supplies primarily to dealers and contractors. Additionally, we committed $2.2 million in the unfunded delayed draw term loan, and we invested $0.5 million in the equity of the company.
On April 17, 2019, we received full repayment on the second lien term loan of U.S. Auto Sales, Inc. for total proceeds of $4.5 million.
On April 26, 2019, we invested $10.0 million in the first lien term loan of Whisps Brands, an importer of Italian cheese and a leading cheese manufacturer. Additionally, we invested $0.5 million in the equity of the company.
On April 30, 2019, we received full repayment on the second lien term loan of Livingston International, Inc. for total proceeds of $6.8 million.
On May 1, 2019, we invested $4.8 million in the first lien term loan of Exacta Land Surveyors, LLC, an existing portfolio company. Additionally, we invested $0.2 million in the equity of the company.

On May 2, 2019, we received full repayment on the second lien term loan of Magdata Intermediate Holdings, LLC for total proceeds of $15.1 million, including a $0.3 million prepayment fee.
On May 6, 2019, we invested $7.6 million in NS412, LLC, a provider of online curricula for health with a focus on weight loss. Additionally, we invested $0.8 million in the equity of the company.
Credit Facility
The outstanding balance under the Credit Facility as of May 6, 2019 was $56.8 million.
Dividend Declared
On April 11, 2019, the Company’s board of directors declared a regular monthly dividend for each of April, May and June 2019 as follows:
Declared	Ex-Dividend Date	Record Date	Payment Date	Amount per Share
4/11/2019	4/29/2019	4/30/2019	5/15/2019	$0.1133
4/11/2019	5/30/2019	5/31/2019	6/14/2019	$0.1133
4/11/2019	6/27/2019	6/28/2019	7/15/2019	$0.1133
Quantitative and Qualitative Disclosures About Market Risk
We are subject to financial market risks, including changes in interest rates. At both March 31, 2019 and December 31, 2018, 91% of the loans in our portfolio bore interest at floating rates. These floating rate loans typically bear interest in reference to LIBOR, which are indexed to 30-day or 90-day LIBOR rates, subject to an interest rate floor. As of March 31, 2019 and December 31, 2018, the weighted average interest rate floor on our floating rate loans was 0.97% and 0.94%, respectively.
Assuming that the Statement of Assets and Liabilities as of March 31, 2019 were to remain constant and no actions were taken to alter the existing interest rate sensitivity, the following table shows the annual impact on net income of changes in interest rates:
($ in millions)
Change in Basis Points	Interest Income	Interest Expense	Net Interest Income(1)
Up 300 basis points	$13.6	$(2.3)	$11.3
Up 200 basis points	9.0	(1.5)	7.5
Up 100 basis points	4.5	(0.8)	3.7
Down 300 basis points	(4.1)	0.8	(3.3)
Down 200 basis points	(6.7)	1.5	(5.2)
Down 100 basis points	(7.7)	2.3	(5.4)

(1)
Excludes the impact of incentive fees based on pre-incentive fee net investment income. See Note 2 for more information on the incentive fee.

Although we believe that this measure is indicative of our sensitivity to interest rate changes, it does not adjust for potential changes in credit quality, size and composition of the assets on the balance sheet and other business developments that could affect net increase in net assets resulting from operations. Accordingly, no assurances can be given that actual results would not differ materially from the potential outcome simulated by this estimate. We may hedge against interest rate fluctuations by using standard hedging instruments such as futures, options and forward contacts subject to the requirements of the 1940 Act. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio of investments. For the three months ended March 31, 2019 and 2018, we did not engage in hedging activities.

SENIOR SECURITIES
Information about our senior securities is shown in the following table for the fiscal years ended December 31, 2018, 2017, 2016, 2015, 2014, 2013 and 2012. The report of Grant Thornton LLP, our independent registered public accounting firm, on the senior securities table as of December 31, 2018, is attached as an exhibit to the registration statement of which this prospectus is a part.
Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
	(Dollars in thousands)
SBA Debentures
Fiscal 2014	$16,250	N/A(6)	—	N/A
Fiscal 2015	65,000	N/A(6)	—	N/A
Fiscal 2016	65,000	N/A(6)	—	N/A
Fiscal 2017	$90,000	N/A(6)	—	N/A
Fiscal 2018	$150,000	N/A(6)	—	N/A
Fiscal 2019 (through March 31, 2019) (unaudited)	$150,000	N/A(6)	—	N/A
Original Credit Facility(7)
Fiscal 2012	$38,000	$3,090	—	N/A
Fiscal 2013	110,000	2,470	—	N/A
Fiscal 2014	106,500	2,320(6)	—	N/A
Fiscal 2015	109,500	2,220(6)	—	N/A
Fiscal 2016	$116,000	$2,210(6)	—	N/A
Credit Facility
Fiscal 2017	$40,750	$3,460(6)	—	N/A
Fiscal 2018	$99,550	$2,520(6)	—	N/A
Fiscal 2019 (through March 31, 2019) (unaudited)	$76,050	$3,140	—	N/A
5.75% Notes due 2022
Fiscal 2017	$48,875	$3,460(6)	—	$25.34
Fiscal 2018	$48,875	$2,520(6)	—	$25.23
Fiscal 2019 (through March 31, 2019) (unaudited)	$48,875	$3,140	—	$25.24
6.50% Notes due 2019(7)
Fiscal 2014	$25,000	$2,320(6)	—	$25.41
Fiscal 2015	25,000	2,220(6)	—	25.27
Fiscal 2016	25,000	2,210(6)	—	$25.11
Short-Term Loan(5)
Fiscal 2012	$45,000	$3,090	—	N/A
Fiscal 2013	$9,000	$2,470	—	N/A

(1)
Total amount of senior securities outstanding at the end of the period presented.

(2)
Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities and indebtedness not represented by senior securities, in relation to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.

(3)
The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “—” indicates information which the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)
Average market value per unit for the Notes represents the average of the daily closing prices as reported on the NYSE during the period presented. Average market value per unit for our SBA Debentures and Credit Facility are not applicable because these are not registered for public trading.

(5)
Refers to short-term loans that the Company obtained from Raymond James and repaid in full on January 2, 2013 and January 2, 2014, respectively.

(6)
We have excluded our SBA-guaranteed debentures from the asset coverage calculation as of December 31, 2018, 2017, 2016, 2015 and 2014 pursuant to the exemptive relief granted by the SEC in August 2014 that permits us to exclude such debentures from the definition of senior securities in the 200% asset coverage ratio we are required to maintain under the 1940 Act.

(7)
Such senior securities were retired during the 2017 fiscal year.

THE COMPANY
Stellus Capital Investment Corporation
We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. We originate and invest primarily in private middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien, second lien, unitranche and unsecured debt financing, with corresponding equity co-investments. Unitranche debt is typically structured as first lien loans with certain risk characteristics of mezzanine debt. Mezzanine debt includes senior unsecured and subordinated loans.
Our investment activities are managed by our investment adviser, Stellus Capital Management, an investment advisory firm led by Robert T. Ladd and its other senior investment professionals. We source investments primarily through the extensive network of relationships that the senior investment professionals of Stellus Capital Management have developed with financial sponsor firms, financial institutions, middle-market companies, management teams and other professional intermediaries. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating which is often referred to as “junk.”
Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. We seek to achieve our investment objective by:
•
accessing the extensive origination channels that have been developed and established by the Stellus Capital Management investment professionals that include long-standing relationships with private equity firms, commercial banks, investment banks and other financial services firms;

•
investing in what we believe to be companies with strong business fundamentals, generally within our core middle-market company focus;

•
focusing on a variety of industry sectors, including business services, energy, general industrial, government services, healthcare, software and specialty finance;

•
focusing primarily on directly originated transactions;

•
applying the disciplined underwriting standards that the Stellus Capital Management investment professionals have developed over their extensive investing careers; and

•
capitalizing upon the experience and resources of the Stellus Capital Management investment team to monitor our investments.

In addition, on October 23, 2013, we received the Prior Order from the SEC to co-invest with private funds managed by Stellus Capital Management where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). On December 18, 2018, we received the Order that supersedes the Prior Order and permits us greater flexibility to enter into co-investment transactions. The Order expands on the Prior Order and allows us to co-invest with additional types of private funds, other BDCs, and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, subject to the conditions included therein. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objectives and strategies. We co-invest, subject to the conditions included in the Order, with private credit funds managed by Stellus Capital Management that have an investment strategy that is similar to or identical to our investment strategy, and we may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus

Capital Management in the future. We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification.
As a BDC, we are required to comply with certain regulatory requirements. Prior to June 28, 2018, we were only allowed to employ leverage to the extent that our asset coverage, as defined in the 1940 Act, was equal to at least 200% after giving effect to such leverage. On March 23, 2018, the SBCAA was signed into law, which included various changes to regulations under the federal securities laws that impact BDCs. The SBCAA included changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances. On April 4, 2018, our board of directors, or “the Board”, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the board of directors, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. The board of directors also approved the submission of a proposal to approve the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, which was approved by shareholders at the Company’s 2018 annual meeting of stockholders. As a result, the asset coverage ratio test applicable to the Company was decreased from 200% to 150%, effective June 28, 2018. In other words, prior to the enactment of the SBCAA, a BDC could borrow $1.00 for investment purposes for every $1.00 of investor equity. Now, for those BDCs, like the Company, that satisfy the Act’s approval and disclosure requirements, the BDC can borrow $2.00 for investment purposes for every $1.00 of investor equity. The amount of leverage that we employ at any time depends on our assessment of the market and other factors at the time of any proposed borrowing.
We have elected and qualified to be treated for federal income tax purposes as a RIC, under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level federal income taxes on any net ordinary income or capital gains that we distribute to our stockholders as dividends if we meet certain source-of-income, distribution and asset diversification requirements.
Our principal executive office is currently located at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, and our telephone number is (713) 292-5400. We maintain a website on the Internet at www.stelluscapital.com (under the Public Investors section). Information contained on our website is not incorporated by reference into Prospectus and you should not consider information contained on our website to be part of this Prospectus.
SBIC License
Our wholly owned subsidiary holds a license to operate as a small business investment company, or SBIC. Current SBA regulations allow an SBIC to obtain leverage by issuing SBA-guaranteed debentures up to a maximum of $175 million under current SBIC regulations, subject to required capitalization of the SBIC subsidiary, SBA approval, and other requirements. The principal amount of SBA-guaranteed debentures is not required to be paid prior to maturity but may be prepaid at any time without penalty. The interest rate of SBA-guaranteed debentures is fixed at the time of issuance at a market-driven spread over U.S. Treasury Notes with ten-year maturities. We believe that the SBA-guaranteed debentures are an attractive source of debt capital.
Portfolio Composition
Our investments generally range in size from $5 million to $30 million, and we may also selectively invest in larger positions. We generally expect that the size of our positions will increase in proportion to the size of our capital base. Pending such investments, we may reduce our outstanding indebtedness or invest in cash, cash equivalents, U.S. government securities and other high-quality debt investments with a maturity of one year or less. In the future, we may adjust opportunistically the percentage of our assets held in various types of loans, our principal loan sources and the industries to which we have greatest exposure, based on market conditions, the credit cycle, available financing and our desired risk/return profile.

The following table provides a summary of our portfolio investments as of March 31, 2019:
As of March 31, 2019
($ in millions)
Number of investments in portfolio companies	55
Fair value(a)	$517.4
Cost	$520.1
% of portfolio at fair value – first lien debt(b)	61%
% of portfolio at fair value – second lien debt	28%
% of portfolio at fair value – unsecured debt	5.0%
% of portfolio at fair value – equity	6%
Weighted-average annual yield(c)	10.7%

(a)
As of March 31, 2019, $422.3 million of our debt investments at fair value were at floating interest rates, which represented approximately 91% of our total portfolio of debt investments at fair value. As of March 31, 2019, $43.0 million of our debt investments at fair value were at fixed interest rates, which represented approximately 9% of our total portfolio of debt investments at fair value.

(b)
Includes unitranche investments, which account for 20.2% of our portfolio at fair value.

(c)
The weighted average yield on all of our debt investments as of March 31, 2019, was approximately 10.7%, of which approximately 10.2% was current cash interest. The weighted average yield of our debt investments is not the same as a return on investment for our stockholders but, rather, relates to a portion of our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates for all of our debt investments, which represents the interest rate on our debt investments restated as an interest rate payable annually in arrears and is computed including cash and payment in kind, or PIK interest, as well as accretion of original issue discount. There can be no assurance that the weighted average yield will remain at its current level.

Leverage
Credit Facility.   The Credit Facility provides for borrowings up to a maximum of $140.0 million on a committed basis with an accordion feature that allows the Company to increase the aggregate commitments up to 195.0 million, subject to new or existing lenders agreeing to participate in the increase and other customary conditions. Borrowings under the Credit Facility bear interest, subject to our election, on a per annum basis equal to (i) LIBOR plus 2.50% with no LIBOR floor or (ii) 1.50% plus an alternate base rate based on the highest of the Prime Rate, Federal Funds Rate plus 0.5% or one month LIBOR plus 1.0%. The Company pays unused commitment fees of 0.50% per annum on the unused lender commitments. Interest is payable quarterly in arrears. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on October 1, 2021. Our obligations to the lenders are secured by a first priority security interest in its portfolio of securities and cash not held at the SBIC subsidiary, but excluding short term investments. As of March 31, 2019, we had approximately $76.1 million outstanding under the Credit Facility.
5.75% Notes.   On August 21, 2017, we issued $42.5 million in aggregate principal amount of 2022 Notes and issued an additional $6.4 million in aggregate principal amount of the 2022 Notes pursuant to a full exercise of the underwriters’ overallotment option. The 2022 Notes will mature on September 15, 2022, and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after September 15, 2019 at a redemption price equal to 100% of the outstanding principal, plus accrued and unpaid interest. As of December 31, 2018, we had $48.9 million of 2022 Notes outstanding.
SBA-guaranteed Debentures.   Due to the SBIC subsidiary’s status as a licensed SBIC, we have the ability to issue debentures guaranteed by the SBA at favorable interest rates. As of March 31, 2019, the SBIC subsidiary had $150.0 million of SBA-guaranteed debentures outstanding.

Stellus Capital Management
Stellus Capital Management manages our investment activities and is responsible for analyzing investment opportunities, conducting research and performing due diligence on potential investments, negotiating and structuring our investments, originating prospective investments and monitoring our investments and portfolio companies on an ongoing basis.
The senior investment professionals of Stellus Capital Management have an average of over 29 years of investing, corporate finance, restructuring, consulting and accounting experience and have worked together at several companies. The Stellus Capital Management senior investment professionals have a wide range of experience in middle-market investing, including originating, structuring and managing loans and debt securities through market cycles. The Stellus Capital Management senior investment professionals continue to provide investment sub-advisory services to the D. E. Shaw group with respect to an approximately $15 million investment portfolio at fair value (as of December 31, 2018) in middle-market companies pursuant to sub-advisory arrangements.
In addition to serving as our investment adviser and the sub-advisor to the D.E. Shaw group as noted above, Stellus Capital Management currently manages private credit funds, some of which have an investment strategy that is similar to or identical to our investment strategy, and energy private equity funds. We received the Order from the SEC, which permits us to co-invest with investment funds managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the Order). We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification. We will not co-invest with the energy private equity funds, as the energy private equity funds focus on predominantly equity-related investments and we focus on predominantly credit-related investments. In addition, we will not co-invest with D.E. Shaw group funds.
Stellus Capital Management is headquartered in Houston, Texas, and also maintains offices in the Washington, D.C. area and Charlotte, North Carolina.
Market Opportunity
We originate and invest primarily in private middle-market companies through first lien, second lien, unitranche and mezzanine debt financing, with a corresponding equity co-investment. We believe the environment for investing in middle-market companies is attractive for several reasons, including:
Robust Demand for Debt Capital.   We believe that private equity firms have significant committed but uncalled capital, a large portion of which is still available for investment in the United States. We expect the large amount of uninvested capital commitments will drive buyout activity over the next several years, which should, in turn, create lending opportunities for us. In addition to increased buyout activity, a high volume of senior secured and high yield debt was originated in the calendar years 2011 through 2013 and will come due in the near term and, accordingly, we believe that new financing opportunities will increase as many companies seek to refinance this indebtedness.
Attractive Environment to Lend To Middle-Market Companies.   The current strength of the U.S. economy provides an attractive environment to lend to middle-market companies. The U.S. services and manufacturing sector continues to show strong growth and profitability, allowing middle market companies to continue to service their debt and prudently borrow to support growth initiatives and mergers and acquisitions activity. This dynamism, coupled with ample capital from private equity firms to support middle market companies, is creating a large population of credit worthy companies looking for debt capital.
Attractive Deal Pricing and Structures.   We believe that the pricing of middle-market debt investments is higher, and the terms of such investments are more conservative, compared to larger liquid, public debt financings, due to the more limited universe of lenders as well as the highly negotiated nature of these financings. These transactions tend to offer stronger covenant packages, higher interest rates, lower leverage levels and better call protection compared to larger financings. In addition, middle-market loans typically offer other investor protections such as default penalties, lien protection, change of control provisions and information rights for lenders.

Specialized Lending Requirements.   Lending to middle-market companies requires in-depth diligence, credit expertise, restructuring experience and active portfolio management. We believe that several factors render many U.S. financial institutions ill-suited to lend to middle-market companies. For example, based on the experience of Stellus Capital Management’s investment professionals, lending to middle-market companies in the United States (a) is generally more labor intensive than lending to larger companies due to the smaller size of each investment and the fragmented nature of the information available with respect to such companies, (b) requires specialized due diligence and underwriting capabilities, and (c) may also require more extensive ongoing monitoring by the lender. We believe that, through Stellus Capital Management, we have the experience and expertise to meet these specialized lending requirements.
Competitive Strengths
We believe that the following competitive strengths will allow us to achieve positive returns for our investors:
Experienced Investment Team.   Through our investment adviser, Stellus Capital Management, we have access to the experience and expertise of the Stellus Capital Management investment team, including its senior investment professionals who have an average of over 29 years of investing, corporate finance, restructuring, consulting and accounting experience and have worked together at several companies. The Stellus Capital Management investment professionals have a wide range of experience in middle-market investing, including originating, structuring and managing loans and debt securities through market cycles. We believe the members of Stellus Capital Management’s investment professionals are proven and experienced, with extensive capabilities in leveraged credit investing, having participated in these markets for the predominant portion of their careers. We believe that the experience and demonstrated ability of the Stellus Capital Management investment team to complete transactions enhances the quantity and quality of investment opportunities available to us.
Established, Rigorous Investment and Monitoring Process.   The Stellus Capital Management investment professionals have developed an extensive review and credit analysis process. Each investment that is reviewed by Stellus Capital Management is brought through a structured, multi-stage approval process. In addition, Stellus Capital Management takes an active approach in monitoring all investments, including reviews of financial performance on at least a quarterly basis and regular discussions with management. Stellus Capital Management’s investment and monitoring process and the depth and experience of its investment professionals should allow it to conduct the type of due diligence and monitoring that enables it to identify and evaluate risks and opportunities.
Demonstrated Ability to Structure Investments Creatively.   Stellus Capital Management has the expertise and ability to structure investments across all levels of a company’s capital structure. Furthermore, we believe that current market conditions will allow us to structure attractively priced debt investments and may allow us to incorporate other return-enhancing mechanisms such as commitment fees, original issue discounts, early redemption premiums, PIK interest or some form of equity securities.
Resources of Stellus Capital Management Platform.   We have access to the resources and capabilities of Stellus Capital Management, which has 17 investment professionals, including Robert T. Ladd, Dean D’Angelo, Joshua T. Davis, W. Todd Huskinson and Todd A. Overbergen, who are supported by eight managing directors, two vice presidents and three analysts. These individuals have developed long-term relationships with middle-market companies, management teams, financial sponsors, lending institutions and deal intermediaries by providing flexible financing throughout the capital structure. We believe that these relationships provide us with a competitive advantage in identifying investment opportunities in our target market. We also expect to benefit from Stellus Capital Management’s due diligence, credit analysis, origination and transaction execution experience and capabilities, including the support provided with respect to those functions by Mr. Huskinson, who serves as our chief financial officer and chief compliance officer, and his staff of ten finance and operations professionals.
Investment Strategy
The Stellus Capital Management investment professionals employ an opportunistic and flexible investing approach, combined with strong risk management processes, which we believe will yield a highly diversified portfolio across companies, industries, and investment types. We seek direct origination opportunities of first lien, second lien, unitranche and mezzanine debt financing, with corresponding equity co-investments, in middle-market companies. We believe that businesses in this size range often have limited access to public financial markets, and will benefit from Stellus Capital Management’s reliable lending partnership. Many financing providers have chosen to focus on large corporate clients and managing capital markets transactions rather than lending to middle-market businesses. Further, many financial institutions and traditional lenders are faced with constrained balance sheets and are requiring existing borrowers to reduce leverage.
With an average of over 29 years of investing, corporate finance, restructuring, consulting and accounting experience, the senior investment professionals of Stellus Capital Management has demonstrated investment expertise throughout the balance sheet and in a variety of situations, including financial sponsor buyouts, growth capital, debt refinancings, balance sheet recapitalizations, rescue financings, distressed opportunities, and acquisition financings. Our investment philosophy emphasizes capital preservation through superior credit selection and risk mitigation. We expect our portfolio to provide downside protection through conservative cash flow and asset coverage requirements, priority in the capital structure and information requirements. We also anticipate benefiting from equity participation through warrants and other equity instruments structured as part of our investments. This flexible approach enables Stellus Capital Management to respond to market conditions and offer customized lending solutions.
Stellus Capital Management invests across a wide range of industries with deep expertise in select verticals including, but not limited to, business services, retail, general industrial, government services, healthcare, software and specialty finance. Our typical transactions include providing financing for leveraged buyouts, acquisitions, recapitalizations, growth opportunities, rescue financings, distressed or turnaround situations and bridge loans. We seek to maintain a diversified portfolio of investments as a method to manage risk and capitalize on specific sector trends. In addition, we intend to co-invest with private credit funds managed by Stellus Capital Management that have a similar, overlapping or identical investment strategy as us and where doing so is consistent with conditions of the Order, and we may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management in the future.
Our objective is to act as the lead or largest investor in transactions, generally investing between $5 million and $30 million per transaction. We expect the average investment holding period to be between two and four years, depending upon portfolio company objectives and conditions in the capital markets.
We focus on middle-market companies with between $5 million and $50 million of EBITDA in a variety of industry sectors with positive long-term dynamics and dependable cash flows. We seek businesses with management teams with demonstrated track records and economic incentives in strong franchises and sustainable competitive advantages with dependable and predictable cash flows.
We employ leverage prudently and within the limitations of the applicable laws and regulations for BDCs. Any decision on our part to use leverage will depend upon our assessment of the attractiveness of available investment opportunities in relation to the costs and perceived risks of such leverage.
Transaction Sourcing
As access to investment opportunities is highly relationship-driven, the senior investment team and other investment professionals of Stellus Capital Management spend considerable time developing and maintaining contacts with key deal sources, including private equity firms, investment banks and senior lenders. The senior investment team and other investment professionals of Stellus Capital Management have been actively investing in the middle-market for the past decade and have focused on extensive calling and marketing efforts via speaking engagements, sponsorships, industry events and referrals to broaden their relationship network. Existing relationships are constantly cultivated through transactional work and other personal contacts.
In addition to financial sponsors, Stellus Capital Management has developed a network of other deal sources, including:
•
management teams and entrepreneurs;

•
portfolio companies of private equity firms;

•
other investment firms that have similar strategies to Stellus Capital Management and are seeking co-investors;

•
placement agents and investment banks representing financial sponsors and issuers;

•
corporate operating advisers and other financial advisers; and

•
consultants, attorneys and other service providers to middle-market companies and financial sponsors.

We believe that Stellus Capital Management’s broad network of deal origination contacts will afford us with a continuous source of investment opportunities.
These origination relationships provide access not only to potential investment opportunities but also to market intelligence on trends across the credit markets. Since inception, Stellus Capital Management has completed financing transactions with more than 147 equity sponsors and completed multiple financing transactions with 31 of those equity sponsors.
We believe that, over the past decade, the senior investment team and other investment professionals of Stellus Capital Management have built a reputation as a thoughtful and disciplined provider of capital to middle-market companies and a preferred financing source for private equity sponsors and management teams. We believe these factors give Stellus Capital Management a competitive advantage in sourcing investment opportunities, which are put to use for our benefit.
Investment Structuring
Stellus Capital Management believes that each investment has unique characteristics that must be considered, understood and analyzed. Stellus Capital Management structures investment terms based on the business, the credit profile, the outlook for the industry in which a potential portfolio company operates, the competitive landscape, the products or services which the company sells and the management team and ownership of the company, among other factors. Stellus Capital Management relies upon the analysis conducted and information gathered through the investment process to evaluate the appropriate structure for our investments.
We invest primarily in the debt securities of middle-market companies. Our investments typically carry a high level of cash pay interest and may incorporate other return-enhancing mechanisms such as commitment fees, original issue discounts, early redemption premiums, PIK interest and some form of equity participation, including preferred stock, common stock, warrants and other forms of equity participation. We expect that a typical debt investment in which we invest will have a term at origination of between five and seven years. We expect to hold most of our investments to maturity or repayment, but we may sell some of our investments earlier if a liquidity event occurs, such as a sale, recapitalization or worsening of the credit quality of the portfolio company.
Stellus Capital Management negotiates covenants in connection with debt investments that provide protection for us but allow appropriate flexibility for the portfolio company. Such covenants may include affirmative and negative covenants, default penalties, lien protection and change of control provisions. Stellus Capital Management requires comprehensive information rights including access to management, financial statements and budgets and, in some cases, membership on the board of directors or board of directors observation rights. Additionally, Stellus Capital Management generally requires financial covenants and terms that restrict an issuer’s use of leverage and limitations on asset sales and capital expenditures.
Secured Debt
Secured debt, including first lien, second lien and unitranche financing, has liens on the assets of the borrower that serve as collateral in support of the repayment of such loans.
First Lien Debt.   First lien debt is structured with first-priority liens on the assets of the borrower that serve as collateral in support of the repayment of such loans. First lien loans may provide for moderate loan amortization in the early years of the loan, with the majority of the amortization deferred until loan maturity.

Unitranche Debt.   Unitranche debt typically is structured as first lien loans with certain risk characteristics of second lien debt. Unitranche debt typically provides for moderate loan amortization in the initial years of the debt, with the majority of the principal payment deferred until loan maturity. Since unitranche debt generally allows the borrower to make a large lump sum payment of principal at the end of the loan term, there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. In some cases, we will be the sole lender, or we together with our affiliates will be the sole lender, of unitranche debt, which can provide us with more influence interacting with a borrower in terms of monitoring and, if necessary, remediation in the event of underperformance.
Second Lien Debt.   Second lien debt is structured as junior, secured loans, with second priority liens on an issuer’s assets. These loans typically provide for moderate loan amortization in the initial years of the loan, with the majority of the amortization deferred until loan maturity.
Unsecured Debt
Unsecured debt, including senior unsecured and subordinated loans, is not be secured by any collateral and is effectively subordinated to the borrower’s secured indebtedness (to the extent of the collateral securing such indebtedness), including pursuant to one or more intercreditor agreements that we enter into with holders of a borrower’s senior debt.
Senior Unsecured Loans.   Senior unsecured loans are structured as loans that rank senior in right of payment to any of the borrower’s unsecured indebtedness that is contractually subordinated to such loans. These loans generally provide for fixed interest rates and amortize evenly over the term of the loan. Senior unsecured loans are generally less volatile than subordinated loans due to their priority over subordinated loans.
Senior Unsecured Loans.   Senior unsecured loans are structured as loans that rank senior in right of payment to any of the borrower’s unsecured indebtedness that is contractually subordinated to such loans. These loans generally provide for fixed interest rates and amortize evenly over the term of the loan. Senior unsecured loans are generally less volatile than subordinated loans due to their priority over subordinated loans.
Subordinated Loans.   Subordinated loans are structured as unsecured, subordinated loans that provide for relatively high, fixed interest rates that provide us with significant current interest income. These loans typically have interest-only payments (often representing a combination of cash pay and PIK interest) in the early years, with amortization of principal deferred to maturity. Subordinated loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. Subordinated loans are generally more volatile than secured loans and senior unsecured loans and may involve a greater risk of loss of principal as compared to other types of loans. Subordinated loans often include a PIK feature, which effectively operates as negative amortization of loan principal, thereby increasing credit risk exposure over the life of the loan.
Equity Securities
In connection with some of our debt investments, we may also invest in preferred or common stock or receive nominally priced warrants or options to buy an equity interest in the portfolio company. As a result, as a portfolio company appreciates in value, we may achieve additional investment return from this equity interest. We may structure such equity investments and warrants to include provisions protecting our rights as a minority-interest holder, as well as a “put,” or right to sell such securities back to the issuer, upon the occurrence of specified events. In many cases, we may also seek to obtain registration rights in connection with these equity interests, which may include demand and “piggyback” registration rights.
Investment Process
Through the resources of Stellus Capital Management, we have access to significant research resources, experienced investment professionals, internal information systems and a credit analysis framework and investment process. Stellus Capital Management has designed a highly involved and interactive investment management process, which is the core of its culture and the basis for what we believe is a strong track record of investment returns. The investment process seeks to select only those investments which it believes have the most attractive risk/reward characteristics. The process involves several levels of review and is coordinated in an effort to identify risks in potential investments. Stellus Capital Management applies its expertise to screen our investment opportunities as described below. This rigorous process, combined with our broad origination capabilities, has allowed the Stellus Capital Management team to be prudent in selecting opportunities in which to make an investment.
All potential investment opportunities undergo an initial informal review by Stellus Capital Management’s investment professionals. Each potential investment opportunity that an investment professional determines merits consideration is presented and evaluated at a weekly meeting in which Stellus Capital Management’s investment professionals discuss the merits and risks of a potential investment opportunity as well as the due diligence process and the pricing and structure. If Stellus Capital Management’s investment professionals believe an investment opportunity merits further review, the deal team prepares and presents to the investment committee for initial review a prescreen memorandum that generally describes the potential transaction and includes a description of the risks, due diligence process and proposed structure and pricing for the proposed investment opportunity.
Prior to making an investment, Stellus Capital Management conducts rigorous diligence on each investment opportunity. In connection with its due diligence on a potential investment opportunity, Stellus Capital Management utilizes its internal diligence resources which include its internally developed credit analytical framework, subscriptions to third party research resources, discussions with industry experts, internal information sharing systems and the analytical expertise of its investment professionals. Stellus Capital Management typically reviews the company’s historical financials; industry drivers and outlook, competitive threats, customer concentration, asset coverage, projected financials and credit metrics; management background checks; and, if applicable, the track record and funding capabilities of the private equity sponsor.
Upon review of the prescreen memorandum, if the investment committee determines to proceed with the review of an investment opportunity, the deal team continues its diligence and deal structuring plans, and prepares a credit approval memorandum for review by the investment committee. The credit approval memorandum, updates the prescreen memorandum with more deal specific detail, including an update to the diligence process and any changes in the structure and pricing of the proposed investment. Upon unanimous approval by the investment committee of the proposed investment as presented in the credit approval memorandum, Stellus Capital Management’s Chief Investment Officer reviews any amendments before finalizing and closing negotiations with the prospective portfolio company.
Investment Committee
Each new investment opportunity is unanimously approved by Stellus Capital Management’s investment committee. Follow-on investments in existing portfolio companies require the investment committee’s approval beyond that obtained when the initial investment in the company was made. The purpose of Stellus Capital Management’s investment committee is to evaluate and approve all of our investments, subject at all times to the oversight and approval of our board of directors. The investment committee process is intended to bring the diverse experience and perspectives of the committee’s members to the analysis and consideration of each investment. The investment committee consists of Messrs. Ladd, D’Angelo, Davis, Overbergen and Huskinson. The investment committee serves to provide investment consistency and adherence to our core investment philosophy and policies. The investment committee also determines appropriate investment sizing and suggests ongoing monitoring requirements.
In addition to reviewing investments, investment committee meetings serve as a forum to discuss credit views and outlooks. Potential transactions and deal flow are reviewed on a regular basis. Members of the investment team are encouraged to share information and views on credits with the investment committee early in their analysis. We believe this process improves the quality of the analysis and assists the deal team members to work more efficiently.
Each member of the investment committee performs a similar role for other accounts managed by Stellus Capital Management. In certain instances, including in connection with co-investments under our Order, approval by our board of directors may also be required prior to the making of an investment

Monitoring Investments
In most cases, we do not have board influence over portfolio companies. In some instances, Stellus Capital Management’s investment professionals may obtain board representation or observation rights in conjunction with our investments. Stellus Capital Management takes an active approach in monitoring all investments, including reviews of financial performance on at least a quarterly basis and regular discussions with management. The monitoring process begins with structuring terms and conditions, which require the timely delivery and access to critical financial and business information on portfolio companies.
Specifically, Stellus Capital Management’s monitoring system consists of the following activities:
Regular Investment Committee Updates.   Key portfolio company developments are discussed each week as part of the standard investment committee meeting agenda.
Written Reports.   The deal teams provide periodic written updates as appropriate for key events that impact portfolio company performance or valuation. In addition, deal teams provide written updates following each portfolio company board meeting.
Quarterly Full Portfolio Review.   Stellus Capital Management’s Chief Investment Officer and our Chief Compliance Officer perform a quarterly comprehensive review of every portfolio company with the deal teams. This process includes a written performance and valuation update, and credit-specific discussion on each of our portfolio companies. In addition, pursuant to our valuation policy, the valuation of each portfolio investment for which a market quotation is not readily available are reviewed by our independent third party valuation firm at least twice annually. In addition, Portfolio investments that are not publicly traded or whose price is not readily available are valued at fair value as determined in good faith by our board of directors based on the input of our management and audit committee.
As part of the monitoring process, Stellus Capital Management also tracks developments in the broader marketplace. Stellus Capital Management’s investment professionals have a wealth of information on the competitive landscape, industry trends, relative valuation metrics, and analyses that assist in the execution of our investment strategy. In addition, Stellus Capital Management’s extensive communications with brokers and dealers allows its investment professionals to monitor market and industry trends that could affect portfolio investments. Stellus Capital Management may provide ongoing strategic, financial and operational guidance to some portfolio companies either directly or by recommending its investment professionals or other experienced representatives to participate on the board of directors. Stellus Capital Management maintains an extensive network of strategic and operational advisers to call upon for industry expertise or to supplement existing management teams.
Asset Quality
In addition to various risk management and monitoring tools, Stellus Capital Management uses an investment ranking system to characterize and monitor the credit profile and expected level of returns on each investment in our portfolio. This investment ranking system uses a five-level numeric scale. The following is a description of the conditions associated with each investment category:
Investment Category 1 is used for investments that are performing above expectations, and whose risks remain favorable compared to the expected risk at the time of the original investment.
Investment Category 2 is used for investments that are performing within expectations and whose risks remain neutral compared to the expected risk at the time of the original investment. All new loans are initially rated 2.
Investment Category 3 is used for investments that are performing below expectations and that require closer monitoring, but where no loss of return or principal is expected. Portfolio companies with a rating of 3 may be out of compliance with financial covenants.
Investment Category 4 is used for investments that are performing substantially below expectations and whose risks have increased substantially since the original investment. These investments are often in work out. Investments with a rating of 4 are those for which some loss of contractual return but no loss of principal is expected.

Investment Category 5 is used for investments that are performing substantially below expectations and whose risks have increased substantially since the original investment. These investments are almost always in work out. Investments with a rating of 5 are those for which some loss of return and principal is expected.
In the event that Stellus Capital Management determines that an investment is underperforming, or circumstances suggest that the risk associated with a particular investment has significantly increased, Stellus Capital Management will increase its monitoring intensity and prepare regular updates for the investment committee, summarizing current operating results and material impending events and suggesting recommended actions. While the investment ranking system identifies the relative risk for each investment, the ranking alone does not dictate the scope and/or frequency of any monitoring that is performed. The frequency of Stellus Capital Management’s monitoring of an investment is determined by a number of factors, including, but not limited to, the trends in the financial performance of the portfolio company, the investment structure and the type of collateral securing the investment.
Determination of Net Asset Value and Portfolio Valuation Process
The net asset value per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.
In calculating the value of our total assets, investment transactions will be recorded on the trade date. Realized gains or losses will be computed using the specific identification method. Investments for which market quotations are readily available are valued at such market quotations. Debt and equity securities that are not publicly traded or whose market price is not readily available are valued at fair value as determined in good faith by our board of directors based on the input of our management and audit committee. In addition, our board of directors retains one or more independent valuation firms to review at least twice annually, the valuation of each portfolio investment for which a market quotation is not readily available. We also have adopted Accounting Standards Board Accounting Standards Codification 820, Fair Value Measurements and Disclosures, or “ASC 820.” This accounting statement requires us to assume that the portfolio investment is assumed to be sold in the principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the market in which we can exit portfolio investments with the greatest volume and level activity is considered our principal market.
A readily available market value is not expected to exist for most of the investments in our portfolio, and we value these portfolio investments at fair value as determined in good faith by our board of directors under our valuation policy and process. The types of factors that our board of directors may take into account in determining the fair value of our investments generally include, as appropriate, comparisons of financial ratios portfolio company to peer companies that are public, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, and other relevant factors.
When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we consider the pricing indicated by the external event to corroborate our valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments may differ materially from the values that would have been used had a readily available market value existed for such investments. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different from the valuations currently assigned.
With respect to investments for which market quotations are not readily available, our board of directors undertakes a multi-step valuation process each quarter, as described below:
•
our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of Stellus Capital Management responsible for the portfolio investment;

•
preliminary valuation conclusions are then documented and discussed with our senior investment professionals and Stellus Capital Management;

•
at least twice annually, the valuation for each portfolio investment is reviewed by an independent valuation firm;

•
the audit committee of our board of directors then reviews these preliminary valuations and makes a recommendation to our board of directors; and

•
the board of directors then discusses the valuations and determines the fair value of each investment in our portfolio in good faith, based on the input of Stellus Capital Management, the independent valuation firm and the audit committee.

In following these approaches, the types of factors that are taken into account in fair value pricing our investments include, as relevant, but are not limited to:
•
available current market data, including relevant and applicable market trading and transaction comparables;

•
applicable market yields and multiples;

•
security covenants;

•
call protection provisions;

•
information rights;

•
the nature and realizable value of any collateral;

•
the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;

•
comparisons of financial ratios of peer companies that are public;

•
comparable merger and acquisition transactions; and

•
the principal market and enterprise values.

Realization of Investments
The potential exit scenarios of a portfolio company play an important role in evaluating investment decisions. As such, Stellus Capital Management formulates specific exit strategies at the time of investment. Our debt-orientation provides for increased potential exit opportunities, including (a) the sale of investments in the private markets, (b) the refinancing of investments held, often due to maturity or recapitalizations, and (c) other liquidity events including the sale or merger of the portfolio company. Since we seek to maintain a debt orientation in our investments, we expect to receive interest income over the course of the investment period, resulting in a significant return on invested capital well in advance of final exit.
Derivatives
We may utilize hedging techniques such as interest rate swaps to mitigate potential interest rate risk on our indebtedness. Such interest rate swaps would principally be used to protect us against higher costs on our indebtedness resulting from increases in both short-term and long-term interest rates. We also may use various hedging and other risk management strategies to seek to manage various risks, including changes in currency exchange rates and market interest rates. Such hedging strategies would be utilized to seek to protect the value of our portfolio investments, for example, against possible adverse changes in the market value of securities held in our portfolio.
Managerial Assistance
As a BDC, we offer, and must provide upon request, managerial assistance to our portfolio companies. This assistance could involve monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. Stellus Capital Management or an affiliate of Stellus Capital Management provides such managerial assistance on our behalf to portfolio companies that request this assistance. We may receive fees for these services and will reimburse Stellus Capital Management or an affiliate of Stellus Capital Management for its allocated costs in providing such assistance, subject to the review by our board of directors, including our independent directors.
Competition
Our primary competitors in providing financing to middle-market companies include public and private funds, other BDCs, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, we believe some competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or to the distribution and other requirements we must satisfy to maintain our qualification as a RIC.
We use the expertise of the investment professionals of Stellus Capital Management to which we have access to assess investment risks and determine appropriate pricing for our investments in portfolio companies. In addition, we believe that the relationships of the investment professionals of Stellus Capital Management enable us to learn about, and compete effectively for, financing opportunities with attractive middle-market companies in the industries in which we invest.
Employees
We do not have any direct employees, and our day-to-day investment operations are managed by Stellus Capital Management. We have a chief executive officer and president and a chief financial officer and chief compliance officer. To the extent necessary, our board of directors may hire additional personnel going forward. Our officers are employees of Stellus Capital Management and our allocable portion of the cost of our chief financial officer and chief compliance officer and his staff is paid by us pursuant to the administration agreement that we have entered into with Stellus Capital Management.
Properties
We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027. All locations are provided to us by Stellus Capital Management pursuant to the administration agreement. We believe that our office facilities are suitable and adequate for our business as we contemplate conducting it.
Legal Proceedings
We and Stellus Capital Management are not currently subject to any material legal proceedings.

PORTFOLIO COMPANIES
The following table sets forth certain unaudited information as of March 31, 2019, for the portfolio companies in which we had a debt or equity investment. Other than these investments, our only formal relationships with our portfolio companies are the managerial assistance ancillary to our investments and the board observer or participation rights we may receive in connection with our investment. We do not “control” any of our portfolio companies, as defined in the 1940 Act. In general, under the 1940 Act, we would “control” a portfolio company if we owned more than 25.0% of its voting securities and would be an “affiliate” of a portfolio company if we owned 5.0% or more of its voting securities.
Description	Industry	Type of Investment	Interest(1)	Maturity	Principal Amount/ Shares	Amortized Cost	Fair Value	% of Fully Diluted Equity Held
Non-controlled, non-affiliated investments
Abrasive Products & Equipment, LLC, et al 302 Deerwood Glen Dr., Deerpark, TX 77536
Term Loan (SBIC)	Chemicals, Plastics, & Rubber	Second Lien(2)(12)	L+10.50% with 1.00% Libor floor	3/5/2021	$5,325,237	$5,300,968	$4,766,088
APE Holdings, LLC		Class A Common Units(4)			375,000 units	375,000	20,000	0.52%
Total						5,675,968	4,786,088
Adams Publishing Group, LLC(3) 103 West Summer St. Greenville, TN 37743
Term Loan	Media: Broadcasting & Subscription	First Lien(12)	L+7.50% with 1.00% Libor floor	6/30/2023	6,782,783	6,722,539	6,613,213
Advanced Barrier Extrusions, LLC(8) 4390 Anderle Dr. Rhinelander, WI 54501
Term Loan (SBIC)	Containers, Packaging & Glass	First Lien(2)(12)	L+5.75% with 1.00% Libor floor	8/8/2023	11,371,500	11,169,373	10,916,640
GP ABX Holdings Partnership, L.P.		Common Stock(4)			250,000 shares	250,000	210,000	0.61%
Total						11,419,373	11,126,640
Apex Environmental Resources Holdings, LLC 11 County Road Suite 78 P. O. Box 157, Amsterdam, OH 43903
Apex Environmental Resources Holdings, LLC	Environmental Industries	Common Units(4)			945 units	945	0
Apex Environmental Resources Holdings, LLC		Preferred Units(4)			945 units	945,179	280,000	1.24%
Total						946,124	280,000
APG Intermediate Sub 2 Corp. 4348 Woodlands Blvd, Suite 200 Castle Rock, CO 80104
Term Loan	Services: Business	First Lien(13)(22)	L+6.00% with 1.00% Libor floor	11/30/2023	$10,000,000	9,786,446	9,800,000

Description	Industry	Type of Investment	Interest(1)	Maturity	Principal Amount/ Shares	Amortized Cost	Fair Value	% of Fully Diluted Equity Held
APG Holdings, LLC		Class A Preferred Units(4)			1,000,000 units	$1,000,000	$1,000,000	1.61%
Total						10,786,446	10,800,000
Atmosphere Aggregator Holdings II, LP 2 Crossroads Dr., Bedminster Township, NJ 07921
Atmosphere Aggregator Holdings II, LP	Services: Business	Common Units (4)			254,250 units	254,250	1,280,000
Atmosphere Aggregator Holdings, LP	Common Units(4)				750,000 units	750,000	3,770,000	0.31%
Total						1,004,250	5,050,000
ASC Communications, LLC(7) 35 E Upper Wacker Dr, Chicago, IL 60601
Term Loan (SBIC)	Healthcare & Pharmaceuticals	First Lien(2)(12)	L+6.25% with 1.00% Libor floor	6/29/2023	4,753,086	4,719,928	4,719,928
Term Loan		First Lien(12)	L+6.25% with 1.00% Libor floor	6/29/2023	8,080,247	7,982,475	7,982,475
ASC Communications Holdings, LLC (SBIC)		Class A Preferred Units(2)(4)			73,529 units	120,642	610,000	0.60%
Total						12,823,045	13,312,403
Beneplace Holdings, LLC 9420 Research Boulevard, Echelon III Suite 100, Austin, TX 78759
Beneplace Holdings, LLC	FIRE: Insurance	Preferred Units(4)			500,000 units	500,000	560,000	0.83%
BFC Solmetex, LLC(23) One Vantage Way Suite D-2210 Nashville, TN 37228
Revolver	Services: Business	First Lien(12)(19)	L+6.25% with 1.00% Libor floor	9/26/2023	764,059	764,059	741,137
Term Loan (SBIC)		First Lien(2)(12)	L+6.25% with 1.00% Libor floor	9/26/2023	11,681,479	11,531,656	11,331,035
Bonded Filter Co. LLC Term Loan (SBIC)		First Lien(2)(12)	L+6.25% with 1.00% Libor floor	9/26/2023	$1,213,784	1,198,216	1,177,370
Total						13,493,931	13,249,542
BW DME Acquisition, LLC 2130 East University Drive, Tempe, AZ 85281
Term Loan (SBIC)	Healthcare & Pharmaceuticals	First Lien(2)(13)(22)	L+6.00% with 1.00% Libor floor	8/24/2022	16,695,804	16,320,178	16,361,888
BW DME Holdings, LLC Term Loan		Unsecured(6)	17.50%	12/31/2019	289,616	289,616	289,616
BW DME Holdings, LLC		Class A-1 Preferred Units(4)			1,000,000 units	1,000,000	1,100,000

Description	Industry	Type of Investment	Interest(1)	Maturity	Principal Amount/ Shares	Amortized Cost	Fair Value	% of Fully Diluted Equity Held
BW DME Holdings, LLC		Class A-2 Preferred Units(4)			937,261 units	$937,261	$1,030,000	2.14%
Total						18,547,055	18,781,504
C.A.R.S. Protection Plus, Inc. 4431 William Penn Hwy # 1, Murrysville, PA 15668
Term Loan	Automotive	First Lien(12)	L+8.50% with .50% floor	12/31/2020	98,746	97,946	98,746
Term Loan (SBIC)		First Lien(2)(12)	L+8.50% with .50% floor	12/31/2020	7,702,191	7,639,820	7,702,191
CPP Holdings LLC		Class A Common Units(4)			149,828 units	149,828	120,000	1.01%
Total						7,887,594	7,920,937
Catapult Learning, Inc. 2 Aquarium Drive, Suite 100, Camden, NJ 08103
Term Loan	Education	First Lien(13)(22)	L+6.35% with 1.00% Libor floor	4/24/2023	20,856,549	20,489,409	20,126,570
Delayed Draw Term Loan		First Lien(13)(22)	L+6.35% with 1.00% Libor floor	4/24/2023	1,143,451	1,143,451	1,103,430
Total						21,632,860	21,230,000
Colford Capital Holdings, LLC 156 W 56th St, New York, NY 10019
Colford Capital Holdings, LLC#REF!	Preferred Units(4)(5)				38,893 units	235,371	60,000	1.00%
Condor Borrower, LLC 1255 Broad Street, Clifton, NJ 07013
Term Loan	Services: Business	Second Lien(12)	L+8.75% with 1.00% Libor floor	4/7/2025	$13,750,000	13,512,353	13,337,500
Condor Top Holdco Limited		Convertible Preferred Shares(4)			500,000 shares	442,197	340,000
Condor Holdings Limited		Class B Preferred Shares(4)			500,000 shares	57,804	40,000	0.24%
Total						14,012,354	13,717,500
Convergence Technologies, Inc. 5875 Castle Creek Parkway North Drive Suite 320 Indianapolis, IN 46250
Term Loan (SBIC)	Services: Business	First Lien(2)(12)	L+6.75% with 1.50% Libor floor	8/30/2024	7,107,143	6,975,814	6,975,814
Term Loan		First Lien(12)	L+6.75% with 1.50% Libor floor	8/30/2024	1,428,571	1,400,339	1,400,339
Delayed Draw Term Loan		First Lien(12)	L+6.75% with 1.50% Libor floor	8/30/2024	5,343,750	5,343,750	5,343,750

Description	Industry	Type of Investment	Interest(1)	Maturity	Principal Amount/ Shares	Amortized Cost	Fair Value	% of Fully Diluted Equity Held
Tailwind Core Investor, LLC		Class A Preferred Units(4)			4,275 units	$429,614	$390,000	0.71%
Total						14,149,517	14,109,903
Douglas Products Group, LP 400 Hamilton Ave., Suite 230, Palo Alto, CA 34301
Douglas Products Group, LP	Chemicals, Plastics, & Rubber	Class A Common Units(4)			322 units	139,656	610,000	0.50%
Dream II Holdings, LLC 6501 Congress Avenue Suite 300, Boca Raton, FL 33487
Dream II Holdings, LLC	Services: Consumer	Class A Common Units(4)			250,000 units	242,304	0	0.28%
DTE Enterprises, LLC(18) 95 Chancellor Drive Roselle, IL 60172
Term Loan	Energy: Oil & Gas	First Lien(12)	L+7.50% with 1.50% Libor floor	4/13/2023	11,991,941	11,790,639	11,931,981
DTE Holding Company, LLC		Class A-2 Common Shares(4)			776,316 shares	572,768	1,490,000
DTE Holding Company, LLC		Class AA Preferred Shares(4)			723,684 shares	723,684	1,380,000	1.69%
Total						13,087,091	14,801,981
Empirix Inc. 600 Technology Park Drive, Suite 100, Billerica, MA 01821
Empirix Holdings I, Inc.	Software	Class A Common Shares(4)			1,304 shares	1,304,232	1,040,000	1.48%
Empirix Holdings I, Inc.		Class B Common Shares(4)			1,317,406 shares	13,174	10,000
Total						1,317,406	1,050,000
Energy Labs, Inc 8850 Interchange Drive, Houston, TX 77054
Energy Labs Holding Corp	Energy: Oil & Gass	Common Stock(4)			598 shares	598,182	570,000	0.76%
Exacta Land Surveyors, LLC(14)(20) 2132 E 9th, Suite 310, Cleveland, OH 44115
Term Loan (SBIC)	Services: Business	First Lien(2)(12)	L+5.75% with 1.50% Libor floor	2/8/2024	12,250,000	12,011,605	12,011,605
SP ELS Holdings LLC		Class A Common Units(4)			904,250 units	904,250	904,250	2.70%
Total						12,915,855	12,915,855

Description	Industry	Type of Investment	Interest(1)	Maturity	Principal Amount/ Shares	Amortized Cost	Fair Value	% of Fully Diluted Equity Held
EOS Fitness OPCO Holdings, LLC 15445 Metcalf, Overland Park, KS 66223
EOS Fitness Holdings, LLC	Hotel, Gaming, & Leisure	Class A Preferred Units(4)			118 units	$0	$330,000	0.27%
EOS Fitness Holdings, LLC		Class B Common Units(4)			3,017 units	0	10,000
Total						0	340,000
Fast Growing Tree, LLC(16) 2621 Old Nation Rd. Fort Mill, SC 29715
Term Loan (SBIC)	Retail	First Lien(2)(12)	L+7.75% with 1.00% Libor floor	2/5/2023	20,120,000	19,795,636	19,415,800
SP FGT Holdings, LLC		Class A Common Shares(4)			1,000,000 shares	1,000,000	890,000	1.73%
Total						20,795,636	20,305,800
Furniture Factory Outlet, LLC 6500 Jenny Lind Rd. Fort Smith, AR 72908
Term Loan	Consumer goods: Durable	First Lien(12)	L+8.00% with .50% Libor floor	6/10/2021	$14,922,485	14,741,372	14,549,423
Revolver		First Lien(12)	L+8.00% with .50% Libor floor	6/10/2021	2,500,000	2,500,000	2,437,500
Furniture Factory Holdings, LLC Term Loan		Unsecured(6)	11.00%	2/3/2021	147,231	147,231	131,772
Furniture Factory Ultimate Holdings, LP		Common Units(4)			13,445 shares	94,569	0	1.25%
Total						17,483,172	17,118,695
GK Holdings, Inc. 9000 Regency Parkway Suite 400, Cary, NC 27518-8520
Term Loan	Services: Education	Second Lien(12)	L+10.25% with 1.00% Libor floor	1/30/2022	5,000,000	4,950,253	4,450,000
General LED OPCO, LLC 1074 Arion Circle Suite 116 San Antonio, TX 78216
Term Loan	Services: Business	Second Lien(12)	L+9.00% with 1.50% Libor floor	11/1/2023	4,500,000	4,421,740	4,252,500
Good Source Solutions, Inc. 3115 Melrose Drive Suite 160, Carlsbad, CA 92010
Term Loan	Beverage, Food, & Tobacco	First Lien(13)(22)	L+6.00% with 1.00% Libor floor	6/29/2023	18,500,000	18,173,242	17,667,500
HV GS Acquisition, LLC		Class A Preferred Units(4)			1,000 shares	1,000,000	760,000

Description	Industry	Type of Investment	Interest(1)	Maturity	Principal Amount/ Shares	Amortized Cost	Fair Value	% of Fully Diluted Equity Held
HV GS Acquisition, LLC		Class B Common Units(4)			28,125 shares	$0	$0	2.27%
Total						19,173,242	18,427,500
Grupo HIMA San Pablo, Inc., et al Pablo, Inc. P.O. Box 4980, Caguas, PR 00726
Term Loan	Healthcare & Pharmaceuticals	First Lien(12)	L+7.00% with 1.50% Libor floor	1/31/2018	4,626,860	4,626,860	4,071,637
Term Loan		Second Lien(15)	13.75%	7/31/2018	4,109,524	4,109,524	904,095
Total						8,736,384	4,975,732
ICD Intermediate Holdco 2, LLC 580 California Street, Suite 1335, San Francisco, CA 94104
Term Loan (SBIC)	Finance	Second Lien(2)(5)(12)	L+9.00% with 1.00% Libor floor	7/1/2024	$10,000,000	9,828,760	10,000,000
ICD Holdings, LLC		Class A Preferred(4)(5)			9,962 shares	496,405	880,000	0.32%
Total						10,325,165	10,880,000
J.R. Watkins, LLC 101 Mission Street, Suite 1900, San Francisco, CA 94105
Revolver	Consumer goods: non-durable	First Lien(12)	L+6.50% with 1.25% Libor floor	12/22/2022	1,750,000	1,750,000	1,697,500
Term Loan (SBIC)		First Lien(2)(12)	L+6.50% with 1.25% Libor floor	12/22/2022	12,343,750	12,149,440	11,973,438
J.R. Watkins Holdings, Inc.		Class A Preferred(4)			1,076 shares	1,075,758	1,100,000	1.69%
Total						14,975,198	14,770,938
Jurassic Intermediate Holdings Corp. 34 Loveton Circle Suite 100, Sparks, MD 21152
Term Loan	Consumer Goods: Durable	First Lien(12)	L+5.50%	11/15/2024	17,456,250	17,203,751	17,194,406
Kelleyamerit Holdings, Inc. 1331 North California Blvd Suite 150, Walnut Creek, CA 94596
Term Loan (SBIC)	Automotive	First Lien(2)(13)(22)	L+7.50% with 1.00% Libor floor	3/30/2023	9,750,000	9,585,916	9,506,250
Keais Records Service, LLC 1010 Lamar St #1800, Houston, TX 77002
Keais Holdings, LLC	Services: Business	Class A Units(4)			148,335 units	735,198	910,000	0.83%

Description	Industry	Type of Investment	Interest(1)	Maturity	Principal Amount/ Shares	Amortized Cost	Fair Value	% of Fully Diluted Equity Held
KidKraft, Inc. 4630 Olin Road, Dallas, TX 75244
Term Loan	Consumer Goods: Durable	Second Lien(6)	12.00% cash, 1.00% PIK	3/30/2022	9,431,895	$9,314,831	$9,007,460
Livingston International, Inc. International, Inc. 405 The West Maill, Suite 400 Toronto, Ontario, Canada
Term Loan	Transportation: Cargo	Second Lien(5)(12)	L+8.25% with 1.25% Libor floor	4/18/2020	6,841,739	6,814,294	6,841,739
Madison Logic, Inc. 257 Park Avenue South 5th Floor, New York, NY 10016
Term Loan (SBIC)	Media: Broadcasting and Subscription	First Lien(2)(12)	L+8.00% with 0.50% Libor floor	11/30/2021	$4,698,998	4,671,411	4,698,998
Madison Logic Holdings, Inc. (SBIC)		Common Stock(2)(4)			5,000 shares	50,000	50,000
Madison Logic Holdings, Inc. (SBIC)		Series A Preferred Stock(2)(4)			4,500 shares	450,000	420,000	0.81%
Total						5,171,411	5,168,998
Magdata Intermediate Holdings, LLC 515 Congress Avenue, Suite 1510, Austin, TX 78701
Term Loan	Software	Second Lien(12)	L+9.50% with 1.00% Libor floor	4/16/2024	14,750,000	14,499,743	14,307,500
Mobileum, Inc. 2880 Lakeside Drive Suite 135 Santa Clara, CA 95054
Term Loan	Software	Second Lien(12)	L+10.25% with 0.75% Libor floor	5/1/2022	21,500,000	21,184,523	21,500,000
Mobile Acquisition Holdings, LP		Class A-2 Common Units(4)			750 units	455,385	1,050,000	0.84%
Total						21,639,908	22,550,000
National Trench Safety, LLC, et al 260 North Sam Houston Pkwy E #200, Houston, TX 77060
Term Loan (SBIC)	Construction & Building	Second Lien(2)	11.50%	3/31/2022	10,000,000	9,882,830	9,800,000
NTS Investors, LP		Class A Common Units(4)			2,335 units	500,000	390,000	0.53%
Total						10,382,830	10,190,000

Description	Industry	Type of Investment	Interest(1)	Maturity	Principal Amount/ Shares	Amortized Cost	Fair Value	% of Fully Diluted Equity Held
NGS US Finco, LLC 290 Harbor Drive, 5th Floor, Stamford, CT 06902
Term Loan (SBIC)	Utilities: Oil & Gas	Second Lien(2)(12)	L+8.50% with 1.00% Libor floor	4/1/2026	10,000,000	$9,856,955	$9,400,000
Nutritional Medicinals, LLC(24) 806 East Franklin Street Centerville, OH 45459
Term Loan	Healthcare & Pharmaceuticals	First Lien(12)	L+6.00% with 1.00% Libor floor	11/15/2023	$15,461,250	15,173,200	14,842,800
Functional Aggregator, LLC		Common Units(4)			12,500 units	1,250,000	1,370,000	2.63%
Total						16,423,200	16,212,800
PCP MT Aggregator Holdings, L.P. 2001 Spring Road, Suite 700, Oak Brook, IL 60523
PCP MT Aggregator Holdings, L.P.	Finance	Common LP Units(4)			750,000 units	0	750,000	7.85%
Premiere Digital Services, Inc.(10) 5900 Wilshire Blvd, Floor 17 Los Angeles, CA 90036
Term Loan (SBIC)	Media: Broadcasting & Subscription	First Lien(2)(13)(22)	L+5.50% with 1.50% Libor floor	10/18/2023	8,250,000	8,028,817	7,796,250
Term Loan		First Lien(13)(22)	L+5.50% with 1.50% Libor floor	10/18/2023	2,428,772	2,363,657	2,295,190
Premiere Digital Holdings, Inc.		Common Stock(4)			5,000 shares	50,000	50,000
Premiere Digital Holdings, Inc.		Preferred Stock(4)			4,500 shares	450,000	470,000	1.13%
Total						10,892,474	10,611,440
Price for Profit, LLC(17) 6140 Parkland Blvd Suite 200, Cleveland, OH 44124
Term Loan (SBIC)	Services: Business	First Lien(2)(12)	L+6.50% with 1.00% Libor floor	1/31/2023	8,818,907	8,677,641	8,818,907
I2P Holdings, LLC		Series A Preferred(4)			750,000 shares	750,000	1,490,000	1.63%
Total						9,427,641	10,308,907
Protect America, Inc. 3800 Quick Hill Rd, Austin, TX 78728
Term Loan (SBIC)	Services: Consumer	Second Lien(2)(6)(12)	L+7.75% with 1.00% Libor floor	10/30/2020	17,979,749	17,744,354	17,710,053

Description	Industry	Type of Investment	Interest(1)	Maturity	Principal Amount/ Shares	Amortized Cost	Fair Value	% of Fully Diluted Equity Held
Refac Optical Group, et al 1 Harmon Drive Blackwood, NJ 08012
Revolver	Retail	First Lien(9)(11)(12)	L+8.00%	9/30/2018	$880,000	$880,000	$880,000
Term A Loan		First Lien(9)(12)	L+8.00%	9/30/2018	472,968	472,968	472,968
Term B Loan		First Lien(6)(9)(12)	L+10.75%	9/30/2018	6,539,666	6,539,666	5,787,604
Total						7,892,634	7,140,572
Skopos Financial, LLC P.O. Box 143454, Irving, TX 75014-1867
Term Loan	Finance	Unsecured(5)	12.00%	1/31/2020	17,500,000	17,500,000	17,325,000
Skopos Financial Group, LLC		Class A Units(4)(5)			1,120,684 units	1,162,544	1,110,000	0.75%
Total						18,662,544	18,435,000
Specified Air Solutions, LLC 1250 William Street P.O. Box 44 Buffalo, NY 14240-0044
Specified Air Solutions, LLC	Construction & Building	Class A Common Units(4)			3,846 units	0	250,000	0.69%
SQAD, LLC 303 S. Broadway, Suite 130, Tarrytown, NY 10591
Term Loan (SBIC)	Media: Broadcasting & Subscription	First Lien(2)(12)	L+6.50 with 1.00% Libor floor	12/22/2022	14,807,500	14,745,536	14,585,388
SQAD Holdco, Inc. (SBIC)		Preferred Shares, Series A(2)(4)			5,624 shares	156,001	450,000	1.95%
SQAD Holdco, Inc. (SBIC)		Common Shares(2)(4)			5,800 shares	62,485	50,000
Total						14,964,022	15,085,388
TechInsights, Inc. 1891 Robertson Road, Suite 500, Ottawa, ON K2H 5B7 Canada
Term Loan	High Tech Industries	First Lien(5)(13)(22)	L+6.00% with 1.00% Libor floor	10/2/2023	21,540,925	21,119,990	21,110,107
Time Manufacturing Acquisition, LLC 7601 Imperial Drive P.O. Box 20368, Waco, TX 76702-0368
Term Loan	Capital Equipment	Unsecured(6)	11.5% cash; 0.75% PIK	8/3/2023	6,385,182	6,289,917	6,289,404
Time Manufacturing Investments, LLC		Class A Common Units(4)			5,000 units	500,000	560,000	0.55%
Total						6,789,917	6,849,404
TFH Reliability, LLC 4405 Directors Row, Houston, TX 77092
Term Loan (SBIC)	Chemicals, Plastics & Rubber	Second Lien(2)(12)	L+10.75% with 0.50% Libor floor	4/21/2022	5,875,000	5,798,877	5,875,000

Description	Industry	Type of Investment	Interest(1)	Maturity	Principal Amount/ Shares	Amortized Cost	Fair Value	% of Fully Diluted Equity Held
TFH Reliability Group, LLC		Class A Common Units(4)			250,000 units	$231,521	$340,000	0.43%
Total						6,030,398	6,215,000
U.S. Auto Sales, Inc. et al 2875 University Parkway, Lawrenceville, GA 30043
Term Loan	Finance	Second Lien(5)(12)	L+10.50% with 1.00% Libor floor	6/8/2020	4,500,000	4,487,033	4,500,000
USASF Blocker II, LLC		Common Units(4)(5)			441 units	441,000	550,000	0.45%
USASF Blocker III, LLC		Series C Preferred Units(4)(5)			50 Units	50,000	60,000
USASF Blocker LLC		Common Units(4)(5)			9,000 units	9,000	10,000
Total						4,987,033	5,120,000
VRI Intermediate Holdings, LLC 1400 Commerce Center Drive, Franklin, OH 45005
Term Loan (SBIC)	Healthcare & Pharmaceuticals	Second Lien(2)(12)	L+9.25% with 1.00% Libor floor	10/31/2020	9,000,000	8,908,233	8,865,000
VRI Ultimate Holdings, LLC		Class A Preferred Units(4)			326,797 units	500,000	520,000	0.45%
Total						9,408,233	9,385,000
Wise Holding Corporation 3676 California Ave, B100 Salt Lake City, UT 84104
Term Loan	Beverage, Food, & Tobacco	Unsecured(12)(20)	L+11.00% with 1.00% Libor floor	12/31/2021	1,250,000	1,239,020	0
Delayed Draw Term Loan		First Lien(12)(21)	P+7.50% with 2.00% floor	6/30/2021	253,906	253,906	85,059
Wise Parent Company, LLC		Membership Units(4)			1 unit	58,594	0
Total						1,551,520	85,059
Total Non-controlled, non-affiliated investments						$520,096,508	$517,411,814
Total Investments						$520,096,508	$517,411,814

(1)
See Note 1 of the Notes to the Consolidated Financial Statements for a discussion of the methodologies used to value securities in the portfolio.

(2)
Investments held by the SBIC subsidiary, which include $9,652,005 of cash and $217,381,091 of investments (at cost) are excluded from the obligations to the lenders of the Credit Facility. The Company’s obligations to the lenders of the Credit Facility, as defined in Note 9, are secured by a first priority security interest in all investments and cash and cash equivalents, except for investments held by the SBIC Subsidiary.

(3)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $865,385, with an interest rate of LIBOR plus 7.50% and a maturity of June 30, 2023. This investment is accruing an unused commitment fee of 0.375% per annum.

(4)
Security is non-income producing.

(5)
The investment is not a qualifying asset under the Investment Company Act of 1940, as amended. The Company may not acquire any nonqualifying assets unless, at the time of the acquisition, qualifying assets represent at least 70% of the Company’s total assets. Qualifying assets represent approximately 88% of the Company’s total assets as of March 31, 2019

(6)
Represents a PIK security. At the option of the issuer, interest can be paid in cash or cash and PIK interest. The percentage of PIK interest shown is the maximum PIK interest that can be elected by the issuer.

(7)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $666,666, with an interest rate of LIBOR plus 6.25% and a maturity of June 29, 2022. This investment is accruing an unused commitment fee of 0.50% per annum.

(8)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $2,000,000, with an interest rate of LIBOR plus 5.75% and a maturity of August 8, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(9)
Investment has been on non-accrual since November 30, 2018.

(10)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $3,669,681 with an interest rate of LIBOR plus 5.50% and a maturity of October 18, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(11)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $520,000, with an interest rate of LIBOR plus 8.00% and a maturity of September 30, 2018. This investment is not accruing an unused commitment fee.

(12)
These loans have LIBOR floors that are lower than the applicable LIBOR rates; therefore, the floors are not in effect.

(13)
These loans are last-out term loans with contractual rates higher than the applicable LIBOR rates; therefore, the floors are not in effect.

(14)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,500,000, with an interest rate of LIBOR plus 5.75% and a maturity of February 8, 2024. This investment is accruing an unused commitment fee of 0.50% per annum.

(15)
Investment has been on non-accrual since October 31, 2017.

(16)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,000,000, with an interest rate of LIBOR plus 7.75% and a maturity of February 5, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(17)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,500,000, with an interest rate of LIBOR plus 6.50% and a maturity of January 31, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(18)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $750,000, with an interest rate of LIBOR plus 7.50% and a maturity of April 13, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(19)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $764,059, with an interest rate of LIBOR plus 6.25% and a maturity of September 26, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(20)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $4,000,000 with an interest rate of LIBOR plus 5.75% and a maturity of February 8, 2024. This investment is accruing an unused commitment fee of 0.50% per annum.

(21)
Investment has been on non-accrual since October 31, 2018.

(22)
This loan is a unitranche investment.

(23)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $1,662,592 with an interest rate of LIBOR plus 6.25% and a maturity of September 26, 2023. This investment is not accruing an unused commitment fee.

(24)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $2,000,000 with an interest rate of LIBOR plus 6.00% and a maturity of November 15, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

Abbreviation Legend
PIK — Payment-In-Kind
L — LIBOR
Euro — Euro Dollar

MANAGEMENT
Board of Directors and Its Leadership Structure
Our business and affairs are managed under the direction of our board of directors. The board of directors consists of seven members, four of whom are not “interested persons” of the Company, or its affiliates as defined in Section 2(a)(19) of the 1940 Act. We refer to these individuals as our “independent directors.” The board of directors elects our officers, who serve at the discretion of the board of directors. The responsibilities of the board of directors include quarterly valuation of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities.
Oversight of our investment activities extends to oversight of the risk management processes employed by Stellus Capital Management as part of its day-to-day management of our investment activities. The board of directors reviews risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of Stellus Capital Management as necessary and periodically requesting the production of risk management reports or presentations. The goal of the board of directors’ risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the board of directors’ oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.
The board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, and may establish additional committees from time to time as necessary. The scope of the responsibilities assigned to each of these committees is discussed in greater detail below. Mr. Ladd serves as Chief Executive Officer, Chairman of the board of directors and a member of Stellus Capital Management’s investment committee and Messrs. D’Angelo and Davis are each a member of Stellus Capital Management’s investment committee and a member of our board of directors. We believe that Mr. Ladd’s history with Stellus Capital Management, his familiarity with its investment platform, and his extensive knowledge of and experience in the financial services industry qualify him to serve as the Chairman of our board of directors.
The board of directors does not have a lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the board of directors, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of an audit committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures. The Chairman of the Audit Committee or his designee will preside over the executive sessions of our independent directors.
The board of directors believes that its leadership structure is appropriate in light of our characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that affords effective oversight. Specifically, the board of directors believes that the relationship of Messrs. Ladd, D’Angelo and Davis with Stellus Capital Management provides an effective bridge between the board of directors and management, and encourages an open dialogue between management and our board of directors, ensuring that these groups act with a common purpose. The board of directors also believes that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between our management, Stellus Capital Management and the board of directors.
We have adopted provisions in our articles of incorporation that divide our board of directors into three classes. At each annual meeting, directors will be elected for staggered terms of three years (other than the initial terms, which extend for up to three years), with the term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies.

Information regarding the board of directors is as follows:
Name	Year of Birth	Position	Director Since	Term Expires
Interested Directors
Robert T. Ladd	1956	Chairman, Chief Executive Officer and President	2012	2021
Dean D’Angelo	1967	Director	2012	2019
Joshua T. Davis	1972	Director	2012	2020
Independent Directors
J. Tim Arnoult	1949	Director	2012	2021
Bruce R. Bilger	1952	Director	2012	2020
Paul Keglevic	1954	Director	2012	2021
William C. Repko	1949	Director	2012	2019
The address for each of our directors is c/o Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.
Executive Officers Who Are Not Directors
Information regarding our executive officers who are not directors is as follows:
Name	Year of Birth	Position
W. Todd Huskinson	1964	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary
The address for each of our executive officers is c/o Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.
Biographical Information
The board of directors considered whether each of the directors is qualified to serve as a director, based on a review of the experience, qualifications, attributes and skills of each director, including those described below. The board of directors will also consider whether each director has significant experience in the investment or financial services industries and has held management, board or oversight positions in other companies and organizations. For the purposes of this presentation, our directors have been divided into two groups — independent directors and interested directors. Interested directors are “interested persons” as defined in the 1940 Act.
Independent Directors
J. Tim Arnoult has served as a member of our board of directors since 2012. Mr. Arnoult has over 35 years of banking and financial services experience. From 1979 to 2006, Mr. Arnoult served in various positions at Bank of America, including its predecessors, including president of Global Treasury Services from 2005 – 2006, president of Global Technology and Operations from 2000 to 2005, president of Central U.S. Consumer and Commercial Banking from 1996 to 2000 and president of Global Private Banking from 1991 to 1996. Mr. Arnoult is also experienced in mergers and acquisitions, having been directly involved in significant transactions such as the mergers of NationsBank and Bank of America in 1998 and Bank of America and FleetBoston in 2004. Mr. Arnoult currently serves on the board of directors of Cardtronics Inc. (NasdaqGM: CATM) and AgileCraft, LLC and has served on a variety of boards throughout his career, including the board of Visa USA before it became a public company. Mr. Arnoult holds a B.A. in Psychology and a M.B.A. from the University of Texas at Austin. We believe Mr. Arnoult’s extensive banking and financial services experience bring important and valuable skills to our Board.
Bruce R. Bilger has served as a member of our board of directors since 2012. Mr. Bilger has over 38 years of providing advice on mergers and acquisitions, financings, and restructurings, particularly in the energy industry. Mr. Bilger retired in March 2018 from his role as a senior advisor at Lazard Frerès & Co. LLC, a leading investment bank, where he began in January 2008 as managing director, chairman and head of Global Energy, and co-head of the Southwest Investment Banking region. Prior to joining Lazard Frerès & Co. LLC, Mr. Bilger was a partner at the law firm of Vinson & Elkins LLP, where he was head of its 400-plus-attorney Energy Practice Group and co-head of its 175-plus-attorney corporate and transactional practice. Mr. Bilger is or has been a board or committee member with numerous charitable and civic organizations, including the Greater Houston Partnership, the Greater Houston Community Foundation, Reasoning Mind, Positive Coaching Alliance, Texas Children’s Hospital, Asia Society Texas Center, St. Luke’s United Methodist Church, St. John’s School, Dartmouth College and the University of Virginia. Mr. Bilger graduated Phi Beta Kappa from Dartmouth College and has an M.B.A. and law degree from the University of Virginia. We believe Mr. Bilger’s extensive merger and acquisition, financing, and restructuring experience bring important and valuable skills to our Board.
Paul Keglevic has served as a member of our board of directors since 2012. Mr. Keglevic has over 40 years of experience with public companies across several industry sectors, including utilities, telecom, transportation and real estate. Mr. Keglevic currently serves as the Chief Executive Officer of Energy Future Holdings Corp., (“EFH”). Previously he served as executive vice president and chief financial officer for EFH from June 2008-October 2016. Mr. Keglevic was a partner at PricewaterhouseCoopers (“PWC”), an accounting firm, where he worked from July 2002-July 2008. At PWC he was the U.S. utility sector leader for six years and the clients and sector assurance leader for one year. Prior to PWC, Mr. Keglevic led the utilities practice for Arthur Andersen, where he was a partner for 15 years. Mr. Keglevic has served as a member of the board of directors of several subsidiaries of EFH and the Dallas and state of California Chambers of Commerce and several other charitable and advisory boards. Mr. Keglevic is an experienced board member and currently serves as an independent director on several public company boards across a variety of industries, including Bonanza Creek Energy, Inc. (NYSE: BCEI), and Clear Channel Outdoor Holdings, Inc. (NYSE: CCO), and previously served as a member of the board of directors of Cobalt International Energy, Inc. (OTCMKTS: CIEIQ). In 2011, Mr. Keglevic was named CFO of the Year by the Dallas Business Journal and received a Distinguished Alumni Award in accounting from Northern Illinois University. Mr. Keglevic received his B.S. in accounting from Northern Illinois University and is a certified public accountant. We believe Mr. Keglevic’s extensive experience with public companies and knowledge of accounting and regulatory issues brings important and valuable skills to our board of directors.
William C. Repko has served as a member of our board of directors since 2012. Mr. Repko has over 40 years of investing, finance and restructuring experience. Mr. Repko retired from Evercore Partners in February 2014, where he had served as a senior advisor, senior managing director and was a co-founder of the firm’s Restructuring and Debt Capital Markets Group since September 2005. Prior to joining Evercore Partners Inc., Mr. Repko served as chairman and head of the Restructuring Group at J.P. Morgan Chase, a leading investment banking firm, where he focused on providing comprehensive solutions to clients’ liquidity and reorganization challenges. In 1973, Mr. Repko joined Manufacturers Hanover Trust Company, a commercial bank, which after a series of mergers became part of J.P. Morgan Chase. Mr. Repko has been named to the Turnaround Management Association (TMA)-sponsored Turnaround, Restructuring and Distressed Investing industry Hall of Fame. Mr. Repko received his B.S. in Finance from Lehigh University. We believe Mr. Repko’s extensive investing, finance, and restructuring experience bring important and valuable skills to our Board.
Interested Directors
Robert T. Ladd has served as the Chairman of our board of directors and Chief Executive Officer and President since 2012. Mr. Ladd is the managing partner and Chief Investment Officer of Stellus Capital Management, the external investment manager of the Company. Mr. Ladd has more than 36 years of investing, finance, and restructuring experience. Prior to joining Stellus Capital Management, he had been with the D. E. Shaw group, a global investment and technology development firm, where he led the D. E. Shaw group’s Direct Capital Group from February 2004 to January 2012. Prior to joining the D. E. Shaw group, Mr. Ladd served as the president of Duke Energy North America, LLC, a merchant energy subsidiary of Duke Energy Corporation, and president and chief executive officer of Duke Capital Partners, LLC, a merchant banking subsidiary of Duke Energy Corporation, from September 2000 to February 2004. From February 1993 to September 2000, Mr. Ladd was a partner of Arthur Andersen LLP where he last served as worldwide managing partner for Arthur Andersen’s corporate restructuring practice and U.S. managing partner for that firm’s corporate finance practice. Before joining Arthur Andersen, from June 1980 to February 1993, Mr. Ladd served in various capacities for First City Bancorporation of Texas, Inc., a bank holding company, and its subsidiaries, including serving as president of First City Asset Servicing Company, an asset management business and executive vice president for the Texas Banking Division. He serves on the Board of Trustees of Rice University and is a board member of Rice Management Company which oversees Rice University’s endowment. He is a member of the Council of Overseers of the Jesse H. Jones Graduate School of Business of Rice University, as well as a member of the University of Texas Health Science Center Development Board and the University of Texas Medical School of Houston Advisory Council. Mr. Ladd received a B.A. in managerial studies and economics from Rice University, and an M.B.A. from The University of Texas at Austin, where he was a Sord Scholar and recipient of the Dean’s Award for Academic Achievement. We believe Mr. Ladd’s extensive investing, finance, and restructuring experience bring important and valuable skills to our Board.
Dean D’Angelo has served as a member of our board of directors since 2012. Mr. D’Angelo is a founding partner of Stellus Capital Management, the external investment manager of the Company, and co-head of its Private Credit strategy and serves on its investment committee. He has over 25 years of experience in investment banking and principal investing. From August 2005 to January 2012, Mr. D’Angelo was a director in the Direct Capital Group at the D. E. Shaw group, a global investment and technology development firm. Prior to joining the D. E. Shaw group, Mr. D’Angelo was a principal of Allied Capital Corporation, a publicly-traded BDC, where he focused on making debt and equity investments in middle-market companies from May 2003 to August 2005. From September 2000 to April 2003, Mr. D’Angelo served as a principal of Duke Capital Partners, LLC, a merchant banking subsidiary of Duke Energy Corporation, where he focused on providing mezzanine, equity, and senior debt financing to businesses in the energy sector. From January 1998 to September 2000, Mr. D’Angelo was a product specialist for Banc of America Securities, LLC where he provided banking services to clients principally in the energy sector. Mr. D’Angelo began his career in the bankruptcy and consulting practice of Coopers & Lybrand L.L.P. in Washington, D.C. Mr. D’Angelo received his B.B.A. in accounting from The College of William and Mary, his M.A. in international economics and relations from The Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University, and his M.B.A., with a concentration in finance, from the Wharton School of the University of Pennsylvania. We believe Mr. D’Angelo’s extensive investment banking and principal investing experience bring important and valuable skills to our Board.
Joshua T. Davis has served as a member of our board of directors since 2012. Mr. Davis is a founding partner of Stellus Capital Management, the external investment manager of the Company and co-head of its Private Credit strategy and serves on its investment committee. He has more than 20 years of investing, finance, and restructuring experience. Prior to joining Stellus Capital Management, Mr. Davis was a director in the Direct Capital Group at the D. E. Shaw group, a global investment and technology development firm, since March 2004. Prior to joining the D. E. Shaw group, Mr. Davis served as a managing director at Milestone Merchant Partners, LLC, a boutique merchant bank from May 2003 to February 2004 and a vice president of Duke Capital Partners, LLC, a merchant banking subsidiary of Duke Energy Corporation, from May 2002 to May 2003. Mr. Davis also served as a director of Arthur Andersen LLP, a consulting firm, from May 1995 to May 2002. Mr. Davis received a B.B.A. in accounting and finance from Texas A&M University. We believe Mr. Davis’ extensive investing, finance, and restructuring experience bring important and valuable skills to our Board.
Executive Officers Who Are Not Directors
W. Todd Huskinson has served as our Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary since 2012. Mr. Huskinson is also a founding partner of Stellus Capital Management, the external investment manager of the Company. He has over 29 years of experience in finance, accounting and operations. From August 2005 to January 2012, Mr. Huskinson was a director in the D. E. Shaw group’s Direct Capital Group, a global investment and technology development firm. Prior to joining the D. E. Shaw group, Mr. Huskinson was a Managing Director at BearingPoint (formerly KPMG Consulting), a management consulting firm, where he led the Houston office’s middle-market management consulting practice from July 2002 to July 2005. Prior to BearingPoint, Mr. Huskinson was a partner of Arthur Andersen, LLP, an accounting firm, where he served clients in the audit, corporate finance and consulting practices from December 1987 to June 2002. Mr. Huskinson received a B.B.A in accounting from Texas A&M University and is a certified public accountant.
Board Meetings
Our board of directors met five times during 2018. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. The board of directors’ standing committees are set forth below. We require each director to make a diligent effort to attend all board of directors and committee meetings, as well as each Annual Meeting of Stockholders. All of the Board members attended, in person or via teleconference, the Company’s 2018 Annual Meeting of Stockholders.
Audit Committee
The members of the audit committee are Messrs. Keglevic, Bilger and Repko, each of whom meets the independence standards established by the SEC and the New York Stock Exchange (the “NYSE”) for audit committees and is independent for purposes of the 1940 Act. Mr. Keglevic serves as chairman of the audit committee. Our Board has determined that Mr. Keglevic is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The board of directors has adopted a charter of the audit committee, which is available in print to any stockholder who requests it and it is also available on the Company’s website at www.stelluscapital.com (under the Public Investors section). The audit committee met five times during 2018.
The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee is also responsible for aiding our Board in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. The board of directors and audit committee utilizes the services of an independent valuation firm to help them determine the fair value of these securities.
Nominating and Corporate Governance Committee
The members of the nominating and corporate governance committee are Messrs. Arnoult, Bilger and Keglevic, each of whom is independent for purposes of the 1940 Act and the NYSE corporate governance regulations. Mr. Arnoult serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee met twice during 2018. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board of directors or a committee of the board of directors, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and our management. The board of directors has adopted a charter of the nominating and corporate governance committee, which is available in print to any stockholder who requests it and it is also available on the Company’s website at www.stelluscapital.com (under the Public Investors section).
The nominating and corporate governance committee will consider nominees to the board of directors recommended by a stockholder if such stockholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver written notice to our corporate secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a director by a stockholder, such potential nominee must deliver to our corporate secretary a written questionnaire providing the requested information about the background and qualifications of such person, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

The nominating and corporate governance committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the board of directors, the Company and its stockholders. In considering possible candidates for election as a director, the nominating committee will take into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:
•
are of high character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

•
are free of any conflict of interest that would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•
are willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a member of the board of directors and a member of any committees thereof (including developing and maintaining sufficient knowledge of the Company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of the board of directors and any committee thereof; preparing for, attending and participating in meetings of the board of directors and meetings of any committee thereof; and satisfying appropriate orientation and continuing education guidelines); and

•
have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.

The nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the board of directors, but the committee will consider such factors as it may deem are in our best interests and those of our stockholders. Those factors may include a person’s differences of viewpoint, professional experience, education and skills, as well as his or her race, gender and national origin. In addition, as part of the board’s annual self-assessment, the members of the nominating and corporate governance committee will evaluate the membership of the board of directors and whether the board maintains satisfactory policies regarding membership selection.
Compensation Committee
The members of the Compensation Committee are Messrs. Repko, Bilger and Arnoult, each of whom is independent for purposes of the 1940 Act and the NYSE corporate governance regulations. Mr. Repko serves as chairman of the Compensation Committee. The compensation committee met twice during 2018. The compensation committee is responsible for overseeing our compensation policies generally and making recommendations to the board of directors with respect to evaluating executive officer performance, overseeing and setting compensation for our directors and, as applicable, our executive officers and, as applicable, preparing the report on executive officer compensation that SEC rules require to be included in our annual proxy statement. Currently, none of our executive officers is compensated by us and as such the compensation committee is not required to produce a report on executive officer compensation for inclusion in our annual proxy statement.
The compensation committee has the sole authority to retain and terminate any compensation consultant assisting the compensation committee, including sole authority to approve all such compensation consultants’ fees and other retention terms. The compensation committee may delegate its authority to subcommittees or the chairman of the compensation committee when it deems appropriate and in our best interests. The board of directors has adopted a charter of the compensation committee, which is available in print to any stockholder who requests it and it is also available on the Company’s website at www.stelluscapital.com (under the Public Investors section).

Compensation of Directors
The following table shows information regarding the compensation received by our independent directors for the calendar year ending December 31, 2018. No compensation is paid to directors who are “interested persons” for their service as directors.
Name	Aggregate Cash Compensation from Stellus Capital Investment Company(1)	Total Compensation from Stellus Capital Investment Company Paid to Director(1)
Interested Directors
Robert T. Ladd	$—	$—
Dean D’Angelo	$—	$—
Joshua T. Davis	$—	$—
Independent Directors
J. Tim Arnoult	$76,500	$76,500
Bruce R. Bilger	$76,500	$76,500
Paul Keglevic	$84,500	$84,500
William C. Repko	$79,500	$79,500

(1)
For a discussion of the independent directors’ compensation, see below. We do not have a profit-sharing or retirement plan, and directors do not receive any pension or retirement benefits.

For the year ended December 31, 2018, the independent directors receive an annual fee of $55,000. In January 2019, the board of directors approved an increase in their annual fee to $65,000. Independent directors also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending in person or telephonically each regular Board meeting and each special telephonic Board meeting. They also receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended in person and each telephonic committee meeting. The chairmen of the audit committee, the compensation committee and the nominating and corporate governance committee receive an annual fee of $10,000, $5,000 and $5,000, respectively. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers. Independent directors have the option of having their directors’ fees paid in shares of our common stock issued at a price per share equal to the greater of NAV per share or the market price at the time of payment. No compensation is paid to directors who are “interested persons.”
Corporate Governance
Corporate Governance Documents
We maintain a corporate governance webpage at the “Corporate Governance” link under the “Stellus Capital Investment Corporation” link at www.stelluscapital.com (under the Public Investors section).
Our Corporate Governance Policy, Code of Business Conduct, Code of Ethics and Board committee charters are available at our corporate governance webpage at www.stelluscapital.com (under the Public Investors section) and are also available to any stockholder who requests them by writing to our Secretary, W. Todd Huskinson, at Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.
Director Independence
In accordance with rules of the NYSE, the board of directors annually determines the independence of each director. No director is considered independent unless the board of directors has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s Nominating and Corporate Governance Committee and

through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has changed.
In order to evaluate the materiality of any such relationship, the board of directors uses the definition of director independence set forth in the NYSE Listed Company Manual. Section 303A.00 of the NYSE Listed Company Manual provides that BDCs, such as the Company, are required to comply with all of the provisions of Section 303A applicable to domestic issuers other than Sections 303A.02, the section that defines director independence. Section 303A.00 provides that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.
The board of directors has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Ladd, D’Angelo and Davis, who are interested persons of the Company due to their positions as officers of the Company and/or Stellus Capital Management, our external investment manager.
Annual Evaluation
Our directors perform an evaluation, at least annually, of the effectiveness of the board of directors and its committees. This evaluation may include a questionnaire and/or board of directors and committee discussion.
Communication with the Board of Directors
We believe that communications between our board of directors, our stockholders and other interested parties are an important part of our corporate governance process. Stockholders with questions about the Company are encouraged to contact our Secretary, W. Todd Huskinson, at (713) 292-5400. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board by sending their communications to Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027, Attn.: Board of Directors. All stockholder communications received in this manner will be delivered to one or more members of the board of directors.
All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or policies, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, will be referred to our Audit Committee.
The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.
Code of Business Conduct and Ethics
Our code of ethics, which is signed by directors and executive officers of the Company, requires that directors and executive officers avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the code of ethics which is available on our website under the “Corporate Governance” link under the “Stellus Capital Investment Corporation” link at www.stelluscapital.com (under the Public Investors section), each director and executive officer must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the Audit Committee. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the board of directors.

Compensation Committee Interlocks and Insider Participation
All members of the Compensation Committee are independent directors and none of the members are present or past employees of the Company. No member of the Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the board of directors.
Investment Committee
Each new investment opportunity must be unanimously approved by Stellus Capital Management’s investment committee. Follow-on investments in existing portfolio companies also require the investment committee’s unanimous approval. The purpose of Stellus Capital Management’s investment committee is to evaluate and approve all of our investments, subject at all times to the oversight of our Board. The investment committee process is intended to bring the diverse experience and perspectives of the committee’s members to the analysis and consideration of each investment. The investment committee consists of Messrs. Ladd, D’Angelo, Davis, Overbergen and Huskinson. The investment committee serves to provide investment consistency and adherence to our core investment philosophy and policies. The investment committee also determines appropriate investment sizing and suggests ongoing monitoring requirements.
In addition to reviewing investments, investment committee meetings serve as a forum to discuss credit views and outlooks. Potential transactions and deal flow are reviewed on a regular basis. Members of the investment team are encouraged to share information and views on credits with the investment committee early in their analysis. We believe this process improves the quality of the analysis and assists the deal team members to work more efficiently.
Each member of the investment committee performs a similar role for other accounts managed by Stellus Capital Management. In certain instances, including in connection with co-investments under our exemptive order, approval by our Board may also be required prior to the making of an investment.
Portfolio Management
Each investment opportunity requires the unanimous approval of Stellus Capital Management’s investment committee, which is comprised of Messrs. Ladd, D’Angelo, Davis, Huskinson and Overbergen. Follow-on investments in existing portfolio companies require the investment committee’s approval beyond that obtained when the initial investment in the company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the investment committee. The day-to-day management of investments approved by the investment committee is overseen by Messrs. D’Angelo and Davis. Biographical information with respect to Messrs. D’Angelo and Davis is set out under “— Biographical Information.”
The members of our investment committee receive compensation by Stellus Capital Management that may include an annual base salary, an annual individual performance bonus, contributions to 401(k) plans, and a portion of the incentive fee or carried interest earned in connection with their services.
Each of Messrs. Ladd, D’Angelo, Davis, Huskinson and Overbergen has a direct ownership and financial interests in, and may receive compensation and/or profit distributions from, Stellus Capital Management. None of Messrs. Ladd, D’Angelo, Davis, Overbergen and Huskinson receives any direct compensation from us. Messrs. Ladd, D’Angelo, Davis, Overbergen and Huskinson are also primarily responsible for the day-to-day management of other pooled investment vehicles and other accounts in which their affiliates receive incentive fees. See “Related Party Transactions and Certain Relationships.”

The table below shows the dollar range of shares of our common stock to be beneficially owned by the members of the Investment Committee and our investment team.
Name of Portfolio Manager/Investment Support Team	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Robert T. Ladd	over $1,000,000
Joshua T. Davis	over $1,000,000
Dean D’Angelo	over $1,000,000
W. Todd Huskinson	$100,001 – $500,000
Todd A. Overbergen	$100,001 – $500,000

(1)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, or the “Exchange Act.”

(2)
The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $14.04 on June 19, 2019 on the NYSE.

(3)
The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000, or over $1,000,000.

MANAGEMENT AGREEMENTS
Stellus Capital Management serves as our investment adviser and is registered as an investment adviser under the Investment Advisers Act of 1940 as amended, or the Advisers Act. In addition, Stellus Captial Management serves as our administrator.
Investment Advisory Agreement
Subject to the overall supervision of our board of directors and in accordance with the 1940 Act, Stellus Capital Management manages our day-to-day operations and provides investment advisory services to us. Under the terms of the investment advisory agreement, Stellus Capital Management:
•
determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•
identifies, evaluates and negotiates the structure of the investments we make;

•
executes, closes, services and monitors the investments we make;

•
determines the securities and other assets that we will purchase, retain or sell;

•
performs due diligence on prospective portfolio companies; and

•
provides us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

Pursuant to the investment advisory agreement, we have agreed to pay Stellus Capital Management a fee for investment advisory and management services consisting of two components — a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee is ultimately be borne by our stockholders.
Management Fee
The base management fee is calculated at an annual rate of 1.75% of our gross assets, including assets purchased with borrowed funds or other forms of leverage (including preferred stock, public and private debt issuances, derivative instruments, repurchase agreements and other similar instruments or arrangements) and excluding cash and cash equivalents. For services rendered under the investment advisory agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of our gross assets, excluding cash and cash equivalents, at the end of the two most recently completed calendar quarters. Base management fees for any partial month or quarter are appropriately pro-rated. For the years ended December 31, 2018, 2017 and 2016, we incurred $8.2 million, $6.3 million and $6.3 million, respectively, of base management fees.
Incentive Fee
We pay Stellus Capital Management an incentive fee. Incentive fees are calculated as below and payable quarterly in arrears. The incentive fee, which provides Stellus Capital Management with a share of the income that it generates for us, has two components, ordinary income and capital gains, calculated as follows:
The ordinary income component is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter, subject to a total return requirement, and deferral of non-cash amounts, and is 20.0% of the amount, if any, by which our pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets attributable to our common stock, for the immediately preceding calendar quarter, exceeds a 2.0% (which is 8.0% annualized) hurdle rate and a “catch-up” provision, for the benefit of Stellus Capital Management, measured as of the end of each calendar quarter. Under this provision, in any calendar quarter, Stellus Capital Management receives no incentive fee until our pre-incentive fee net investment income equals the hurdle rate of 2.0%, but then receives, as a “catch-up,” 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.5%.
The effect of the “catch-up” provision is that, subject to the total return provision discussed below, if pre-incentive fee net investment income exceeds 2.5% in any calendar quarter, Stellus Capital Management receives 20.0% of our pre-incentive fee net investment income as if a hurdle rate did not apply. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement (as described below), and any interest expense and any distributions paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash. The foregoing incentive fee is subject to a total return requirement, which provides that no incentive fee in respect of the Company’s pre-incentive fee net investment income will be payable except to the extent 20.0% of the cumulative net increase in net assets resulting from operations over the then current and 11 preceding quarters exceeds the cumulative incentive fees accrued and/or paid for the 11 preceding quarters. In other words, any ordinary income incentive fee that is payable in a calendar quarter will be limited to the lesser of (i) 20.0% of the amount by which our pre-incentive fee net investment income for such calendar quarter exceeds the 2.0% hurdle, subject to the “catch-up” provision, and (ii) (x) 20.0% of the cumulative net increase in net assets resulting from operations for the then current and 11 preceding calendar quarters minus (y) the cumulative incentive fees accrued and/or paid for the 11 preceding calendar quarters.
For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the amount, if positive, of the sum of pre-incentive fee net investment income, realized gains and losses and unrealized appreciation and depreciation of the Company for the then current and 11 preceding calendar quarters. In addition, the portion of such incentive fee that is attributable to deferred interest (such as PIK interest or OID) will be paid to Stellus Capital Management, without any interest thereon, only if and to the extent we actually receive such interest in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write-off or similar treatment of the investment giving rise to any deferred interest accrual. Any reversal of such amounts would reduce net income for the quarter by the net amount of the reversal (after taking into account the reversal of incentive fees payable) and would result in a reduction and possible elimination of the incentive fees for such quarter. There is no accumulation of amounts on the hurdle rate from quarter to quarter, and accordingly there is no clawback of amounts previously paid if subsequent quarters are below the quarterly hurdle, and there is no delay of payment if prior quarters are below the quarterly hurdle. Stellus Capital Management has agreed to permanently waive any interest accrued on the portion of the incentive fee attributable to deferred interest (such as PIK interest or OID).
Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a quarter where we incur a loss, subject to the total return requirement. For example, if we receive pre-incentive fee net investment income in excess of the quarterly minimum hurdle rate, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses. Our net investment income used to calculate this component of the incentive fee is also included in the amount of our gross assets used to calculate the 1.75% base management fee. These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The following is a graphical representation of the calculation of the income-related portion of the incentive fee:
Quarterly Incentive Fee Based on Net Investment Income
Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets)
Percentage of Pre-incentive Fee Net Investment Income
Allocated to Income-Related Portion of Incentive Fee
The capital gains component of the incentive fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory agreement, as of the termination date), is equal to 20.0% of our cumulative aggregate realized capital gains from inception through the end of that calendar year, computed net of our aggregate cumulative realized capital losses and our aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees. If such amount is negative, then no capital gains incentive fee will be payable for such year. Additionally, if the investment advisory agreement is terminated as of a date that is not a calendar year end, the termination date will be treated as though it were a calendar year end for purposes of calculating and paying the capital gains incentive fee.
Examples of Quarterly Incentive Fee Calculation
Example 1: Income Related Portion of Incentive Fee before Total Return Requirement Calculation:
Alternative 1
Assumptions
Investment income (including interest, dividends, fees, etc.) = 1.25%
Hurdle rate(1) = 2.0%
Management fee(2) = 0.4375%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.2%
Pre-incentive fee net investment income
(investment income – (management fee + other expenses)) = 0.6125%
Pre-incentive fee net investment income does not exceed hurdle rate, therefore there is no income-related incentive fee.
Alternative 2
Assumptions
Investment income (including interest, dividends, fees, etc.) = 2.9%
Hurdle rate(1) = 2.0%
Management fee(2) = 0.4375%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.2%
Pre-incentive fee net investment income
(investment income – (management fee + other expenses)) = 2.2625%
Incentive fee = 100% × Pre-incentive fee net investment income (subject to “catch-up”)(4)
= 100% × (2.2625% – 2.0%)
= 0.2625%

Pre-incentive fee net investment income exceeds the hurdle rate, but does not fully satisfy the “catch-up” provision, therefore the income related portion of the incentive fee is 0.2625%.
Alternative 3
Assumptions
Investment income (including interest, dividends, fees, etc.) = 3.5%
Hurdle rate(1) = 2.0%
Management fee(2) = 0.4375%
Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%
Pre-incentive fee net investment income (investment income – (management fee + other expenses)) = 2.8625%
Incentive fee = 100% × Pre-incentive fee net investment income (subject to “catch-up”)
Incentive fee = 100% × “catch-up” + (20.0% × (Pre-Incentive Fee Net Investment Income – 2.5%))
“Catch-up” = 2.5% – 2.0%
= 0.5%
Incentive fee = (100% × 0.5%) + (20.0% × (2.8625% – 2.5%))
= 0.5% + (20.0% × 0.3625%)
= 0.5% + 0.0725%
= 0.5725%
Pre-incentive fee net investment income exceeds the hurdle rate, and fully satisfies the “catch-up” provision, therefore the income related portion of the incentive fee is 0.5725%.
(1)
Represents 8.0% annualized hurdle rate.

(2)
Represents 1.75% annualized base management fee.

(3)
Excludes organizational and offering expenses.

(4)
The “catch-up” provision is intended to provide Stellus Capital Management with an incentive fee of 20.0% on all pre-incentive fee net investment income as if a hurdle rate did not apply when our net investment income exceeds 2.5% in any fiscal quarter.

Example 2: Income Portion of Incentive Fee with Total Return Requirement Calculation:
Alternative 1:
Assumptions
Investment income (including interest, dividends, fees, etc.) = 3.5%
Hurdle rate(1) = 2.0%
Management fee(2) = 0.4375%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.2%
Pre-incentive fee net investment income
(investment income – (management fee + other expenses) = 2.8625%
Cumulative incentive compensation accrued and/or paid for preceding 11 calendar quarters = $9,000,000
20.0% of cumulative net increase in net assets resulting from operations over current and preceding 11 calendar quarters = $8,000,000
Although our pre-incentive fee net investment income exceeds the hurdle rate of 2.0% (as shown in Alternative 3 of Example 1 above), no incentive fee is payable because 20.0% of the cumulative net increase in net assets resulting from operations over the then current and 11 preceding calendar quarters did not exceed the cumulative income and capital gains incentive fees accrued and/or paid for the preceding 11 calendar quarters.

Alternative 2:
Assumptions
Investment income (including interest, dividends, fees, etc.) = 3.5%
Hurdle rate(1) = 2.0%
Management fee(2) = 0.4375%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.2%
Pre-incentive fee net investment income
(investment income – (management fee + other expenses) = 2.8625%
Cumulative incentive compensation accrued and/or paid for preceding 11 calendar quarters = $9,000,000
20.0% of cumulative net increase in net assets resulting from operations over current and preceding 11 calendar quarters = $10,000,000
Because our pre-incentive fee net investment income exceeds the hurdle rate of 2.0% and because 20.0% of the cumulative net increase in net assets resulting from operations over the then current and 11 preceding calendar quarters exceeds the cumulative income and capital gains incentive fees accrued and/or paid for the preceding 11 calendar quarters, an incentive fee would be payable, as shown in Alternative 3 of Example 1 above.
(1)
Represents 8.0% annualized hurdle rate.

(2)
Represents 1.75% annualized base management fee.

(3)
Excludes organizational and offering expenses.

(4)
The “catch-up” provision is intended to provide Stellus Capital Management with an incentive fee of 20.0% on all pre-incentive fee net investment income as if a hurdle rate did not apply when our net investment income exceeds 2.5% in any fiscal quarter.

Example 3: Capital Gains Portion of Incentive Fee(*):
Alternative 1:
Assumptions
Year 1: $2.0 million investment made in Company A (“Investment A”), and $3.0 million investment made in Company B (“Investment B”)
Year 2: Investment A sold for $5.0 million and fair market value (“FMV”) of Investment B determined to be $3.5 million
Year 3: FMV of Investment B determined to be $2.0 million
Year 4: Investment B sold for $3.25 million
The capital gains portion of the incentive fee would be:
Year 1: None
Year 2: Capital gains incentive fee of $0.6 million – ($3.0 million realized capital gains on sale of Investment A multiplied by 20.0%)
Year 3: None – $0.4 million (20.0% multiplied by ($3.0 million cumulative capital gains less $1.0 million cumulative capital depreciation)) less $0.6 million (previous capital gains fee paid in Year 2)
Year 4: Capital gains incentive fee of $50,000 – $0.65 million ($3.25 million cumulative realized capital gains multiplied by 20.0%) less $0.6 million (capital gains incentive fee taken in Year 2)

Alternative 2
Assumptions
Year 1: $2.0 million investment made in Company A (“Investment A”), $5.25 million investment made in Company B (“Investment B”) and $4.5 million investment made in Company C (“Investment C”)
Year 2: Investment A sold for $4.5 million, FMV of Investment B determined to be $4.75 million and FMV of Investment C determined to be $4.5 million
Year 3: FMV of Investment B determined to be $5.0 million and Investment C sold for $5.5 million
Year 4: FMV of Investment B determined to be $6.0 million
Year 5: Investment B sold for $4.0 million
The capital gains incentive fee, if any, would be:
Year 1: None
Year 2: $0.4 million capital gains incentive fee – 20.0% multiplied by $2.0 million ($2.5 million realized capital gains on Investment A less $0.5 million unrealized capital depreciation on Investment B)
Year 3: $0.25 million capital gains incentive fee(1) – $0.65 million (20.0% multiplied by $3.25 million ($3.5 million cumulative realized capital gains less $0.25 million unrealized capital depreciation)) less $0.4 million capital gains incentive fee received in Year 2
Year 4: $0.05 million capital gains incentive fee – $0.7 million ($3.50 million cumulative realized capital gains multiplied by 20.0%) less $0.65 million cumulative capital gains incentive fee paid in Year 2 and Year 3
Year 5: None – $0.45 million (20.0% multiplied by $2.25 million (cumulative realized capital gains of $3.5 million less realized capital losses of $1.25 million)) less $0.7 million cumulative capital gains incentive fee paid in Year 2, Year 3 and Year 4(2)

*
The hypothetical amounts of returns shown are based on a percentage of our total net assets and assume no leverage. There is no guarantee that positive returns will be realized and actual returns may vary from those shown in this example.

(1)
As illustrated in Year 3 of Alternative 1 above, if a portfolio company were to be wound up on a date other than its fiscal year end of any year, it may have paid aggregate capital gains incentive fees that are more than the amount of such fees that would be payable if such portfolio company had been wound up on its fiscal year end of such year.

(2)
As noted above, it is possible that the cumulative aggregate capital gains fee received by Stellus Capital Management ($0.70 million) is effectively greater than $0.45 million (20.0% of cumulative aggregate realized capital gains less net realized capital losses or net unrealized depreciation ($2.25 million)).

For the years ended December 31, 2018, 2017 and 2016, we incurred incentive fees of $5.6 million, $2.9 million and $4.3 million, respectively.
Payment of Our Expenses
All investment professionals of Stellus Capital Management, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine overhead expenses of personnel allocable to these services to us, are provided and paid for by Stellus Capital Management and not by us. We bear all other out-of-pocket costs and expenses of our operations and transactions, including, without limitation, those relating to:
•
organization and offering;

•
calculating our net asset value (including the cost and expenses of any independent valuation firm);

•
fees and expenses payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for us and in monitoring our investments and performing due diligence on our prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments;

•
interest payable on debt, if any, incurred to finance our investments and expenses related to unsuccessful portfolio acquisition efforts;

•
offerings of our common stock and other securities;

•
base management and incentive fees;

•
administration fees and expenses, if any, payable under the administration agreement (including our allocable portion of Stellus Capital Management’s overhead in performing its obligations under the administration agreement, including rent and the allocable portion of the cost of our chief compliance officer, and chief financial officer and his staff);

•
transfer agent, dividend agent and custodial fees and expenses;

•
U.S. federal and state registration fees;

•
all costs of registration and listing our shares on any securities exchange;

•
U.S. federal, state and local taxes;

•
independent directors’ fees and expenses;

•
costs of preparing and filing reports or other documents required by the SEC or other regulators;

•
costs of any reports, proxy statements or other notices to stockholders, including printing costs;

•
costs and fees associated with any fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•
direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

•
proxy voting expenses; and

•
all other expenses incurred by us or Stellus Capital Management in connection with administering our business.

Duration and Termination
Unless terminated earlier as described below, the investment advisory agreement will continue in effect from year to year if approved annually by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by a majority of our directors who are not “interested persons.” The investment advisory agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by Stellus Capital Management and may be terminated by either party without penalty upon 60 days’ written notice to the other. The holders of a majority of our outstanding voting securities may also terminate the investment advisory agreement without penalty upon 60 days’ written notice. See “Risk Factors — Risks Relating to our Business and Structure.” We are dependent upon key personnel of Stellus Capital Management for our future success. If Stellus Capital Management were to lose any of its key personnel, our ability to achieve our investment objective could be significantly harmed.
Indemnification
The investment advisory agreement provides that Stellus Capital Management and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Stellus Capital Management’s services under the investment advisory agreement or otherwise as our investment adviser. Our obligation to provide indemnification under the investment advisory agreement, however, is limited by the 1940 Act and Investment Company Act Release No. 11330, which, among other things, prohibit us from indemnifying any director, officer or other individual from any liability resulting directly from the willful misconduct, bad faith, gross negligence in the performance of duties or reckless disregard of applicable obligations and duties of the directors, officers or other individuals and require us to set forth reasonable and fair means for determining whether indemnification shall be made.
Board Approval of the Investment Advisory Agreement
Our board of directors, including a majority of our independent directors, approved the investment advisory agreement at its first meeting, held on September 24, 2012, and most recently approved the annual continuation of the investment advisory agreement on January 23, 2019. In its consideration of the investment advisory agreement, the board of directors focused on information it had received relating to, among other things: (a) the nature, quality and extent of the advisory and other services to be provided to us by our investment adviser; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (c) our projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (d) any existing and potential sources of indirect income to our investment adviser from its relationships with us and the profitability of those relationships; (e) information about the services to be performed and the personnel performing such services under the investment advisory agreement; (f) the organizational capability and financial condition of our investment adviser; and (g) various other factors.
In voting to approve the investment advisory agreement, our board of directors, including all of the directors who are not “interested persons,” of the Company, made the following conclusions:
•
Nature, Extent and Quality of Services.   Our board of directors considered the nature, extent and quality of the advisory and other services to be provided by Stellus Capital Management, including the investment performance of Stellus Capital Management’s investment team. Our board of directors also considered the investment selection process expected to be employed by Stellus Capital Management, including the flow of transaction opportunities resulting from its investment team’s significant experience in originating, structuring and managing loans and debt securities through market cycles; the employment of Stellus Capital Management’s investment strategy, rigorous due diligence process, investment structuring, and ongoing relationships with and monitoring of portfolio companies, in light of the investment objective of the Company. Our board of directors also considered Stellus Capital Management’s personnel and their prior experience in connection with the types of investments made by us, including such personnel’s corporate relationships and relationships with private equity firms, investment banks, restructuring advisors, law firms, boutique advisory firms and distressed/specialty lenders. In addition, our board of directors considered the other terms and conditions of the investment advisory agreement, including the fact that we have the ability to terminate the investment advisory agreement without penalty upon 60 days’ notice to Stellus Capital Management. As a result, our board of directors determined that the substantive terms of the investment advisory agreement (other than the fees payable thereunder, which our board of directors reviewed separately), including the services to be provided, are similar to those of comparable BDCs described in the available market data and in the best interests of our stockholders. Moreover, our board of directors concluded that although the substantive terms of the Investment Advisory Agreement, including the services to be provided, are generally the same as those of comparable BDCs described in the market data then available, it would be difficult to obtain similar services from other third-party service providers in light of the nature, quality and extent of the advisory and other services provided to us by Stellus Capital Management.

•
Projected Costs of the Services Provided to the Company.   Our board of directors considered (i) comparative data based on publicly available information with respect to services rendered and the advisory fees (including the base management fee and incentive fees) of other externally managed BDCs that invest in similar securities, our total expenses, and expense ratios compared to other BDCs of similar size and with similar investment objectives and (ii) the administrative services that Stellus Capital Management will provide to us at cost pursuant to the administration agreement. Based upon its review, our board of directors concluded that the fees to be paid under the investment advisory agreement are generally comparable to or more favorable than those payable under agreements of comparable BDCs and reasonable in relation to the services expected to be provided by Stellus Capital Management.
•
Projected Profitability of Stellus Capital Management.   Our board of directors considered information about Stellus Capital Management, including the anticipated costs of the services to be provided by Stellus Capital Management and the anticipated profits to be realized by it, including as a result of our investment performance, which would generally be equal or similar to the profitability of investment advisers managing comparable BDCs. Our board of directors reviewed our investment performance, as well as comparative data with respect to the investment performance of other externally-managed BDCs, as it relates to the management and incentive fees we pay Stellus Capital Management. As a result of this review, our board of directors determined that our investment performance supported the renewal of the investment advisory agreement.

•
Economies of Scale.   Our board of directors considered the extent to which economies of scale would be realized as the Company grows, and whether the fees payable under the investment advisory agreement reflect these economies of scale for the benefit of the our stockholders. Taking into account such information, our board of directors determined that the advisory fee structure under the investment advisory agreement was reasonable with respect to any economies of scale that may be realized as the Company grows.

•
Limited Potential for Additional Benefits Derived by Stellus Capital Management.   Our board of directors considered existing and potential sources of indirect income Stellus Capital Management would receive as a result of the relationship with us, and whether there would be potential for additional benefits to be derived by Stellus Capital Management as a result of our relationship, and was advised any such potential would be limited.

Conclusions.   In view of the wide variety of factors that our board of directors considered in connection with its evaluation of the investment advisory agreement, it is not practical to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors. Rather, our board of directors based its approval on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual directors may have given different weights to different factors.
Based on the information reviewed and the discussions, the board of directors, including a majority of the non-interested directors, concluded that the investment management fee rates and terms are reasonable in relation to the services to be provided and approved the investment advisory agreement as being in the best interests of our stockholders.
Administration Agreement
Under the administration agreement, Stellus Capital Management furnishes us with office facilities and equipment and will provide us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Stellus Capital Management also performs, or oversees the performance of, our required administrative services, which include being responsible for the financial and other records that we are required to maintain and preparing reports to our stockholders and reports and other materials filed with the SEC. In addition, Stellus Capital Management assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports and other materials to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the administration agreement, Stellus Capital Management also provides managerial assistance on our behalf to those portfolio companies that have accepted our offer to provide such assistance.
Payments under the administration agreement are equal to an amount based upon our allocable portion (subject to the review of our board of directors) of Stellus Capital Management’s overhead in performing its obligations under the administration agreement, including rent, the fees and expenses associated with performing compliance functions and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs. In addition, if requested to provide significant managerial assistance to our portfolio companies, Stellus Capital Management will be paid an additional amount based on the services provided, which shall not exceed the amount we receive from such portfolio companies for providing this assistance. The administration agreement has an initial term of two years and may be renewed with the approval of our board of directors. The administration agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that Stellus Capital Management outsources any of its functions, we will pay the fees associated with such functions on a direct basis without any incremental profit to Stellus Capital Management. Stockholder approval is not required to amend the administration agreement.
We made payments under the Administration Agreement for the years ended December 31, 2018, 2017 and 2016 in the amounts of $1.4 million, $1.3 million and $1.0 million, respectively.
Indemnification
The administration agreement provides that Stellus Capital Management, its affiliates and their respective, officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Stellus Capital Management’s services under the administration agreement or otherwise as our administrator. Our obligation to provide indemnification under the administration agreement, however, is limited by the 1940 Act and Investment Company Act Release No. 11330, which, among other things, prohibit us from indemnifying any director, officer or other individual from any liability resulting directly from the willful misconduct, bad faith, gross negligence in the performance of duties or reckless disregard of applicable obligations and duties of the directors, officers or other individuals and require us to set forth reasonable and fair means for determining whether indemnification shall be made.
License Agreement
We have entered into a license agreement with Stellus Capital Management under which Stellus Capital Management has agreed to grant us a non-exclusive, royalty-free license to use the name “Stellus Capital.” Under this agreement, we have a right to use the “Stellus Capital” name for so long as Stellus Capital Management or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Stellus Capital” name. This license agreement will remain in effect for so long as the investment advisory agreement with Stellus Capital Management is in effect.

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS
The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the 1940 Act generally restricts the Company’s ability to participate in transactions with persons affiliated with the Company, including our officers, directors, and employees and any person controlling or under common control with us.
We have entered into an investment advisory agreement with Stellus Capital Management. Pursuant to this agreement, we have agreed to pay to Stellus Capital Management a management fee and incentive fee. Messrs. Ladd, D’Angelo and Davis, each an interested member of our board of directors, and Mr. Huskinson, our Chief Financial Officer and Chief Compliance Officer, have a direct or indirect pecuniary interest in Stellus Capital Management.
In addition, Messrs. Ladd, D’Angelo, Davis and Huskinson and the partners of Stellus Capital Management may serve as officers, directors or principals of other investment funds managed by Stellus Capital Management. On October 23, 2013, we received an exemptive order (the “Prior Order’) from the SEC to co-invest with private funds managed by Stellus Capital Management where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). On December 18, 2018, we received a new exemptive order (the “Order”) that supersedes the Prior Order and permits us greater flexibility to enter into co-investment transactions. The Order expands on the Prior Order and allows us to co-invest with additional types of private funds, other BDCs, and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, subject to the conditions included therein. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objectives and strategies. We co-invest, subject to the conditions included in the Order, with private credit funds managed by Stellus Capital Management that have an investment strategy that is similar to or identical to our investment strategy, and we may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management in the future. We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification. Stellus Capital Management has adopted an allocation policy to ensure the equitable distribution of investment opportunities.
In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with the Company, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, the Company, companies controlled by us and our employees and directors.
The Company will not enter into any agreements unless and until we are satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, the Company has taken appropriate actions to seek Board review and approval or additional exemptive relief from the SEC for such transaction.
Investment Advisory Agreement
We have entered into an investment advisory agreement with Stellus Capital Management. Pursuant to this agreement, we have agreed to pay to Stellus Capital Management a management fee and incentive fee. Messrs. Ladd, D’Angelo and Davis, each an interested member of our board of directors, have a direct or indirect pecuniary interest in Stellus Capital Management. See “Management Agreements.” The incentive fee is computed and paid on income that we may not have yet received in cash at the time of payment. This fee structure may create an incentive for Stellus Capital Management to invest in certain types of speculative securities. Additionally, we rely on investment professionals from Stellus Capital Management to assist our board of directors with the valuation of our portfolio investments. Stellus Capital Management’s management fee and incentive fee is based on the value of our investments and, therefore, there may be a conflict of interest when personnel of Stellus Capital Management are involved in the valuation process for our portfolio investments.
License Agreement
We have entered into a license agreement with Stellus Capital Management pursuant to which Stellus Capital Management has granted us a non-exclusive, royalty-free license to use the name “Stellus Capital.” Under this agreement, we have a right to use the “Stellus Capital” name for so long as Stellus Capital Management or one of its affiliates remains our investment adviser. other than with respect to this limited license, we have no legal right to the “Stellus Capital” name. This license agreement will reamin in effect for so long as the investment advisory agreement Stellus Capital Management is in effect.
Administration Agreement
We have entered into an administration agreement with Stellus Capital Management pursuant to which Stellus Capital Management furnishes us with office facilities and equipment and provides us with the clerical, bookkeeping, recordkeeping and other administrative services necessary to conduct day-to-day operations. Under this administration agreement, Stellus Capital Management performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. The beneficial interests in Stellus Capital Management are indirectly owned by Messrs. Ladd, D’Angelo, Davis, Overbergen and Huskinson. See “Management Agreements.” We reimburse Stellus Capital Management for the allocable portion (subject to the review of our board of directors) of overhead and other expenses incurred by it in performing its obligations under the administration agreement, including rent, the fees and expenses associated with performing compliance functions, and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
The following table sets forth, as of June 19, 2019, the beneficial ownership of each current director, each nominee for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 19, 2019 are deemed to be outstanding and beneficially owned by the person holding such options or warrants. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of ownership is based on 18,905,959 shares of common stock outstanding as of June 19, 2019.
Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Stellus Capital Investment Corporation, 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027.
The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act.
Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class
Interested Directors
Robert T. Ladd	478,776	2.53%
Joshua T. Davis	232,549	1.23%
Dean D’Angelo	156,546	0.83%
Independent Directors
J. Tim Arnoult	10,870	*
Bruce R. Bilger	92,327	*
Paul Keglevic	8,579	*
William C. Repko	10,000	*
Executive Officers
W. Todd Huskinson	22,058	*
Executive officers and directors as a group	1,011,705	5.35%
5% Holders
None	—	—

*
Less than 1%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

The following table sets forth as of June 19, 2019, the dollar range of our securities owned by our directors and executive officers.
Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Director:
Robert T. Ladd	over $100,000
Dean D’Angelo	over $100,000
Joshua T. Davis	over $100,000
Independent Directors:
J. Tim Arnoult	over $100,000
Bruce R. Bilger	over $100,000
Paul Keglevic	over $100,000
William C. Repko	over $100,000
Executive Officers:
W. Todd Huskinson	over $100,000

(1)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended.

(2)
The dollar range of the equity securities beneficially owned is based on the closing price per share of the Company’s common stock of $14.04 on June 19, 2019 on the New York Stock Exchange.

(3)
The dollar ranges of equity securities beneficially owned are: none; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; and over $100,000.

DETERMINATION OF NET ASSET VALUE
The net asset value per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.
In calculating the value of our total assets, investment transactions are recorded on the trade date. Realized gains or losses are computed using the specific identification method. Investments for which market quotations are readily available will be valued at such market quotations. Debt and equity securities that are not publicly traded or whose market price is not readily available are valued at fair value as determined in good faith by our board of directors based on the input of our management and audit committee. In addition, our board of directors retains one or more independent valuation firms to review the valuation of each portfolio investment for which a market quotation is not available at least quarterly. We also have adopted SFAS 157 (ASC Topic 820). This accounting statement requires us to assume that the portfolio investment is assumed to be sold in the principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. In accordance with SFAS 157 (ASC Topic 820), the market in which we can exit portfolio investments with the greatest volume and level activity is considered our principal market.
A readily available market value is not expected to exist for most of the investments in our portfolio, and we value these portfolio investments at fair value as determined in good faith by our Board under our valuation policy and process. The types of factors that our Board may take into account in determining the fair value of our investments generally include, as appropriate, comparisons of financial ratios portfolio company to peer companies that are public, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, and other relevant factors.
When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we consider the pricing indicated by the external event to corroborate our valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments may differ materially from the values that would have been used had a readily available market value existed for such investments. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different from the valuations currently assigned.
With respect to investments for which market quotations are not readily available, our Board undertakes a multi-step valuation process each quarter, as described below:
•
our quarterly valuation process begins with each portfolio company or investment being initially valued by the investment professionals of Stellus Capital Management responsible for the portfolio investment;

•
preliminary valuation conclusions are then documented and discussed with our senior investment professionals and Stellus Capital Management;

•
at least twice annually, the valuation for each portfolio investment is reviewed by an independent valuation firm;

•
the audit committee of our Board then reviews these preliminary valuations and makes a recommendation to our Board; and

•
the Board then discusses the valuations and determines the fair value of each investment in our portfolio in good faith, based on the input of Stellus Capital Management, the independent valuation firm and the audit committee.

In following these approaches, the types of factors that are taken into account in fair value pricing our investments include, as relevant, but are not limited to:
•
available current market data, including relevant and applicable market trading and transaction comparables;

•
applicable market yields and multiples;

•
security covenants;

•
call protection provisions;

•
information rights;

•
the nature and realizable value of any collateral;

•
the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;

•
comparisons of financial ratios of peer companies that are public;

•
comparable merger and acquisition transactions;

•
the principal market and enterprise values; and

•
the board of directors then discusses valuations and determines the fair value of each investment in our portfolio in good faith, based on the input of Stellus Capital Management, the independent valuation firm and the audit committee.

In following these approaches, the types of factors that are taken into account in fair value pricing investments include, as relevant, but not be limited to:
•
available current market data, including relevant and applicable market trading and transaction comparables;

•
applicable market yields and multiples;

•
security covenants;

•
call protection provisions;

•
information rights;

•
the nature and realizable value of any collateral;

•
the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;

•
comparisons of financial ratios of peer companies that are public;

•
comparable merger and acquisition transactions; and

•
the principal market and enterprise values.

Determination of fair values involves subjective judgments and estimates not susceptible to substantiation by auditing procedures. Under current auditing standards, the notes to our financial statements refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.
Determinations in Connection with Offerings
In connection with future offering of shares of our common stock, our board of directors or an authorized committee thereof will be required to make a good faith determination that it is not selling shares of our common stock at a price below the then current net asset value of our common stock at the time at which the sale is made. Our board of directors or an authorized committee thereof will consider the following factors, among others, in making such determination:
•
the net asset value per share of our common stock disclosed in the most recent periodic report that we filed with the SEC;

•
our management’s assessment of whether any material change in the net asset value per share of our common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed net asset value per share of our common stock and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our common stock; and
•
the magnitude of the difference between (i) a value that our Board of Directors or an authorized committee thereof has determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) net asset value of our common stock, which is based upon the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the net asset value of our common stock since the date of the most recently disclosed net asset value of our common stock, and (ii) the offering price of the shares of our common stock in the proposed offering.

Moreover, to the extent that there is even a remote possibility that we may (i) issue shares of our common stock at a price per share below the then current net asset value per share of our common stock at the time at which the sale is made or (ii) trigger the undertaking (which we provide in certain registration statements we file with the SEC) to suspend the offering of shares of our common stock if the net asset value per share of our common stock fluctuates by certain amounts in certain circumstances until the prospectus is amended, our board of directors will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the net asset value per share of our common stock within two days prior to any such sale to ensure that such sale will not be below our then current net asset value per share, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine the net asset value per share of our common stock to ensure that such undertaking has not been triggered.
These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

SALES OF COMMON STOCK BELOW NET ASSET VALUE
Our stockholders may from time to time vote to allow us to issue common stock at a price below the net asset value, or NAV, per share of our common stock. In such an approval, our stockholders may not specify a maximum discount below net asset value at which we are able to issue our common stock. In order to sell shares pursuant to this authorization:
•
a majority of our independent directors who have no financial interest in the sale must have approved the sale; and

•
a majority of such directors, who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, must have determined in good faith, and as of a time immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares or immediately prior to the issuance of such shares, that the price at which such shares are to be sold is not less than a price which closely approximates the market value of those shares, less any underwriting commission or discount.

We are also permitted to sell shares of common stock below net asset value per share in rights offerings. Any offering of common stock below net asset value per share will be designed to raise capital for investment in accordance with our investment objectives and business strategies.
In making a determination that an offering below net asset value per share is in our and our stockholders’ best interests, our board of directors would consider a variety of factors including:
•
the effect that an offering below net asset value per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;

•
the amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined net asset value per share;

•
the relationship of recent market prices of our common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;

•
whether the proposed offering price would closely approximate the market value of our shares;

•
the potential market impact of being able to raise capital during the current financial market difficulties;

•
the nature of any new investors anticipated to acquire shares in the offering;

•
the anticipated rate of return on and quality, type and availability of investments to be funded with the proceeds from the offering, if any; and

•
the leverage available to us, both before and after any offering, and the terms thereof.

At our 2018 annual meeting of stockholders, our stockholders voted to allow us to issue common stock at a price below net asset value per share for the period ending on the earlier of the one-year anniversary of the date of the Company’s 2018 Annual Meeting of Stockholders and the date of the Company’s 2019 Annual Meeting of Stockholders. Our stockholders did not specify a maximum discount below net asset value at which we are able to issue our common stock, although the number of shares sold in each offering may not exceed 25% of our outstanding common stock immediately prior to such sale. We are seeking similar approval at our 2019 Annual Meeting of Stockholders, scheduled for June 27, 2019.
Sales by us of our common stock at a discount from net asset value pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than net asset value per share on three different sets of investors:
•
existing stockholders who do not purchase any shares in the offering;

•
existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

•
new investors who become stockholders by purchasing shares in the offering.

Impact on Existing Stockholders who do not Participate in the Offering
Our existing stockholders who do not participate in an offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the net asset value of the shares they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discount to net asset value increases.
The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from net asset value per share. Actual sales prices and discounts may differ from the presentation below.
The examples assume that Company XYZ has 16,000,000 common shares outstanding, $400,000,000 in total assets and $180,000,000 in total liabilities. The current net asset value and net asset value per share are thus $220,000,000 and $13.75. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 1,600,000 shares (10% of the outstanding shares) at $12.38 per share after offering expenses and commissions (a 10% discount from net asset value), (2) an offering of 4,000,000 shares (25% of the outstanding shares) at $11.69 per share after offering expenses and commissions (a 15% discount from net asset value) and (3) an offering of 4,000,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from net asset value).
	Prior to Sale Below NAV Per Share	Example 1 – 10% Offering at 10% Discount			Example 2 – 25% Offering at 15% Discount			Example 3 – 25% Offering at 100% Discount
		Following Sale		Percent Change	Following Sale		Percent Change			Percent Change
Offering Price
Price per Share to Public	—		13.03	—		12.30	—		0.00	—
Net Proceeds per Share to Issuer	—		12.38	—		11.69	—		0.00	—
Increase in Shares and Decrease to NAV Per Share
Total Shares Outstanding	16,000,000		17,600,000	10%		20,000,000	25%		20,000,000	25%
NAV per Share	$13.75		$13.63	-0.91%		$13.34	-3.00%		$11.00	-20.00%
Dilution to Nonparticipating Stockholder A
Share Dilution
Shares Held by Stockholder A	160,000		160,000	—		160,000	—		160,000	—
Percentage of Shares Held by Stockholder A	1%		0.91%	9.0%		0.80%	20.0%		0.80%	20.0%
NAV Dilution
Total NAV Held by Stockholder A	$2,200,000		$2,180,000	-0.91%		$2,134,000	-5.00%		$1,760,000	-20.00%
Total Investment by Stockholder A (Assumed to Be $13.60 per Share)	$2,200,000		$2,200,000	—		$2,200,000	—		$2,200,000	—
Total Dilution to Stockholder A (Change in Total NAV Held By Stockholder)	—	-$	20,000	—	-$	66,000	—	-$	440,000	—

	Prior to Sale Below NAV Per Share	Example 1 – 10% Offering at 10% Discount			Example 2 – 25% Offering at 15% Discount			Example 3 – 25% Offering at 100% Discount
		Following Sale		Percent Change	Following Sale		Percent Change			Percent Change
NAV Dilution Per Share
NAV per Share Held by Stockholder A	—		$13.63	—		$13.34	—		$11.00	—
Investment per Share Held by Stockholder A	13.75		$13.75	—		$13.75	—		$13.75	—
NAV Dilution per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	-$	0.13		-$	0.41		-$	2.75
Percentage NAV Dilution Experienced by Stockholder A (NAV Dilution per Share Divided by Investment per Share)	—		—	-0.91%		—	-3.00%		—	-20.00%

(1)
Assumes a 5% selling compensation and expenses paid by us.

Impact on Existing Stockholders who do Participate in the Offering
Our existing stockholders who participate in an offering below net asset value per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of net asset value dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of net asset value dilution to such stockholders will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience net asset value dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such stockholder increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and the level of discount to net asset value increases.
The following chart illustrates the level of dilution and accretion in the hypothetical 25% offering at a 15% discount from the prior chart (Example 2) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 20,000 shares, which is 0.5% of an offering of 4,000,000 shares rather than its 1.0% proportionate share) and (2) 150% of such percentage (i.e., 60,000 shares, which is 1.5% of an offering of 4,000,000 shares rather than its 1.0% proportionate share). It is not possible to predict the level of market price decline that may occur.

	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	Percent Change	Following Sale	Percent Change
Offering Price
Price per Share to Public	—	$12.30	—	$12.30	—
Net Proceeds per Share to Issuer	—	$11.69	—	$11.69	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	16,000,000	20,000,000	25%	20,000,000	25%
NAV per Share	13.75	13.34	-3.00%	13.34	-3.00%
Dilution/Accretion to Participating Stockholder A
Share Dilution/Accretion
Shares Held by Stockholder A	160,000	180,000	—	220,000	—
Percentage of Shares Held by Stockholder A	1%	0.90%	—	1.10%	—
NAV Dilution/Accretion
Total NAV Held by Stockholder A	2,200,000	$2,400,750	9.13%	2,934,250	33.38%
Total Investment by Stockholder A (Assumed to be $13.75 per Share on Shares Held Prior to Sale)	2,200,000	$2,446,053	—	$2,938,158	—
Total Dilution/Accretion to Stockholder A (Total NAV Less Total Investment)	—	$-45,303	—	$-3,908	—
NAV Dilution/Accretion per Share
NAV per Share Held by Stockholder A	—	13.34	—	13.34	—
Investment per Share Held by Stockholder A (Assumed to be $13.75 per Share on Shares Held Prior to Sale)	14.43	13.59	—	13.36	—
NAV Dilution/Accretion per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	-0.25		-0.02
Percentage NAV Dilution/Accretion Experienced by Stockholder A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	-1.85%	—	-0.13%
Impact on New Investors
Investors who are not currently stockholders, but who participate in an offering below net asset value and whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by us will experience an immediate decrease, albeit small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares (Example 1 below). On the other hand, investors who are not currently stockholders, but who participate in an offering below net asset value per share and whose investment per share is also less than the resulting net asset value per share will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares (Examples 2, 3 and 4 below). These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discount to net asset value increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.00%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share.
	Prior to Sale Below NAV	Example 1 10% Offering at 10% Discount		Example 2 25% Offering at 15% Discount		Example 3 25% Offering at 100% Discount
		Following Sale	Percent Change	Following Sale	Percent Change	Following Sale	Percent Change
Offering Price
Price per Share to Public	—	13.03	—	12.30	—	0.00	—
Net Proceeds per Share to Issuer	—	12.38	—	11.69	—	0.00	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	16,000,000	17,600,000	10%	20,000,000	25%	20,000,000	25%
NAV per Share	13.75	13.63	-0.91%	13.34	-3.00%	11.00	-20.00%
Dilution/Accretion to Participating Investor A
Share Dilution/Accretion
Shares Held by Investor A	0	16,000	—	40,000	—	40,000	—
Percentage of Shares Held by Investor A	0.00%	0.09%	—	0.20%	—	0.20%	—
NAV Dilution/Accretion
Total NAV Held by Investor A	0	218,000	—	533,500	—	440,000	—
Total Investment by Investor A (At Price to Public)	0	208,421	—	492,105	—	0	—
Total Dilution/Accretion to Investor A (Total NAV Less Total Investment)	—	9,579	—	41,395	—	440,000	—
NAV Dilution/Accretion per Share
NAV per Share Held by Investor A	—	13.63	—	13.34	—	11.00	—
Investment per Share Held by Investor A	—	13.03	—	12.30	—	0.00	—
NAV Dilution per Share Experienced by Investor A (NAV per Share Less Investment per Share)	—	0.60		1.03		11.00
Percentage NAV Dilution Experienced by Investor A (NAV Dilution per Share Divided by Investment per Share)	—	—	4.60%	—	8.41%	—	—

DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan that provides for reinvestment of our stockholder distributions, unless a stockholder elects to receive cash as provided below. As a result, if our board of directors authorizes, and we declare, a cash distribution, then our stockholders who have not “opted out” of such dividend reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution.
No action is required on the part of a registered stockholder to have its cash distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying State Street Bank and Trust Company, the plan administrator and our transfer agent, registrar and distribution disbursing agent, in writing so that such notice is received by the plan administrator no later than five (5) days prior to the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing not less than five (5) days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share. The plan administrator is authorized to deduct a $15.00 transaction fee plus a brokerage commission from the proceeds of the sale of any fractional share.
Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or nominee of their election.
We expect to use primarily newly issued shares to implement the plan, whether our shares are trading at a premium or at a discount to net asset value. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by 95% of the market price per share of our common stock at the close of trading on the payment date fixed by our board of directors. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, at the average of their reported bid and asked prices. We reserve the right to purchase shares in the open market in connection with our implementation of the plan. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market.
There are no brokerage charges or other charges to stockholders who participate in the plan. The plan administrator’s fees are paid by us. If a participant elects by written notice to the plan administrator prior to termination of his or her account to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a brokerage commission from the proceeds.
Stockholders who receive distributions in the form of stock are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. However, since a participating stockholder’s cash distributions will be reinvested, such stockholder will not receive cash with which to pay any applicable taxes on reinvested distributions. A stockholder’s basis for determining gain or loss upon the sale of stock received in a distribution from us will generally be equal to the total dollar amount of the distribution payable to the stockholder. Any stock received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.
Participants may terminate their accounts under the plan by notifying the plan administrator by filling out the transaction request form located at the bottom of the participant’s statement and sending it to the plan administrator at the address below.
Those stockholders whose shares are held by a broker or other nominee who wish to terminate his or her account under the plan may do so by notifying his or her broker or nominee.

The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any stockholder distribution by us. All correspondence concerning the plan should be directed to the plan administrator by mail at Stellus Capital Investment Corporation, c/o State Street Bank and Trust Company, 200 Clarendon Street, JHT1651, Boston, Massachusetts 02145.
If you withdraw or the plan is terminated, you will receive the number of whole shares in your account under the plan and a cash payment for any fraction of a share in your account.
If you hold your common stock with a brokerage firm that does not participate in the plan, you will not be able to participate in the plan and any distribution reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, and financial institutions. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as in effect as of the date of this registration statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service regarding this offering. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets in which we do not currently intend to invest.
This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities. The U.S. federal income tax consequences of such an investment will be discussed in a relevant prospectus supplement.
A “U.S. stockholder” generally is a beneficial owner of shares of our common stock who is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•
a corporation or other entity taxable as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust, if a court in the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all decisions of the trust, or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “non-U.S. stockholder” is a beneficial owner of shares of our common stock that is an individual, corporation, trust or estate and is not a U.S. stockholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder who is a partner of a partnership holding shares of our common stock should consult its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Election to be Taxed as a RIC
As a BDC, we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code, beginning with our 2010 taxable year. As a RIC, we generally will not have to pay corporate-level federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To continue to maintain our qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC tax treatment we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses (the “Annual Distribution Requirement”).
Taxation as a RIC
As a BDC, we have elected and intend to qualify annually to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally do not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we distribute to our stockholders as dividends. To continue to maintain our qualification as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to maintain our RIC treatment we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses (the “Annual Distribution Requirement”).
For any taxable year in which we:
•
qualify as a RIC; and

•
satisfy the Annual Distribution Requirement;

We will not be subject to U.S. federal income tax on the portion of our income we distribute (or deem as distributed) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our stockholders.
We will be subject to a 4% nondeductible U.S. federal excise tax on our undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (a) 98% of our net ordinary income for each calendar year, (b) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (c) any income realized, but not distributed, in the preceding year and on which we paid no U.S. federal income tax, or the Excise Tax Avoidance Requirement. For this purpose, however, any net ordinary income or capital gain net income retained by us that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). We currently intend to make sufficient distributions each taxable year to satisfy the Excise Tax Avoidance Requirement.
For this purpose, however, any net ordinary income or capital gain net income retained by us that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•
continue to qualify as a BDC under the 1940 Act at all times during each year;

•
derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities, and net income derived from interests in “qualified publicly traded partnerships” (which generally are partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income), or the 90% Income Test; and

•
diversify our holdings so that at the end of each quarter of the taxable year:

•
at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•
no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in the securities of one or more qualified publicly traded partnerships, or the Diversification Tests.
We may invest in partnerships, including qualified publicly traded partnerships, which may result in our being subject to state, local or foreign income, franchise or withholding liabilities.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount. If we are not able to obtain sufficient cash from other sources to satisfy the Annual Distribution Requirement, we may fail to maintain our tax treatment as a RIC and become subject to corporate-level U.S. federal income taxes on all of our taxable income without the benefit of the dividends-paid deduction.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy (i) the Annual Distribution Requirements and to otherwise eliminate our liability for U.S. federal income and excise taxes and/or (ii) the Diversification Tests. However, under the 1940 Act, we are not permitted in certain circumstances to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See Item 1A. “Regulation as a Business Development Company — Senior Securities.” Moreover, our ability to dispose of assets to meet the Annual Distribution Requirement, the Excise Tax Avoidance Requirement or the Diversification Test may be limited by (a) the illiquid nature of our portfolio and/or (b) other requirements relating to our qualifications as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement, the Excise Tax Avoidance Requirement or the Diversification Tests, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
In addition, we have formed and operate a SBIC subsidiary, and are partially dependent on the SBIC subsidiary for cash distributions to enable us to meet the RIC distribution requirements. The SBIC subsidiary may be limited by the Small Business Investment Act of 1958, and SBA regulations governing SBICs, from making certain distributions to us that may be necessary to maintain our tax treatment as a RIC. We may have to request a waiver of the SBA’s restrictions for the SBIC subsidiary to make certain distributions to maintain our RIC tax treatment. We cannot assure you that the SBA will grant such waiver. If the SBIC subsidiary is unable to obtain a waiver, compliance with the SBA regulations may cause us to fail to maintain our tax treatment as a RIC, which would result in us becoming subject to corporate-level federal income tax.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (a) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (b) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (c) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (d) convert lower-taxed long term capital gain into higher-taxed short-term capital gain or ordinary income, (e) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (f) cause us to recognize income or gain without a corresponding receipt of cash, (g) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (h) adversely alter the characterization of certain complex financial transactions and (i) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the effect of these provisions and prevent our disqualification as a RIC.
Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such capital gain or loss generally will be long term or short term, depending on how long we held a particular warrant. Some of the income and fees that we may recognize will not satisfy the 90% Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy the 90% Income Test, we may hold assets that generate such income and provide services that generate such fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be required to pay U.S. federal corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.
Failure to Maintain our Qualification as a RIC
If we are unable to qualify for tax treatment as a RIC, and if certain remedial provisions are not available, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate stockholders would be eligible to claim a dividends received deduction with respect to such distributions; non-corporate stockholders would be able to treat such dividend income as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we fail to qualify as a RIC for a period greater than two taxable years, to requalify as a RIC in a subsequent year we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.
The remainder of this discussion assumes that we will maintain our qualification as a RIC and will satisfy the Annual Distribution Requirement.
Tax on Investment Income
Individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment incomes,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses).
Taxation of U.S. Stockholders
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus net short-term capital gains in excess of net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current and accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally will be treated as qualified dividend income and will be eligible for a maximum U.S. federal income tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum U.S. federal income tax rate. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains (currently at a maximum U.S. federal income tax rate of 20%) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional shares of common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder. U.S. stockholders receiving distributions in the form of additional shares of our common stock purchased in the market should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the stockholders receiving cash distributions will receive, and should have a cost basis in the shares received equal to such amount. A U.S.

stockholder receiving a distribution in newly issued shares of our common stock will be treated as receiving a distribution equal to the value of the shares received, and should have a cost basis of such amount.
Although we currently intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include its share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal its allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their shares of common stock. Since we expect to pay tax on any retained capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
For purposes of determining (a) whether the Annual Distribution Requirement is satisfied for any year and (b) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our stockholders on December 31 of the year in which the dividend was declared.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares of our common stock will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.
A U.S. stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of their shares of our common stock. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held their shares of common stock for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of the common stock acquired will be increased to reflect the disallowed loss.
In general, individual U.S. stockholders currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain, (i.e., the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year), including a long-term capital gain derived from an investment in our shares of common stock. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., net capital losses in excess of net capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year, but may carryback such losses for three years or carry forward such losses for five years.

We or the applicable withholding agent will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal income tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation. Dividends distributed by us generally will not be eligible for the dividends-received deduction or the lower tax rates applicable to certain qualified dividends.
We may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to any non-corporate U.S. stockholder (a) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (b) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.
Taxation of Non-U.S. Stockholders
Whether an investment in the shares of our common stock is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. Non-U.S. stockholders should consult their tax advisors before investing in our common stock.
Distributions of our “investment company taxable income” to Non-U.S. stockholders (including interest income, net short-term capital gain or foreign-source dividend and interest income, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, and, if an income tax treaty applies, attributable to a permanent establishment in the United States, in which case the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal income tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisors.
We or the applicable withholding agent generally are not required to withhold any amounts with respect to certain distributions of (i) U.S. source interest income, and (ii) net short term capital gains in excess of net long term capital losses, in each case to the extent we properly report such distributions as “interest-related dividends” or “short-term capital gain dividends” and certain other requirements were satisfied. We anticipate that a portion of our distributions will be eligible for this exemption from withholding; however, we cannot determine what portion of our distributions (if any) will be eligible for this exception until after the end of our taxable year. No certainty can be provided that any of our distributions will be reported as eligible for this exception.
Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States or, in the case of an individual Non-U.S. stockholder, the stockholder is present in the United States for 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.
If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).
A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the distribution paying agent with an IRS Form W-8BEN (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.
A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the distribution paying agent with an IRS Form W-8BEN, W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.
An investment in shares by a non-U.S. person may also be subject to U.S. estate tax. Non-U.S. persons should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, U.S. estate tax and state, local and foreign tax consequences of an investment in the shares of our common stock.
Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends received after December 31, 2018. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a stockholder and the status of the intermediaries through which it holds its units, a stockholder could be subject to this 30% withholding tax with respect to distributions on our stock and proceeds from the sale of our stock. Under certain circumstances, a Non-U.S. stockholder might be eligible for refunds or credits of such taxes.

DESCRIPTION OF OUR COMMON STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and our articles of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our articles of incorporation and bylaws for a more detailed description of the provisions summarized below.
Our authorized stock consists of 100,000,000 shares of stock, par value $0.001 per share, all of which are initially designated as common stock. Our common stock is listed on the New York Stock Exchange under the ticker symbol “SCM.” There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Our fiscal year-end is December 31st. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.
The following presents our outstanding classes of securities as of March 31, 2019.
(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under Column 3
Common Stock	100,000,000	—	18,703,810
Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our charter provides that the board of directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
All shares of our common stock have equal rights as to earnings, assets, voting, and distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.
Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws
The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
Our board of directors is divided into three classes of directors serving staggered three-year terms. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify and each year one class of directors will be elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of our management and policies.
Election of Directors
Our charter and bylaws provide that the affirmative vote of the holders of a plurality of the outstanding shares of stock entitled to vote in the election of directors cast at a meeting of stockholders duly called and at which a quorum is present will be required to elect a director. Pursuant to our charter our board of directors may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than one or more than nine. Our charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Securities Exchange Act of 1934, as amended, we elect to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.
Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by the board of directors or (c) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our board of directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. In either event, in accordance with the requirements of the 1940 Act, any such amendment or proposal that would have the effect of changing the nature of our business so as to cause us to cease to be, or to withdraw our election as, a BDC would be required to be approved by a majority of our outstanding voting securities, as defined under the 1940 Act. The “continuing directors” are defined in our charter as (a) our current directors, (b) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the board of directors or (c) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
Our charter and bylaws provide that the board of directors have the exclusive power to make, alter, amend or repeal any provision of our bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the board of directors shall determine such rights apply.
Control Share Acquisitions
The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, or the Control Share Act. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Act only if the board of directors determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Control Share Act does not conflict with the 1940 Act.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder, or the Business Combination Act. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•
any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, our board of directors will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the board of directors determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflict with 1940 Act
Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR PREFERRED STOCK
Our articles of incorporation authorize our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our articles of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our securities or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (a) immediately after issuance and before any dividend or other distribution is made with respect to our securities and before any purchase of securities is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50.0% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. Further, the 1940 Act requires that any distributions we make on preferred stock be cumulative. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
For any series of preferred stock that we may issue, our board of directors will determine and the prospectus supplement relating to such series will describe:
•
the designation and number of shares of such series;

•
the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;

•
any provisions relating to convertibility or exchangeability of the shares of such series;

•
the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•
the voting powers, if any, of the holders of shares of such series;

•
any provisions relating to the redemption of the shares of such series;

•
any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•
any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•
if applicable, a discussion of certain U.S. federal income tax considerations; and

•
any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. We will not offer transferable subscription rights to our stockholders at a price equivalent to less than the then current net asset value per share of common stock, excluding underwriting commissions, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the common stock to be purchased in connection with the rights represents no more than one-third of our outstanding common stock at the time such rights are issued. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear the expenses of such subscription rights offerings, regardless of whether our common stockholders exercise any subscription rights.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•
the title of such subscription rights;

•
the exercise price or a formula for the determination of the exercise price for such subscription rights;

•
the number or a formula for the determination of the number of such subscription rights issued to each stockholder;

•
the extent to which such subscription rights are transferable;

•
if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•
the date on which the right to exercise such subscription rights would commence, and the date on which such rights shall expire (subject to any extension);

•
the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•
any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby or another report filed with the SEC. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void. We have not previously completed such an offering of subscription rights.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our debt securities.
This section includes a description of the material provisions of the indenture. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. A copy of the form of indenture is attached as an exhibit to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:
•
the designation or title of the series of debt securities;

•
the total principal amount of the series of debt securities;

•
the percentage of the principal amount at which the series of debt securities will be offered;

•
the date or dates on which principal will be payable;

•
the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•
the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•
whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

•
the terms for redemption, extension or early repayment, if any;

•
the currencies in which the series of debt securities are issued and payable;

•
whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•
the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•
the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•
the provision for any sinking fund;

•
any restrictive covenants;

•
any Events of Default (as defined in “Events of Default” below);

•
whether the series of debt securities are issuable in certificated form;

•
any provisions for defeasance or covenant defeasance;

•
any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;

•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•
any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•
whether the debt securities are subject to subordination and the terms of such subordination;

•
whether the debt securities are secured and the terms of any security interest;

•
the listing, if any, on a securities exchange; and

•
any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance after giving effect to any exemptive relief granted to us by the SEC. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Relating to Our Business and Structure — Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.”
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•
how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above;

•
an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•
an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds, your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor and are not responsible for the actions of any of those intermediaries.

Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•
we do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;

•
we do not pay interest on a debt security of the series within 30 days of its due date;

•
we do not deposit any sinking fund payment in respect of debt securities of the series within five days of its due date;

•
we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding debt securities of the series);

•
we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days;

•
the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100 per centum on the last business day of each of twenty-four consecutive calendar months, giving effect to any exemptive relief granted to the Company by the SEC; or

•
any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•
you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

•
the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer the trustee indemnity, security or both reasonably satisfactory to it against the costs, expenses and other liabilities of taking that action;

•
the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•
the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than a default
•
in the payment of principal, any premium or interest; or

•
in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•
where we merge out of existence or sell substantially all our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;

•
the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

•
we must deliver certain certificates and documents to the trustee; and

•
we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•
change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;

•
reduce any amounts due on a debt security;

•
reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•
adversely affect any right of repayment at the holder’s option;

•
change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•
impair your right to sue for payment;

•
adversely affect any right to convert or exchange a debt security in accordance with its terms;

•
modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•
reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•
change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•
if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and

•
for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “— Indenture Provisions — Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, we must do the following:
•
we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•
we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;

•
we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•
defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments;

•
no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•
satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.

Full Defeasance
If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•
we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•
we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•
we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•
defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;

•
no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•
satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•
only in fully registered certificated form;

•
without interest coupons; and

•
unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution received by the trustee in respect of such subordinated debt securities or by the holders of any of such subordinated debt securities must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and

•
renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.
Secured Indebtedness and Ranking
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. The debt securities, whether secured or unsecured, of the Company will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.
In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
U.S. Bank National Association serves as the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, shares of our preferred stock or debt securities. Such warrants may be issued independently or together with shares of common or preferred stock or a specified principal amount of debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•
the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•
whether such warrants will be issued in registered form or bearer form;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
the terms of the securities issuable upon exercise of the warrants;

•
if applicable, a discussion of certain U.S. federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive distributions, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in our best interests and our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed.

REGULATION
We are a BDC under the 1940 Act that has elected to be treated as a RIC under the Code. The 1940 Act contains prohibitions and restrictions relating to transactions between business development companies and their affiliates (including any investment advisers), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities.
We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, we may, for the purpose of public resale, be deemed an “underwriter” as that term is defined in the Securities Act. Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies, except that we may enter into hedging transactions to manage the risks associated with interest rate fluctuations. However, we may purchase or otherwise receive warrants to purchase the common stock of our portfolio companies in connection with acquisition financing or other investments. Similarly, in connection with an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances. We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any registered investment company, invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of more than one investment company. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our stockholders to additional expenses. None of these policies is fundamental and may be changed without stockholder approval upon 60 days’ prior written notice to stockholders.
Qualifying Assets
Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our proposed business are the following:
(1)
Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. Under the 1940 Act and the rules thereunder, “eligible portfolio companies” include (1) private domestic operating companies, (2) public domestic operating companies whose securities are not listed on a national securities exchange (e.g., the New York Stock Exchange) or registered under the Exchange Act, and (3) public domestic operating companies having a market capitalization of less than $250 million. Public domestic operating companies whose securities are quoted on the over-the-counter bulletin board or through Pink Sheets LLC are not listed on a national securities exchange and therefore are eligible portfolio companies.

(2)
Securities of any eligible portfolio company which we control.

(3)
Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident to such a private transaction, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)
Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5)
Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)
Cash, cash equivalents, U.S. government securities or high-quality debt securities that mature in one year or less from the date of investment.

The regulations defining qualifying assets may change over time. We may adjust our investment focus as needed to comply with and/or take advantage of any regulatory, legislative, administrative or judicial actions in this area.
Managerial Assistance to Portfolio Companies
In order to count portfolio securities as qualifying assets for the purpose of the 70% test, a BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities significant managerial assistance. However, when the BDC purchases securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means any arrangement whereby the BDC, through its directors, officers, employees or agents, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. With respect to an SBIC, making available managerial assistance means the making of loans to a portfolio company. Stellus Capital Management will provide such managerial assistance on our behalf to portfolio companies that request this assistance.
Temporary Investments
Pending investment in other types of qualifying assets, as described above, our investments may consist of cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt investments that mature in one year or less from the date of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets or temporary investments. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, so long as the agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would not meet the Diversification Tests in order to maintain our qualification as a RIC for U.S. federal income tax purposes. Accordingly, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Stellus Capital Management will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.
Senior Securities
We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Relating to our Business and Structure — Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage.”
Common Stock
We are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock at a price below the current net asset value of the common stock if our board of directors determines that such sale is in our best interests and that of our stockholders, and our stockholders approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price which, in the determination of our board of directors, closely approximates the market value of such securities (less any distributing commission or discount). We would need approval from our stockholders to issue shares below the then current net asset value per share. We may also make rights offerings to our stockholders at prices per share less than the net asset value per share, subject to applicable requirements of the 1940 Act. See “Risk Factors — Risks Relating to this Offering — Stockholders may incur dilution if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock.”
Codes of Ethics
We and Stellus Capital Management have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each such code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with such code’s requirements. Each code of ethics is available on the EDGAR Database on the SEC’s website at www.sec.gov. You may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.
Proxy Voting Policies and Procedures
We have delegated our proxy voting responsibility to Stellus Capital Management. The Proxy Voting Policies and Procedures of Stellus Capital Management are set out below. The guidelines will be reviewed periodically by Stellus Capital Management and our directors who are not “interested persons,” and, accordingly, are subject to change.
Introduction
As an investment adviser registered under the Advisers Act, Stellus Capital Management has a fiduciary duty to act solely in our best interests. As part of this duty, Stellus Capital Management recognizes that it must vote our securities in a timely manner free of conflicts of interest and in our best interests.
Stellus Capital Management’s policies and procedures for voting proxies for its investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.
Proxy Policies
Stellus Capital Management votes proxies relating to our portfolio securities in what it perceives to be the best interest of our stockholders. Stellus Capital Management reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its effect on the portfolio securities we hold. In most cases Stellus Capital Management will vote in favor of proposals that Stellus Capital Management believes are likely to increase the value of the portfolio securities we hold. Although Stellus Capital Management will generally vote against proposals that may have a negative effect on our portfolio securities, Stellus Capital Management may vote for such a proposal if there exist compelling long-term reasons to do so.
Stellus Capital Management has established a proxy voting committee and adopted proxy voting guidelines and related procedures. The proxy voting committee establishes proxy voting guidelines and procedures, oversees the internal proxy voting process, and reviews proxy voting issues. To ensure that Stellus Capital Management’s vote is not the product of a conflict of interest, Stellus Capital Management requires that anyone involved in the decision-making process disclose to our Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote. Where conflicts of interest may be present, Stellus Capital Management will disclose such conflicts to us, including our independent directors and may request guidance from us on how to vote such proxies.
Proxy Voting Records
You may obtain information about how Stellus Capital Management voted proxies by making a written request for proxy voting information to: Stellus Capital Investment Corporation, Attention: Investor

Relations, 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, or by calling us collect at (310) 235-5900. The SEC also maintains a website at www.sec.gov that contains this information.
Privacy Principles
We are committed to maintaining the privacy of our stockholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
Generally, we do not receive any nonpublic personal information relating to our stockholders, although certain nonpublic personal information of our stockholders may become available to us. We do not disclose any nonpublic personal information about our stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).
We restrict access to nonpublic personal information about our stockholders to employees of Stellus Capital Management and its affiliates with a legitimate business need for the information. We intend to maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our stockholders.
Other
We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.
We and Stellus Capital Management are each required to adopt and implement written policies and procedures reasonably designed to prevent violation of relevant federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation, and designate a chief compliance officer to be responsible for administering the policies and procedures.
In general, BDCs are prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our Board who are not interested persons and, in some cases, prior approval by the SEC. The SEC has interpreted the BDC prohibition on transactions with affiliates to prohibit all “joint transactions” between entities that share a common investment adviser. The staff of the SEC has granted no-action relief permitting purchases of a single class of privately placed securities provided that the adviser negotiates no term other than price and certain other conditions are met.
In addition, on October 23, 2013, we received the Prior Order from the SEC to co-invest with private funds managed by Stellus Capital Management where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). On December 18, 2018, we received the Order that supersedes the Prior Order and permits us greater flexibility to enter into co-investment transactions. The Order expands on the Prior Order and allows us to co-invest with additional types of private funds, other BDCs, and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, subject to the conditions included therein. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objectives and strategies. We co-invest, subject to the conditions included in the Order, with private credit funds managed by Stellus Capital Management that have an investment strategy that is similar to or identical to our investment strategy, and we may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus

Capital Management in the future. We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification.
Sarbanes-Oxley Act of 2002
The Sarbanes-Oxley Act of 2002 imposes a wide variety of regulatory requirements on publicly held companies and their insiders. Many of these requirements affect us. For example:
•
pursuant to Rule 13a-14 under the Exchange Act, our principal executive officer and principal financial officer must certify the accuracy of the financial statements contained in our periodic reports;

•
pursuant to Item 307 under Regulation S-K, our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•
pursuant to Rule 13a-15 under the Exchange Act, our management must prepare an annual report regarding its assessment of our internal control over financial reporting; and

•
pursuant to Item 308 of Regulation S-K and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

PLAN OF DISTRIBUTION
We may offer, from time to time, in one or more offerings or series, up to $200,000,000 of our common stock, preferred stock, debt securities, subscription rights or warrants to purchase common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our securities less any underwriting commissions or discounts must equal or exceed the net asset value per share of our securities except that we may sell shares of our securities at a price below net asset value per share if holders of a majority of the number of shares of our stock have approved such a sale or if the following conditions are met: (i) holders of a majority of our stock and a majority of our stock not held by affiliated persons have approved issuance at less than net asset value per share during the one year period prior to such sale; (ii) a majority of our directors who have no financial interest in the sale and a majority of such directors who are not interested persons of us have determined that such sale would be in our best interest and in the best interests of our stockholders; and (iii) a majority of our directors who have no financial interest in the sale and a majority of such directors who are not interested persons of us, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.
In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
Any of our common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, or another exchange on which our common stock is traded.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. will not be greater than 10.0% for the sale of any securities being registered.
We will pay customary costs and expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including SEC filing fees and expenses of compliance with state securities or “blue sky” laws.
CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
Our securities are held by ZB, N.A., dba Amegy Bank, pursuant to a custody agreement. State Street Bank and Trust Company will also serve as our transfer agent, distribution paying agent and registrar. The principal business address of State Street Bank and Trust Company is 225 Franklin Street, Boston, Massachusetts 02110. The principal address of Amegy Bank is 1717 West Loop South, 23rd Floor, Houston, Texas 77027.
BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we will acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in will not require the use of brokers or the payment of brokerage commissions. Subject to policies established by our board of directors, Stellus Capital Management will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Stellus Capital Management does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. Stellus Capital Management generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, Stellus Capital Management may select a broker based upon brokerage or research services provided to Stellus Capital Management and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if Stellus Capital Management determines in good faith that such commission is reasonable in relation to the services provided.
LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, DC 20001. Certain legal matters will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement, if any.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements, financial highlights and senior securities table of Stellus Capital Investment Corporation included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton LLP. Grant Thornton LLP, located at principal business address 171 N. Clark Street, Chicago, Illinois 60601, serves as the Company’s independent registered public accounting firm, providing audit services and review of certain documents to be filed with the U.S. Securities and Exchange Commission.
AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock being offered by this prospectus.
We also file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.
We maintain a website at www.stelluscapital.com (under the Public Investors section) and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. Information contained on our website is not incorporated into this prospectus, and you should not consider information on our website to be part of this prospectus. You may also obtain such information by contacting us in writing at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations.
INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. In accordance with the Small Business Credit Availability Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this filing and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC that is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement:
•
The Company’s annual report on Form 10-K for the year ended December 31, 2018;

•
The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2019;

•
The description of our common stock contained in our Form 8-A filed on November 8, 2012.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document. To obtain copies of these filings, see “Available Information.”
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

STELLUS CAPITAL INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
	March 31, 2019 (Unaudited)	December 31, 2018
ASSETS
Non-controlled, affiliated investments, at fair value (amortized cost of $0 and $52,185, respectively)	$—	$50,000
Non-controlled, non-affiliated investments, at fair value (amortized cost of $520,096,508 and $502,691,464, respectively)	517,411,814	504,433,668
Cash and cash equivalents	23,843,646	17,467,146
Receivable for sales and repayments of investments	212,822	99,213
Interest receivable	3,317,929	3,788,684
Other receivables	61,551	85,246
Deferred offering costs	7,609	18,673
Prepaid expenses	346,519	344,621
Total Assets	$545,201,890	$526,287,251
LIABILITIES
Notes payable	$47,723,760	$47,641,797
Credit facility payable	74,861,034	98,237,227
SBA-guaranteed debentures	146,536,821	146,387,802
Dividends payable	2,119,145	1,807,570
Management fees payable	972,645	2,183,975
Income incentive fees payable	1,634,588	1,936,538
Capital gains incentive fees payable	1,242,795	81,038
Interest payable	866,559	1,863,566
Unearned revenue	394,746	410,593
Administrative services payable	442,132	392,191
Deferred tax liability	80,554	67,953
Income tax payable	51,034	316,092
Other accrued expenses and liabilities	476,833	115,902
Total Liabilities	$277,402,646	$301,442,244
Commitments and contingencies (Note 7)
Net Assets	$267,799,244	$224,845,007
NET ASSETS
Common stock, par value $0.001 per share (200,000,000 shares authorized; 18,703,810 and 15,953,810 issued and outstanding, respectively)	$18,704	$15,954
Paid-in capital	266,703,785	228,160,491
Distributable earnings	1,076,755	(3,331,438)
Net Assets	$267,799,244	$224,845,007
Total Liabilities and Net Assets	$545,201,890	$526,287,251
Net Asset Value Per Share	$14.32	$14.09
See accompanying notes to these consolidated financial statements.

STELLUS CAPITAL INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
	For the three months ended March 31, 2019	For the three months ended March 31, 2018
INVESTMENT INCOME
Interest income	$13,625,399	$10,730,748
Other income	209,530	181,033
Total Investment Income	$13,834,929	$10,911,781
OPERATING EXPENSES
Management fees	$2,222,645	$1,748,896
Valuation fees	107,322	134,410
Administrative services expenses	405,399	351,229
Income incentive fees	1,373,854	968,826
Capital gains incentive fees	1,161,757	—
Professional fees	344,340	469,138
Directors’ fees	104,000	92,000
Insurance expense	85,697	85,697
Interest expense and other fees	3,674,787	2,464,980
Income tax expense	12,744	—
Other general and administrative expenses	8,725	121,226
Total Operating Expenses	$9,501,270	$6,436,402
Net Investment Income	$4,333,659	$4,475,379
Net realized gain on non-controlled, non-affiliated investments and cash equivalents	$10,246,098	$1,335,269
Net change in unrealized appreciation (depreciation) on non-controlled, non-affiliated investments and cash equivalents	$(4,426,898)	$1,466,614
Net change in unrealized appreciation on non-controlled, affiliated investments and cash equivalents	2,185	66,667
Provision for taxes on net unrealized gain on investments	$(12,601)	$—
Net Increase in Net Assets Resulting from Operations	$10,142,443	$7,343,929
Net Investment Income Per Share	$0.27	$0.28
Net Increase in Net Assets Resulting from Operations Per Share	$0.62	$0.46
Weighted Average Shares of Common Stock Outstanding	16,351,032	15,952,841
Distributions Per Share	$0.34	$0.34
See accompanying notes to these consolidated financial statements.

STELLUS CAPITAL INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (unaudited)
	For the three months ended March 31, 2019	For the three months ended March 31, 2018
Increase in Net Assets Resulting from Operations
Net investment income	$4,333,659	$4,475,379
Net realized gain on investments and cash equivalents	10,246,098	1,335,269
Net change in unrealized appreciation (depreciation) on non-controlled, non-affiliated investments and cash equivalents	(4,426,898)	1,466,614
Net change in unrealized appreciation on non-controlled, affiliated investments and cash equivalents	2,185	66,667
Provision for taxes on unrealized appreciation on investments	(12,601)	—
Net Increase in Net Assets Resulting from Operations	$10,142,443	$7,343,929
Stockholder distributions	$(5,734,250)	$(5,422,500)
Capital Share Transactions
Issuance of common stock	$39,682,500	$94,788
Sales load	(935,000)	—
Offering costs	(202,891)	—
Partial share transactions	1,435	(327)
Net Increase in Net Assets Resulting From Capital Share Transactions	$38,546,044	$94,461
Total Increase in Net Assets	$42,954,237	$2,015,890
Net Assets at Beginning of Period	$224,845,007	$220,247,242
Net Assets at End of Period	$267,799,244	$222,263,132
See accompanying notes to these consolidated financial statements.

STELLUS CAPITAL INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
	For the three months ended March 31, 2019	For the three months ended March 31, 2018
Cash flows from operating activities
Net Increase in net assets resulting from operations	$10,142,443	$7,343,929
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of investments	(28,573,192)	(71,713,787)
Proceeds from sales and repayments of investments	21,794,726	15,618,134
Net change in unrealized depreciation (appreciation) on investments	4,424,713	(1,533,281)
Increase in investments due to PIK	(41,841)	(152,006)
Amortization of premium and accretion of discount, net	(400,064)	(343,739)
Deferred tax provision	12,601	—
Amortization of loan structure fees	123,807	66,223
Amortization of deferred financing costs	81,963	83,196
Amortization of loan fees on SBA-guaranteed debentures	149,019	100,668
Net realized gain on investments	(10,246,098)	(1,335,269)
Changes in other assets and liabilities
Decrease (increase) in interest receivable	470,755	(864,856)
Decrease (increase) in other receivable	23,695	(37,647)
Decrease (increase) in prepaid expenses	(1,898)	63,084
Increase in management fees payable	(1,211,330)	(46,226)
Increase (decrease) in incentive fees payable	(301,950)	793,088
Increase in capital gains incentive fees payable	1,161,757	—
Increase in administrative services payable	49,941	34,694
Decrease in interest payable	(997,007)	(337,193)
Increase (decrease) in unearned revenue	(15,847)	36,685
Decrease in income tax payable	(265,058)	—
Increase in other accrued expenses and liabilities	360,932	385,087
Net Cash Used in Operating Activities	$(3,257,933)	$(51,839,216)
Cash flows from Financing Activities
Proceeds from the issuance of common stock	$39,682,500	$—
Sales load for common stock issued	(935,000)	—
Offering costs paid for common stock	(191,827)	—
Stockholder distributions paid	(5,422,675)	(5,327,712)
Borrowings under Credit Facility	22,250,000	86,550,000
Repayments of Credit Facility	(45,750,000)	(9,000,000)
Partial share transactions	1,435	(327)
Net Cash Provided by Financing Activities	$9,634,433	$72,221,961
Net Increase in Cash and Cash Equivalents	$6,376,500	$20,382,745
Cash and cash equivalents balance at beginning of period	17,467,146	25,110,718
Cash and Cash Equivalents Balance at End of Period	$23,843,646	$45,493,463
Supplemental and Non-Cash Activities
Cash paid for interest expense	$4,317,004	$2,512,086
Excise tax paid	280,000	27,717
Shares issued pursuant to Dividend Reinvestment Plan	—	94,788
Increase in Distribution Payable	311,575	899
Decrease in deferred offering costs	(11,064)	—
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments (unaudited)
March 31, 2019
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Non-controlled, non-affiliated investments	(2)
Abrasive Products & Equipment, LLC, et al									Deer Park, TX
Term Loan (SBIC)	(2)(12)(20)	Second Lien	3M L+10.50%	1.00%	13.11%		9/5/2014	3/5/2021	Chemicals, Plastics, & Rubber	$5,325,237	$5,300,968	$4,766,088	1.78%
APE Holdings, LLC Class A Common Units	(4)	Equity					9/5/2014			375,000 units	375,000	20,000	0.01%
Total											5,675,968	4,786,088	1.79%
Adams Publishing Group, LLC	(3)								Greenville, TN
Term Loan	(12)	First Lien	3M L+7.50%	1.00%	10.30%		8/3/2018	6/30/2023	Media: Broadcasting & Subscription	6,782,783	6,722,539	6,613,213	2.47%
Advanced Barrier Extrusions, LLC	(8)								Rhinelander, WI
Term Loan (SBIC)	(2)(12)	First Lien	3M L+5.75%	1.00%	8.36%		8/8/2018	8/8/2023	Containers, Packaging & Glass	11,371,500	11,169,373	10,916,640	4.08%
GP ABX Holdings Partnership, L.P. Common Stock	(4)	Equity					8/8/2018			250,000 units	250,000	210,000	0.08%
Total											11,419,373	11,126,640	4.16%
Apex Environmental Resources Holdings, LLC									Amsterdam, OH
Common Units	(4)	Equity					10/30/2015		Environmental Industries	945 shares	945	0	0.00%
Preferred Units	(4)	Equity								945 shares	945,179	280,000	0.10%
Total							10/30/2015				946,124	280,000	0.10%
APG Intermediate Sub 2 Corp.									Castle Rock, CO
Term Loan	(13)(22)	First Lien	1M L+6.00%	1.00%	9.80%		11/30/2018	11/30/2023	Services: Business	10,000,000	9,786,446	9,800,000	3.66%
APG Holdings, LLC Class A Preferred Units	(4)	Equity					11/30/2018			1,000,000 units	1,000,000	1,000,000	0.37%
Total											10,786,446	10,800,000	4.03%
Atmosphere Aggregator Holdings II, LP									Atlanta, GA
Common Units	(4)	Equity					6/30/2015		Services: Business	254,250 units	254,250	1,280,000	0.48%
Atmosphere Aggregator Holdings, LP Common Units	(4)	Equity					6/30/2015			750,000 units	750,000	3,770,000	1.41%
Total											1,004,250	5,050,000	1.89%
ASC Communications, LLC	(7)								Chicago, IL
Term Loan (SBIC)	(2)(12)	First Lien	1M L+6.25%	1.00%	8.75%		6/29/2017	6/29/2023	Healthcare & Pharmaceuticals	4,753,086	4,719,928	4,719,928	1.76%
Term Loan	(12)	First Lien	1M L+6.25%	1.00%	8.75%		2/4/2019	6/29/2023		8,080,247	7,982,475	7,982,475	2.98%
ASC Communications Holdings, LLC Class A Preferred Units (SBIC)	(2)(4)	Equity					6/29/2017			73,529 shares	120,642	610,000	0.23%
Total											12,823,045	13,312,403	4.97%

See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments (unaudited)
March 31, 2019
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Beneplace Holdings, LLC									Austin TX
Preferred Units	(4)	Equity					3/27/2017		FIRE: Insurance	500,000 units	$500,000	$560,000	0.21%
BFC Solmetex, LLC	(23)								Nashville, TN
Revolver	(12)(19)	First Lien	3M L+6.25%	1.00%	8.86%		4/2/2018	9/26/2023	Services: Business	$764,059	764,059	741,137	0.28%
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.25%	1.00%	8.86%		4/2/2018	9/26/2023		11,681,479	11,531,656	11,331,035	4.23%
Bonded Filter Co. LLC, Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.25%	1.00%	8.86%		4/2/2018	9/26/2023		1,213,784	1,198,216	1,177,370	0.44%
Total											13,493,931	13,249,542	4.95%
BW DME Acquisition, LLC									Tempe, AZ
Term Loan (SBIC)	(2)(13)(22)	First Lien	3M L+6.00%	1.00%	10.29%		8/24/2017	8/24/2022	Healthcare & Pharmaceuticals	16,695,804	16,320,178	16,361,888	6.11%
BW DME Holdings, LLC, Term Loan	(6)	Unsecured	17.50%			17.50%	6/1/2018	12/31/2019		289,616	289,616	289,616	0.11%
BW DME Holdings, LLC Class A-1 Preferred Units	(4)	Equity					8/24/2017			1,000,000 shares	1,000,000	1,100,000	0.41%
BW DME Holdings, LLC Class A-2 Preferred Units	(4)	Equity					1/26/2018			937,261 shares	937,261	1,030,000	0.38%
Total											18,547,055	18,781,504	7.01%
C.A.R.S. Protection Plus, Inc.									Murrysville, PA
Term Loan	(12)	First Lien	1M L+8.50%	0.50%	11.00%		12/31/2015	12/31/2020	Automotive	98,746	97,946	98,746	0.04%
Term Loan (SBIC)	(2)(12)	First Lien	1M L+8.50%	0.50%	11.00%		12/31/2015	12/31/2020		7,702,191	7,639,820	7,702,191	2.88%
CPP Holdings LLC Class A Common Units	(4)	Equity					12/31/2015			149,828 shares	149,828	120,000	0.04%
Total											7,887,594	7,920,937	2.96%
Catapult Learning, Inc.									Camden, NJ
Term Loan	(13)(22)	First Lien	3M L+6.35%	1.00%	11.28%		6/27/2018	4/24/2023	Education	20,856,549	20,489,409	20,126,570	7.52%
Delayed Draw Term Loan	(13)(22)	First Lien	3M L+6.35%	1.00%	11.32%		6/27/2018	4/24/2023		1,143,451	1,143,451	1,103,430	0.41
Total											21,632,860	21,230,000	7.93%
Colford Capital Holdings, LLC									New York, NY
Preferred Units	(4)(5)	Equity					8/20/2015		Finance	38,893 units	235,371	60,000	0.02%
Condor Borrower, LLC									Clifton, NJ
Term Loan	(12)	Second Lien	3M L+8.75%	1.00%	11.49%		10/27/2017	4/27/2025	Services: Business	13,750,000	13,512,353	13,337,500	4.98%
Condor Top Holdco Limited Convertible Preferred Shares	(4)	Equity					10/27/2017			500,000 shares	442,197	340,000	0.13%
Condor Holdings Limited Preferred Shares, Class B	(4)	Equity					10/27/2017			500,000 shares	57,804	40,000	0.01%
Total											14,012,354	13,717,500	5.12%
Convergence Technologies, Inc.									Indianpolis, IN
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.75%	1.50%	9.36%		8/31/2018	8/30/2024	Services: Business	7,107,143	6,975,814	6,975,814	2.60%
Term Loan	(12)	First Lien	3M L+6.75%	1.50%	9.36%		2/28/2019	8/30/2024		1,428,571	1,400,339	1,400,339	0.52%
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments (unaudited)
March 31, 2019
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Delayed Draw Term Loan	(12)	First Lien	3M L+6.75%	1.50%	9.36%		8/31/2018	8/30/2024		5,343,750	$5,343,750	$5,343,750	2.00%
Tailwind Core Investor, LLC Class A Preferred Units	(4)	Equity					8/31/2018			4,275 units	429,614	390,000	0.15%
Total											14,149,517	14,109,903	5.27%
Douglas Products Group, LP									Liberty, MO
Class A Common Units	(4)	Equity					12/27/2018		Chemicals, Plastics, & Rubber	322 shares	139,656	610,000	0.23%
Dream II Holdings, LLC									Boca Raton, FL
Class A Common Units	(4)	Equity					10/20/2014		Services: Consumer	250,000 units	242,304	0	0.00%
DTE Enterprises, LLC	(18)								Roselle, IL
Term Loan	(12)	First Lien	1M L+7.50%	1.50%	10.00%		4/13/2018	4/13/2023	Energy: Oil & Gas	11,991,941	11,790,639	11,931,981	4.46%
DTE Holding Company, LLC Common Shares, Class A-2	(4)	Equity					4/13/2018			776,316 shares	572,768	1,490,000	0.56%
DTE Holding Company, LLC Preferred Shares, Class AA	(4)	Equity					4/13/2018			723,684 shares	723,684	1,380,000	0.52%
Total											13,087,091	14,801,981	5.54%
Empirix Inc.									Billerica, MA
Empirix Holdings I, Inc. Common Shares, Class A	(4)	Equity					11/1/2013		Software	1,304 shares	1,304,232	1,040,000	0.39%
Empirix Holdings I, Inc. Common Shares, Class B	(4)	Equity					11/1/2013			1,317,406 shares	13,174	10,000	0.00%
Total											1,317,406	1,050,000	0.39%
Energy Labs Inc.									Houston, TX
Energy Labs Holding Corp. Common Stock	(4)	Equity					9/29/2016		Energy: Oil & Gas	598 shares	598,182	570,000	0.21%
Exacta Land Surveyors, LLC	(14)(25)								Cleveland, OH
Term Loan (SBIC)	(2)(12)	First Lien	3M L+5.75%	1.50%	8.36%		2/8/2019	2/8/2024	Services: Business	12,250,000	12,011,605	12,011,605	4.49%
SP ELS Holdings LLC, Class A Common Units	(4)	Equity					2/8/2019			904,250 shares	904,250	904,250	0.34%
Total											12,915,855	12,915,855	4.83%
EOS Fitness OPCO Holdings, LLC									Phoenix, AZ
EOS Fitness Holdings, LLC Class A Preferred Units	(4)	Equity					12/30/2014		Hotel, Gaming, & Leisure	118 shares	0	330,000	0.12%
EOS Fitness Holdings, LLC Class B Common Units	(4)	Equity					12/30/2014			3,017 shares	0	10,000	0.00%
Total											0	340,000	0.12
Fast Growing Tree, LLC	(16)								Fort Mill, SC
Term Loan (SBIC)	(2)(12)	First Lien	3M L+7.75%	1.00%	10.36%		2/5/2018	02/05/23	Retail	20,120,000	19,795,636	19,415,800	7.25%
SP FGT Holdings, LLC, Class A Common	(4)	Equity					2/5/2018			1,000,000 shares	1,000,000	890,000	0.33%
Total											20,795,636	20,305,800	7.58%

See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments (unaudited)
March 31, 2019
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Furniture Factory Outlet, LLC									Fort Smith, AR
Term Loan	(12)	First Lien	3M L+8.00%	0.50%	10.61%		6/10/2016	6/10/2021	Consumer Goods: Durable	$14,922,485	$14,741,372	$14,549,423	5.43%
Revolver	(12)	First Lien	3M L+8.00%	0.50%	10.61%		12/17/2018	6/10/2021		2,500,000	2,500,000	2,437,500	0.91%
Furniture Factory Holdings, LLC Term Loan	(6)	Unsecured	11.00%			11.00%	6/10/2016	2/3/2021		147,231	147,231	131,772	0.05%
Furniture Factory Ultimate Holdings, LP Common Units	(4)	Equity					6/10/2016			13,445 shares	94,569	0	0.00%
Total											17,483,172	17,118,695	6.39%
GK Holdings, Inc.									Cary, NC
Term Loan	(12)	Second Lien	3M L+10.25%	1.00%	12.85%		2/6/2015	1/30/2022	Education	5,000,000	4,950,253	4,450,000	1.66%
General LED OPCO, LLC									San Antonio, TX
Term Loan	(12)	Second Lien	3M L+9.00%	1.50%	11.61%		5/1/2018	11/1/2023	Services: Business	4,500,000	4,421,740	4,252,500	1.59%
Good Source Solutions, Inc.									Carlsbad, CA
Term Loan	(13)(22)	First Lien	3M L+6.00%	1.00%	10.88%		6/29/2018	6/29/2023	Beverage, Food, & Tobacco	18,500,000	18,173,242	17,667,500	6.60%
HV GS Acquisition, LLC Class A Preferred Units	(4)	Equity					6/29/2018			1,000 shares	1,000,000	760,000	0.28%
HV GS Acquisition, LLC Class B Common Units	(4)	Equity					6/29/2018			28,125 shares	0	0	0.00%
Total											19,173,242	18,427,500	6.88%
Grupo HIMA San Pablo, Inc., et al									San Juan, PR
Term Loan	(12)	First Lien	3M L+7.00%	1.50%	9.75%		2/1/2013	1/31/2018	Healthcare & Pharmaceuticals	4,626,860	4,626,860	4,071,637	1.52%
Term Loan	(15)	Second Lien	13.75%		0.00%		2/1/2013	7/31/2018		4,109,524	4,109,524	904,095	0.34%
Total											8,736,384	4,975,732	1.86%
ICD Intermediate Holdco 2, LLC									San Francisco, CA
Term Loan (SBIC)	(2)(5)(12)	Second Lien	3M L+9.00%	1.00%	11.61%		1/2/2018	7/1/2024	Finance	10,000,000	9,828,760	10,000,000	3.73%
ICD Holdings, LLC, Class A Preferred	(4)(5)	Equity					1/2/2018			9,962 shares	496,405	880,000	0.33%
Total											10,325,165	10,880,000	4.06%
J.R. Watkins, LLC									San Francisco, CA
Revolver	(12)	First Lien	3M L+6.50%	1.25%	9.11%		12/22/2017	12/22/2022	Consumer Goods: non-durable	1,750,000	1,750,000	1,697,500	0.63%
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.50%	1.25%	9.11%		12/22/2017	12/22/2022		12,343,750	12,149,440	11,973,438	4.47%
J.R. Watkins Holdings, Inc. Class A Preferred	(4)	Equity					12/22/2017			1,076 shares	1,075,758	1,100,000	0.41%
Total											14,975,198	14,770,938	5.51%
Jurassic Intermediate Holdings Corp.									Sparks, MD
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments (unaudited)
March 31, 2019
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Term Loan	(12)	First Lien	3M L+5.50%	0.00%	8.19%		12/28/2018	11/15/2024	Consumer Goods: Durable	17,456,250	$17,203,751	$17,194,406	6.42
Kelleyamerit Holdings, Inc.									Walnut Creek, CA
Term Loan (SBIC)	(2)(13)(22)	First Lien	3M L+7.50%	1.00%	10.78%		3/30/2018	3/30/2023	Automotive	$9,750,000	9,585,916	9,506,250	3.55%
Keais Records Service, LLC									Houston, TX
Keais Holdings, LLC Class A Units	(4)	Equity					12/22/2016		Services: Business	148,335 units	735,198	910,000	0.34%
KidKraft, Inc.									Dallas, TX
Term Loan	(6)	Second Lien	12.00%	11.00%	1.00%		9/30/2016	3/30/2022	Consumer Goods: Durable	9,431,895	9,314,831	9,007,460	3.36%
Livingston International, Inc.									Toronto, Ontario
Term Loan	(5)(12)	Second Lien	1M L+8.25%	1.25%	10.75%		4/23/2013	4/18/2020	Transportation: Cargo	6,841,739	6,814,294	6,841,739	2.55%
Madison Logic, Inc.									New York, NY
Term Loan (SBIC)	(2)(12)	First Lien	1M L+8.00%	0.50%	10.50%		11/30/2016	11/30/2021	Media: Broadcasting & Subscription	4,698,998	4,671,411	4,698,998	1.75%
Madison Logic Holdings, Inc. Common Stock (SBIC)	(2)(4)	Equity					11/30/2016			5,000 shares	50,000	50,000	0.02%
Madison Logic Holdings, Inc. Series A Preferred Stock (SBIC)	(2)(4)	Equity					11/30/2016			4,500 shares	450,000	420,000	0.16%
Total											5,171,411	5,168,998	1.93%
Magdata Intermediate Holdings, LLC									Austin TX
Term Loan	(12)	Second Lien	3M L+9.50%	1.00%	12.11%		10/16/2017	4/16/2024	Software	14,750,000	14,499,743	14,307,500	5.34%
Mobileum, Inc.									Santa Clara, CA
Term Loan	(12)	Second Lien	3M L+10.25%	0.75%	12.86%		11/1/2016	5/1/2022	Software	21,500,000	21,184,523	21,500,000	8.03%
Mobile Acquisition Holdings, LP Class A-2 Common Units	(4)	Equity					11/1/2016			750 units	455,385	1,050,000	0.39%
Total											21,639,908	22,550,000	8.42%
National Trench Safety, LLC, et al									Houston, TX
Term Loan (SBIC)	(2)	Second Lien	11.50%		11.50%		3/31/2017	3/31/2022	Construction & Building	10,000,000	9,882,830	9,800,000	3.66%
NTS Investors, LP Class A Common Units	(4)	Equity					3/31/2017			2,335 units	500,000	390,000	0.15%
Total											10,382,830	10,190,000	3.81%
NGS US Finco, LLC									Bradford, PA
Term Loan (SBIC)	(2)(12)	Second Lien	1M L+8.50%	1.00%	11.00%		10/4/2018	4/1/2026	Utilities: Oil & Gas	10,000,000	9,856,955	9,400,000	3.51%
Nutritional Medicinals, LLC	(24)								Centerville, OH
Term Loan	(12)	First Lien	3M L+6.00%	1.00%	8.61%		11/15/2018	11/15/2023	Healthcare & Pharmaceuticals	15,461,250	15,173,200	14,842,800	5.54%
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments (unaudited)
March 31, 2019
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Functional Aggregator, LLC Common Units	(4)	Equity					11/15/2018			12,500 shares	$1,250,000	$1,370,000	0.51%
Total											16,423,200	16,212,800	6.05%
PCP MT Aggregator Holdings, L.P.									Oak Brook, IL
Common LP Units	(4)	Equity					3/29/2019		Finance	750,000 shares	0	750,000	0.28%
Premiere Digital Services, Inc.	(10)									Los Angeles, CA
Term Loan (SBIC)	(2)(13)(22)	First Lien	3M L+5.50%	1.50%	9.39%		10/18/2018	10/18/2023	Media: Broadcasting & Subscription	$8,250,000	8,028,817	7,796,250	2.91%
Term Loan	(13)(22)	First Lien	3M L+5.50%	1.50%	9.39%		10/18/2018	10/18/2023		2,428,772	2,363,657	2,295,190	0.86%
Premiere Digital Holdings, Inc., Common Stock	(4)	Equity					10/18/2018			5,000 shares	50,000	50,000	0.02%
Premiere Digital Holdings, Inc., Preferred Stock	(4)	Equity					10/18/2018			4,500 shares	450,000	470,000	0.18%
Total											10,892,474	10,611,440	3.97%
Price for Profit, LLC	(17)								Cleveland, OH
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.50%	1.00%	9.11%		1/31/2018	1/31/2023	Services: Business	8,818,907	8,677,641	8,818,907	3.29%
I2P Holdings, LLC, Series A Preferred	(4)	Equity					1/31/2018			750,000 shares	750,000	1,490,000	0.56%
Total											9,427,641	10,308,907	3.85%
Protect America, Inc.									Austin TX
Term Loan (SBIC)	(2)(6)(12)	Second Lien	3M L+7.75%	1.00%	10.38%	0.00%	8/30/2017	10/30/2020	Services: Consumer	17,979,749	17,744,354	17,710,053	6.61%
Refac Optical Group, et al									Blackwood, NJ
Revolver	(9)(11)(12)	First Lien	1M L+8.00%		0.00%		11/7/2012	9/30/2018	Retail	880,000	880,000	880,000	0.33%
Term A Loan	(9)(12)	First Lien	1M L+8.00%		0.00%		11/7/2012	9/30/2018		472,968	472,968	472,968	0.18%
Term B Loan	(6)(9)(12)	First Lien	1M L+10.75%		0.00%	0.00%	11/7/2012	9/30/2018		6,539,666	6,539,666	5,787,604	2.16%
Total											7,892,634	7,140,572	2.67
Skopos Financial, LLC									Irving, TX
Term Loan	(5)	Unsecured	12.00%		12.00%		1/31/2014	1/31/2020	Finance	17,500,000	17,500,000	17,325,000	6.47%
Skopos Financial Group, LLC Class A Units	(4)(5)	Equity					1/31/2014			1,120,684 units	1,162,544	1,110,000	0.41%
Total											18,662,544	18,435,000	6.88%
Specified Air Solutions, LLC									Buffalo, NY
Class A Common Units	(4)	Equity					6/30/2017		Construction & Building	3,846 shares	0	250,000	0.09%
SQAD, LLC									Tarrytown, NY
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.50	1.00%	9.10%		12/22/2017	12/22/2022	Media: Broadcasting & Subscription	14,807,500	14,745,536	14,585,388	5.45%
SQAD Holdco, Inc. Preferred Shares, Series A (SBIC)	(2)(4)	Equity					10/31/2013			5,624 shares	156,001	450,000	0.17%
SQAD Holdco, Inc. Common Shares (SBIC)	(2)(4)	Equity					10/31/2013			5,800 shares	62,485	50,000	0.02%
Total											14,964,022	15,085,388	5.64%
TechInsights, Inc.									Ottawa, Ontario
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments (unaudited)
March 31, 2019
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Term Loan	(5)(13)(22)	First Lien	3M L+6.00%	1.00%	10.11%		8/16/2017	10/2/2023	High Tech Industries	21,540,925	$21,119,990	$21,110,107	7.88%
Time Manufacturing Acquisition, LLC									Waco, TX
Term Loan	(6)	Unsecured	11.50%	10.75%	0.75%		2/3/2017	8/3/2023	Capital Equipment	6,385,182	6,289,917	6,289,404	2.35%
Time Manufacturing Investments, LLC Class A Common Units	(4)	Equity					2/3/2017			5,000 units	500,000	560,000	0.21%
Total											6,789,917	6,849,404	2.56%
TFH Reliability, LLC									Houston, TX
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+10.75%	0.50%	13.36%		10/21/2016	4/21/2022	Chemicals, Plastics, & Rubber	5,875,000	5,798,877	5,875,000	2.19%
TFH Reliability Group, LLC Class A Common Units	(4)	Equity					10/21/2016			250,000 shares	231,521	340,000	0.13%
Total											6,030,398	6,215,000	2.32%
U.S. Auto Sales, Inc. et al									Lawrenceville, GA
Term Loan	(5)(12)	Second Lien	1M L+10.50%	1.00%	12.99%		6/8/2015	6/8/2020	Finance	4,500,000	4,487,033	4,500,000	1.68%
USASF Blocker II, LLC Common Units	(4)(5)	Equity					6/8/2015			441 units	441,000	550,000	0.21%
USASF Blocker III, LLC Series C Preferred Units	(4)(5)	Equity					2/13/2018			50 Units	50,000	60,000	0.02
USASF Blocker LLC Common Units	(4)(5)	Equity					6/8/2015			9,000 units	9,000	10,000	0.00%
Total											4,987,033	5,120,000	1.91%
VRI Intermediate Holdings, LLC									Franklin, OH
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+9.25%	1.00%	11.86	%	5/31/2017	10/31/2020	Healthcare & Pharmaceuticals	9,000,000	8,908,233	8,865,000	3.31%
VRI Ultimate Holdings, LLC Class A Preferred Units	(4)	Equity					5/31/2017			326,797 shares	500,000	520,000	0.19%
Total											9,408,233	9,385,000	3.50%
Wise Holding Corporation									Salt Lake City, UT
Term Loan	(12)(20)	Unsecured	3M L+11.00%	1.00%	0.00%		6/30/2016	12/31/2021	Beverage, Food, & Tobacco	1,250,000	1,239,020	0	0.00%
Delayed Draw Term Loan	(12)(21)	First Lien	P+7.5%	2.00%	0.00%		8/27/2018	6/30/2021		253,906	253,906	85,059	0.03%
Wise Parent Company, LLC Membership Units	(4)	Equity					8/27/2018			1 units	58,594	0	0.00%
Total											1,551,520	85,059	0.03%
Total Non-controlled, non-affiliated investments											$520,096,508	$517,411,814	193.21%
Net Investments											520,096,508	517,411,814	193.21%
LIABILITIES IN EXCESS OF OTHER ASSETS												(249,612,570)	(93.21)%
NET ASSETS												$267,799,244	100.00%

(1)
See Note 1 of the Notes to the Consolidated Financial Statements for a discussion of the methodologies used to value securities in the portfolio.

See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments (unaudited)
March 31, 2019
(2)
Investments held by the SBIC subsidiary, which include $9,652,005 of cash and $217,381,091 of investments (at cost), are excluded from the obligations to the lenders of the Credit Facility. The Company’s obligations to the lenders of the Credit Facility, as defined in Note 9, are secured by a first priority security interest in all investments and cash and cash equivalents, except for investments held by the SBIC Subsidiary.

(3)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $865,385, with an interest rate of LIBOR plus 7.50% and a maturity of June 30, 2023. This investment is accruing an unused commitment fee of 0.375% per annum.

(4)
Security is non-income producing.

(5)
The investment is not a qualifying asset under the Investment Company Act of 1940, as amended. The Company may not acquire any non-qualifying assets unless, at the time of the acquisition, qualifying assets represent at least 70% of the Company’s total assets. Qualifying assets represent approximately 88% of the Company’s total assets as of March 31, 2019.

(6)
Represents a PIK interest security. At the option of the issuer, interest can be paid in cash or cash and PIK interest. The percentage of PIK interest shown is the maximum PIK interest that can be elected by the issuer.

(7)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $666,666, with an interest rate of LIBOR plus 6.25% and a maturity of June 29, 2022. This investment is accruing an unused commitment fee of 0.50% per annum.

(8)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $2,000,000, with an interest rate of LIBOR plus 5.75% and a maturity of August 8, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(9)
Investment has been on non-accrual since November 30, 2018.

(10)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $3,669,681 with an interest rate of LIBOR plus 5.50% and a maturity of October 18, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(11)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $520,000, with an interest rate of LIBOR plus 8.00% and a maturity of September 30, 2018. This investment is not accruing an unused commitment fee.

(12)
These loans have LIBOR floors that are lower than the applicable LIBOR rates; therefore, the floors are not in effect.

(13)
These loans are last-out term loans with contractual rates higher than the applicable LIBOR rates; therefore, the floors are not in effect.

(14)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,500,000, with an interest rate of LIBOR plus 5.75% and a maturity of February 8, 2024. This investment is accruing an unused commitment fee of 0.50% per annum.

(15)
Investment has been on non-accrual since October 31, 2017.

(16)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,000,000, with an interest rate of LIBOR plus 7.75% and a maturity of February 5, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(17)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,500,000, with an interest rate of LIBOR plus 6.50% and a maturity of January 31, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(18)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $750,000, with an interest rate of LIBOR plus 7.50% and a maturity of April 13, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments (unaudited)
March 31, 2019
(19)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $764,059, with an interest rate of LIBOR plus 6.25% and a maturity of September 26, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(20)
Investment has been on non-accrual since March 29, 2018.

(21)
Investment has been on non-accrual since October 31, 2018.

(22)
This loan is a unitranche investment.

(23)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $1,662,592, with an interest rate of LIBOR plus 6.25% and a maturity of September 26, 2023. This investment is not accruing an unused commitment fee.

(24)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $2,000,000 with an interest rate of LIBOR plus 6.00% and a maturity of November 15, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(25)
Excluded from the investment is an undrawn delayed draw term commitment in an amount not to exceed $4,000,000, with an interest rate of LIBOR plus 5.75% and a maturity of February 8, 2024. This investment is accruing an unused commitment fee of 0.50% per annum.

Abbreviation Legend
PIK — Payment-In-Kind
L — LIBOR
Euro — Euro Dollar
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Non-controlled, affiliated investments	(2)
Glori Energy Production Inc.									Houston, TX
Glori Energy Production, LLC Class A Common Units	(4)	Equity					2/1/2017		Energy: Oil & Gas	1,000 shares	$52,185	$50,000	0.02%
Subtotal Non-controlled, affiliated investments											52,185	50,000	0.02%
Non-controlled, non-affiliated investments	(2)
Abrasive Products & Equipment, LLC, et al									Deer Park, TX
Term Loan (SBIC)	(2)(12)(20)	Second Lien	3M L+10.50%	1.00%	0.00%		9/5/2014	3/5/2020	Chemicals, Plastics, & Rubber	5,325,237	5,294,907	4,712,835	2.10%
APE Holdings, LLC Class A Common Units	(4)	Equity					9/5/2014			375,000 units	375,000	0	0.00%
Total											5,669,907	4,712,835	2.10%
Adams Publishing Group, LLC	(3)								Greenville, TN
Term Loan	(12)	First Lien	3M L+7.50%	1.00%	9.93%		8/3/2018	6/30/2023	Media: Broadcasting & Subscription	7,125,000	7,058,675	6,875,625	3.06%
Advanced Barrier Extrusions, LLC	(8)								Rhinelander, WI
Term Loan (SBIC)	(2)(12)	First Lien	3M L+5.75%	1.00%	8.56%		8/8/2018	8/8/2023	Containers, Packaging & Glass	11,400,000	11,187,711	10,659,000	4.74%
GP ABX Holdings Partnership, L.P. Common Stock	(4)	Equity					8/8/2018			250,000 units	250,000	210,000	0.09%
Total											11,437,711	10,869,000	4.83%
Apex Environmental Resources Holdings, LLC									Amsterdam, OH
Common Units	(4)	Equity					10/30/2015		Environmental Industries	945 shares	945	0	0.00%
Preferred Units	(4)	Equity								945 shares	945,179	330,000	0.15%
Total							10/30/2015				946,124	330,000	0.15%
APG Intermediate Sub 2 Corp.									Castle Rock, CO
Term Loan	(13)(22)	First Lien	3M L+6.00%	1.00%	10.05%		11/30/2018	11/30/2023	Services: Business	10,000,000	9,777,822	9,777,822	4.35%
APG Holdings, LLC Class A Preferred Units	(4)	Equity					11/30/2018			1,000,000 units	1,000,000	1,000,000	0.44%
Total											10,777,822	10,777,822	4.79%
Atmosphere Aggregator Holdings II, LP									Atlanta, GA
Common Units	(4)	Equity					6/30/2015		Services: Business	254,250 units	254,250	1,190,000	0.53%
Atmosphere Aggregator Holdings, LP Common Units	(4)	Equity					6/30/2015			750,000 units	750,000	3,510,000	1.56%
Total											1,004,250	4,700,000	2.09%
ASC Communications, LLC	(7)								Chicago, IL
Term Loan (SBIC)	(2)(12)	First Lien	1M L+5.75%	1.00%	8.27%		6/29/2017	6/29/2022	Healthcare & Pharmaceuticals	$5,083,335	$5,045,552	$5,057,916	2.25%
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
ASC Communications Holdings, LLC Class A Preferred Units (SBIC)	(2)(4)	Equity					6/29/2017			73,529 shares	$483,540	$800,000	0.36%
Total											5,529,092	5,857,916	2.61%
Beneplace, LLC									Austin TX
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+10.00%	1.00%	12.81%		3/27/2017	9/27/2022	FIRE: Insurance	5,000,000	4,925,301	4,950,000	2.20%
Beneplace Holdings, LLC Preferred Units	(4)	Equity					3/27/2017			500,000 units	500,000	510,000	0.23%
Total											5,425,301	5,460,000	2.43%
BFC Solmetex, LLC	(23)								Nashville, TN
Revolver	(12)(19)	First Lien	3M L+6.25%	1.00%	9.06%		4/2/2018	9/26/2023	Services: Business	305,623	305,623	288,814	0.13%
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.25%	1.00%	9.06%		4/2/2018	9/26/2023		11,711,033	11,552,684	11,066,926	4.92%
Bonded Filter Co. LLC, Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.25%	1.00%	9.06%		4/2/2018	9/26/2023		1,216,687	1,200,236	1,149,769	0.51%
Total											13,058,543	12,505,509	5.56%
BW DME Acquisition, LLC									Tempe, AZ
Term Loan (SBIC)	(2)(13)(22)	First Lien	3M L+6.00%	1.00%	10.50%		8/24/2017	8/24/2022	Healthcare & Pharmaceuticals	16,695,804	16,297,319	16,111,451	7.17%
BW DME Holdings, LLC, Term Loan (SBIC)	(6)	Unsecured	17.50%			17.50%	6/1/2018	12/31/2019		277,635	277,635	277,635	0.12%
BW DME Holdings, LLC Class A-1 Preferred Units	(4)	Equity					8/24/2017			1,000,000 shares	1,000,000	930,000	0.41%
BW DME Holdings, LLC Class A-2 Preferred Units	(4)	Equity					1/26/2018			937,261 shares	937,261	870,000	0.39%
Total											18,512,215	18,189,086	8.09%
C.A.R.S. Protection Plus, Inc.									Murrysville, PA
Term Loan	(12)	First Lien	3M L+8.50%	0.50%	11.21%		12/31/2015	12/31/2020	Automotive	98,746	97,843	98,746	0.04%
Term Loan (SBIC)	(2)(12)	First Lien	3M L+8.50%	0.50%	11.21%		12/31/2015	12/31/2020		7,702,191	7,631,725	7,702,191	3.43%
CPP Holdings LLC Class A Common Units	(4)	Equity					12/31/2015			149,828 shares	149,828	170,000	0.08%
Total											7,879,396	7,970,937	3.55%
Catapult Learning, Inc.									Camden, NJ
Term Loan	(13)(22)	First Lien	3M L+6.35%	1.00%	11.08%		6/27/2018	4/24/2023	Education	20,856,549	20,472,244	19,813,722	8.81%
Delayed Draw Term Loan	(13)(22)	First Lien	3M L+6.35%	1.00%	11.22%		6/27/2018	4/24/2023		1,143,451	1,143,451	1,086,278	0.48
Total											21,615,695	20,900,000	9.29%
Colford Capital Holdings, LLC									New York, NY
Preferred Units	(4)(5)	Equity					8/20/2015		Finance	38,893 units	247,815	60,000	0.03%
Condor Borrower, LLC									Clifton, NJ
Term Loan	(12)	Second Lien	3M L+8.75%	1.00%	11.28%		10/27/2017	4/27/2025	Services: Business	13,750,000	13,505,368	13,062,500	5.81%
Condor Top Holdco Limited Convertible Preferred Shares	(4)	Equity					10/27/2017			500,000 shares	442,197	330,000	0.15%
Condor Holdings Limited Preferred Shares, Class B	(4)	Equity					10/27/2017			500,000 shares	57,804	40,000	0.02%
Total											14,005,369	13,432,500	5.98%

See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Convergence Technologies, Inc.	(14)								Indianpolis, IN
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.75%	1.50%	9.56%		8/31/2018	8/30/2024	Services: Business	7,125,000	$6,988,628	$6,697,500	2.98%
Tailwind Core Investor, LLC Class A Preferred Units	(4)	Equity					8/31/2018			3,750 units	375,000	390,000	0.17%
Total											7,363,628	7,087,500	3.15%
Douglas Products Group, LP									Liberty, MO
Class A Common Units	(4)	Equity					12/27/2018		Chemicals, Plastics, & Rubber	322 shares	139,656	670,000	0.30%
Dream II Holdings, LLC									Boca Raton, FL
Class A Common Units	(4)	Equity					10/20/2014		Services: Consumer	250,000 units	242,304	110,000	0.05%
DTE Enterprises, LLC	(18)								Roselle, IL
Term Loan	(12)	First Lien	3M L+7.50%	1.50%	10.12%		4/13/2018	4/13/2023	Energy: Oil & Gas	12,491,941	12,271,851	12,242,102	5.44%
DTE Holding Company, LLC Common Shares, Class A-2	(4)	Equity					4/13/2018			776,316 shares	776,316	1,410,000	0.63%
DTE Holding Company, LLC Preferred Shares, Class AA	(4)	Equity					4/13/2018			723,684 shares	613,794	1,320,000	0.59%
Total											13,661,961	14,972,102	6.66%
Empirix Inc.									Billerica, MA
Empirix Holdings I, Inc. Common Shares, Class A	(4)	Equity					11/1/2013		Software	1,304 shares	1,304,232	1,650,000	0.73%
Empirix Holdings I, Inc. Common Shares, Class B	(4)	Equity					11/1/2013			1,317,406 shares	13,174	20,000	0.01%
Total											1,317,406	1,670,000	0.74%
Energy Labs Inc.									Houston, TX
Energy Labs Holding Corp. Common Stock	(4)	Equity					9/29/2016		Energy: Oil & Gas	598 shares	598,182	520,000	0.23%
EOS Fitness OPCO Holdings, LLC									Phoenix, AZ
Term Loan (SBIC)	(2)(12)	First Lien	1M L+8.25%	0.75%	10.60%		12/30/2014	12/30/2019	Hotel, Gaming, & Leisure	3,064,655	3,049,620	3,064,655	1.36%
EOS Fitness Holdings, LLC Class A Preferred Units	(4)	Equity					12/30/2014			118 shares	117,670	340,000	0.15%
EOS Fitness Holdings, LLC Class B Common Units	(4)	Equity					12/30/2014			3,017 shares	3,017	10,000	0.00%
Total											3,170,307	3,414,655	1.51
Fast Growing Tree, LLC	(16)								Fort Mill, SC
Term Loan (SBIC)	(2)(12)	First Lien	3M L+7.75%	1.00%	10.56%		2/5/2018	02/05/23	Retail	$20,215,000	19,871,587	19,305,325	8.59%
SP FGT Holdings, LLC, Class A Common	(4)	Equity					2/5/2018			1,000,000 shares	1,000,000	1,080,000	0.48%
Total											20,871,587	20,385,325	9.07%
Furniture Factory Outlet, LLC									Fort Smith, AR
Term Loan	(12)	First Lien	3M L+8.00%	0.50%	10.81%		6/10/2016	6/10/2021	Consumer Goods: Durable	15,163,885	14,961,912	15,163,885	6.74%
Revolver	(12)	First Lien	3M L+8.00%	0.50%	10.81%		12/17/2018	6/10/2021		2,500,000	2,500,000	2,500,000	1.11%
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Furniture Factory Holdings, LLC Term Loan	(6)	Unsecured	11.00%			11.00%	6/10/2016	2/3/2021		140,056	$140,056	$140,056	0.06%
Furniture Factory Ultimate Holdings, LP Common Units	(4)	Equity					6/10/2016			13,445 shares	94,569	210,000	0.09%
Total											17,696,537	18,013,941	8.00%
GK Holdings, Inc.									Cary, NC
Term Loan	(12)	Second Lien	3M L+10.25%	1.00%	13.05%		2/6/2015	1/30/2022	Education	5,000,000	4,946,554	4,425,000	1.97%
General LED OPCO, LLC									San Antonio, TX
Term Loan	(12)	Second Lien	3M L+9.00%	1.50%	11.81%		5/1/2018	11/1/2023	Services: Business	4,500,000	4,418,420	4,252,500	1.89%
Good Source Solutions, Inc.									Carlsbad, CA
Term Loan	(13)(22)	First Lien	3M L+6.00%	1.00%	11.13%		6/29/2018	6/29/2023	Beverage, Food, & Tobacco	18,500,000	18,158,424	17,390,000	7.73%
HV GS Acquisition, LLC Class A Preferred Units	(4)	Equity					6/29/2018			1,000 shares	1,000,000	730,000	0.32%
HV GS Acquisition, LLC Class B Common Units	(4)	Equity					6/29/2018			28,125 shares	0	0	0.00%
Total											19,158,424	18,120,000	8.05%
Grupo HIMA San Pablo, Inc., et al									San Juan, PR
Term Loan	(12)	First Lien	3M L+7.00%	1.50%	9.54%		2/1/2013	1/31/2018	Healthcare & Pharmaceuticals	4,688,430	4,688,430	4,125,818	1.83%
Term Loan	(15)	Second Lien	13.75%		0.00%		2/1/2013	7/31/2018		4,109,524	4,109,524	904,095	0.40%
Total											8,797,954	5,029,913	2.23%
ICD Intermediate Holdco 2, LLC									San Francisco, CA
Term Loan (SBIC)	(2)(5)(12)	Second Lien	3M L+9.00%	1.00%	11.81%		1/2/2018	7/1/2024	Finance	10,000,000	9,822,706	9,900,000	4.40%
ICD Holdings, LLC, Class A Preferred	(4)(5)	Equity					1/2/2018			9,962 shares	496,409	820,000	0.36%
Total											10,319,115	10,720,000	4.76%
J.R. Watkins, LLC									San Francisco, CA
Revolver	(12)	First Lien	3M L+6.50%	1.25%	9.31%		12/22/2017	12/22/2022	Consumer Goods: non-durable	1,750,000	1,750,000	1,671,250	0.74%
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.50%	1.25%	9.31%		12/22/2017	12/22/2022		12,375,000	12,169,222	11,818,125	5.26%
J.R. Watkins Holdings, Inc. Class A Preferred	(4)	Equity					12/22/2017			1,076 shares	1,075,758	1,090,000	0.48%
Total											14,994,980	14,579,375	6.48%
Jurassic Intermediate Holdings Corp.									Sparks, MD
Term Loan	(12)	First Lien	3M L+5.50%	0.00%	8.14%		12/28/2018	11/15/2024	Consumer Goods: Durable	17,500,000	17,237,500	17,237,500	7.67%
Kelleyamerit Holdings, Inc.									Walnut Creek, CA
Term Loan (SBIC)	(2)(13)(22)	First Lien	3M L+7.50%	1.50%	10.98%		3/30/2018	3/30/2023	Automotive	9,750,000	9,577,863	9,311,250	4.14%
Keais Records Service, LLC									Houston, TX
Keais Holdings, LLC Class A Units	(4)	Equity					6/30/2016			148,335 units	736,595	820,000	0.36%
KidKraft, Inc.									Dallas, TX
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Term Loan	(6)	Second Lien	12.00%		11.00%	1.00%	9/30/2016	3/30/2022	Consumer Goods: Durable	9,409,210	$9,284,478	$8,797,611	3.91%
Livingston International, Inc.									Toronto, Ontario
Term Loan	(5)(12)	Second Lien	3M L+8.25%	1.25%	11.05%		4/23/2013	4/18/2020	Transportation: Cargo	6,841,739	6,808,345	6,841,739	3.04%
Madison Logic, Inc.									New York, NY
Term Loan (SBIC)	(2)(12)	First Lien	1M L+8.00%	0.50%	10.51%		11/30/2016	11/30/2021	Media: Broadcasting & Subscription	4,730,117	4,700,059	4,706,466	2.09%
Madison Logic Holdings, Inc. Common Stock (SBIC)	(2)(4)	Equity					11/30/2016			5,000 shares	50,000	50,000	0.02%
Madison Logic Holdings, Inc. Series A Preferred Stock (SBIC)	(2)(4)	Equity					11/30/2016			4,500 shares	450,000	470,000	0.21%
Total											5,200,059	5,226,466	2.32%
Magdata Intermediate Holdings, LLC									Austin TX
Term Loan	(12)	Second Lien	3M L+9.50%	1.00%	12.31%		10/16/2017	4/16/2024	Software	14,750,000	14,490,683	14,086,250	6.26%
Mobileum, Inc.									Santa Clara, CA
Term Loan	(12)	Second Lien	3M L+10.25%	0.75%	13.06%		11/1/2016	5/1/2022	Software	21,500,000	21,164,073	21,500,000	9.56%
Mobile Acquisition Holdings, LP Class A-2 Common Units	(4)	Equity					11/1/2016			750 units	455,385	770,000	0.34%
Total											21,619,458	22,270,000	9.90%
MTC Parent, L.P.									Oak Brook, IL
Class A-2 Common Units	(4)	Equity					12/1/2015		Finance	750,000 shares	0	7,750,000	3.45%
National Trench Safety, LLC, et al									Houston, TX
Term Loan (SBIC)	(2)	Second Lien	11.50%		11.50%		3/31/2017	3/31/2022	Construction & Building	10,000,000	9,874,827	9,650,000	4.29%
NTS Investors, LP Class A Common Units	(4)	Equity					3/31/2017			2,335 units	500,000	380,000	0.17%
Total											10,374,827	10,030,000	4.46%
NGS US Finco, LLC									Bradford, PA
Term Loan (SBIC)	(2)(12)	Second Lien	1M L+8.50%	1.00%	10.88%		10/4/2018	4/1/2026	Utilities: Oil & Gas	10,000,000	9,853,435	9,853,435	4.38%
Nutritional Medicinals, LLC	(24)								Centerville, OH
Term Loan	(12)	First Lien	3M L+6.00%	1.00%	8.81%		11/15/2018	11/15/2023	Healthcare & Pharmaceuticals	$15,500,000	15,198,412	15,198,412	6.76%
Functional Aggregator, LLC Common Units	(4)	Equity					11/15/2018			12,500 shares	1,250,000	1,250,000	0.56%
Total											16,448,412	16,448,412	7.32%
OGS Holdings, Inc.									Chantilly, Virginia
Series A Convertible Preferred Stock	(4)	Equity					4/22/2014		Services: Government	11,521 shares	50,001	280,000	0.12%
Premiere Digital Services, Inc.	(10)								Los Angeles, CA
Term Loan (SBIC)	(2)(13)(22)	First Lien	3M L+5.50%	1.50%	9.60%		10/18/2018	10/18/2023	Media: Broadcasting & Subscription	8,250,000	8,019,407	8,019,407	3.57%
Term Loan	(13)(22)	First Lien	3M L+5.50%	1.50%	9.60%		10/18/2018	10/18/2023		2,428,772	2,360,887	2,360,887	1.05%
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Premiere Digital Holdings, Inc., Common Stock	(4)	Equity					10/18/2018			5,000 shares	$50,000	$50,000	0.02%
Premiere Digital Holdings, Inc., Preferred Stock	(4)	Equity					10/18/2018			4,500 shares	450,000	450,000	0.20%
Total											10,880,294	10,880,294	4.84%
Price for Profit, LLC	(17)								Cleveland, OH
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.50%	1.00%	9.31%		1/31/2018	1/31/2023	Services: Business	8,818,907	8,669,840	8,774,812	3.90%
I2P Holdings, LLC, Series A Preferred	(4)	Equity					1/31/2018			750,000 shares	750,000	1,460,000	0.65%
Total											9,419,840	10,234,812	4.55%
Protect America, Inc.									Austin TX
Term Loan (SBIC)	(2)(6)(12)	Second Lien	3M L+9.75%	1.00%	10.56%	2.00%	8/30/2017	10/30/2020	Services: Consumer	17,979,749	17,710,359	17,530,255	7.80%
Refac Optical Group, et al	(11)								Blackwood, NJ
Revolver	(9)(10)(12)	First Lien	1M L+8.00%		0.00%		11/7/2012	9/30/2018	Retail	880,000	880,000	880,000	0.39%
Term A Loan	(9)(12)	First Lien	1M L+8.00%		0.00%		11/7/2012	9/30/2018		472,968	472,968	472,968	0.21%
Term B Loan	(6)(9)(12)	First Lien	1M L+10.75%		0.00%	0.00%	11/7/2012	9/30/2018		6,539,666	6,539,666	5,787,604	2.57%
Total											7,892,634	7,140,572	3.17
Resolute Industrial, LLC									Wheeling, IL
Resolute Industrial Holdings, LLC Class A Preferred Units	(4)	Equity					7/26/2017		Capital Equipment	601 units	750,000	1,300,000	0.58%
Total %
Roberts-Gordon, LLC									Buffalo, NY
Specified Air Solutions, LLC Class A Common Units	(4)	Equity					6/30/2017		Construction & Building	3,846 shares	0	250,000	0.11%
Skopos Financial, LLC									Irving, TX
Term Loan	(5)	Unsecured	12.00%		12.00%		1/31/2014	1/31/2020	Finance	17,500,000	17,494,460	17,150,000	7.63%
Skopos Financial Group, LLC Class A Units	(4)(5)	Equity					1/31/2014			1,120,684 units	1,162,544	1,110,000	0.49%
Total											18,657,004	18,260,000	8.12%
SQAD, LLC									Tarrytown, NY
Term Loan (SBIC)	(2)	First Lien	3M L+6.50	1.00%	9.30%		12/22/2017	12/22/2022	Media: Broadcasting & Subscription	$14,846,000	14,780,330	14,400,620	6.40%
SQAD Holdco, Inc. Preferred Shares, Series A (SBIC)	(2)(4)	Equity					10/31/2013			5,624 shares	156,001	310,000	0.14%
SQAD Holdco, Inc. Common Shares (SBIC)	(2)(4)	Equity					10/31/2013			5,800 shares	62,485	40,000	0.02%
Total											14,998,816	14,750,620	6.56%
TechInsights, Inc.									Ottawa, Ontario
Term Loan	(5)(13)(22)	First Lien	3M L+6.00%	1.00%	10.32%		8/16/2017	10/2/2023	High Tech Industries	21,540,923	21,094,192	21,094,192	9.38%
Time Manufacturing Acquisition, LLC									Waco, TX
Term Loan	(6)	Unsecured	11.50%		10.75%	0.75%	2/3/2017	8/3/2023	Capital Equipment	6,385,182	6,285,876	6,129,775	2.73%
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Time Manufacturing Investments, LLC Class A Common Units	(4)	Equity					2/3/2017			5,000 units	$500,000	$500,000	0.22%
Total											6,785,876	6,629,775	2.95%
TFH Reliability, LLC									Houston, TX
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+10.75%	0.50%	13.56%		10/21/2016	4/21/2022	Chemicals, Plastics, & Rubber	5,875,000	5,794,016	5,875,000	2.61%
TFH Reliability Group, LLC Class A Common Units	(4)	Equity					10/21/2016			250,000 shares	231,521	450,000	0.20%
Total											6,025,537	6,325,000	2.81%
U.S. Auto Sales, Inc. et al									Lawrenceville, GA
Term Loan	(5)(12)	Second Lien	1M L+10.50%	1.00%	12.85%		6/8/2015	6/8/2020	Finance	4,500,000	4,484,478	4,500,000	2.00%
USASF Blocker II, LLC Common Units	(4)(5)	Equity					6/8/2015			441 units	441,000	550,000	0.24%
USASF Blocker III, LLC Series C Preferred Units	(4)(5)	Equity					2/13/2018			50 units	50,000	60,000	0.03
USASF Blocker LLC Common Units	(4)(5)	Equity					6/8/2015			9,000 units	9,000	10,000	0.00%
Total											4,984,478	5,120,000	2.27%
VRI Intermediate Holdings, LLC									Franklin, OH
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+9.25%	1.00%	12.06%		5/31/2017	10/31/2020	Healthcare & Pharmaceuticals	9,000,000	8,895,138	8,820,000	3.92%
VRI Ultimate Holdings, LLC Class A Preferred Units	(4)	Equity					5/31/2017			326,797 shares	500,000	440,000	0.20%
Total											9,395,138	9,260,000	4.12%
Wise Holding Corporation									Salt Lake City, UT
Term Loan	(12)(20)	Unsecured	3M L+11.00%	1.00%	0.00%		6/30/2016	12/31/2021	Beverage, Food, & Tobacco	1,250,000	1,238,210	0	0.00%
Delayed Draw Term Loan	(12)(21)	First Lien	1M L+6.5%	1.00%	0.00%		8/27/2018	6/30/2021		253,906	253,906	93,945	0.04%
Wise Parent Company, LLC Membership Units	(4)	Equity					6/30/2016			1 units	58,594	0	0.00%
Total											1,550,710	93,945	0.04%
Total Non-controlled, non-affiliated investments											502,691,464	504,433,668	224.35%
Net Investments											502,743,649	504,483,668	224.37%
LIABILITIES IN EXCESS OF OTHER ASSETS												(279,638,661)	(124.37)%
NET ASSETS												$224,845,007	100.00%

(1)
See Note 1 of the Notes to the Consolidated Financial Statements for a discussion of the methodologies used to value securities in the portfolio.

(2)
Investments held by the SBIC subsidiary, which include $13,410,706 of cash and $214,114,498 of investments (at cost) are excluded from the obligations to the lenders of the Credit Facility. The Company’s obligations to the lenders of the Credit Facility, as defined in Note 9, are secured by a first priority security interest in all investments and cash and cash equivalents, except for investments held by the SBIC Subsidiary.

(3)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to

See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments
December 31, 2018
exceed $865,385, with an interest rate of LIBOR plus 7.50% and a maturity of June 30, 2023. This investment is accruing an unused commitment fee of 0.375% per annum.
(4)
Security is non-income producing.

(5)
The investment is not a qualifying asset under the Investment Company Act of 1940, as amended. The Company may not acquire any non-qualifying assets unless, at the time of the acquisition, qualifying assets represent at least 70% of the Company’s total assets. Qualifying assets represent approximately 87% of the Company’s total assets as of December 31, 2018.

(6)
Represents a PIK interest security. At the option of the issuer, interest can be paid in cash or cash and PIK interest. The percentage of PIK interest shown is the maximum PIK interest that can be elected by the issuer.

(7)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $666,666, with an interest rate of LIBOR plus 5.75% and a maturity of June 29, 2022. This investment is accruing an unused commitment fee of 0.50% per annum.

(8)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $2,000,000, with an interest rate of LIBOR plus 5.75% and a maturity of August 8, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(9)
Investment has been on non-accrual since November 30, 2018.

(10)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $3,669,681 with an interest rate of LIBOR plus 5.50% and a maturity of October 18, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(11)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $520,000, with an interest rate of LIBOR plus 8.00% and a maturity of September 30, 2018. This investment is not accruing an unused commitment fee.

(12)
These loans have LIBOR floors that are lower than the applicable LIBOR rates; therefore, the floors are not in effect.

(13)
These loans are last-out term loans with contractual rates higher than the applicable LIBOR rates; therefore, the floors are not in effect.

(14)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $5,357,143, with an interest rate of LIBOR plus 6.75% and a maturity of August 30, 2024. This investment is accruing an unused commitment fee of 0.50% per annum.

(15)
Investment has been on non-accrual since November 1, 2017.

(16)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,000,000, with an interest rate of LIBOR plus 7.75% and a maturity of February 5, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(17)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,500,000, with an interest rate of LIBOR plus 6.50% and a maturity of January 31, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(18)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $750,000, with an interest rate of LIBOR plus 7.50% and a maturity of April 13, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(19)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,222,494, with an interest rate of LIBOR plus 6.25% and a maturity of September 26, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(20)
Investment has been on non-accrual since March 29, 2018.

(21)
Investment has been on non-accrual since October 31, 2018.

(22)
This loan is a unitranche investment.

See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments
December 31, 2018
(23)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $1,662,592, with an interest rate of LIBOR plus 6.25% and a maturity of September 26, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(24)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $2,000,000 with an interest rate of LIBOR plus 6.00% and a maturity of November 15, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

Abbreviation Legend
PIK — Payment-In-Kind
L — LIBOR
Euro — Euro Dollar
See accompanying notes to these consolidated financial statements.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
Stellus Capital Investment Corporation (“we”, “us”, “our” and the “Company”) was formed as a Maryland corporation on May 18, 2012 (“Inception”) and is an externally managed, closed-end, non-diversified investment management company. The Company is applying the guidance of Accounting Standards Codification (“ASC”) Topic 946, Financial Services Investment Companies. The Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. The Company’s investment activities are managed by our investment adviser, Stellus Capital Management, LLC (“Stellus Capital” or the “Advisor”).
As of March 31, 2019, the Company had issued a total of 18,703,810 shares and raised $275,426,915 in gross proceeds since Inception, incurring $8,704,427 in offering expenses and sales load fees for net proceeds from offerings of $266,722,489. The Company’s shares are currently listed on the New York Stock Exchange under the symbol “SCM”. See Note 4 for further details.
The Company has established wholly owned subsidiaries: SCIC — Consolidated Blocker 1, Inc., SCIC — ICD Blocker 1, Inc., SCIC — CC Blocker 1, Inc., SCIC — ERC Blocker 1, Inc., SCIC — SKP Blocker 1, Inc. and SCIC — APE Blocker 1, Inc. and SCIC — Hollander Blocker 1, Inc., which are structured as Delaware entities, to hold equity or equity-like investments in portfolio companies organized as limited liability companies, or LLCs (or other forms of pass-through entities) (collectively, the “Taxable Subsidiaries”). The Taxable Subsidiaries are consolidated for U.S. generally accepted accounting principles (“U.S. GAAP”) reporting purposes, and the portfolio investments held by them are included in the consolidated financial statements.
On June 14, 2013, we formed Stellus Capital SBIC, LP (the “SBIC subsidiary”), a Delaware limited partnership, and its general partner, Stellus Capital SBIC GP, LLC, a Delaware limited liability company, as wholly owned subsidiaries of the Company. On June 20, 2014, the SBIC subsidiary received a license from the U.S. Small Business Administration (“SBA”) to operate as a Small Business Investment Company (“SBIC”) under Section 301(c) of the Small Business Investment Company Act of 1958, as amended. The SBIC subsidiary and its general partner are consolidated for U.S. GAAP reporting purposes, and the portfolio investments held by it are included in the consolidated financial statements.
The SBIC license allows the SBIC subsidiary to obtain leverage by issuing SBA-guaranteed debentures, subject to the issuance of a capital commitment by the SBA and other customary procedures. SBA-guaranteed debentures are non-recourse, interest only debentures with interest payable semi-annually and have a ten year maturity. The principal amount of SBA-guaranteed debentures is not required to be paid prior to maturity but may be prepaid at any time without penalty. The interest rate of SBA-guaranteed debentures is fixed on a semi-annual basis at a market-driven spread over U.S. Treasury Notes with 10-year maturities. The SBA, as a creditor, will have a superior claim to the SBIC subsidiary’s assets over the Company’s stockholders in the event the Company liquidates the SBIC subsidiary or the SBA exercises its remedies under the SBA-guaranteed debentures issued by the SBIC subsidiary upon an event of default. SBA regulations currently limit the amount that a single licensee may borrow to a maximum of $150,000,000 when it has at least $75,000,000 in regulatory capital, as such term is defined by the SBA, receives a capital commitment from the SBA and has been through an examination by the SBA subsequent to licensing. As of both March 31, 2019 and December 31, 2018, the SBIC subsidiary had $75,000,000 in regulatory capital. As of both March 31, 2019 and December 31, 2018, the SBIC subsidiary had $150,000,000 of SBA-guaranteed debentures outstanding. See footnote 2 of the Consolidated Schedule of Investments for additional information regarding the treatment of SBIC investments with respect to the Credit Facility.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES — (Continued)
As a BDC, we are required to comply with certain regulatory requirements. Prior to June 28, 2018, we were only allowed to employ leverage to the extent that our asset coverage, as defined in the 1940 Act, was equal to at least 200% after giving effect to such leverage. On March 23, 2018, the Small Business Credit Availability Act (the “SBCAA”) was signed into law, which included various changes to regulations under the federal securities laws that impact BDCs. The SBCAA included changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances.
On April 4, 2018, the Company’s board of directors (the “Board”), including a “required majority” (as such term is defined in Section 57(o) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. The Board also approved the submission of a proposal to stockholders to approve the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, which was approved by stockholders at the Company’s 2018 annual meeting of stockholders. As a result, the asset coverage ratio test applicable to the Company was decreased from 200% to 150%, effective June 28, 2018. The amount of leverage that we employ at any time depends on our assessment of the market and other factors at the time of any proposed borrowing. As of March 31, 2019, our asset coverage ratio was 314%.
The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments in middle-market companies. The Company seeks to achieve its investment objective by originating and investing primarily in private U.S. middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien, second lien, unitranche and mezzanine debt financing, with corresponding equity co-investments. It sources investments primarily through the extensive network of relationships that the principals of Stellus Capital have developed with financial sponsor firms, financial institutions, middle-market companies, management teams and other professional intermediaries.
Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. GAAP for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain disclosures accompanying the annual financial statements prepared in accordance with U.S. GAAP are omitted. The unaudited consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.
In the opinion of management, the unaudited consolidated financial results included herein contain all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of the financial statements for the interim periods included herein. The results of operations for the three months ended March 31, 2019 and March 31, 2018 are not necessarily indicative of the operating results to be expected for the full year. Also, the unaudited consolidated financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2018.
In accordance with Regulation S-X under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company does not consolidate portfolio company investments.
The accounting records of the Company are maintained in U.S. dollars.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
Portfolio Investment Classification
The Company classifies its portfolio investments in accordance with the requirements of the 1940 Act as follows: (a) “Control Investments” are defined as investments in which the Company owns more than 25% of the voting securities or has rights to maintain greater than 50% of the board representation, (b) “Affiliate Investments” are defined as investments in which the Company owns between 5% and 25% of the voting securities and does not have rights to maintain greater than 50% of the board representation, and (c) “Non-controlled, non-affiliate investments” are defined as investments that are neither Control Investments or Affiliate Investments.
Cash and Cash Equivalents
At March 31, 2019, cash balances totaling $60,759 did not exceed FDIC insurance protection levels of $250,000. In addition, at March 31, 2019, the Company held $23,782,887 in cash equivalents, which are carried at cost, which approximates fair value. All of the Company’s cash deposits are held at large established high credit quality financial institutions and management believes that risk of loss associated with any uninsured balances is remote.
Cash consists of bank demand deposits. We deem certain U.S. Treasury Bills and other high-quality, short-term debt securities as cash equivalents.
Fair Value Measurements
We account for substantially all of our financial instruments at fair value in accordance with ASC Topic 820 — Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework used to measure fair value, and requires disclosures for fair value measurements, including the categorization of financial instruments into a three-level hierarchy based on the transparency of valuation inputs. ASC Topic 820 requires disclosure of the fair value of financial instruments for which it is practical to estimate such value. We believe that the carrying amounts of our financial instruments such as cash, receivables and payables approximate the fair value of these items due to the short maturity of these instruments. This is considered a Level 1 valuation technique. The carrying values of our Credit Facility and SBA-guaranteed debentures approximate fair value because the interest rates adjusts to the market interest rates (Level 3 input). The carrying value of our 2022 Notes (as defined in Note 11) is based on the closing price of the security (Level 2 input). See Note 6 to the consolidated financial statements for further discussion regarding the fair value measurements and hierarchy.
Consolidation
As permitted under Regulation S-X under the Exchange Act and ASC Topic 946, we generally do not consolidate our investment in a portfolio company other than an investment company subsidiary. We consolidated the results of the SBIC subsidiary and the Taxable Subsidiaries. All intercompany balances have been eliminated upon consolidation.
Use of Estimates
The preparation of the consolidated statements of assets and liabilities in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ materially.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
Deferred Financing Costs
Deferred financing costs, prepaid loan fees on SBA-guaranteed debentures and prepaid loan structure fees consist of fees and expenses paid in connection with the closing of our Credit Facility, notes and SBA-guaranteed debentures and are capitalized at the time of payment. These costs are amortized using the straight line method over the term of the respective instrument and presented as an offset to the corresponding debt on the Consolidated Statement of Assets and Liabilities.
Offering Costs
Deferred offering costs consist of fees and expenses incurred in connection with the offer and sale of the Company’s common stock, including legal, accounting, printing fees and other related expenses, as well as costs incurred in connection with the filing of a shelf registration statement. These costs are capitalized when incurred and recognized as a reduction of offering proceeds when the offering is consummated and shown on the Consolidated Statement of Changes in Net Assets and Liabilities as a reduction to Paid-in-Capital. During the quarter ended March 31, 2019, we recognized $202,891 of offering costs related to a secondary offering that occurred in March 2019. At March 31, 2019 $7,609 remained as deferred offering costs related to an offering that has not yet occurred. During the year ended December 31, 2018, the company incurred $18,673 of costs related to the preparation of a registration statement, which were capitalized as the offering had not yet occurred. See Note 4 and Note 12 for further discussion.
Investments
As a BDC, the Company will generally invest in illiquid loans and securities including debt and equity securities of private middle-market companies. Under procedures established by our board of directors, the Company intends to value investments for which market quotations are readily available at such market quotations. The Company will obtain these market values from an independent pricing service or at the median between the bid and ask prices obtained from at least two brokers or dealers (if available, otherwise by a principal market maker or a primary market dealer). Debt and equity securities that are not publicly traded or whose market prices are not readily available will be valued at fair value as determined in good faith by our board of directors. Such determination of fair values may involve subjective judgments and estimates. The Company also engages independent valuation providers to review the valuation of each portfolio investment that does not have a readily available market quotation at least twice annually.
Investments purchased within approximately 90 days of the valuation date will be valued at cost plus accreted discount, or minus amortized premium, which approximates fair value. With respect to unquoted securities, our board of directors, together with our independent valuation advisors, will value each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the board of directors will use the pricing indicated by the external event to corroborate and/or assist us in our valuation. Because the Company expects that there will not be a readily available market for many of the investments in our portfolio, the Company expects to value most of our portfolio investments at fair value as determined in good faith by the board of directors using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.
In following these approaches, the types of factors that will be taken into account in fair value pricing investments will include, as relevant, but not be limited to:

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
•
available current market data, including relevant and applicable market trading and transaction comparables;

•
applicable market yields and multiples;

•
security covenants;

•
call protection provisions;

•
information rights;

•
the nature and realizable value of any collateral;

•
the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;

•
comparisons of financial ratios of peer companies that are public;

•
comparable merger and acquisition transactions; and

•
the principal market and enterprise values.

Revenue Recognition
We record interest income on an accrual basis to the extent such interest is deemed collectible. We record interest income on an accrual basis to the extent such interest is deemed collectible. Payment-in-kind (“PIK”) interest, represents contractual interest accrued and added to the loan balance that generally becomes due at maturity. Loan origination fees, original issue discount and market discount or premium are capitalized, and we then accrete or amortize such amounts using the effective interest method as interest income. Upon the prepayment of a loan or debt security, any unamortized loan origination fee is recorded as interest income. We record prepayment premiums on loans and debt securities as other income. Dividend income, if any, will be recognized on the ex-dividend date.
A presentation of the interest income we have received from portfolio companies for the quarters ended March 31, 2019 and 2018 is as follows:
	For the three months ended
	March 31, 2019	March 31, 2018
Loan interest	$13,026,193	$10,101,887
PIK income	41,841	152,005
Fee amortization income(1)	445,910	357,054
Fee income acceleration(2)	111,455	119,802
Total Interest Income	$13,625,399	$10,730,748

(1)
Includes amortization of upfront fees on unfunded commitments.

(2)
Unamortized loan origination fees recognized upon realization.

To maintain our treatment as a RIC, substantially all of this income must be paid to stockholders in the form of distributions, even if we have not collected any cash.
We will not accrue interest on loans and debt securities if we have reason to doubt our ability to collect such interest. Management considers portfolio specific circumstances as well as other economic factors in

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
determining collectability. As of March 31, 2019, we had three loans on non-accrual status, which represented approximately 2.7% of our loan portfolio at cost and 1.7% at fair value. As of December 31, 2018, we had four loans on non-accrual status, which represented approximately 3.9% of our loan portfolio at cost and 2.8% at fair value. As of March 31, 2019 and December 31, 2018, approximately $1,866,828 and $1,856,272 of income from investments on non-accrual has not been accrued. If a loan or debt security’s status significantly improves regarding the debtor’s ability to service the debt or other obligations, or if a loan or debt security is sold or written off, we remove it from non-accrual status.
Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation
We measure realized gains or losses by the difference between the net proceeds from the repayment, sale or disposition and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.
Investment Transaction Costs
Costs that are material associated with an investment transaction, including legal expenses, are included in the cost basis of purchases and deducted from the proceeds of sales unless such costs are reimbursed by the borrower.
Receivables and Payables for Unsettled Securities Transaction
The Company records all investments on a trade date basis.
U.S. Federal Income Taxes
The Company has elected to be treated as a RIC under Subchapter M of the Code, and to operate in a manner so as to qualify annually for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, among other things, the Company is required to timely distribute to its stockholders at least 90% of investment company taxable income, as defined by the Code, for each year. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. Rather, any tax liability related to income earned by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company.
To avoid a 4% U.S federal excise tax on undistributed earnings, the Company is required to distribute each calendar year the sum of (i) 98% of its ordinary income for such calendar year (ii) 98.2% of its net capital gains for the one-year period ending December 31 (iii) any income recognized, but not distributed, in preceding years and on which the Company paid no federal income tax or the Excise Tax Avoidance Requirement. For this purpose, however, any net ordinary income or capital gain net income retained by us that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). The Company, at its discretion, may choose not to distribute all of its taxable income for the calendar year and pay a non-deductible 4% excise tax on this income. If the Company chooses to do so, all other things being equal, this would increase expenses and reduce the amount available to be distributed to stockholders. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such taxable income, the Company accrues excise taxes on estimated excess taxable income as taxable income is earned.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
Income tax expense of $12,744 for the three months ended March 31, 2019 is related to state and excise taxes. Included in other general and administrative expense for the three months ended March 31, 2018 is a refund of $37,648 related to excise taxes.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions deemed to meet a “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the applicable period.
As of March 31, 2019 and December 31, 2018, the Company had not recorded a liability for any unrecognized tax positions. Management’s evaluation of uncertain tax positions may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof. The Company’s policy is to include interest and penalties related to income taxes, if applicable, in general and administrative expenses. Any expenses for the three months ended March 31, 2019 and 2018 were de minimis.
The Taxable Subsidiaries are direct wholly owned subsidiaries of the Company that have elected to be taxable entities. The Taxable Subsidiaries permit the Company to hold equity investments in portfolio companies which are “pass through” entities for tax purposes and continue to comply with the “source-of-income” requirements contained in RIC tax provisions of the Code. The Taxable Subsidiaries are not consolidated with the Company for income tax purposes and may generate income tax expense, benefit, and the related tax assets and liabilities, as a result of their ownership of certain portfolio investments. The income tax expense, or benefit, if any, and related tax assets and liabilities are reflected in the Company’s consolidated financial statements.
The Taxable Subsidiaries use the liability method in accounting for income taxes. Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, using statutory tax rates in effect for the year in which the temporary differences are expected to reverse. A valuation allowance is provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.
Taxable income generally differs from net income for financial reporting purposes due to temporary and permanent differences in the recognition of income and expenses. Taxable income generally excludes net unrealized appreciation or depreciation, as investment gains or losses are not included in taxable income until they are realized.
For the three months ended March 31, 2019 and 2018, the Company recorded deferred income tax provision of $12,601 and $0, respectively, related to the Taxable Subsidiaries. In addition, as of March 31, 2019 and December 31, 2018, the Company had a deferred tax liability of $80,554 and $67,953, respectively.
Earnings per Share
Basic per share calculations are computed utilizing the weighted average number of shares of common stock outstanding for the period. The Company has no common stock equivalents. As a result, there is no difference between diluted earnings per share and basic per share amounts.
Paid In Capital
The Company records the proceeds from the sale of its common stock on a net basis to (i) capital stock and (ii) paid in capital in excess of par value, excluding all commissions and marketing support fees.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
Recently Issued Accounting Standards
In August 2018, the FASB issued ASU No. 2018-13 — Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 is part of the disclosure framework project, which primarily focuses on improving the effectiveness of disclosures in the notes to financial statements. The amendments in this update remove, modify, and add certain disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement. The update is effective for annual periods beginning after December 31, 2019, and interim periods within those annual periods. The Company is currently assessing the impact of the guidance, however it does not expect any impact of this new guidance on its consolidated financial statements to be material.
Securities Exchange Commission (“SEC”) Disclosure Update and Simplification
In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532 (the “Rule”), Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, outdated or superseded. The Rule is intended to facilitate the disclosure of information to investors and simplify compliance. The Company has adopted the Rule. The Rule included amendments to Regulation S-X (the “Amendments”), including revisions to Rule 6-04.17 under Regulation S-X to remove the requirement to separately state the book basis components of net assets on the Consolidated Statement of Assets and Liabilities: undistributed (over distribution of) net investment income, accumulated undistributed net realized gains (losses), and net unrealized appreciation (depreciation). Instead, consistent with U.S. GAAP, funds are required to disclose total distributable earnings. Additionally, the Amendments remove the requirement to separately state the source of distributions paid and the requirement to parenthetically state the book basis amount of undistributed (over distribution of) net investment income on the Consolidated Statement of Changes in Net Assets. The Company’s Consolidated Statement of Assets and Liabilities and Consolidated Statement of Changes in Net Assets for the current and comparative reporting periods have been modified to conform to the rule.
From time to time, new accounting pronouncements are issued by the FASB or other standards setting bodies that are adopted by the Company as of the specified effective date. We believe the impact of the recently issued standards and any that are not yet effective will not have a material impact on our consolidated financial statements upon adoption.
NOTE 2 — RELATED PARTY ARRANGEMENTS
Investment Advisory Agreement
The Company has entered into an investment advisory agreement with Stellus Capital pursuant to which Stellus Capital serves as its investment adviser. Pursuant to this agreement, the Company has agreed to pay to Stellus Capital an annual base management fee of 1.75% of gross assets, including assets purchased with borrowed funds or other forms of leverage and excluding cash and cash equivalents, and an incentive fee.
For the three months ended March 31, 2019 and 2018, the Company recorded an expense for base management fees of $2,222,645 and $1,748,896, respectively. As of March 31, 2019 and December 31, 2018, $972,645 and $2,183,975, respectively, were payable to Stellus Capital.
The incentive fee has two components, investment income and capital gains, as follows:
Investment Income Incentive Fee
The investment income component (“Investment Income Incentive Fee”) is calculated, and payable to the Advisor, quarterly in arrears based on the Company’s pre-incentive fee net investment income for the

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 2 — RELATED PARTY ARRANGEMENTS — (Continued)
immediately preceding calendar quarter, subject to a cumulative total return requirement and to deferral of non-cash amounts. The pre-incentive fee net investment income, which is expressed as a rate of return on the value of the Company’s net assets attributable to the Company’s common stock, for the immediately preceding calendar quarter, will have a 2.0% (which is 8.0% annualized) hurdle rate (also referred to as the “Hurdle”). Pre-incentive fee net investment income means interest income, dividend income and any other income accrued during the calendar quarter, minus the Company’s operating expenses for the quarter excluding the incentive fee. Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that the Company has not yet received in cash. The Advisor receives no incentive fee for any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the Hurdle. Subject to the cumulative total return requirement described below, the Advisor receives 100% of the Company’s pre-incentive fee net investment income for any calendar quarter with respect to that portion of the pre-incentive net investment income for such quarter, if any, that exceeds the Hurdle but is less than 2.5% (which is 10.0% annualized) of net assets (also referred to as the “Catch-up”) and 20.0% of the Company’s pre-incentive fee net investment income for such calendar quarter, if any, greater than 2.5% (10.0% annualized) of net assets.
The foregoing incentive fee is subject to a total return requirement, which provides that no incentive fee in respect of the Company’s pre-incentive fee net investment income is payable except to the extent 20.0% of the cumulative net increase in net assets resulting from operations over the then current and 11 preceding calendar quarters exceeds the cumulative incentive fees accrued and/or paid for the 11 preceding quarters. In other words, any Investment Income Incentive Fee that is payable in a calendar quarter is limited to the lesser of (i) 20% of the amount by which the Company’s pre-incentive fee net investment income for such calendar quarter exceeds the 2.0% hurdle, subject to the Catch-up, and (ii) (x) 20% of the cumulative net increase in net assets resulting from operations for the then current and 11 preceding quarters minus (y) the cumulative incentive fees accrued and/or paid for the 11 preceding calendar quarters. For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the amount, if positive, of the sum of pre-incentive fee net investment income, realized gains and losses and unrealized appreciation and depreciation of the Company for the then current and 11 preceding calendar quarters. In addition, the Advisor is not paid the portion of such incentive fee that is attributable to deferred interest until the Company actually receives such interest in cash.
For the three months ended March 31, 2019 and March 31, 2018, the Company incurred $1,373,854 and $968,826, respectively, of Investment Income Incentive Fees. As of March 31, 2019 and December 31, 2018, $1,634,588 and $1,936,538, respectively, of such incentive fees were payable to the Advisor, of which $1,399,232 and $1,675,804, respectively, are currently payable (as explained below). As of March 31, 2019 and December 31, 2018, $235,356 and $260,734, respectively, of incentive fees incurred but not paid by the Company were generated from deferred interest (i.e. PIK, certain discount accretion and deferred interest) and are not payable until such amounts are received by the Company in cash.
Capital Gains Incentive Fee
The Company also pays the Advisor an incentive fee based on capital gains (the “Capital Gains Incentive Fee”). The Capital Gains Incentive Fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment management agreement, as of the termination date). The Capital Gains Incentive Fee is equal to 20.0% of the Company’s cumulative aggregate realized capital gains from Inception through the end of that calendar year, computed net of the cumulative aggregate realized capital losses and cumulative aggregate unrealized capital depreciation through the end of such year. The aggregate amount of any previously paid Capital Gain Incentive Fees is subtracted from such Capital Gain Incentive Fees calculated.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 2 — RELATED PARTY ARRANGEMENTS — (Continued)
U.S. GAAP requires that the incentive fee accrual considers the cumulative aggregate realized gains and losses and unrealized capital appreciation or depreciation of investments or other financial instruments in the calculation, as an incentive fee would be payable if such realized gains and losses and unrealized capital appreciation or depreciation were realized, even though such realized gains and losses and unrealized capital appreciation or depreciation is not permitted to be considered in calculating the fee actually payable under the investment advisory agreement (the “Capital Gains Incentive Fee”). There can be no assurance that unrealized appreciation or depreciation will be realized in the future. Accordingly, such fees, as calculated and accrued, would not necessarily be payable under the investment advisory agreement, and may never be paid based upon the computation of incentive fees in subsequent periods. For the three months ended March 31, 2019 and 2018, the Company accrued $1,161,757 and $0, respectively, related to the Capital Gains Incentive Fee. As of March 31, 2019 and December 31, 2018, $1,242,795 and $81,038, respectively, of Capital Gains Incentive Fees were accrued but not currently payable to the Advisor, as they are deferred pursuant to the investment advisory agreement.
The following tables summarize the components of the incentive fees discussed above:
	Three Months Ended March 31
	2019	2018
Investment Income Incentive Fees Incurred	$1,373,854	$968,826
Capital Gains Incentive Fee Accrued	1,161,757	—
Incentive Fee Expense	$2,535,611	$968,826

	March 31, 2019	December 31, 2018
Investment Income Incentive Fee Currently Payable	$1,399,232	$1,675,804
Investment Income Incentive Fee Deferred	235,356	260,734
Capital Gains Incentive Fee Deferred	1,242,795	81,038
Incentive Fee Payable	$2,877,383	$2,017,576
Director Fees
For the three months ended March 31, 2019 and 2018, the Company recorded an expense relating to director fees of $104,000 and $92,000. As of both March 31, 2019 and December 31, 2018, no director fees were payable to the Company’s directors.
Co-Investment Pursuant to SEC Order
On October 23, 2013, the Company received an exemptive order (the “Prior Order”) from the SEC to co-invest with private funds managed by Stellus Capital Management where doing so is consistent with the Company’s investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). On December 18, 2018, the Company received a new exemptive order (the “Order”) that supersedes the Prior Order and permits the Company greater flexibility to enter into co-investment transactions. The Order expands on the Prior Order and allows the Company to co-invest with additional types of private funds, other BDCs, and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, subject to the conditions included therein. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Company’s independent directors must make certain conclusions in connection with a co-investment transaction, including (1) the terms of the proposed

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 2 — RELATED PARTY ARRANGEMENTS — (Continued)
transaction, including the consideration to be paid, are reasonable and fair to the Company and its stockholders and do not involve overreaching of the Company or its stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Company’s stockholders and is consistent with its investment objectives and strategies. The Company co-invests, subject to the conditions in the Order, with private credit funds managed by Stellus Capital Management that have an investment strategy that is similar or identical to the Company’s investment strategy, and the Company may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management in the future. The Company believes that such co-investments may afford it additional investment opportunities and an ability to achieve greater diversification.
Administrative Agent
The Company serves as the administrative agent on certain investment transactions, including co-investments with its affiliates under the Order. As of both March 31, 2019 and December 31, 2018, there was no cash due to other investment funds related to interest paid by a borrower to the Company as administrative agent. Any such amount would be included in “Other Accrued Expenses and Liabilities” on the Consolidated Statement of Assets and Liabilities.
License Agreement
The Company has entered into a license agreement with Stellus Capital pursuant to which Stellus Capital has agreed to grant the Company a non-exclusive, royalty-free license to use the name “Stellus Capital.” Under this agreement, the Company has a right to use the “Stellus Capital” name for so long as Stellus Capital or one of its affiliates remains its investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Stellus Capital” name. This license agreement will remain in effect for so long as the investment advisory agreement with Stellus Capital is in effect.
Administration Agreement
The Company entered into an administration agreement with Stellus Capital pursuant to which Stellus Capital will furnish the Company with office facilities and equipment and will provide the Company with the clerical, bookkeeping, recordkeeping and other administrative services necessary to conduct day-to-day operations. Under this administration agreement, Stellus Capital will perform, or oversee the performance of, the its required administrative services, which includes, among other things, being responsible for the financial records which the Company is required to maintain and preparing reports to its stockholders and reports filed with the SEC.
For the three months ended March 31, 2019 and 2018, the Company recorded expenses of $360,144 and $313,833 respectively, relating to the administration agreement. As of March 31, 2019 and December 31, 2018, $360,144 and $323,188, respectively, remained payable to Stellus Capital under the administration agreement.
Indemnifications
The investment advisory agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations under the investment advisory agreement, Stellus Capital and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Stellus Capital’s

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 2 — RELATED PARTY ARRANGEMENTS — (Continued)
services under the investment advisory agreement or otherwise as our investment adviser.
NOTE 3 — DISTRIBUTIONS
Distributions are generally declared by the Company’s board of directors each calendar quarter, paid monthly and recognized as distribution liabilities on the ex-dividend date. The Company intends to distribute net realized gains (i.e., net capital gains in excess of net capital losses), if any, at least annually. The stockholder distributions, if any, will be determined by the board of directors. Any distribution to stockholders will be declared out of assets legally available for distribution.
The following table reflects the Company’s distributions declared and paid or to be paid on its common stock since Inception:
Date Declared	Record Date	Payment Date	Per Share
Fiscal 2012
December 7, 2012	December 21, 2012	December 27, 2012	$0.1812
Fiscal 2013
March 7, 2013	March 21, 2013	March 28, 2013	$0.3400
June 7, 2013	June 21, 2013	June 28, 2013	$0.3400
August 21, 2013	September 5, 2013	September 27, 2013	$0.3400
November 22, 2013	December 9, 2013	December 23, 2013	$0.3400
Fiscal 2014
December 27, 2013	January 15, 2014	January 24, 2014	$0.0650
January 20, 2014	January 31, 2014	February 14, 2014	$0.1133
January 20, 2014	February 28, 2014	March 14, 2014	$0.1133
January 20, 2014	March 31, 2014	April 15, 2014	$0.1133
April 17, 2014	April 30, 2014	May 15, 2014	$0.1133
April 17, 2014	May 30, 2014	June 16, 2014	$0.1133
April 17, 2014	June 30, 2014	July 15, 2014	$0.1133
July 7, 2014	July 31, 2014	August 15, 2014	$0.1133
July 7, 2014	August 29, 2014	September 15, 2014	$0.1133
July 7, 2014	September 30, 2014	October 15, 2014	$0.1133
October 15, 2014	October 31, 2014	November 14, 2014	$0.1133
October 15, 2014	November 28, 2014	December 15, 2014	$0.1133
October 15, 2014	December 31, 2014	January 15, 2015	$0.1133
Fiscal 2015
January 22, 2015	February 2, 2015	February 13, 2015	$0.1133
January 22, 2015	February 27, 2015	March 13, 2015	$0.1133
January 22, 2015	March 31, 2015	April 15, 2015	$0.1133
April 15, 2015	April 30, 2015	May 15, 2015	$0.1133
April 15, 2015	May 29, 2015	June 15, 2015	$0.1133

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 3 — DISTRIBUTIONS — (Continued)
Date Declared	Record Date	Payment Date	Per Share
April 15, 2015	June 30, 2015	July 15, 2015	$0.1133
July 8, 2015	July 31, 2015	August 14, 2015	$0.1133
July 8, 2015	August 31, 2015	September 15, 2015	$0.1133
July 8, 2015	September 20, 2015	October 15, 2015	$0.1133
October 14, 2015	October 30, 2015	November 13, 2015	$0.1133
October 14, 2015	November 30, 2015	December 15, 2015	$0.1133
October 14, 2015	December 31, 2015	January 15, 2016	$0.1133
Fiscal 2016
January 13, 2016	January 29, 2016	February 15, 2016	$0.1133
January 13, 2016	February 29, 2016	March 15, 2016	$0.1133
January 13, 2016	March 31, 2016	April 15, 2016	$0.1133
April 15, 2016	April 29, 2016	May 13, 2016	$0.1133
April 15, 2016	May 31, 2016	June 15, 2016	$0.1133
April 15, 2016	June 30, 2016	July 15, 2016	$0.1133
July 7, 2016	July 29, 2016	August 15, 2016	$0.1133
July 7, 2016	August 31, 2016	September 15, 2016	$0.1133
July 7, 2016	September 30, 2016	October 14, 2016	$0.1133
October 7, 2016	October 31, 2016	November 15, 2016	$0.1133
October 7, 2016	November 30, 2016	December 15, 2016	$0.1133
October 7, 2016	December 30, 2016	January 13, 2017	$0.1133
Fiscal 2017
January 13, 2017	January 31, 2017	February 15, 2017	$0.1133
January 13, 2017	February 28, 2017	March 15, 2017	$0.1133
January 13, 2017	March 31, 2017	April 14, 2017	$0.1133
April 14, 2017	April 28, 2017	May 15, 2017	$0.1133
April 14, 2017	May 31, 2017	June 15, 2017	$0.1133
April 14, 2017	June 30, 2017	July 14, 2017	$0.1133
July 7, 2017	July 31, 2017	August 15, 2017	$0.1133
July 7, 2017	August 31, 2017	September 15, 2017	$0.1133
July 7, 2017	September 29, 2017	October 13, 2017	$0.1133
October 12, 2017	October 31, 2017	November 15, 2017	$0.1133
October 12, 2017	November 30, 2017	December 15, 2017	$0.1133
October 12, 2017	December 29, 2017	January 12, 2018	$0.1133
Fiscal 2018
January 11, 2018	January 31, 2018	February 15, 2018	$0.1133
January 11, 2018	February 28, 2018	March 15, 2018	$0.1133

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 3 — DISTRIBUTIONS — (Continued)
Date Declared	Record Date	Payment Date	Per Share
January 11, 2018	March 29, 2018	April 13, 2018	$0.1133
April 16, 2018	April 30, 2018	May 15, 2018	$0.1133
April 16, 2018	May 31, 2018	June 15, 2018	$0.1133
April 16, 2018	June 29, 2018	July 13, 2018	$0.1133
July 12, 2018	July 31, 2018	August 15, 2018	$0.1133
July 12, 2018	August 31, 2018	September 14, 2018	$0.1133
July 12, 2018	September 28, 2018	October 15, 2018	$0.1133
October 16, 2018	October 31, 2018	November 15, 2018	$0.1133
October 16, 2018	November 29, 2018	December 14, 2018	$0.1133
October 16, 2018	December 31, 2018	January 15, 2019	$0.1133
Fiscal 2019
January 11, 2019	January 31, 2019	February 15, 2019	$0.1133
January 11, 2019	February 28, 2019	March 15, 2019	$0.1133
January 11, 2019	March 29, 2019	April 15, 2019	$0.1133
Total			$8.7441

The Company has adopted an “opt out” dividend reinvestment plan (“DRIP”) pursuant to which a stockholder whose shares are held in his own name will receive distributions in shares of the Company’s common stock under the Company’s DRIP unless it elects to receive distributions in cash. Stockholders whose shares are held in the name of a broker or the nominee of a broker may have distributions reinvested only if such service is provided by the broker or the nominee, or if the broker of the nominee permits participation in our DRIP.
Although distributions paid in the form of additional shares of the Company’s common stock will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions, investors participating in the Company’s DRIP will not receive any corresponding cash distributions with which to pay any such applicable taxes. Any distributions reinvested through the issuance of shares through the Company’s DRIP will increase the Company’s gross assets on which the base management fee and the incentive fee are determined and paid to Stellus Capital. The Company issued no shares through the DRIP during the three months ended March 31, 2019. The Company issued 7,931 shares in connection with the DRIP during the three months ended March 31, 2018.
NOTE 4 — EQUITY OFFERINGS AND RELATED EXPENSES
The table below illustrates the number of common stock shares the Company issued since Inception through various equity offerings and pursuant to the Company’s DRIP.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 4 — EQUITY OFFERINGS AND RELATED EXPENSES — (Continued)
Issuance of Common Stock	Number of Shares	Gross Proceeds(1)(2)	Underwriting fees	Offering Expenses	Net Proceeds	Average Offering Price
Year ended December 31, 2012	12,035,023	$180,522,093	$4,959,720	$835,500	$174,726,873	$14.90
Year ended December 31, 2013	63,998	899,964	—	—	899,964	14.06
Year ended December 31, 2014	380,936	5,485,780	75,510	29,904	5,380,366	14.47
Year ended December 31, 2017	3,465,922	48,741,406	1,358,880	307,021	47,075,505	14.06
Year ended December 31, 2018	7,931	93,737	—	—	93,737	11.85
Quarter ended March 31, 2019	2,750,000	39,683,935	935,000	202,891	38,546,044	14.43
Total	18,703,810	$275,426,915	$7,329,110	$1,375,316	$266,722,489

(1)
Net of partial share transactions. Such share redemptions impacted gross proceeds by $1,435, $(1,051), $(142), $(31) and $(29) in 2019, 2018, 2017, 2016 and 2015, respectively.

(2)
Includes common shares issued under the DRIP of $94,788 during the year ended December 31, 2018, $0 for the years ended 2017, 2016 and 2015, and $398,505, $930,385, $113,000 for the years ended 2014, 2013, and 2012, respectively.

The Company issued 0 and 7,931 shares, respectively, of common stock through the DRIP for the three months ended March 31, 2019 and the year ended December 31, 2018.
The Company issued 2,750,000 shares in a secondary offering on March 15, 2019. Gross proceeds resulting from the secondary offering totaled $39,682,500 and underwriting and other expenses totaled $1,137,891. The per share offering price for the secondary offering was $14.43. See Note 12 for a discussion on the underwriters’ exercise of their overallotment option subsequent to March 31, 2019.
NOTE 5 — NET INCREASE IN NET ASSETS PER COMMON SHARE
The following information sets forth the computation of net increase in net assets resulting from operations per common share for the three months ended March 31, 2019 and March 31, 2018.
	Three Months Ended
	March 31, 2019	March 31, 2018
Net increase in net assets resulting from operations	$10,142,443	$7,343,929
Weighted average common shares	16,351,032	15,952,841
Basic and diluted earnings per common share	$0.62	$0.46
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE
In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:
Level 1 —
Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 —
Quoted prices in markets that are not considered to be active or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 —
Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by management.
The Company considers whether the volume and level of activity for the asset or liability have significantly decreased and identifies transactions that are not orderly in determining fair value. Accordingly, if the Company determines that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances.
At March 31, 2019, the Company had investments in 55 portfolio companies. The total fair value and cost of the investments were $517,411,814 and $520,096,508, respectively. The composition of our investments as of March 31, 2019 is as follows:
	Cost	Fair Value
Senior Secured – First Lien(1)	$320,540,652	$316,224,837
Senior Secured – Second Lien	150,615,271	145,516,935
Unsecured Debt	25,465,784	24,035,792
Equity	23,474,801	31,634,250
Total Investments	$520,096,508	$517,411,814

(1)
Includes unitranche investments, which account for 20.2% of our portfolio at fair value. Unitranche structures may combine characteristics of first lien senior secured as well as second lien and/or subordinated loans and our unitranche loans will expose us to the risks associated with the second lien and subordinated loans to the extent we invest in the “last-out” tranche.

At December 31, 2018, the Company had investments in 57 portfolio companies. The total cost and fair value of the investments were $502,743,649 and $504,483,668 respectively. The composition of our investments as of December 31, 2018 was as follows:
	Cost	Fair Value
Senior Secured – First Lien(1)	$297,965,589	$292,004,982
Senior Secured – Second Lien	155,382,612	149,661,220
Unsecured Debt	25,436,237	23,697,466
Equity	23,959,211	39,120,000
Total Investments	$502,743,649	$504,483,668

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)

(1)
Includes unitranche investments, which account for 20.6% of our portfolio at fair value. Unitranche structures may combine characteristics of first lien senior secured as well as second lien and/or subordinated loans and our unitranche loans will expose us to the risks associated with the second lien and subordinated loans to the extent we invest in the “last-out” tranche.

The Company’s investment portfolio may contain loans that are in the form of lines of credit or revolving credit facilities, which require the Company to provide funding when requested by portfolio companies in accordance with the terms and conditions of the underlying loan agreements. As of March 31, 2019 and December 31, 2018, the Company had eleven and eleven such investments with aggregate unfunded commitments of $20,898,383 and $21,213,962, respectively. The Company maintains sufficient liquidity to fund such unfunded commitments should the need arise.
The fair values of our investments disaggregated into the three levels of the fair value hierarchy based upon the lowest level of significant input used in the valuation as of March 31, 2019 are as follows:
	Quoted Prices in Active Markets for Identical Securities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Senior Secured – First Lien	$—	$—	$316,224,837	$316,224,837
Senior Secured – Second Lien	—	—	145,516,935	145,516,935
Unsecured Debt	—	—	24,035,792	24,035,792
Equity	—	—	31,634,250	31,634,250
Total Investments	$—	$—	$517,411,814	$517,411,814
The fair values of our investments disaggregated into the three levels of the fair value hierarchy based upon the lowest level of significant input used in the valuation as of December 31, 2018 are as follows:
	Quoted Prices in Active Markets for Identical Securities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Senior Secured – First Lien	$—	$—	$292,004,982	$292,004,982
Senior Secured – Second Lien	—	—	149,661,220	149,661,220
Unsecured Debt	—	—	23,697,466	23,697,466
Equity	—	—	39,120,000	39,120,000
Total Investments	$—	$—	$504,483,668	$504,483,668
The aggregate values of Level 3 portfolio investments changed during the three months ended March 31, 2019 are as follows:

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
	Senior Secured Loans-First Lien	Senior Secured Loans-Second Lien	Unsecured Debt	Equity	Total
Fair value at beginning of period	$292,004,982	$149,661,220	$23,697,466	$39,120,000	$504,483,668
Purchases of investments	27,614,328	—	—	958,864	28,573,192
Payment-in-kind interest	—	22,685	19,156	—	41,841
Sales and Redemptions	(5,289,617)	(4,929,347)	—	(11,689,372)	(21,908,336)
Realized Gains	—	—	—	10,246,098	10,246,098
Change in unrealized appreciation (depreciation) included in earnings	1,644,791	623,056	308,780	(7,001,340)	(4,424,713)
Amortization of premium and accretion of discount, net	250,353	139,321	10,390	—	400,064
Fair value at end of period	$316,224,837	$145,516,935	$24,035,792	$31,634,250	$517,411,814
There were no Level 3 transfers during the three months ended March 31, 2019.
The aggregate values of Level 3 portfolio investments changed during the year ended December 31, 2018 are as follows:
	Senior Secured Loans-First Lien	Senior Secured Loans-Second Lien	Unsecured Debt	Equity	Total
Fair value at beginning of period	$141,006,923	$178,432,850	$27,430,000	$24,969,999	$371,839,772
Purchases of investments	224,555,549	38,515,000	251,180	9,605,730	272,927,459
Payment-in-kind interest	106,314	1,696,547	67,044	—	1,869,905
Sales and Redemptions	(68,382,321)	(66,658,090)	(2,903,096)	(9,657,263)	(147,600,770)
Realized Gains	—	—	—	5,540,518	5,540,518
Change in unrealized appreciation (depreciation) included in earnings	(6,052,424)	(2,989,511)	(1,265,630)	8,661,016	(1,646,549)
Amortization of premium and accretion of discount, net	770,941	664,424	117,968	—	1,553,333
Fair value at end of period	$292,004,982	$149,661,220	$23,697,466	$39,120,000	$504,483,668
There were no Level 3 transfers during the twelve months ended December 31, 2018.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The following is a summary of geographical concentration of our investment portfolio as of March 31, 2019:
	Cost	Fair Value	% of Total Investments
Texas	$95,355,705	$93,793,005	18.13%
California	86,591,903	86,746,128	16.76%
Ohio	49,121,053	49,102,562	9.49%
New Jersey	43,537,848	42,088,073	8.13%
Illinois	25,910,136	28,864,384	5.58%
Canada	27,934,284	27,951,845	5.40%
New York	20,370,804	20,564,386	3.97%
South Carolina	20,795,636	20,305,800	3.92%
Tennessee	20,216,470	19,862,755	3.84%
Arizona	18,547,055	19,121,504	3.70%
Pennsylvania	17,744,549	17,320,937	3.35%
Maryland	17,203,751	17,194,406	3.32%
Arkansas	17,483,172	17,118,695	3.31%
Indiana	14,149,517	14,109,903	2.73%
Wisconsin	11,419,373	11,126,640	2.15%
Colorado	10,786,446	10,800,000	2.09%
Georgia	5,991,283	10,170,000	1.97%
Puerto Rico	8,736,384	4,975,732	0.96%
North Carolina	4,950,253	4,450,000	0.86%
Massachusetts	1,317,406	1,050,000	0.20%
Missouri	139,656	610,000	0.12%
Utah	1,551,520	85,059	0.02%
Florida	242,304	—	—%
	$520,096,508	$517,411,814	100.00%

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The following is a summary of geographical concentration of our investment portfolio as of December 31, 2018:
	Cost	Fair Value	% of Total Investments at fair value
Texas	100,229,354	97,474,226	19.32%
California	86,550,134	85,880,918	17.03%
New Jersey	43,513,698	41,473,072	8.22%
Ohio	36,209,514	36,273,224	7.19%
Illinois	19,941,053	29,880,018	5.92%
Canada	27,902,537	27,935,931	5.54%
Arizona	21,682,522	21,603,741	4.28%
South Carolina	20,871,587	20,385,325	4.04%
New York	20,446,690	20,287,086	4.02%
Tennessee	20,117,218	19,381,134	3.84%
Arkansas	17,696,537	18,013,941	3.57%
Pennsylvania	17,732,831	17,824,372	3.53%
Maryland	17,237,500	17,237,500	3.42%
Wisconsin	11,437,711	10,869,000	2.15%
Colorado	10,777,822	10,777,822	2.14%
Georgia	5,988,728	9,820,000	1.95%
Indiana	7,363,628	7,087,500	1.40%
Puerto Rico	8,797,954	5,029,913	1.00%
North Carolina	4,946,554	4,425,000	0.88%
Massachusetts	1,317,406	1,670,000	0.33%
Missouri	139,656	670,000	0.13%
Virginia	50,001	280,000	0.06%
Florida	242,304	110,000	0.02%
Utah	1,550,710	93,945	0.02%
	$502,743,649	$504,483,668	100.00%

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The following is a summary of industry concentration of our investment portfolio as of March 31, 2019:
	Cost	Fair Value	% of Total Investments
Services: Business	$80,946,932	$85,314,207	16.49%
Healthcare & Pharmaceuticals	65,937,917	62,667,439	12.11%
Consumer Goods: Durable	44,001,754	43,320,561	8.37%
Software	37,457,057	37,907,500	7.35%
Media: Broadcasting & Subscription	37,750,446	37,479,039	7.24%
Finance	34,210,113	35,245,000	6.81%
Retail	28,688,270	27,446,373	5.30%
Education	26,583,113	25,680,000	4.96%
High Tech Industries	21,119,990	21,110,106	4.08%
Beverage, Food, & Tobacco	20,724,762	18,512,559	3.58%
Services: Consumer	17,986,658	17,710,053	3.42%
Automotive	17,473,510	17,427,187	3.37%
Energy: Oil & Gas	13,685,273	15,371,981	2.97%
Consumer goods: non-durable	14,975,198	14,770,938	2.85%
Chemicals, Plastics, & Rubber	11,846,022	11,611,088	2.24%
Containers, Packaging, & Glass	11,419,373	11,126,640	2.15%
Construction & Building	10,382,830	10,440,000	2.02%
Utilities: Oil & Gas	9,856,955	9,400,000	1.82%
Capital Equipment	6,789,917	6,849,404	1.32%
Transportation: Cargo	6,814,294	6,841,739	1.32%
Insurance	500,000	560,000	0.11%
Hotel, Gaming, & Leisure	—	340,000	0.07%
Environmental Industries	946,124	280,000	0.05%
	$520,096,508	$517,411,814	100.00%

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The following is a summary of industry concentration of our investment portfolio as of December 31, 2018:
	Cost	Fair Value	% of Total Investments
Services: Business	$60,784,467	$63,810,643	12.65%
Healthcare & Pharmaceuticals	58,682,811	54,785,327	10.86%
Consumer Goods: Durable	44,218,515	44,049,052	8.73%
Finance	34,208,412	41,910,000	8.30%
Software	37,427,547	38,026,250	7.54%
Media: Broadcasting & Subscription	38,137,844	37,733,004	7.48%
Retail	28,764,221	27,525,897	5.45%
Education	26,562,249	25,325,000	5.02%
High Tech Industries	21,094,192	21,094,192	4.18%
Beverage, Food, & Tobacco	20,709,134	18,213,945	3.61%
Services: Consumer	17,952,663	17,640,255	3.50%
Automotive	17,457,259	17,282,187	3.43%
Energy: Oil & Gas	14,312,328	15,542,102	3.08%
Consumer goods: non-durable	14,994,980	14,579,375	2.89%
Chemicals, Plastics, & Rubber	11,835,100	11,707,835	2.32%
Containers, Packaging, & Glass	11,437,711	10,869,000	2.15%
Construction & Building	10,374,827	10,280,000	2.04%
Utilities: Oil & Gas	9,853,435	9,853,435	1.95%
Capital Equipment	7,535,876	7,929,775	1.57%
Transportation: Cargo	6,808,345	6,841,739	1.36%
Insurance	5,425,301	5,460,000	1.08%
Hotel, Gaming, & Leisure	3,170,307	3,414,655	0.68%
Environmental Industries	946,124	330,000	0.07%
Services: Government	50,001	280,000	0.06%
	$502,743,649	504,483,668	100.00%

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The following provides quantitative information about Level 3 fair value measurements as of March 31, 2019:
Description:	Fair Value	Valuation Technique	Unobservable Inputs	Range (Average)(1)(3)
First lien debt	$316,224,837	Income/Market approach(2)	HY credit spreads, Risk free rates Market multiples	-0.67 to -0.06% (-0.47%) -0.76% to -0.26% (-0.31%) 4x to 22x (10x)(4)
Second lien debt	$145,516,935	Income/Market approach(2)	HY credit spreads, Risk free rates Market multiples	-0.65% to -0.06% (-0.37%) -0.33% to -0.27% (-0.29%) 2x to 18x (11x)(4)
Unsecured debt	$24,035,792	Income/Market approach(2)	HY credit spreads, Risk free rates Market multiples	-0.46% to -0.46% (-0.46%) -0.29% to -0.18% (-0.23%) 1x to 9x (3x)(4)
Equity investments	$31,634,250	Market approach(5)	Underwriting multiple/ EBITDA Multiple	1x to 12x (9x)
Total Long Term Level 3 Investments	$517,411,814

(1)
Weighted average based on fair value as of March 31, 2019.

(2)
Included but not limited to (a) the market approach which is used to determine sufficient enterprise value, and (b) the income approach which is based on discounting future cash flows using an appropriate market yield.

(3)
The Company calculates the price of the loan by discounting future cash flows, which include forecasted future LIBOR rates based on the published forward LIBOR curve at the valuation date, using an appropriate yield calculated as of the valuation date. This yield is calculated based on the loan’s yield at the original investment and is adjusted as of the valuation date based on: changes in comparable credit spreads, changes in risk free interest rates (per swap rates), and changes in credit quality (via an estimated shadow rating). Significant movements in any of these factors could result in a significantly lower or higher fair value measurement. As an example, the “Range (Average)” for second lien debt instruments in the table above indicates that the change in the HY spreads between the date a loan closed and the valuation date ranged from -0.67% (-67 basis points) to -0.06% (-6 basis points). The average of all changes was -0.47% (-47 basis points).

(4)
Median of LTM (last twelve months) EBITDA multiples of comparable companies.

(5)
The primary significant unobservable input used in the fair value measurement of the Company’s equity investments is the EBITDA multiple (the “Multiple”). Significant increases (decreases) in the Multiple in isolation could result in a significantly higher (lower) fair value measurement. To determine the Multiple for the market approach, the Company considers current market trading and/or transaction multiple, portfolio company performance (financial ratios) relative to public and private peer companies and leverage levels, among other factors. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate Multiple to use in the market approach.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The following provides quantitative information about Level 3 fair value measurements as of December 31, 2018:
Description:	Fair Value	Valuation Technique	Unobservable Inputs	Range (Average)(1)(3)
First lien debt	$292,004,982	Income/Market approach(2)	HY credit spreads, Risk free rates Market multiples	-1.03% to 2.59% (0.85%) -5.62% to 6.64% (1.64%) 4x to 22x (10x)(4)
Second lien debt	$149,661,220	Income/Market approach(2)	HY credit spreads, Risk free rates Market multiples	-0.00% to 2.66% (0.93%) -0.14% to 10.66% (1.70%) 2x to 17x (11x)(4)
Unsecured debt	$23,697,466	Income/Market approach(2)	HY credit spreads, Risk free rates Market multiples	-1.03% to 0.57% (-0.01%) -5.62% to 0.32% (-1.27%) 2x to 9x (3x)(4)
Equity investments	$39,120,000	Market approach(5)	Underwriting multiple/ EBITDA Multiple	2x to 15x (10x)
Total Long Term Level 3 Investments	$504,483,668

(1)
Weighted average based on fair value as of December 31, 2018.

(2)
Inclusive of but not limited to (a) the market approach which is used to determine sufficient enterprise value, and (b) the income approach which is based on discounting future cash flows using an appropriate market yield.

(3)
The Company calculates the price of the loan by discounting future cash flows, which include forecasted future LIBOR rates based on the published forward LIBOR curve at the valuation date, using an appropriate yield calculated as of the valuation date. This yield is calculated based on the loan’s yield at the original investment and is adjusted as of the valuation date based on: changes in comparable credit spreads, changes in risk free interest rates (per swap rates), and changes in credit quality (via an estimated shadow rating). Significant movements in any of these factors would result in a significantly lower or higher fair value measurement. As an example, the “Range (Average)” for a first lien debt instruments in the table above indicates that the change in the HY spreads between the date a loan closed and the valuation date ranged from -1.03% (-103 basis points) to 2.59% (259 basis points). The average of all changes was 0.85%.

(4)
Median of LTM (last twelve months) EBITDA multiples of comparable companies.

(5)
The primary significant unobservable input used in the fair value measurement of the Company’s equity investments is the EBITDA multiple (the “Multiple”). Significant increases (decreases) in the Multiple in isolation would result in a significantly higher (lower) fair value measurement. To determine the Multiple for the market approach, the Company considers current market trading and/or transaction multiple, portfolio company performance (financial ratios) relative to public and private peer companies and leverage levels, among other factors. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate Multiple to use in the market approach.

NOTE 7 — COMMITMENTS AND CONTINGENCIES
The Company is currently not subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. While the outcome of these legal proceedings cannot

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 7 — COMMITMENTS AND CONTINGENCIES — (Continued)
be predicted with certainty, we do not expect that these proceedings will have a material effect upon our business, financial condition or results of operations.
As of March 31, 2019, the Company had $20,898,383 of unfunded commitments to provide debt financing to eleven existing portfolio companies. As of December 31, 2018, the Company had $21,213,961 of unfunded commitments to provide debt to eleven existing portfolio companies. As of March 31, 2019, the Company had sufficient liquidity to fund such unfunded loan commitments should the need arise.
NOTE 8 — FINANCIAL HIGHLIGHTS
	For the three months ended March 31, 2019 (unaudited)	For the three months ended March 31, 2018 (unaudited)
Per Share Data:(1)
Net asset value at beginning of period	$14.09	$13.81
Net investment income	0.27	0.28
Change in unrealized appreciation (depreciation)	(0.26)	0.10
Net realized gain	0.63	0.08
Total from investment operations	$0.64	$0.46
Sales Load	(0.06)	—
Offering Cost	(0.01)	—
Stockholder distributions from:
Net investment income	(0.34)	(0.34)
Net asset value at end of period	$14.32	$13.93
Per share market value at end of period	$14.15	$11.51
Total return based on market value(2)	12.7%	(10.6)%
Weighted average shares outstanding	16,351,032	15,952,841

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 8 — FINANCIAL HIGHLIGHTS — (Continued)
	For the three months ended March 31, 2019 (unaudited)	For the three months ended March 31, 2018 (unaudited)
Ratio/Supplemental Data:
Net assets at end of period	$267,799,244	$222,263,132
Weighted Average net assets	$225,322,276	$220,269,641
Annualized ratio of gross operating expenses to net assets(5)	17.11%	11.85%
Annualized ratio of interest expense and other fees to net assets	6.61%	4.54%
Annualized ratio of net investment income to net assets(5)	7.79%	8.24%
Portfolio Turnover(3)	4.29%	3.89%
Notes payable	$48,875,000	$48,875,000
Credit Facility payable	$76,050,000	$118,300,000
SBA Debentures	$150,000,000	$90,000,000
Asset coverage ratio(4)	3.14x	2.33x

(1)
Financial highlights are based on weighted average shares outstanding as of period end.

(2)
Total return on market value is based on the change in market price per share since the end of the prior year and assumes enrollment in the Company’s DRIP. The total returns are not annualized.

(3)
Calculated as the lesser of purchases or paydowns divided by average portfolio balance and is not annualized.

(4)
Asset coverage ratio is equal to total assets less all liabilities and indebtedness not represented by senior securities over the aggregate amount of the senior securities. SBA-guaranteed debentures are excluded from the numerator and denominator.

(5)
These ratios include the impact of the provision for income taxes related to unrealized gain on investments in Taxable Subsidiaries of $12,601 and $0, respectively, for the three months ended March 31, 2019 and March 31, 2018, which are not reflected in net investment income, gross operating expenses or net operating expenses. The provision for income taxes related to unrealized gain or loss on investments to net assets for both the three months ended March 31, 2019 and 2018 is 0.0%, respectively.

NOTE 9 — CREDIT FACILITY
On November 7, 2012, the Company entered into a revolving credit facility (the “Original Facility”) with various lenders. SunTrust Bank, one of the lenders, served as administrative agent under the Original Facility. The Original Facility was terminated on October 11, 2017, in conjunction with securing and entering into a new senior secured revolving credit agreement, dated as of October 10, 2017, as amended on March 28, 2018 and August 2, 2018, with ZB, N.A., dba Amegy Bank and various other lenders (the “Credit Facility”).
The Credit Facility, as amended, provides for borrowings up to a maximum of $180,000,000 on a committed basis with an accordion feature that allows the Company to increase the aggregate commitments up to $195,000,000, subject to new or existing lenders agreeing to participate in the increase and other customary conditions.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 9 — CREDIT FACILITY — (Continued)
Borrowings under the Credit Facility bear interest, subject to the Company’s election, on a per annum basis equal to (i) LIBOR plus 2.50% (or 2.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) with no LIBOR floor, or (ii) 1.50% (or 1.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus an alternate base rate based on the highest of the Prime Rate, Federal Funds Rate plus 0.5% or one month LIBOR plus 1.0%. The Company pays unused commitment fees of 0.50% per annum on the unused lender commitments under the Credit Facility. Interest is payable quarterly in arrears. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on October 10, 2021.
The Company’s obligations to the lenders are secured by a first priority security interest in its portfolio of securities and cash not held at the SBIC subsidiary, and excluding short term investments. The Credit Facility contains certain covenants, including but not limited to: (i) maintaining a minimum liquidity test of at least $10,000,000, including cash, liquid investments and undrawn availability, (ii) maintaining an asset coverage ratio of at least 1.75 to 1.0, and (iii) maintaining a minimum stockholder’s equity. As of March 31, 2019, the Company was in compliance with these covenants.
As of March 31, 2019 and December 31, 2018, $76,050,000 and $99,500,000, respectively, was outstanding under the Credit Facility. The carrying amount of the amount outstanding under the Credit Facility approximates its fair value. The fair values of the Credit Facility is determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the Credit Facility is estimated based upon market interest rates for our own borrowings or entities with similar credit risk, adjusted for nonperformance risk, if any. The Company has incurred costs of $1,510,018 in connection with the current Credit Facility, which are being amortized over the life of the facility. Additionally, $341,979 of costs from the Original Facility will continue to be amortized over the remaining life of the Credit Facility. As of March 31, 2019 and December 31, 2018, $1,188,966 and $1,312,773 of such prepaid loan structure fees and administration fees had yet to be amortized, respectively. These prepaid loan fees are presented on the consolidated statement of assets and liabilities as a deduction from the debt liability.
The following is a summary of the Credit Facility, net of prepaid loan structure fees:
	March 31, 2019	December 31, 2018
Credit Facility payable	$76,050,000	$99,550,000
Prepaid loan structure fees	1,188,966	1,312,773
Credit facility payable, net of prepaid loan structure fees	$74,861,034	$98,237,227
Interest is paid quarterly in arrears. The following table summarizes the interest expense and amortized loan fees on the Credit Facility for the three months ended March 31, 2019 and 2018:

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 9 — CREDIT FACILITY — (Continued)
	For the three months ended
	March 31, 2019	March 31, 2018
Interest expense	$1,255,045	$746,998
Loan fee amortization	115,177	91,667
Commitment fees on unused portion	100,299	89,747
Administration fees	8,630	14,557
Total interest and financing expenses	$1,479,151	$942,969
Weighted average interest rate	5.1%	4.4%
Effective interest rate	6.0%	5.6%
Average debt outstanding	$99,761,111	$68,202,778
Cash paid for interest and unused fees	$1,184,540	$648,017
NOTE 10 — SBA-GUARANTEED DEBENTURES
Due to the SBIC subsidiary’s status as a licensed SBIC, we have the ability to issue debentures guaranteed by the SBA at favorable interest rates. Under the regulations applicable to SBIC funds, a single licensee can have outstanding debentures guaranteed by the SBA subject to a regulatory leverage limit, up to two times the amount of regulatory capital. As of both March 31, 2019 and December 31, 2018, the SBIC subsidiary had $75,000,000 in regulatory capital, as such term is defined by the SBA.
On August 12, 2014, we obtained exemptive relief from the SEC to permit us to exclude the debt of the SBIC subsidiary guaranteed by the SBA from our asset coverage test under the 1940 Act. The exemptive relief provides us with increased flexibility under the asset coverage test by permitting us to borrow up to $150,000,000 more than we would otherwise be able to absent the receipt of this exemptive relief.
On a stand-alone basis, the SBIC subsidiary held $226,835,145 and $225,525,663 in assets at March 31, 2019 and December 31, 2018, respectively, which accounted for approximately 41.6% and 42.9% of our total consolidated assets, respectively.
Debentures guaranteed by the SBA have fixed interest rates that equal prevailing 10-year Treasury Note rates plus a market spread and have a maturity of ten years with interest payable semi-annually. The principal amount of the debentures is not required to be paid before maturity, but may be pre-paid at any time with no prepayment penalty. As of both March 31, 2019 and December 31, 2018, the SBIC subsidiary had $150,000,000 of SBA-guaranteed debentures outstanding. SBA-guaranteed debentures incur upfront fees of 3.425%, which consists of a 1.00% commitment fee and a 2.425% issuance discount, which are amortized over the life of the SBA-guaranteed debentures. Once pooled, which occurs in March and September each year, the SBA-guaranteed debentures bear interest at a fixed rate that is set to the current 10-year treasury rate plus a spread at each pooling date.
The following table summarizes the SBIC subsidiary’s SBA-guaranteed debentures as of March 31, 2019:

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 10 — SBA-GUARANTEED DEBENTURES — (Continued)
Issuance Date	Maturity Date	Debenture Amount	Interest Rate	SBA Annual Charge
October 14, 2014	March 1, 2025	$6,500,000	2.52%	0.36%
October 17, 2014	March 1, 2025	6,500,000	2.52%	0.36%
December 24, 2014	March 1, 2025	3,250,000	2.52%	0.36%
June 29, 2015	September 1, 2025	9,750,000	2.83%	0.36%
October 22, 2015	March 1, 2026	6,500,000	2.51%	0.36%
October 22, 2015	March 1, 2026	1,500,000	2.51%	0.74%
November 10, 2015	March 1, 2026	8,800,000	2.51%	0.74%
November 18, 2015	March 1, 2026	1,500,000	2.51%	0.74%
November 25, 2015	March 1, 2026	8,800,000	2.51%	0.74%
December 16, 2015	March 1, 2026	2,200,000	2.51%	0.74%
December 29, 2015	March 1, 2026	9,700,000	2.51%	0.74%
November 28, 2017	March 1, 2028	25,000,000	3.19%	0.22%
April 27, 2018	September 1, 2028	40,000,000	3.55%	0.22%
July 30, 2018	September 1, 2028	17,500,000	3.55%	0.22%
September 25, 2018	March 1, 2029	2,500,000	3.11%	0.22%
Total SBA-guaranteed debentures		$150,000,000
As of March 31, 2019 and December 31, 2018, the carrying amount of the SBA-guaranteed debentures approximated their fair value. The fair values of the SBA-guaranteed debentures are determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the SBA-guaranteed debentures are estimated based upon market interest rates for our own borrowings or entities with similar credit risk, adjusted for nonperformance risk, if any. At March 31, 2019 and December 31, 2018, the SBA-guaranteed debentures would be deemed to be Level 3, as defined in Note 6.
As of March 31, 2019, the Company has incurred $5,137,500 in financing costs related to the SBA-guaranteed debentures since receiving our license, which were recorded as prepaid loan fees. As of March 31, 2019 and December 31, 2018, $3,463,179 and $3,612,198 of prepaid financing costs had yet to be amortized, respectively. These prepaid loan fees are presented on the consolidated statement of assets and liabilities as a deduction from the debt liability.
The following is a summary of the SBA-guaranteed debentures, net of prepaid loan fees:
	March 31, 2019	December 31, 2018
SBA debentures payable	$150,000,000	$150,000,000
Prepaid loan fees	3,463,179	3,612,198
SBA Debentures, net of prepaid loan fees	$146,536,821	$146,387,802
The following table summarizes the interest expense and amortized fees on the SBA-guaranteed debentures for the three ended March 31, 2019 and 2018:

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 10 — SBA-GUARANTEED DEBENTURES — (Continued)
	For the three months ended
	March 31, 2019	March 31, 2018
Interest expense	$1,262,076	$635,570
Debenture fee amortization	149,020	100,668
Total interest and financing expenses	$1,411,096	$736,238
Weighted average interest rate	3.4%	2.9%
Effective interest rate	3.8%	3.3%
Average debt outstanding	$150,000,000	$90,000,000
Cash paid for interest	$2,429,886	$1,161,490
NOTE 11 — NOTES
On May 5, 2014, the Company closed a public offering of $25,000,000 in aggregate principal amount of 6.50% notes (the “2019 Notes”) due April 30, 2019. The Company redeemed all $25,000,000 in aggregate principal amount of the 2019 Notes on September 20, 2017 at 100% of their principal amount, plus the accrued and unpaid interest thereon through the redemption date.
There was no interest expense or deferred financing costs on the 2019 Notes for the three months ended March 31, 2019 and 2018.
On August 21, 2017, the Company issued $42,500,000 in aggregate principal amount of 5.75% fixed-rate notes due September 15, 2022 (the “2022 Notes”). On September 8, 2017, the Company issued an additional $6,375,000 in aggregate principal amount of the 2022 Notes pursuant to a full exercise of the underwriters’ overallotment option. The 2022 Notes will mature on September 15, 2022, and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after September 15, 2019 at a redemption price equal to 100% of the outstanding principal, plus accrued and unpaid interest. Interest is payable quarterly beginning December 15, 2017.
The Company used all of the net proceeds from this offering to fully redeem the 2019 Notes and a portion of the amount outstanding under the Original Facility. As of both March 31, 2019 and December 31, 2018, the aggregate carrying amount of the 2022 Notes was approximately $48,875,000 and the fair value of the Notes was approximately $49,129,150 and $47,604,250, respectively. The 2022 Notes are listed on New York Stock Exchange under the trading symbol “SCA”. The fair value of the Notes is based on the closing price of the security, which is a Level 2 input under ASC 820 due to sufficient trading volume.
In connection with the issuance and maintenance of the 2022 Notes, we have incurred $1,688,961 of fees which are being amortized over the term of the 2022 Notes, of which $1,151,240 and $1,233,203 remains to be amortized as of March 31, 2019 and December 31, 2018, respectively. These financing costs are presented on the consolidated statement of assets and liabilities as a deduction from the debt liability.
The following table summarizes the interest expense and deferred financing costs on the 2022 Notes for the three months ended March 31, 2019 and 2018:

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 11 — NOTES — (Continued)
	For the three months ended
	March 31, 2019	March 31, 2018
Interest expense	$702,578	$702,578
Deferred financing costs	81,963	81,963
Administration fees	—	1,233
Total interest and financing expenses	$784,541	$785,774
Weighted average interest rate	5.8%	5.8%
Effective interest rate	6.5%	6.5%
Average debt outstanding	$48,875,000	$48,875,000
Cash paid for interest	$702,578	$702,578
The following is a summary of the 2022 Notes Payable, net of deferred financing costs:
	March 31, 2019	December 31, 2018
Notes payable	$48,875,000	$48,875,000
Deferred financing costs	1,151,240	1,233,203
Notes payable, net of deferred financing costs	$47,723,760	$47,641,797
The indenture and supplements thereto relating to the 2022 Notes contain certain covenants, including but not limited to (i) a requirement that the Company comply with the asset coverage requirements of the 1940 Act or any successor provisions, and (ii) a requirement to provide financial information to the holders of the notes and the trustee under the indenture if the Company should no longer be subject to the reporting requirements under the Exchange Act.
NOTE 12 — SUBSEQUENT EVENTS
Exercise of Underwriter’s Option
On April 11, 2019, the Company issued 202,149 shares of common stock through the underwriter’s partial exercise of their option to purchase additional shares subsequent to the Company’s secondary offering (see Note 4). Gross proceeds totaled $2,917,010 and underwriting and other expenses totaled $91,634. The Company used the net proceeds to pay off a portion of outstanding borrowings under the Credit Facility.
Investment Portfolio
On April 11, 2019, the Company invested $8,000,000 in the first lien term loan of Munch’s Supply LLC, a wholesale distributor of HVAC equipment, parts, and supplies primarily to dealers and contractors. Additionally, the Company committed $2,222,222 in the unfunded delayed draw term loan, and invested $500,000 in the equity of the company.
On April 17, 2019, the Company received full repayment on the second lien term loan of U.S. Auto Sales, Inc. for total proceeds of $4,500,000.
On April 26, 2019, the Company invested $10,000,000 in the first lien term loan of Whisps Brands, an importer of Italian cheese and a leading cheese manufacturer. Additionally, the Company invested $500,000 in the equity of the company.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2019 (Unaudited)
NOTE 12 — SUBSEQUENT EVENTS — (Continued)
On April 30, 2019, the Company received full repayment on the second lien term loan of Livingston International, Inc. for total proceeds of $6,841,739.
On May 1, 2019, the Company invested $4,750,000 in the first lien term loan of Exacta Land Surveyors, LLC, an existing portfolio company. Additionally, we invested $164,893 in the equity of the company.
On May 2, 2019, the Company received full repayment on the second lien term loan of Magdata Intermediate Holdings, LLC for total proceeds of $15.1 million, including a $0.3 million prepayment fee.
On May 6, 2019, the Company invested $7,615,000 in NS412, LLC, a provider of online curricula for health with a focus on weight loss. Additionally, the Company invested $750,000 in the equity of the company.
Credit Facility
The outstanding balance under the Credit Facility as of May 6, 2019 was $56,800,000.
Dividend Declared
On April 11, 2019, the Company’s board of directors declared a regular monthly dividend for each of April, May and June 2019 as follows:
Declared	Ex-Dividend Date	Record Date	Payment Date	Amount per Share
4/11/2019	4/29/2019	4/30/2019	5/15/2019	$0.1133
4/11/2019	5/30/2019	5/31/2019	6/14/2019	$0.1133
4/11/2019	6/27/2019	6/28/2019	7/15/2019	$0.1133

STELLUS CAPITAL INVESTMENT CORPORATION
Consolidated Schedule of Investments in and Advances to Affiliates
March 31, 2019
(dollars in thousands)
Company	Investment(1)	December 31, 2018 Fair Value	Amount of Realized Gain/(Loss)	Amount of Unrealized Gain/(Loss)	Amount of Interest, Fees or Dividends Credit to Income(2)	Gross Additions(3)	Gross Reductions(4)	March 31, 2019 Fair Value
Non-control Investments
Affiliate investments
Glori Energy Production Inc.	Class A Common Units	$50	$—	$2	$—	$—	$(52)	$—
Total Non-Control/Affiliate investments		$50	$—	$2	$—	$—	$(52)	$—

This schedule should be read in conjunction with Stellus’s consolidated financial statements, including the consolidated schedule of investments and notes to the consolidated financial statements.

(1)
The principal amount and ownership detail for equity investments is included in the consolidated schedule of investments.

(2)
Represents the total amount of interest, fees and dividends credited to income for the portion of the period for which an investment was included in Control or Affiliate categories, respectively. For investments transferred between Control and Affiliate categories during the period, any income or investment balances related to the time period it was in the category other than the one shown at period end is included in “Amounts from investments transferred from other 1940 Act classifications during the period.”

(3)
Gross additions include increases in the cost basis of investments resulting from new portfolio investments, follow-on investments and accrued PIK interest, and the exchange of one or more existing securities for one or more new securities. Gross additions also include the movement of an existing portfolio company into this category and out of a different category.

(4)
Gross reductions include decreases in the cost basis of investments resulting from principal repayments or sales and the exchange of one or more existing securities for one or more new securities. Gross reductions also include the movement of an existing portfolio company out of this category and into a different category. During the three months ended March 31, 2019, all gross reductions on our affiliated investment were repayments of our investment.

Report of Independent Registered Public Accounting Firm
Board of Directors and Stockholders’
Stellus Capital Investment Corporation
Opinion on the financial statements
We have audited the accompanying consolidated statements of assets and liabilities of Stellus Capital Investment Corporation (a Maryland corporation) and subsidiaries (the “Company”), including the consolidated schedules of investments, as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes, schedules and financial highlights (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, and the financial highlights for each of the five years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Company’s internal control over financial reporting as of December 31, 2018, based on criteria established in the 2013 Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), and our report dated March 5, 2019 expressed an unqualified opinion.
Basis for opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included verification by confirmation of securities as of December 31, 2018 and 2017, by correspondence with the portfolio companies and custodians, or by other appropriate auditing procedures where replies were not received. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2012.
Dallas, Texas
March 5, 2019

Report of Independent Registered Public Accounting Firm
Board of Directors and Stockholders’
Stellus Capital Investment Corporation
Opinion on internal control over financial reporting
We have audited the internal control over financial reporting of Stellus Capital Investment Corporation (a Maryland corporation) and subsidiaries (the “Company”) as of December 31, 2018, based on criteria established in the 2013 Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2018, based on criteria established in the 2013 Internal Control — Integrated Framework issued by COSO.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated financial statements of the Company, as of and for the year ended December 31, 2018 and our report dated March 5, 2019, expressed an unqualified opinion on those financial statements.
Basis for opinion
The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
Definition and limitations of internal control over financial reporting
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
/s/ GRANT THORNTON LLP
Dallas, Texas
March 5, 2019

PART I — FINANCIAL INFORMATION
STELLUS CAPITAL INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
	December 31, 2018	December 31, 2017
ASSETS
Non-controlled, affiliated investments, at fair value (amortized cost of $52,185 and $1,052,185, respectively)	$50,000	$990,000
Non-controlled, non-affiliated investments, at fair value (amortized cost of $502,691,464 and $367,401,021, respectively)	504,433,668	370,849,772
Cash and cash equivalents	17,467,146	25,110,718
Receivable for sales and repayments of investments	99,213	26,891
Interest receivable	3,788,684	2,922,204
Other receivables	85,246	—
Deferred offering costs	18,673	—
Prepaid expenses	344,621	361,270
Total Assets	$526,287,251	$400,260,855
LIABILITIES
Notes payable	$47,641,797	$47,306,488
Credit facility payable	98,237,227	39,332,479
SBA-guaranteed debentures	146,387,802	87,818,813
Dividends payable	1,807,570	1,806,671
Management fees payable	2,183,975	1,621,592
Income incentive fees payable	1,936,538	371,647
Capital gains incentive fees payable	81,038	—
Interest payable	1,863,566	1,021,173
Unearned revenue	410,593	139,304
Administrative services payable	392,191	327,033
Deferred tax liability	67,953	—
Income tax payable	316,092	—
Other accrued expenses and liabilities	115,902	268,413
Total Liabilities	$301,442,244	$180,013,613
Commitments and contingencies (Note 7)
Net Assets	$224,845,007	$220,247,242
NET ASSETS
Common Stock, par value $0.001 per share (200,000,000 shares and 100,000,000 shares authorized; 15,953,810 and 15,945,879 issued and outstanding, respectively)	$15,954	$15,946
Paid-in capital	228,160,491	228,066,762
Accumulated net realized loss from investments, net of cumulative dividends of $9,519,362 and $4,246,819, respectively, and tax provision on realized gain of $267,975 and $0, respectively	(10,786,240)	(10,786,240)
Accumulated undistributed net investment income	5,782,736	(435,794)
Net unrealized appreciation on non-controlled, non-affiliated investments and cash equivalents, net of provision for taxes of $67,953 and $0, respectively (Note 13)	1,674,251	3,448,753
Net unrealized depreciation on non-controlled, affiliated investments	(2,185)	(62,185)
Net Assets	$224,845,007	$220,247,242
Total Liabilities and Net Assets	$526,287,251	$400,260,855
Net Asset Value Per Share	$14.09	$13.81
See accompanying notes to these consolidated financial statements.

STELLUS CAPITAL INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
	For the year ended December 31, 2018	For the year ended December 31, 2017	For the year ended December 31, 2016
INVESTMENT INCOME
Interest income	$51,463,033	$38,071,449	$38,176,617
Other income	1,803,305	1,576,744	1,313,580
Total Investment Income	$53,266,338	$39,648,193	$39,490,197
OPERATING EXPENSES
Management fees	$8,154,842	$6,255,911	$6,281,863
Valuation fees	307,838	336,300	397,330
Administrative services expenses	1,390,375	1,245,727	1,045,648
Income incentive fees	5,529,376	2,911,392	4,275,436
Capital gains incentive fees	81,038	—	—
Professional fees	1,189,071	1,274,066	712,524
Directors’ fees	317,000	331,000	324,000
Insurance expense	348,500	429,897	471,427
Interest expense and other fees	12,338,755	7,855,211	7,992,185
Income tax expense	275,106	—	—
Deferred offering costs	—	—	261,761
Other general and administrative expenses	697,900	621,204	415,822
Total Operating Expenses	$30,629,801	$21,260,708	$22,177,996
Loss on extinguishment of debt	—	416,725	—
Net Investment Income	$22,636,537	$17,970,760	$17,312,201
Net realized gain (loss) on non-controlled, non-affiliated investments and cash equivalents	$5,540,518	$4,655,976	$(13,089,671)
Tax provision on realized gain on investments	(267,975)	—	—
Net change in unrealized appreciation (depreciation) on non-controlled, non-affiliated investments and cash equivalents	$(1,706,549)	$40,113	$18,603,401
Net change in unrealized appreciation (depreciation) on non-controlled, affiliated investments and cash equivalents	60,000	(62,185)	—
Benefit (provision) for taxes on net unrealized gain (loss) on investments	$(67,953)	$8,593	$373,131
Net Increase in Net Assets Resulting from Operations	$26,194,578	$22,613,257	$23,199,062
Net Investment Income Per Share	$1.42	$1.21	$1.39
Net Increase in Net Assets Resulting from Operations Per Share	$1.64	$1.52	$1.86
Weighted Average Shares of Common Stock Outstanding	15,953,571	14,870,981	12,479,959
Distributions Per Share	$1.36	$1.36	$1.36

See accompanying notes to these consolidated financial statements.

STELLUS CAPITAL INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS
	For the year ended December 31, 2018	For the year ended December 31, 2017	For the year ended December 31, 2016
Increase in Net Assets Resulting from Operations
Net investment income	$22,636,537	$17,970,760	$17,312,201
Net realized gain (loss) on investments and cash equivalents	5,540,518	4,655,976	(13,089,671)
Tax provision on realized gain on investments	(267,975)	—	—
Net change in unrealized appreciation (depreciation) on non-controlled, non-affiliated investments and cash equivalents	(1,706,549)	40,113	18,603,401
Net change in unrealized appreciation (depreciation) on non-controlled, affiliated investments and cash equivalents	60,000	(62,185)	—
Benefit (provision) for taxes on unrealized appreciation on investments	(67,953)	8,593	373,131
Net Increase in Net Assets Resulting from Operations	$26,194,578	$22,613,257	$23,199,062
Stockholder distributions from:
Net investment income	(16,418,007)	(17,970,760)	(16,968,350)
Net realized capital gains	(5,272,543)	(2,352,545)	—
Total Distributions	$(21,690,550)	$(20,323,305)	$(16,968,350)
Capital Share Transactions
Issuance of common stock	$94,788	$48,741,549	$—
Sales load	—	(1,358,880)	—
Offering costs	—	(307,022)	—
Partial share redemption	(1,051)	(142)	(31)
Net Increase (Decrease) in Net Assets Resulting From Capital Share Transactions	$93,737	$47,075,505	$(31)
Total Increase in Net Assets	$4,597,765	$49,365,457	$6,230,681
Net Assets at Beginning of Period	$220,247,242	$170,881,785	$164,651,104
Net Assets at End of Period (Includes $5,782,736, $(435,794) and $(435,794) of Accumulated Undistributed Net Investment Income (Loss), Respectively)	$224,845,007	$220,247,242	$170,881,785
See accompanying notes to these consolidated financial statements.

STELLUS CAPITAL INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the year ended December 31, 2018	For the year ended December 31, 2017	For the year ended December 31, 2016
Cash flows from operating activities
Net Increase in net assets resulting from operations	$26,194,578	$22,613,257	$23,199,062
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of investments	(272,927,459)	(172,171,246)	(65,661,034)
Proceeds from sales and repayments of investments	147,528,448	172,260,541	55,949,177
Net change in unrealized depreciation (appreciation) on investments	1,646,549	22,072	(18,603,401)
Increase in investments due to PIK	(1,869,905)	(499,595)	(243,766)
Amortization of premium and accretion of discount, net	(1,553,333)	(1,196,566)	(1,128,511)
Deferred tax provision (benefit)	67,953	(8,593)	(373,130)
Amortization of loan structure fees	456,151	455,893	523,835
Amortization of deferred financing costs	335,309	251,826	326,190
Amortization of loan fees on SBA-guaranteed debentures	623,989	333,027	184,783
Net realized (gain) loss on investments	(5,540,518)	(4,655,976)	13,089,341
Loss on extinguishment of debt	—	416,725	—
Deferred offering costs	—	—	261,761
Changes in other assets and liabilities
Decrease (increase) in interest receivable	(866,480)	1,679,538	118,289
Decrease (increase) in other receivable	(85,246)	748	6,936
Decrease in prepaid expenses	16,649	94,949	19,230
Increase in management fees payable	562,383	13,297	89,516
Increase (decrease) in incentive fees payable	1,564,891	(981,624)	745,315
Increase in capital gains incentive fees payable	81,038	—	—
Increase (decrease) in administrative services payable	65,158	54,522	(125,288)
Increase in interest payable	842,393	47,361	403,623
Increase (decrease) in unearned revenue	271,289	119,349	(16,922)
Increase in income tax payable	316,092	—	—
Increase (decrease) in other accrued expenses and liabilities	(152,511)	1,022	71,714
Net Cash Provided by (Used in) Operating Activities	$(102,422,582)	$18,850,527	$8,836,720
Cash flows from financing activities
Proceeds from the issuance of common stock	$—	$48,741,549	$—
Sales load for common stock issued	—	(1,358,880)	—
Offering costs paid for common stock	(18,673)	(307,022)	—
Proceeds from notes issued	—	48,875,000	—
Financing costs paid for Notes issued	—	(1,688,961)	—
Repayments on Notes issued	—	(25,000,000)	—
Stockholder distributions paid	(21,594,863)	(19,930,616)	(16,968,350)
Proceeds from SBA Debentures	60,000,000	25,000,000	—
Financing costs paid on SBA Debentures	(2,055,000)	(856,250)	—
Borrowings under Credit Facility	246,300,000	194,250,000	56,500,000
Repayments of Credit Facility	(187,500,000)	(269,500,000)	(50,000,000)
Financing costs paid on Credit facility	(351,403)	(1,158,616)	(50,000)
Partial Share Redemption	(1,051)	(142)	(31)
Net Cash Provided by (Used in) Financing Activities	$94,779,010	$(2,933,938)	$(10,518,381)
Net Increase (Decrease) in Cash and Cash Equivalents	$(7,643,572)	$15,916,589	$(1,681,661)
Cash and cash equivalents balance at beginning of period	25,110,718	9,194,129	10,875,790
Cash and Cash Equivalents Balance at End of Period	$17,467,146	$25,110,718	$9,194,129
Supplemental and Non-Cash Activities
Cash paid for interest expense	$10,075,913	$6,762,104	$6,548,754
Excise tax paid	27,717	37,648	—
Shares issued pursuant to Dividend Reinvestment Plan	94,788	—	—
Conversion from debt to equity	—	864,101	—
Increase in Distribution Payable	899	392,689	—
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Non-controlled, affiliated investments	(2)
Glori Energy Production Inc.									Houston, TX
Glori Energy Production, LLC Class A Common Units	(4)	Equity					2/1/2017		Energy: Oil & Gas	1,000 shares	$52,185	$50,000	0.02%
Subtotal Non-controlled, affiliated investments											52,185	50,000	0.02%
Non-controlled, non-affiliated investments	(2)
Abrasive Products & Equipment, LLC, et al									Deer Park, TX
Term Loan (SBIC)	(2)(12)(20)	Second Lien	3M L+10.50%	1.00%	0.00%		9/5/2014	3/5/2020	Chemicals, Plastics, & Rubber	$5,325,237	5,294,907	4,712,835	2.10%
APE Holdings, LLC Class A Common Units	(4)	Equity					9/5/2014			375,000 units	375,000	0	0.00%
Total											5,669,907	4,712,835	2.10%
Adams Publishing Group, LLC	(3)								Greenville, TN
Term Loan	(12)	First Lien	3M L+7.50%	1.00%	9.93%		8/3/2018	6/30/2023	Media: Broadcasting & Subscription	$7,125,000	7,058,675	6,875,625	3.06%
Advanced Barrier Extrusions, LLC	(8)								Rhinelander, WI
Term Loan (SBIC)	(2)(12)	First Lien	3M L+5.75%	1.00%	8.56%		8/8/2018	8/8/2023	Containers, Packaging & Glass	$11,400,000	11,187,711	10,659,000	4.74%
GP ABX Holdings Partnership, L.P. Common Stock	(4)	Equity					8/8/2018			250,000 units	250,000	210,000	0.09%
Total											11,437,711	10,869,000	4.83%
Apex Environmental Resources Holdings, LLC									Amsterdam, OH
Common Units	(4)	Equity					10/30/2015		Environmental Industries	945 shares	945	0	0.00%
Preferred Units	(4)	Equity								945 shares	945,179	330,000	0.15%
Total							10/30/2015				946,124	330,000	0.15%
APG Intermediate Sub 2 Corp.									Castle Rock, CO
Term Loan	(13)(22)	First Lien	3M L+6.00%	1.00%	10.05%		11/30/2018	11/30/2023	Services: Business	10,000,000	9,777,822	9,777,822	4.35%
APG Holdings, LLC Class A Preferred Units	(4)	Equity					11/30/2018			1,000,000 units	1,000,000	1,000,000	0.44%
Total											10,777,822	10,777,822	4.79%
Atmosphere Aggregator Holdings II, LP									Atlanta, GA
Common Units	(4)	Equity					6/30/2015		Services: Business	254,250 units	254,250	1,190,000	0.53%
Atmosphere Aggregator Holdings, LP Common Units	(4)	Equity					6/30/2015			750,000 units	750,000	3,510,000	1.56%
Total											1,004,250	4,700,000	2.09%

See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
ASC Communications, LLC	(7)								Chicago, IL
Term Loan (SBIC)	(2)(12)	First Lien	1M L+5.75%	1.00%	8.27%		6/29/2017	6/29/2022	Healthcare & Pharmaceuticals	$5,083,335	$5,045,552	$5,057,916	2.25%
ASC Communications Holdings, LLC Class A Preferred Units (SBIC)	(2)(4)	Equity					6/29/2017			73,529 shares	483,540	800,000	0.36%
Total											5,529,092	5,857,916	2.61%
Beneplace, LLC									Austin TX
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+10.00%	1.00%	12.81%		3/27/2017	9/27/2022	FIRE: Insurance	$5,000,000	4,925,301	4,950,000	2.20%
Beneplace Holdings, LLC Preferred Units	(4)	Equity					3/27/2017			500,000 units	500,000	510,000	0.23%
Total											5,425,301	5,460,000	2.43%
BFC Solmetex, LLC	(23)	Nashville, TN
Revolver	(12)(19)	First Lien	3M L+6.25%	1.00%	9.06%		4/2/2018	9/26/2023	Services: Business	$305,623	305,623	288,814	0.13%
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.25%	1.00%	9.06%		4/2/2018	9/26/2023		$11,711,033	11,552,684	11,066,926	4.92%
Bonded Filter Co. LLC, Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.25%	1.00%	9.06%		4/2/2018	9/26/2023		$1,216,687	1,200,236	1,149,769	0.51%
Total											13,058,543	12,505,509	5.56%
BW DME Acquisition, LLC									Tempe, AZ
Term Loan (SBIC)	(2)(13)(22)	First Lien	3M L+6.00%	1.00%	10.50%		8/24/2017	8/24/2022	Healthcare & Pharmaceuticals	$16,695,804	16,297,319	16,111,451	7.17%
BW DME Holdings, LLC, Term Loan (SBIC)	(6)	Unsecured	17.50%			17.50%	6/1/2018	12/31/2019		$277,635	277,635	277,635	0.12%
BW DME Holdings, LLC Class A-1 Preferred Units	(4)	Equity					8/24/2017			1,000,000 shares	1,000,000	930,000	0.41%
BW DME Holdings, LLC Class A-2 Preferred Units	(4)	Equity					1/26/2018			937,261 shares	937,261	870,000	0.39%
Total											18,512,215	18,189,086	8.09%
C.A.R.S. Protection Plus, Inc.									Murrysville, PA
Term Loan	(12)	First Lien	3M L+8.50%	0.50%	11.21%		12/31/2015	12/31/2020	Automotive	$98,746	97,843	98,746	0.04%
Term Loan (SBIC)	(2)(12)	First Lien	3M L+8.50%	0.50%	11.21%		12/31/2015	12/31/2020		$7,702,191	7,631,725	7,702,191	3.43%
CPP Holdings LLC Class A Common Units	(4)	Equity					12/31/2015			149,828 shares	149,828	170,000	0.08%
Total											7,879,396	7,970,937	3.55%
Catapult Learning, Inc.									Camden, NJ
Term Loan	(13)(22)	First Lien	3M L+6.35%	1.00%	11.08%		6/27/2018	4/24/2023	Education	$20,856,549	20,472,244	19,813,722	8.81%
Delayed Draw Term Loan	(13)(22)	First Lien	3M L+6.35%	1.00%	11.22%		6/27/2018	4/24/2023		$1,143,451	1,143,451	1,086,278	0.48
Total											21,615,695	20,900,000	9.29%
Colford Capital Holdings, LLC									New York, NY
Preferred Units	(4)(5)	Equity					8/20/2015		Finance	38,893 units	247,815	60,000	0.03%
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Condor Borrower, LLC									Clifton, NJ
Term Loan	(12)	Second Lien	3M L+8.75%	1.00%	11.28%		10/27/2017	4/27/2025	Services: Business	$13,750,000	$13,505,368	$13,062,500	5.81%
Condor Top Holdco Limited Convertible Preferred Shares	(4)	Equity					10/27/2017			500,000 shares	442,197	330,000	0.15%
Condor Holdings Limited Preferred Shares, Class B	(4)	Equity					10/27/2017			500,000 shares	57,804	40,000	0.02%
Total											14,005,369	13,432,500	5.98%
Convergence Technologies, Inc.	(14)								Indianpolis, IN
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.75%	1.50%	9.56%		8/31/2018	8/30/2024	Services: Business	$7,125,000	6,988,628	6,697,500	2.98%
Tailwind Core Investor, LLC Class A Preferred Units	(4)	Equity					8/31/2018			3,750 units	375,000	390,000	0.17%
Total											7,363,628	7,087,500	3.15%
Douglas Products Group, LP									Liberty, MO
Class A Common Units	(4)	Equity					12/27/2018		Chemicals, Plastics, & Rubber	322 shares	139,656	670,000	0.30%
Dream II Holdings, LLC									Boca Raton, FL
Class A Common Units	(4)	Equity					10/20/2014		Services: Consumer	250,000 units	242,304	110,000	0.05%
DTE Enterprises, LLC	(18)								Roselle, IL
Term Loan	(12)	First Lien	3M L+7.50%	1.50%	10.12%		4/13/2018	4/13/2023	Energy: Oil & Gas	$12,491,941	12,271,851	12,242,102	5.44%
DTE Holding Company, LLC Common Shares, Class A-2	(4)	Equity					4/13/2018			776,316 shares	776,316	1,410,000	0.63%
DTE Holding Company, LLC Preferred Shares, Class AA	(4)	Equity					4/13/2018			723 ,684 shares	613,794	1,320,000	0.59%
Total											13,661,961	14,972,102	6.66%
Empirix Inc.									Billerica, MA
Empirix Holdings I, Inc. Common Shares, Class A	(4)	Equity					11/1/2013		Software	1,304 shares	1,304,232	1,650,000	0.73%
Empirix Holdings I, Inc. Common Shares, Class B	(4)	Equity					11/1/2013			1,317,406 shares	13,174	20,000	0.01%
Total											1,317,406	1,670,000	0.74%
Energy Labs Inc.									Houston, TX
Energy Labs Holding Corp. Common Stock	(4)	Equity					9/29/2016		Energy: Oil & Gas	598 shares	598,182	520,000	0.23%
EOS Fitness OPCO Holdings, LLC									Phoenix, AZ
Term Loan (SBIC)	(2)(12)	First Lien	1M L+8.25%	0.75%	10.60%		12/30/2014	12/30/2019	Hotel, Gaming, & Leisure	$3,064,655	3,049,620	3,064,655	1.36%
EOS Fitness Holdings, LLC Class A Preferred Units	(4)	Equity					12/30/2014			118 shares	117,670	340,000	0.15%
EOS Fitness Holdings, LLC Class B Common Units	(4)	Equity					12/30/2014			3,017 shares	3,017	10,000	0.00%
Total											3,170,307	3,414,655	1.51

See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Fast Growing Tree, LLC	(16)								Fort Mill, SC
Term Loan (SBIC)	(2)(12)	First Lien	3M L+7.75%	1.00%	10.56%		2/5/2018	02/05/23	Retail	$20,215,000	$19,871,587	$19,305,325	8.59%
SP FGT Holdings, LLC, Class A Common	(4)	Equity					2/5/2018			1,000,000 shares	1,000,000	1,080,000	0.48%
Total											20,871,587	20,385,325	9.07%
Furniture Factory Outlet, LLC									Fort Smith, AR
Term Loan	(12)	First Lien	3M L+8.00%	0.50%	10.81%		6/10/2016	6/10/2021	Consumer Goods: Durable	$15,163,885	14,961,912	15,163,885	6.74%
Revolver	(12)	First Lien	3M L+8.00%	0.50%	10.81%		12/17/2018	6/10/2021		$2,500,000	2,500,000	2,500,000	1.11%
Furniture Factory Holdings, LLC Term Loan	(6)	Unsecured	11.00%			11.00%	6/10/2016	2/3/2021		$140,056	140,056	140,056	0.06%
Furniture Factory Ultimate Holdings, LP Common Units	(4)	Equity					6/10/2016			13,445 shares	94,569	210,000	0.09%
Total											17,696,537	18,013,941	8.00%
GK Holdings, Inc.									Cary, NC
Term Loan	(12)	Second Lien	3M L+10.25%	1.00%	13.05%		2/6/2015	1/30/2022	Education	$5,000,000	4,946,554	4,425,000	1.97%
General LED OPCO, LLC									San Antonio, TX
Term Loan	(12)	Second Lien	3M L+9.00%	1.50%	11.81%		5/1/2018	11/1/2023	Services: Business	$4,500,000	4,418,420	4,252,500	1.89%
Good Source Solutions, Inc.									Carlsbad, CA
Term Loan	(13)(22)	First Lien	3M L+6.00%	1.00%	11.13%		6/29/2018	6/29/2023	Beverage, Food, & Tobacco	$18,500,000	18,158,424	17,390,000	7.73%
HV GS Acquisition, LLC Class A Preferred Units	(4)	Equity						6/29/2018		1,000 shares	1,000,000	730,000	0.32%
HV GS Acquisition, LLC Class B Common Units	(4)	Equity					6/29/2018			28,125 shares	0	0	0.00%
Total											19,158,424	18,120,000	8.05%
Grupo HIMA San Pablo, Inc., et al									San Juan, PR
Term Loan	(12)	First Lien	3M L+7.00%	1.50%	9.54%		2/1/2013	1/31/2018	Healthcare & Pharmaceuticals	$4,688,430	4,688,430	4,125,818	1.83%
Term Loan	(15)	Second Lien	13.75%	0.00%			2/1/2013	7/31/2018		$4,109,524	4,109,524	904,095	0.40%
Total											8,797,954	5,029,913	2.23%
ICD Intermediate Holdco 2, LLC									San Francisco, CA
Term Loan (SBIC)	(2)(5)(12)	Second Lien	3M L+9.00%	1.00%	11.81%		1/2/2018	7/1/2024	Finance	$10,000,000	9,822,706	9,900,000	4.40%
ICD Holdings, LLC, Class A Preferred	(4)(5)	Equity					1/2/2018			9,962 shares	496,409	820,000	0.36%
Total											10,319,115	10,720,000	4.76%
J.R. Watkins, LLC									San Francisco, CA
Revolver	(12)	First Lien	3M L+6.50%	1.25%	9.31%		12/22/2017	12/22/2022	Consumer Goods: non-durable	$1,750,000	1,750,000	1,671,250	0.74%
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.50%	1.25%	9.31%		12/22/2017	12/22/2022		$12,375,000	$12,169,222	$11,818,125	5.26%
J.R. Watkins Holdings, Inc. Class A Preferred	(4)	Equity					12/22/2017			1,076 shares	1,075,758	1,090,000	0.48%
Total											14,994,980	14,579,375	6.48%
Jurassic Intermediate Holdings Corp.									Sparks, MD
Term Loan	(12)	First Lien	3M L+5.50%	0.00%	8.14%		12/28/2018	11/15/2024	Consumer Goods: Durable	$17,500,000	17,237,500	17,237,500	7.67%
Kelleyamerit Holdings, Inc.									Walnut Creek, CA
Term Loan (SBIC)	(2)(13)(22)	First Lien	3M L+7.50%	1.50%	10.98%		3/30/2018	3/30/2023	Automotive	$9,750,000	9,577,863	9,311,250	4.14%
Keais Records Service, LLC									Houston, TX
Keais Holdings, LLC Class A Units	(4)	Equity					6/30/2016			148,335 units	736,595	820,000	0.36%
KidKraft, Inc.									Dallas, TX
Term Loan	(6)	Second Lien	12.00%		11.00%	1.00%	9/30/2016	3/30/2022	Consumer Goods: Durable	$9,409,210	9,284,478	8,797,611	3.91%
Livingston International, Inc.									Toronto, Ontario
Term Loan	(5)(12)	Second Lien	3M L+8.25%	1.25%	11.05%		4/23/2013	4/18/2020	Transportation: Cargo	$6,841,739	6,808,345	6,841,739	3.04%
Madison Logic, Inc.									New York, NY
Term Loan (SBIC)	(2)(12)	First Lien	1M L+8.00%	0.50%	10.51%		11/30/2016	11/30/2021	Media: Broadcasting & Subscription	$4,730,117	4,700,059	4,706,466	2.09%
Madison Logic Holdings, Inc. Common Stock (SBIC)	(2)(4)	Equity					11/30/2016			5,000 shares	50,000	50,000	0.02%
Madison Logic Holdings, Inc. Series A Preferred Stock (SBIC)	(2)(4)	Equity					11/30/2016			4,500 shares	450,000	470,000	0.21%
Total											5,200,059	5,226,466	2.32%
Magdata Intermediate Holdings, LLC									Austin TX
Term Loan	(12)	Second Lien	3M L+9.50%	1.00%	12.31%		10/16/2017	4/16/2024	Software	$14,750,000	14,490,683	14,086,250	6.26%
Mobileum, Inc.									Santa Clara, CA
Term Loan	(12)	Second Lien	3M L+10.25%	0.75%	13.06%		11/1/2016	5/1/2022	Software	$21,500,000	21,164,073	21,500,000	9.56%
Mobile Acquisition Holdings, LP Class A-2 Common Units	(4)	Equity					11/1/2016			750 units	455,385	770,000	0.34%
Total											21,619,458	22,270,000	9.90%
MTC Parent, L.P.									Oak Brook, IL
Class A-2 Common Units	(4)	Equity					12/1/2015		Finance	750,000 shares	0	7,750,000	3.45%
National Trench Safety, LLC, et al									Houston, TX
Term Loan (SBIC)	(2)	Second Lien	11.50%		11.50%		3/31/2017	3/31/2022	Construction & Building	$10,000,000	9,874,827	9,650,000	4.29%
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
NTS Investors, LP Class A Common Units	(4)	Equity					3/31/2017			2,335 units	$500,000	$380,000	0.17%
Total											10,374,827	10,030,000	4.46%
NGS US Finco, LLC									Bradford, PA
Term Loan (SBIC)	(2)(12)	Second Lien	1M L+8.50%	1.00%	10.88%		10/4/2018	4/1/2026	Utilities: Oil & Gas	$10,000,000	9,853,435	9,853,435	4.38%
Nutritional Medicinals, LLC	(24)								Centerville, OH
Term Loan	(12)	First Lien	3M L+6.00%	1.00%	8.81%		11/15/2018	11/15/2023	Healthcare & Pharmaceuticals	$15,500,000	15,198,412	15,198,412	6.76%
Functional Aggregator, LLC Common Units	(4)	Equity					11/15/2018			12,500 shares	1,250,000	1,250,000	0.56%
Total											16,448,412	16,448,412	7.32%
OGS Holdings, Inc.									Chantilly, Virginia
Series A Convertible Preferred Stock	(4)	Equity					4/22/2014		Services: Government	11,521 shares	50,001	280,000	0.12%
Premiere Digital Services, Inc.	(10)								Los Angeles, CA
Term Loan (SBIC)	(2)(13)(22)	First Lien	3M L+5.50%	1.50%	9.60%		10/18/2018	10/18/2023	Media: Broadcasting & Subscription	$8,250,000	8,019,407	8,019,407	3.57%
Term Loan	(13)(22)	First Lien	3M L+5.50%	1.50%	9.60%		10/18/2018	10/18/2023		$2,428,772	2,360,887	2,360,887	1.05%
Premiere Digital Holdings, Inc., Common Stock	(4)	Equity					10/18/2018			5,000 shares	50,000	50,000	0.02%
Premiere Digital Holdings, Inc., Preferred Stock	(4)	Equity					10/18/2018			4,500 shares	450,000	450,000	0.20%
Total											10,880,294	10,880,294	4.84%
Price for Profit, LLC	(17)								Cleveland, OH
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.50%	1.00%	9.31%		1/31/2018	1/31/2023	Services: Business	$8,818,907	8,669,840	8,774,812	3.90%
I2P Holdings, LLC, Series A Preferred	(4)	Equity					1/31/2018			750,000 shares	750,000	1,460,000	0.65%
Total											9,419,840	10,234,812	4.55%
Protect America, Inc.									Austin TX
Term Loan (SBIC)	(2)(6)(12)	Second Lien	3M L+9.75%	1.00%	10.56%	2.00%	8/30/2017	10/30/2020	Services: Consumer	$17,979,749	17,710,359	17,530,255	7.80%
Refac Optical Group, et al	(11)								Blackwood, NJ
Revolver	(9)(10)(12)	First Lien	1M L+8.00%		0.00%		11/7/2012	9/30/2018	Retail	$880,000	880,000	880,000	0.39%
Term A Loan	(9)(12)	First Lien	1M L+8.00%		0.00%		11/7/2012	9/30/2018		$472,968	472,968	472,968	0.21%
Term B Loan	(6)(9)(12)	First Lien	1M L+10.75%		0.00%	0.00%	11/7/2012	9/30/2018		$6,539,666	6,539,666	5,787,604	2.57%
Total											7,892,634	7,140,572	3.17
Resolute Industrial, LLC									Wheeling, IL
Resolute Industrial Holdings, LLC Class A Preferred Units	(4)	Equity					7/26/2017		Capital Equipment	601 units	750,000	1,300,000	0.58%
Total													%
Roberts-Gordon, LLC									Buffalo, NY
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Specified Air Solutions, LLC Class A Common Units	(4)	Equity					6/30/2017		Construction & Building	3,846 shares	$0	$250,000	0.11%
Skopos Financial, LLC									Irving, TX
Term Loan	(5)	Unsecured	12.00%		12.00%		1/31/2014	1/31/2020	Finance	$17,500,000	17,494,460	17,150,000	7.63%
Skopos Financial Group, LLC Class A Units	(4)(5)	Equity					1/31/2014			1,120,684 units	1,162,544	1,110,000	0.49%
Total											18,657,004	18,260,000	8.12%
SQAD, LLC									Tarrytown, NY
Term Loan (SBIC)	(2)	First Lien	3M L+6.50	1.00%	9.30%		12/22/2017	12/22/2022	Media: Broadcasting & Subscription	$14,846,000	14,780,330	14,400,620	6.40%
SQAD Holdco, Inc. Preferred Shares, Series A (SBIC)	(2)(4)	Equity					10/31/2013			5,624 shares	156,001	310,000	0.14%
SQAD Holdco, Inc. Common Shares (SBIC)	(2)(4)	Equity					10/31/2013			5,800 shares	62,485	40,000	0.02%
Total											14,998,816	14,750,620	6.56%
TechInsights, Inc.									Ottawa, Ontario
Term Loan	(5)(13)(22)	First Lien	3M L+6.00%	1.00%	10.32%		8/16/2017	10/2/2023	High Tech Industries	$21,540,923	21,094,192	21,094,192	9.38%
Time Manufacturing Acquisition, LLC									Waco, TX
Term Loan	(6)	Unsecured	11.50%		10.75%	0.75%	2/3/2017	8/3/2023	Capital Equipment	$6,385,182	6,285,876	6,129,775	2.73%
Time Manufacturing Investments, LLC Class A Common Units	(4)	Equity					2/3/2017			5,000 units	500,000	500,000	0.22%
Total											6,785,876	6,629,775	2.95%
TFH Reliability, LLC									Houston, TX
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+10.75%	0.50%	13.56%		10/21/2016	4/21/2022	Chemicals, Plastics, & Rubber	$5,875,000	5,794,016	5,875,000	2.61%
TFH Reliability Group, LLC Class A Common Units	(4)	Equity					10/21/2016			250,000 shares	231,521	450,000	0.20%
Total											6,025,537	6,325,000	2.81%
U.S. Auto Sales, Inc. et al									Lawrenceville, GA
Term Loan	(5)(12)	Second Lien	1M L+10.50%	1.00%	12.85%		6/8/2015	6/8/2020	Finance	$4,500,000	4,484,478	4,500,000	2.00%
USASF Blocker II, LLC Common Units	(4)(5)	Equity					6/8/2015			441 units	441,000	550,000	0.24%
USASF Blocker III, LLC Series C Preferred Units	(4)(5)	Equity					2/13/2018			50 units	50,000	60,000	0.03
USASF Blocker LLC Common Units	(4)(5)	Equity					6/8/2015			9,000 units	9,000	10,000	0.00%
Total											4,984,478	5,120,000	2.27%
VRI Intermediate Holdings, LLC									Franklin, OH
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+9.25%	1.00%	12.06%		5/31/2017	10/31/2020	Healthcare & Pharmaceuticals	$9,000,000	8,895,138	8,820,000	3.92%
VRI Ultimate Holdings, LLC Class A Preferred Units	(4)	Equity					5/31/2017			326,797 shares	500,000	440,000	0.20%

See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2018
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Total											$9,395,138	$9,260,000	4.12%
Wise Holding Corporation									Salt Lake City, UT
Term Loan	(12)(20)	Unsecured	3M L+11.00%	1.00%	0.00%		6/30/2016	12/31/2021	Beverage, Food, & Tobacco	$1,250,000	1,238,210	0	0.00%
Delayed Draw Term Loan	(12)(21)	First Lien	1M L+6.5%	1.00%	0.00%		8/27/2018	6/30/2021		$253,906	253,906	93,945	0.04%
Wise Parent Company, LLC Membership Units	(4)	Equity					6/30/2016			1 units	58,594	0	0.00%
Total											1,550,710	93,945	0.04%
Total Non-controlled, non-affiliated investments											502,691,464	504,433,668	224.35%
Net Investments											502,743,649	504,483,668	224.37%
LIABILITIES IN EXCESS OF OTHER ASSETS												(279,638,661)	(124.37)%
NET ASSETS												$224,845,007	100.00%

(1)
See Note 1 of the Notes to the Consolidated Financial Statements for a discussion of the methodologies used to value securities in the portfolio.

(2)
Investments held by the SBIC subsidiary, which include $13,410,706 of cash and $214,114,498 of investments (at cost) are excluded from the obligations to the lenders of the Credit Facility. The Company’s obligations to the lenders of the Credit Facility, as defined in Note 9, are secured by a first priority security interest in all investments and cash and cash equivalents, except for investments held by the SBIC Subsidiary.

(3)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $865,385, with an interest rate of LIBOR plus 7.50% and a maturity of June 30, 2023. This investment is accruing an unused commitment fee of 0.375% per annum.

(4)
Security is non-income producing.

(5)
The investment is not a qualifying asset under the Investment Company Act of 1940, as amended. The Company may not acquire any non-qualifying assets unless, at the time of the acquisition, qualifying assets represent at least 70% of the Company’s total assets. Qualifying assets represent approximately 87% of the Company’s total assets as of December 31, 2018.

(6)
Represents a PIK interest security. At the option of the issuer, interest can be paid in cash or cash and PIK interest. The percentage of PIK interest shown is the maximum PIK interest that can be elected by the issuer.

(7)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $666,666, with an interest rate of LIBOR plus 5.75% and a maturity of June 29, 2022. This investment is accruing an unused commitment fee of 0.50% per annum.

(8)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $2,000,000, with an interest rate of LIBOR plus 5.75% and a maturity of August 8, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(9)
Investment has been on non-accrual since November 30, 2018.

(10)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $3,669,681 with an interest rate of LIBOR plus 5.50% and a maturity of October 18, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(11)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $520,000, with an interest rate of LIBOR plus 8.00% and a maturity of September 30, 2018. This investment is not accruing an unused commitment fee.

See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2018
(12)
These loans have LIBOR floors that are lower than the applicable LIBOR rates; therefore, the floors are not in effect.

(13)
These loans are last-out term loans with contractual rates higher than the applicable LIBOR rates; therefore, the floors are not in effect.

(14)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $5,357,143, with an interest rate of LIBOR plus 6.75% and a maturity of August 30, 2024. This investment is accruing an unused commitment fee of 0.50% per annum.

(15)
Investment has been on non-accrual since November 1, 2017.

(16)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,000,000, with an interest rate of LIBOR plus 7.75% and a maturity of February 5, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(17)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,500,000, with an interest rate of LIBOR plus 6.50% and a maturity of January 31, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(18)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $750,000, with an interest rate of LIBOR plus 7.50% and a maturity of April 13, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(19)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,222,494, with an interest rate of LIBOR plus 6.25% and a maturity of September 26, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(20)
Investment has been on non-accrual since March 29, 2018.

(21)
Investment has been on non-accrual since October 31, 2018.

(22)
This loan is a unitranche investment.

(23)
Excluded from the investment is an undrawn delayed draw term loan commitment in an amount not to exceed $1,662,592, with an interest rate of LIBOR plus 6.25% and a maturity of September 26, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

(24)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $2,000,000 with an interest rate of LIBOR plus 6.00% and a maturity of November 15, 2023. This investment is accruing an unused commitment fee of 0.50% per annum.

Abbreviation Legend
PIK — Payment-In-Kind
L — LIBOR
Euro — Euro Dollar
See accompanying notes to these consolidated financial statements.

Stellus Capital Investment Corporation
Consolidated Schedule of Investments
December 31, 2017
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Initial Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Non-controlled, affiliated investments	(2)
Glori Energy Production Inc.									Houston, TX
Glori Energy Production, LLC Class A Common Units	(4)	Equity					2/1/2017		Energy: Oil & Gas	1,000 shares	$1,052,185	$990,000	0.45%
Subtotal Non-controlled, affiliated investments											1,052,185	990,000	0.45%
Non-controlled, non-affiliated investments	(2)
Abrasive Products & Equipment, LLC, et al									Deer Park, TX
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+10.50%	1.00%	12.20%		9/5/2014	3/5/2020	Chemicals, Plastics, & Rubber	$5,325,237	5,272,397	5,220,000	2.37%
APE Holdings, LLC Class A Common Units	(4)	Equity					9/5/2014			375,000 units	375,000	180,000	0.08%
Total											5,647,397	5,400,000	2.45%
Apex Environmental Resources Holdings, LLC									Amsterdam, OH
Common Units	(4)	Equity					10/30/2015		Environmental Industries	766 shares	766	579	0.00%
Preferred Units	(4)	Equity					10/30/2015			766 shares	765,676	579,421	0.26%
Total											766,442	580,000	0.26%
Atmosphere Aggregator Holdings II, LP									Atlanta, GA
Common Units	(4)	Equity					6/30/2015		Services: Business	254,250 units	254,250	820,284	0.37%
Atmosphere Aggregator Holdings, LP Common Units	(4)	Equity					6/30/2015			750,000 units	750,000	2,419,714	1.10%
Total											1,004,250	3,239,998	1.47%
ASC Communications, LLC	(7)								Chicago, IL
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.25%	1.00%	7.94%		6/29/2017	6/29/2022	Healthcare & Pharmaceuticals	$6,879,167	6,816,044	6,879,167	3.12%
ASC Communications Holdings, LLC Class A Preferred Units (SBIC)	(2)(4)	Equity					6/29/2017			73,529 shares	500,000	620,000	0.28%
Total											7,316,044	7,499,167	3.40%
Beneplace, LLC									Austin TX
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+10.00%	1.00%	11.70%		3/27/2017	9/27/2022	Insurance	$5,000,000	4,910,226	5,000,000	2.27%
Beneplace Holdings, LLC Preferred Units	(4)	Equity					3/27/2017			500,000 units	500,000	500,000	0.23%
Total											5,410,226	5,500,000	2.50%
Binder & Binder National Social Security Disability Advocates, LLC	(8)								Hauppauge, NY
Residual claim from Term Loan	(4)	Unsecured					11/7/2012		Services: Consumer	$400,000	400,000	380,000	0.17%

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2017
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Initial Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
BW DME Acquisition, LLC									Tempe, AZ
Term Loan (SBIC)	(2)(12)(13)(17)	First Lien	3M L+6.00%	1.00%	9.43%		8/24/2017	8/24/2022	Healthcare & Pharmaceuticals	$9,550,000	$9,281,016	$9,310,000	4.23%
BW DME Holdings, LLC Class A Preferred Units	(4)	Equity					8/24/2017			1,000,000 shares	1,000,000	1,110,000	0.50%
Total											10,281,016	10,420,000	4.73%
C.A.R.S. Protection Plus, Inc.									Murrysville, PA
Term Loan	(12)	First Lien	3M L+8.50%	0.50%	9.74%		12/23/2015	12/31/2020	Automotive	$98,746	97,451	98,746	0.04%
Term Loan (SBIC)	(2)(12)	First Lien	3M L+8.50%	0.50%	9.74%		12/23/2015	12/31/2020		$7,702,191	7,601,191	7,700,000	3.50%
CPP Holdings LLC Class A Common Units	(4)	Equity					12/23/2015			149,828 shares	149,828	260,000	0.12%
Total											7,848,470	8,058,746	3.66%
Catapult Learning, LLC et al									Camden, NJ
Term Loan	(13)(17)	First Lien	3M L+6.50%	1.00%	9.30%		8/6/2015	7/16/2020	Education	$12,335,526	12,264,670	12,335,526	5.60%
Colford Capital Holdings, LLC									New York, NY
Preferred Units	(4)(5)	Equity					8/20/2015		Finance	38,893 units	497,388	470,000	0.21%
Condor Borrower, LLC									Clifton, NJ
Term Loan	(12)	Second Lien	3M L+8.75%	1.00%	10.12%		10/27/2017	4/27/2025	Services: Business	$13,750,000	13,479,122	13,480,000	6.12%
Condor Top Holdco Limited Convertible Preferred Shares	(4)	Equity					10/27/2017			500,000 shares	442,197	442,197	0.20%
Condor Holdings Limited Preferred Shares, Class B	(4)	Equity					10/27/2017			500,000 shares	57,804	57,804	0.03%
Total											13,979,123	13,980,001	6.35%
Douglas Products & Packaging Company, LLC									Liberty, MO
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+10.50%	0.50%	12.20%		6/30/2015	12/31/2020	Chemicals, Plastics, & Rubber	$9,000,000	8,902,087	9,000,000	4.09%
Fumigation Holdings, Inc. Class A Common Stock	(4)	Equity					6/30/2015			250 shares	250,000	530,000	0.24%
Total											9,152,087	9,530,000	4.33%
Dream II Holdings, LLC									Boca Raton, FL
Class A Common Units	(4)	Equity					10/20/2014		Services: Consumer	250,000 units	242,304	420,000	0.19%
Empirix Inc.									Billerica, MA
Term Loan	(12)	Second Lien	3M L+9.50%	1.00%	10.88%		11/1/2013	5/1/2020	Software	$11,657,850	11,554,734	11,657,850	5.29%
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+9.50%	1.00%	10.88%		5/14/2013	5/1/2020		$9,750,000	9,662,051	9,750,000	4.43%

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2017
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Initial Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Empirix Holdings I, Inc. Common Shares, Class A	(4)	Equity					11/1/2013			1,304 shares	$1,304,232	$831,600	0.38%
Empirix Holdings I, Inc. Common Shares, Class B	(4)	Equity					11/1/2013			1,317,406 shares	13,174	8,400	0.00%
Total											22,534,191	22,247,850	10.10%
Energy Labs Inc.									Houston, TX
Term Loan (SBIC)	(2)(13)(17)	First Lien	3M L+7.00%	0.50%	11.58%		9/29/2016	9/29/2021	Energy: Oil & Gas	$5,300,000	5,214,783	5,300,000	2.41%
Energy Labs Holding Corp. Common Stock	(4)	Equity					9/29/2016			500 shares	500,000	410,000	0.19%
Total											5,714,783	5,710,000	2.60%
EOS Fitness OPCO Holdings, LLC									Phoenix, AZ
Term Loan (SBIC)	(2)(12)	First Lien	1M L+8.25%	0.75%	9.62%		12/30/2014	12/30/2019	Hotel, Gaming, & Leisure	$3,193,890	3,164,255	3,190,000	1.45%
EOS Fitness Holdings, LLC Class A Preferred Units	(4)	Equity					12/30/2014			118 shares	117,670	224,250	0.10%
EOS Fitness Holdings, LLC Class B Common Units	(4)	Equity					12/30/2014			3,017 shares	3,017	5,750	0.00%
Total											3,284,942	3,420,000	1.55%
Furniture Factory Outlet, LLC									Fort Smith, AR
Term Loan	(12)	First Lien	3M L+9.00%	0.50%	10.70%		6/10/2016	6/10/2021	Consumer Goods: Durable	$7,288,484	7,180,489	7,288,484	3.31%
Furniture Factory Holdings, LLC Term Loan	(11)	Unsecured	11.00%				6/10/2016	2/3/2021		$122,823	122,823	120,000	0.05%
Sun Furniture Factory, LP Common Units	(4)	Equity					6/10/2016			13,445 shares	94,569	210,000	0.10%
Total											7,397,881	7,618,484	3.46%
GK Holdings, Inc.									Cary, NC
Term Loan	(12)	Second Lien	3M L+10.25%	1.00%	11.94%		2/6/2015	1/30/2022	Education	$5,000,000	4,932,726	5,000,000	2.27%
Good Source Solutions, Inc.									Carlsbad, CA
Term Loan	(13)(17)	First Lien	3M L+7.25%	0.50%	11.96%		7/15/2016	7/15/2021	Beverage, Food, & Tobacco	$1,350,000	1,329,398	1,350,000	0.61%
Term Loan (SBIC)	(2)(13)(17)	First Lien	3M L+7.25%	0.50%	11.96%		7/15/2016	7/15/2021		$1,200,000	1,181,687	1,200,000	0.54%
Good Source Holdings, LLC Class A Preferred Units	(4)	Equity					7/15/2016			159 shares	159,375	150,000	0.07%
Good Source Holdings, LLC Class B Common Units	(4)	Equity					7/15/2016			4,482 shares	0	0	0.00%
Total											2,670,460	2,700,000	1.22%

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2017
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Initial Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Grupo HIMA San Pablo, Inc., et al									San Juan, PR
Term Loan	(3)	First Lien	3M L+7.00%	1.50%	8.50%		2/1/2013	1/31/2018	Healthcare & Pharmaceuticals	$4,750,000	$4,748,168	$4,180,000	1.90%
Term Loan	(15)	Second Lien	13.75%	0.00%			2/1/2013	7/31/2018		$4,109,524	4,079,696	900,000	0.41%
Total											8,827,864	5,080,000	2.31%
Hostway Corporation									Chicago, IL
Term Loan	(12)	Second Lien	3M L+10.00%	1.25%	5.94%		12/27/2013	12/13/2020	High Tech Industries	$6,750,000	6,680,080	5,910,000	2.68%
J.R. Watkins, LLC	(9)								San Francisco, CA
Term Loan (SBIC)	(2)(12)	First Lien	3M L+6.50%	1.25%	8.16%		12/22/2017	12/22/2022	Consumer Goods: non-durable	$12,500,000	12,250,000	12,250,000	5.56%
J.R. Watkins Holdings, Inc. Class A Preferred	(4)	Equity					12/22/2017			1,000 shares	1,000,000	1,000,000	0.45%
Total											13,250,000	13,250,000	6.01%
Keais Records Service, LLC									Houston, TX
Term Loan	(12)	Second Lien	3M L+10.50%	0.50%	12.20%		6/30/2016	6/30/2022	Services: Business	$7,750,000	7,637,741	7,750,000	3.52%
Keais Holdings, LLC Class A Units	(4)	Equity					6/30/2016			148,335 units	765,600	780,000	0.35%
Total											8,403,341	8,530,000	3.87%
KidKraft, Inc.									Dallas, TX
Term Loan	(6)	Second Lien	12.00%	11.00%	1.00%		9/30/2016	3/30/2022	Consumer Goods: Durable	$9,315,194	9,162,066	9,180,000	4.17%
Livingston International, Inc.									Toronto, Ontario
Term Loan	(5)(12)	Second Lien	3M L+8.25%	1.25%	9.94%		4/23/2013	4/18/2020	Transportation: Cargo	$6,841,739	6,785,894	6,840,000	3.11%
Madison Logic, Inc.									New York, NY
Term Loan (SBIC)	(2)(12)	First Lien	1M L+8.00%	0.50%	9.57%		11/30/2016	11/30/2021	Media: Broadcasting & Subscription	$4,875,000	4,835,088	4,875,000	2.21%
Madison Logic Holdings, Inc. Common Stock (SBIC)	(2)(4)	Equity					11/30/2016			5,000 shares	50,000	56,000	0.03%
Madison Logic Holdings, Inc. Series A Preferred Stock (SBIC)	(2)(4)	Equity					11/30/2016			4,500 shares	450,000	504,000	0.23%
Total											5,335,088	5,435,000	2.47%
Magdata Intermediate Holdings, LLC									Austin TX
Term Loan	(12)	Second Lien	3M L+9.50%	1.00%	11.20%		10/16/2017	4/16/2024	Software	$12,500,000	12,254,448	12,250,000	5.56%
Mobileum, Inc.									Santa Clara, CA
Term Loan	(12)	Second Lien	3M L+10.25%	0.75%	11.95%		11/1/2016	5/1/2022	Software	$9,000,000	8,849,293	9,000,000	4.09%

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2017
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Initial Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Mobile Acquisition Holdings, LP Class A-2 Common Units	(4)	Equity					11/1/2016			750 units	$750,000	$980,000	0.44%
Total											9,599,293	9,980,000	4.53%
MBS Holdings, Inc.									Birmingham, AL
Series E Preferred Stock	(4)	Equity					3/10/2014		Media: Broadcasting & Subscription	2,774,695 shares	1,000,000	2,386,710	1.08%
Series F Preferred Stock	(4)	Equity					12/21/2015			399,308 shares	206,682	493,290	0.22%
Total											1,206,682	2,880,000	1.30%
MTC Parent, L.P.									Oak Brook, IL
Class A-2 Common Units	(4)	Equity					12/1/2015		Finance	750,000 shares	28,842	2,200,000	1.00%
National Trench Safety, LLC, et al									Houston, TX
Term Loan (SBIC)	(2)	Second Lien	11.50%		11.50%		3/31/2017	3/31/2022	Construction & Building	$10,000,000	9,845,090	9,900,000	4.49%
NTS Investors, LP Class A Common Units	(4)	Equity					3/31/2017			2,335 units	500,000	350,000	0.16%
Total											10,345,090	10,250,000	4.65%
OGS Holdings, Inc.									Chantilly, Virginia
Series A Convertible Preferred Stock	(4)	Equity					4/22/2014		Services: Government	11,521 shares	50,001	100,000	0.05%
Protect America, Inc.									Austin TX
Term Loan (SBIC)	(2)(6)(12)	Second Lien	3M L+9.75%	1.00%	9.50%	2.00%	8/30/2017	10/30/2020	Services: Consumer	$17,617,786	17,220,312	17,270,000	7.84%
Refac Optical Group, et al									Blackwood, NJ
Revolver	(10)(12)	First Lien	1M L+8.00%		9.56%		11/7/2012	9/30/2018	Retail	$880,000	880,000	880,000	0.40%
Term A Loan	(12)	First Lien	1M L+8.00%		9.56%		11/7/2012	9/30/2018		$943,367	943,367	940,000	0.43%
Term B Loan	(6)(12)	First Lien	1M L+10.75%		10.56%	1.75%	11/7/2012	9/30/2018		$6,464,716	6,464,716	6,460,000	2.93%
Total											8,288,083	8,280,000	3.76%
Resolute Industrial, LLC	(14)								Wheeling, IL
Term Loan	(12)(16)(17)	First Lien	3M L+7.62%	1.00%	8.95%		7/26/2017	7/26/2022	Capital Equipment	$3,797,222	3,731,397	3,740,000	1.70%
Term Loan (SBIC)	(2)(12)(16)(17)	First Lien	3M L+7.62%	1.00%	8.95%		7/26/2017	7/26/2022		$13,290,278	13,059,850	13,090,000	5.94%
Resolute Industrial Holdings, LLC Class A Preferred Units	(4)	Equity					7/26/2017			601 units	750,000	760,000	0.35%
Total											17,541,247	17,590,000	7.99%
Roberts-Gordon, LLC									Buffalo, NY
Term Loan	(12)	Second Lien	3M L+10.00%	1.00%	11.70%		6/30/2017	1/1/2022	Construction & Building	$7,200,000	7,068,278	7,130,000	3.24%

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2017
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Initial Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
Specified Air Solutions, LLC Class A Common Unites	(4)	Equity					6/30/2017			3,846 shares	$500,045	$600,000	0.27%
Total											7,568,323	7,730,000	3.51%
Sitel Worldwide Corporation									Nashville, TN
Term Loan	(12)	Second Lien	3M L+9.50	1.00%	10.88%		9/24/2015	9/18/2022	High Tech Industries	$10,000,000	9,848,614	9,950,000	4.52%
Skopos Financial, LLC									Irving, TX
Term Loan	(5)	Unsecured	12.00%		12.00%		1/31/2014	1/31/2019	Finance	$20,000,000	19,886,350	19,800,000	8.99%
Skopos Financial Group, LLC Class A Units	(4)(5)	Equity					1/31/2014			1,120,684 units	1,162,544	770,000	0.35%
Total											21,048,894	20,570,000	9.34%
SPM Capital, LLC									Bloomington, MN
Term Loan	(12)	First Lien	3M L+6.50	1.50%	8.19%		12/10/2012	10/31/2018	Healthcare & Pharmaceuticals	$5,421,770	5,421,770	5,420,000	2.46%
SQAD, LLC									Tarrytown, NY
Term Loan (SBIC)	(2)	First Lien	3M L+6.50	1.00%	8.16%		12/22/2017	12/22/2022	Media: Broadcasting & Subscription	$15,000,000	14,919,983	14,920,000	6.77%
SQAD Holdco, Inc. Preferred Shares, Series A (SBIC)	(2)(4)	Equity					10/31/2013			3,598 shares	156,001	307,023	0.14%
SQAD Holdco, Inc. Common Shares (SBIC)	(2)(4)	Equity					10/31/2013			5,800 shares	62,485	122,977	0.06%
Total											15,138,469	15,350,000	6.97%
TechInsights, Inc.									Ottawa, Ontario
Term Loan	(5)(12)(13)(17)	First Lien	3M L+6.50%	1.00%	8.71%		8/16/2017	8/16/2022	High Tech Industries	$20,000,000	19,529,783	19,600,000	8.90%
Time Manufacturing Acquisition, LLC									Waco, TX
Term Loan	(6)	Unsecured	11.50%		10.75%	0.75%	2/3/2017	8/3/2023	Capital Equipment	$6,373,100	6,258,780	6,250,000	2.84%
Time Manufacturing Investments, LLC Class A Common Units	(4)	Equity					2/3/2017			5,000 units	500,000	330,000	0.15%
Total											6,758,780	6,580,000	2.99%
TFH Reliability, LLC									Houston, TX
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+10.75%	0.50%	12.45%		10/21/2016	4/21/2022	Chemicals, Plastics, & Rubber	$5,875,000	5,775,974	5,875,000	2.67%
TFH Reliability Group, LLC Class A Common Units	(4)	Equity					10/21/2016			250,000 shares	250,000	340,000	0.15%
Total											6,025,974	6,215,000	2.82%
U.S. Auto Sales, Inc. et al									Lawrenceville, GA
Term Loan	(5)(12)	Second Lien	1M L+11.75%	1.00%	13.12%		6/8/2015	6/8/2020	Finance	$4,500,000	4,474,973	4,500,000	2.04%
USASF Blocker II, LLC Common Units	(4)(5)	Equity					6/8/2015			441 units	441,000	578,200	0.26%

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2017
Investments	Footnotes	Security	Coupon	LIBOR floor	Cash	PIK	Initial Investment Date	Maturity	Headquarters/ Industry	Principal Amount/ Shares	Amortized Cost	Fair Value(1)	% of Net Assets
USASF Blocker LLC Common Units	(4)(5)	Equity					6/8/2015			9,000 units	$9,000	$11,800	0.01%
Total											4,924,973	5,090,000	2.31%
VRI Intermediate Holdings, LLC									Franklin, OH
Term Loan (SBIC)	(2)(12)	Second Lien	3M L+9.25%	1.00%	10.95%		5/31/2017	10/31/2020	Healthcare & Pharmaceuticals	$9,000,000	8,846,185	8,910,000	4.05%
VRI Ultimate Holdings, LLC Class A Preferred Units	(4)	Equity					5/31/2017			326,797 shares	500,000	500,000	0.23%
Total											9,346,185	9,410,000	4.28%
Wise Holding Corporation									Salt Lake City, UT
Term Loan	(12)	Unsecured	3M L+11.00%	1.00%	12.70%		6/30/2016	12/31/2021	Beverage, Food, & Tobacco	$1,250,000	1,235,188	880,000	0.40%
WCI Holdings LLC Class A Preferred Units	(4)	Equity					6/30/2016			56 units	55,550	0	0.00%
WCI Holdings LLC Class B Common Units	(4)	Equity					6/30/2016			3,044 units	3,044	0	0.00%
Total											1,293,782	880,000	0.40%
Zemax, LLC									Redmond, WA
Term Loan (SBIC)	(2)(12)	Second Lien	1M L+10.00%	1.00%	11.60%		10/23/2014	4/23/2020	Software	$3,962,500	3,922,743	3,960,000	1.80%
Zemax Software Holdings, LLC Preferred Units (SBIC)	(2)(4)	Equity					10/23/2014			24,500 units	5,000	11,200	0.01%
Zemax Software Holdings, LLC Common Units (SBIC)	(2)(4)	Equity					10/23/2014			5,000 shares	245,000	548,800	0.25%
Total											4,172,743	4,520,000	2.06%
Total Non-controlled, non-affiliated investments											367,401,021	370,849,772	168.38%
Net Investments											368,453,206	371,839,772	168.83%
LIABILITIES IN EXCESS OF OTHER ASSETS												(151,592,530)	(68.83)%
NET ASSETS												$220,247,242	100.00%

(1)
See Note 1 of the Notes to the Consolidated Financial Statements for a discussion of the methodologies used to value securities in the portfolio.

(2)
Investments held by the SBIC Subsidiary, which include $5,258,500 of cash and $154,149,450 of investments (at cost) are excluded from the obligations to the lenders of the Credit Facility. The Company’s obligations to the lenders of the Credit Facility, as defined in Note 9, are secured by a first priority security interest in all investments and cash and cash equivalents, except for investments held by the SBIC Subsidiary.

(3)
These loans have LIBOR or Euro Floors that are higher than the current applicable LIBOR or Euro rates; therefore, the floors are in effect.

(4)
Security is non-income producing.

(5)
The investment is not a qualifying asset under the Investment Company Act of 1940, as amended. The Company may not

Stellus Capital Investment Corporation
Consolidated Schedule of Investments — (Continued)
December 31, 2017
acquire any non-qualifying assets unless, at the time of the acquisition, qualifying assets represent at least 70% of the Company’s total assets. Qualifying assets represent approximately 86% of the Company’s total assets as of December 31, 2017.
(6)
Represents a PIK security. At the option of the issuer, interest can be paid in cash or cash and PIK. The percentage of PIK shown is the maximum PIK that can be elected by the issuer.

(7)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $666,666, with an interest rate of LIBOR plus 6.25% and a maturity of June 29, 2022. This investment is accruing an unused commitment fee of 0.50% per annum.

(8)
In the fourth quarter of 2016, Binder & Binder National Social Security Disability, emerged from Chapter 11 Bankruptcy in the U.S. Bankruptcy Court, Southern District of New York. The investment’s fair value has been adjusted to reflect the court-approved unsecured claim distribution proceeds that have been awarded to the Company. As of this time, the Company does not expect to receive any additional repayment other than the court awarded amount.

(9)
Excluded from the investment is an undrawn revolver commitment in an amount not to exceed $1,750,000, with an interest rate of LIBOR plus 6.50% and a maturity of December 22, 2022. This investment is accruing an unused commitment fee of 0.50% per annum.

(10)
Excluded from the investment is an undrawn commitment in an amount not to exceed $520,000, with an interest rate of LIBOR plus 8.00% and a maturity of September 30, 2018. This investment is accruing an unused commitment fee of 0.50% per annum.

(11)
Interest compounds annually on this loan at a rate of 11%. The interest does not increase the principal balance.

(12)
These loans have LIBOR floors that are lower than the applicable LIBOR rates; therefore, the floors are not in effect.

(13)
These loans are last-out term loans with contractual rates higher than the applicable LIBOR rates; therefore, the floors are not in effect.

(14)
Excluded from the investment is an undrawn commitment in an amount not to exceed $5,750,000, with an interest rate of LIBOR plus 7.62% and a maturity of July 26, 2022. This investment is accruing an unused commitment fee of 0.50% per annum.

(15)
Investment has been on non-accrual since November 1, 2017.

(16)
This loan is a last-out term loan with a set contractual rate that equals the current applicable LIBOR rate.

(17)
This loan is a unitranche investment.

Abbreviation Legend
PIK — Payment-In-Kind
L — LIBOR
Euro — Euro Dollar

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
Stellus Capital Investment Corporation (“we”, “us”, “our” and the “Company”) was formed as a Maryland corporation on May 18, 2012 (“Inception”) and is an externally managed, closed-end, non-diversified investment management company. The Company is applying the guidance of Accounting Standards Codification (“ASC”) Topic 946, Financial Services Investment Companies. The Company has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. The Company’s investment activities are managed by our investment adviser Stellus Capital Management, LLC (“Stellus Capital” or the “Advisor”).
As of December 31, 2018 the Company has issued a total of 15,953,810 shares and raised $235,742,980 in gross proceeds since inception, incurring $7,566,535 in offering expenses and sales load fees for net proceeds from offerings of $228,176,445. The Company’s shares are currently listed on the New York Stock Exchange under the symbol “SCM”. See Note 4 for further details.
The Company has established wholly owned subsidiaries: SCIC — Consolidated Blocker 1, Inc., SCIC — ICD Blocker 1, Inc., SCIC — CC Blocker 1, Inc., SCIC — ERC Blocker 1, Inc., SCIC — SKP Blocker 1, Inc., SCIC — APE Blocker 1, Inc., and SCIC — Hollander Blocker 1, Inc., which are structured as Delaware entities, to hold equity or equity-like investments in portfolio companies organized as limited liability companies, or LLCs (or other forms of pass-through entities) (collectively, the “Taxable Subsidiaries”). The Taxable Subsidiaries are consolidated for U.S. generally accepted accounting principles (“U.S GAAP”) reporting purposes, and the portfolio investments held by them are included in the consolidated financial statements.
On June 14, 2013, we formed Stellus Capital SBIC LP (the “SBIC subsidiary”), a Delaware limited partnership, and its general partner, Stellus Capital SBIC GP, LLC., a Delaware limited liability company, as wholly owned subsidiaries of the Company. On June 20, 2014, the SBIC subsidiary received a license from the Small Business Administration (“SBA”) to operate as a Small Business Investment Company (“SBIC”) under Section 301(c) of the Small Business Investment Company Act of 1958. The SBIC subsidiary is consolidated for U.S. GAAP reporting purposes, and the portfolio investments held by it are included in the consolidated financial statements.
The SBIC license allows the SBIC subsidiary to obtain leverage by issuing SBA-guaranteed debentures, subject to the issuance of a capital commitment by the SBA and other customary procedures. SBA-guaranteed debentures are non-recourse, interest only debentures with interest payable semi-annually and have a ten year maturity. The principal amount of SBA-guaranteed debentures is not required to be paid prior to maturity but may be prepaid at any time without penalty. The interest rate of SBA-guaranteed debentures is fixed on a semi-annual basis at a market-driven spread over U.S. Treasury Notes with 10-year maturities. The SBA, as a creditor, will have a superior claim to the SBIC’s assets over the Company’s stockholders in the event the Company liquidates the SBIC subsidiary or the SBA exercises its remedies under the SBA-guaranteed debentures issued by the SBIC subsidiary upon an event of default. SBA regulations currently limit the amount that a single licensee may borrow to a maximum of $150,000,000 when it has at least $75,000,000 in regulatory capital, as such term is defined by the SBA, receives a capital commitment from the SBA and has been through an examination by the SBA subsequent to licensing. As of December 31, 2018 and 2017, the SBIC subsidiary had $75,000,000 and $67,500,000 of regulatory capital, respectively, as such term is defined by the SBA. As of December 31, 2018 and 2017, the SBIC subsidiary had $150,000,000 and $90,000,000 of SBA-guaranteed debentures outstanding, respectively. See footnote (2) of the Consolidated Schedule of Investments for additional information regarding the treatment of SBIC investments with respect to the Credit Facility.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES — (Continued)
As a BDC, we are required to comply with certain regulatory requirements. Prior to June 28, 2018, we were only allowed to employ leverage to the extent that our asset coverage, as defined in the 1940 Act, was equal to at least 200% after giving effect to such leverage. On March 23, 2018, the Small Business Credit Availability Act (the “SBCAA”) was signed into law, which included various changes to regulations under the federal securities laws that impact BDCs. The SBCAA included changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances.
On April 4, 2018, the Company’s board of directors (the “Board”), including a “required majority” (as such term is defined in Section 57(o) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. The Board also approved the submission of a proposal to approve the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, which was approved by shareholders at the Company’s 2018 annual meeting of stockholders. As a result, the asset coverage ratio test applicable to the Company was decreased from 200% to 150%, effective June 28, 2018. The amount of leverage that we employ at any time depends on our assessment of the market and other factors at the time of any proposed borrowing.
The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments in middle-market companies. The Company seeks to achieve its investment objective by originating and investing primarily in private U.S. middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien (including unitranche), second lien, and unsecured debt financing, with corresponding equity co-investments. It sources investments primarily through the extensive network of relationships that the principals of Stellus Capital have developed with financial sponsor firms, financial institutions, middle-market companies, management teams and other professional intermediaries.
Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. GAAP and pursuant to the requirements for reporting on Form 10-K and Article 10 of regulation S-X.
In the opinion of management, the consolidated financial results included herein contain all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of financial statements for the periods included herein. Certain reclassifications have been made to certain prior period balances to conform with current presentation.
In accordance with Regulation S-X under the Securities Act of 1933 and Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company does not consolidate portfolio company investments.
The accounting records of the Company are maintained in U.S. dollars.
Portfolio Investment Classification
The Company classifies its portfolio investments in accordance with the requirements of the 1940 Act as follows; (a) “Control Investments” are defined as investments in which the Company owns more than 25% of the voting securities or has rights to maintain greater than 50% of the board representation, (b) “Affiliate Investments” are defined as investments in which the Company owns between 5% and 25% of the voting securities and does not have rights to maintain greater than 50% of the board representation, and

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
(c) “Non-controlled, non-affiliate investments” are defined as investments that are neither Control Investments or Affiliate Investments.
Cash and Cash Equivalents
At December 31, 2018, cash balances totaling $336,243 exceeded FDIC insurance protection levels of $250,000 by $86,243, subjecting the Company to risk related to the uninsured balance. In addition, at December 31, 2018, the Company held $17,130,903 in cash equivalents that were back by the full faith credit of the U.S. government. All of the Company’s cash and cash equivalents are held at large established high credit quality financial institutions and management believes that risk of loss associated with any uninsured balances is remote.
Cash consists of bank demand deposits. We deem certain U.S. Treasury Bills and other high-quality, short-term debt securities as cash equivalents. At the end of each fiscal quarter, we may take proactive steps to ensure we are in compliance with the RIC diversification requirements under Subchapter M of the Internal Revenue Code, which are dependent upon the composition of our total assets at quarter end. We may accomplish this in several ways, including purchasing U.S. Treasury Bills and closing out positions after quarter-end or temporarily drawing down on the Credit Facility (see footnote 9). At December 31, 2018 and December 31, 2017, we held no U.S. Treasury Bills.
Fair Value Measurements
We account for substantially all of our financial instruments at fair value in accordance with ASC Topic 820 — Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework used to measure fair value, and requires disclosures for fair value measurements, including the categorization of financial instruments into a three-level hierarchy based on the transparency of valuation inputs. ASC Topic 820 requires disclosure of the fair value of financial instruments for which it is practical to estimate such value. We believe that the carrying amounts of our financial instruments such as cash, receivables and payables approximate the fair value of these items due to the short maturity of these instruments. This is considered a Level 1 valuation technique. The carrying values of our Credit Facility and SBA-guaranteed debentures approximate fair value because the interest rates adjusts to the market interest rates (Level 3 input). The carrying value of our 2022 Notes (as defined in Note 11 below) is based on the closing price of the security (level 2 input). See Note 6 to the consolidated financial statements for further discussion regarding the fair value measurements and hierarchy.
Consolidation
As permitted under Regulation S-X under the Exchange Act and ASC Topic 946, we generally do not consolidate our investment in a portfolio company other than an investment company subsidiary. Accordingly, we consolidated the results of the SBIC subsidiary and the Taxable Subsidiaries. All intercompany balances have been eliminated upon consolidation.
Use of Estimates
The preparation of the statement of assets and liabilities in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ materially.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
Deferred Financing Costs
Deferred financing costs, prepaid loan fees on SBA-guaranteed debentures and prepaid loan structure fees consist of fees and expenses paid in connection with the closing of our Credit Facility, notes and SBA-guaranteed debentures and are capitalized at the time of payment. These costs are amortized using the straight line method over the term of the respective instrument and presented as an offset to the corresponding debt on the statement of Assets and Liabilities.
Offering Costs
Deferred offering costs consist of fees and expenses incurred in connection with the offer and sale of the Company’s securities, including legal, accounting, printing fees and other related expenses, as well as costs incurred in connection with the filing of a shelf registration statement. These costs are capitalized when incurred and recognized as a reduction of offering proceeds when the offering is consummated and shown on the Consolidated Statement of Changes in Net Assets and Liabilities as a reduction to Paid-in-Capital. During the year ended December 31, 2016, the Company determined that it was no longer likely to issue shares under its current shelf registration statement, as a result, the Company expensed $261,761 of previously capitalized deferred offering costs for the year ended December 31, 2016. During the year ended December 31, 2018, the Company incurred $18,673 of costs related to the preparation of a registration statement, which were capitalized and will be treated as discussed above in the event an offering is consummated.
Investments
As a BDC, the Company will generally invest in illiquid loans and securities including debt and equity securities of private middle-market companies. Under procedures established by our board of directors, the Company intends to value investments for which market quotations are readily available at such market quotations. The Company will obtain these market values from an independent pricing service or at the median between the bid and ask prices obtained from at least two brokers or dealers (if available, otherwise by a principal market maker or a primary market dealer). Debt and equity securities that are not publicly traded or whose market prices are not readily available will be valued at fair value as determined in good faith by our board of directors. Such determination of fair values may involve subjective judgments and estimates. The Company also engages independent valuation providers to review the valuation of each portfolio investment that does not have a readily available market quotation at least twice annually.
Investments purchased within approximately 90 days of the valuation date will be valued at cost plus accreted discount, or minus amortized premium, which approximates fair value. With respect to unquoted securities, our board of directors, will value each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the board of directors will use the pricing indicated by the external event to corroborate and/or assist us in our valuation. Because the Company expects that there will not be a readily available market for many of the investments in its portfolio, the Company expects to value most of its portfolio investments at fair value as determined in good faith by the board of directors using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
In following these approaches, the types of factors that will be taken into account in fair value pricing investments will include, as relevant, but not be limited to:
•
available current market data, including relevant and applicable market trading and transaction comparables;

•
applicable market yields and multiples;

•
security covenants;

•
call protection provisions;

•
information rights;

•
the nature and realizable value of any collateral;

•
the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business;

•
comparisons of financial ratios of peer companies that are public;

•
comparable merger and acquisition transactions; and

•
the principal market and enterprise values.

Revenue Recognition
We record interest income on an accrual basis to the extent such interest is deemed collectible. Payment-in-kind (“PIK”) interest, represents contractual interest accrued and added to the loan balance that generally becomes due at maturity. Loan origination fees, original issue discount and market discount or premium are capitalized, and we then accrete or amortize such amounts using the effective interest method as interest income. Upon the prepayment of a loan or debt security, any unamortized loan origination fee is recorded as interest income. We record prepayment premiums on loans and debt securities as other income. Dividend income, if any, will be recognized on the ex-dividend date.
A presentation of the interest income we have received from Portfolio Companies for the years ended December 31, 2018, 2017 and 2016 is as follows:
	For the years ended
	December 31, 2018	December 31, 2017	December 31, 2016
Loan interest	$46,501,235	$34,890,298	$36,143,335
PIK income	1,869,905	499,595	243,766
Fee amortization income(1)	1,636,168	1,235,568	1,145,437
Fee income acceleration(2)	1,455,725	1,445,988	644,079
Total Interest Income	$51,463,033	$38,071,449	$38,176,617

(1)
Includes amortizations of upfront fees on unfunded commitments.

(2)
Unamortized loan origination fees recognized upon realization.

To maintain our status as a RIC, substantially all of this income must be paid out to stockholders in the form of dividends, even if we have not collected any cash.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
We will not accrue any form of interest on loans and debt securities if we have reason to doubt our ability to collect such interest. Management considers portfolio specific circumstances as well as other economic factors in determining collectibility. As of December 31, 2018, we had four loans on non-accrual status, which represented approximately 3.9% of our loan portfolio at cost and 2.8% at fair value. As of December 31, 2017, we had two loans on non-accrual status, which represented approximately 1.2% of our loan portfolio at cost and 0.3% at fair value. As of December 31, 2018 and December 31, 2017, $1,856,272 and $1,145,014 of income from investments on non-accrual has not been accrued. If a loan or debt security’s status significantly improves regarding the debtor’s ability to service the debt or other obligations, or if a loan or debt security is sold or written off, we remove it from non-accrual status.
Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation
We measure realized gains or losses by the difference between the net proceeds from the repayment, sale or disposition and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.
Investment Transaction Costs
Costs that are material associated with an investment transaction, including legal expenses, are included in the cost basis of purchases and deducted from the proceeds of sales unless such costs are reimbursed by the borrower.
Receivables and Payables for Unsettled Securities Transaction
The Company records all investments on a trade date basis.
U.S. Federal Income Taxes
The Company has elected to be treated as a RIC under Subchapter M of the Code, and to operate in a manner so as to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, among other things, the Company is required to timely distribute to its stockholders at least 90% of investment company taxable income, as defined by the Code, for each year. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. Rather, any tax liability related to income earned by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company.
To avoid a 4% U.S federal excise tax on undistributed earnings, the Company is required to distribute each calendar year the sum of (i) 98% of its ordinary income for such calendar year (ii) 98.2% of its net capital gains for the one-year period ending December 31 (iii) any income recognized, but not distributed, in preceding years and on which the Company paid no federal income tax or the Excise Tax Avoidance Requirement. For this purpose, however, any net ordinary income or capital gain net income retained by us that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). The Company, at its discretion, may choose not to distribute all of its taxable income for the calendar year and pay a non-deductible 4% excise tax on this income. If the Company chooses to do so, all other things being equal, this would increase expenses and reduce the amount available to be distributed to stockholders. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
dividend distributions from such taxable income, the Company accrues excise taxes on estimated excess taxable income as taxable income is earned. Included in income tax expense for the year ended December 31, 2018 is the 2018 excise tax estimate of $316,092, less refunds related to the estimated excise tax paid for the years ended December 31, 2017 and 2016 totaling $63,144. Included in other general and administrative expense for the year ended December 31, 2017 is the 2017 tax estimate of $27,717 and an additional estimate of $14,985 related to the excise tax for the year ended December 31, 2016. Included in other general and administrative expenses for the year ended December 31, 2016 is the 2016 tax estimate of $22,663.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions deemed to meet a “more-likely-than-not” threshold would be recorded as a tax provision or expense in the applicable period. As of December 31, 2018 and December 31, 2017, the Company had not recorded a liability for any uncertain tax positions. Management’s evaluation of uncertain tax positions may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof. The Company’s policy is to include interest and penalties related to income taxes, if applicable, in income tax expense. Any such expenses for the year ended December 31, 2018 were de minimis.
On December 22, 2017, the “Tax Cuts and Jobs Act” legislation was signed into law. The Tax Cuts and Jobs Act includes significant changes to the U.S. corporate tax system, including a reduction in the U.S. corporate income tax rate from 35% to 21%. ASC 740, Income Taxes, requires the effect of changes in tax rates and laws on deferred tax balances to be recognized in the period in which the legislation is enacted. As such, we have accounted for the tax effects as a result of the Tax Cuts and Jobs Act beginning with the period ending December 31, 2017.
The Taxable Subsidiaries are direct wholly owned subsidiaries of the Company that have elected to be taxable entities. The Taxable Subsidiaries permit the Company to hold equity investments in portfolio companies which are “pass through” entities for tax purposes and continue to comply with the “source-of-income” requirements contained in RIC tax provisions of the Code. The Taxable Subsidiaries are not consolidated with the Company for income tax purposes and may generate income tax expense, benefit, and the related tax assets and liabilities, as a result of their ownership of certain portfolio investments. The income tax expense, or benefit, if any, and related tax assets and liabilities are reflected in the Company’s consolidated financial statements.
The Taxable Subsidiaries use the liability method in accounting for income taxes. Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, using statutory tax rates in effect for the year in which the temporary differences are expected to reverse. A valuation allowance is provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.
Taxable income generally differs from net income for financial reporting purposes due to temporary and permanent differences in the recognition of income and expenses. Taxable income generally excludes net unrealized appreciation or depreciation, as investment gains or losses are not included in taxable income until they are realized.
For the years ended December 31, 2018, 2017 and 2016, the Company recorded deferred income tax benefit (expense) of ($67,953), $8,593 and $373,131, respectively, related to the Taxable Subsidiaries. In addition, as of December 31, 2018 and December 31, 2017, the Company had a deferred tax liability of $67,953 and $0, respectively. See Note 13, Income Taxes, for a schedule of the deferred tax asset and valuation allowance reducing the deferred tax asset and the deferred tax liability.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
Earnings per Share
Basic per share calculations are computed utilizing the weighted average number of shares of common stock outstanding for the period. The Company has no common stock equivalents. As a result, there is no difference between diluted earnings per share and basic per share amounts.
Paid In Capital
The Company records the proceeds from the sale of its common stock on a net basis to (i) capital stock and (ii) paid in capital in excess of par value, excluding all commissions and marketing support fees.
Recently Issued Accounting Standards
In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The guidance in this ASU supersedes the revenue recognition requirements in Revenue Recognition (Topic 605). Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The update is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The guidance was effective for the Company as of January 1, 2018. Note, the guidance exempts interest income from the above guidance, indicating recognition will remain the same. The Company will continue to recognize origination fees over the life of the loan. Repayment penalty fees will be recognized immediately if a repayment is made and miscellaneous fees such as administration fees will be recognized on the contract renewal date or other discrete point in time per the credit agreement. Substantially all of the Company’s income is not within the scope of ASU 2014-09. For those income items that are within the scope (primarily fee income), the Company has similar performance obligations as compared with deliverables and separate units of account previously identified. As a result, the Company’s timing of its income recognition remains the same and the adoption of the standard was not material.
In November 2015, the FASB issued ASU 2015-17 — Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. ASU 2015-17 requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. It simplifies the current guidance, which requires entities to separately present deferred tax assets and liabilities as current or noncurrent in a classified balance sheet. The guidance was effective for the Company as of January 1, 2017 and there has been no material impact on its consolidated financial statement.
In August 2016, the FASB issued ASU 2016-15 — Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 is intended to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. The new guidance addresses the classification of various transactions including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, distributions received from equity method investments, beneficial interests in securitization transactions, and others. The update is effective for annual periods beginning after December 31, 2017, and interim periods within those annual periods. Early adoption is permitted, including adoption in an interim period. The Company early adopted the guidance as of January 1, 2017 and there is no material impact of this new standard on our consolidated financial statements.
In August 2018, the FASB issued ASU No. 2018-13 — Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 is part of the disclosure framework project, which primarily focuses on improving the effectiveness of disclosures in the notes to financial statements. The amendments in this update remove, modify, and add certain disclosure requirements on fair value measurements in Topic 820,

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
 — (Continued)
Fair Value Measurement. The update is effective for annual periods beginning after December 31, 2019, and interim periods within those annual periods. The Company is currently assessing the impact of the guidance, however it does not expect any impact of this new guidance on its consolidated financial statements to be material.
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standards setting bodies that are adopted by the Company as of the specified effective date. We believe the impact of the recently issued standards and any that are not yet effective will not have a material impact on our consolidated financial statements upon adoption.
NOTE 2 — RELATED PARTY ARRANGEMENTS
Investment Advisory Agreement
The Company has entered into an investment advisory agreement with Stellus Capital pursuant to which Stellus Capital serves as its investment adviser. Pursuant to this agreement, the Company has agreed to pay to Stellus Capital an annual base management fee of 1.75% of gross assets, including assets purchased with borrowed funds or other forms of leverage and excluding cash and cash equivalents, and an incentive fee.
For the years ended December 31, 2018, 2017 and 2016, the Company recorded an expense for base management fees of $8,154,842, $6,255,911, and $6,281,863 respectively. As of December 31, 2018 and December 31, 2017, respectively, $2,183,975 and $1,621,592 was payable to Stellus Capital, respectively.
The incentive fee has two components, investment income and capital gains, as follows:
Investment Income Incentive Fee
The income component (“Income Incentive Fee”) is calculated, and payable to the Advisor, quarterly in arrears based on the Company’s pre-incentive fee net investment income for the immediately preceding calendar quarter, subject to a cumulative total return requirement and to deferral of non-cash amounts. The pre-incentive fee net investment income, which is expressed as a rate of return on the value of the Company’s net assets attributable to the Company’s common stock, for the immediately preceding calendar quarter, has a 2.0% hurdle rate (also referred to as the “Hurdle”). Pre-incentive fee net investment income means interest income, dividend income and any other income accrued during the calendar quarter, minus the Company’s operating expenses for the quarter excluding the incentive fee. Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that the Company has not yet received in cash. The Advisor receives no incentive fee for any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the Hurdle. Subject to the cumulative total return requirement described below, the Advisor receives 100% of the Company’s pre-incentive fee net investment income for any calendar quarter with respect to that portion of the pre-incentive net investment income for such quarter, if any, that exceeds the Hurdle but is less than 2.5% of net assets (also referred to as the “Catch-up”) and 20.0% of the Company’s pre-incentive fee net investment income for such calendar quarter, if any, greater than 2.5% of net assets.
The foregoing incentive fee is subject to a total return requirement, which provides that no incentive fee in respect of the Company’s pre-incentive fee net investment income is payable except to the extent 20.0% of the cumulative net increase in net assets resulting from operations over the then current and 11 preceding calendar quarters exceeds the cumulative incentive fees accrued and/or paid for the 11 preceding quarters. In other words, any Income Incentive Fee that is payable in a calendar quarter is limited to the lesser of

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 2 — RELATED PARTY ARRANGEMENTS — (Continued)
(i) 20% of the amount by which the Company’s pre-incentive fee net investment income for such calendar quarter exceeds the 2.0% hurdle, subject to the Catch-up, and (ii) (x) 20% of the cumulative net increase in net assets resulting from operations for the then current and 11 preceding quarters minus (y) the cumulative incentive fees accrued and/or paid for the 11 preceding calendar quarters. For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the amount, if positive, of the sum of pre-incentive fee net investment income, realized gains and losses and unrealized appreciation and depreciation of the Company for the then current and 11 preceding calendar quarters. In addition, the Advisor is not paid the portion of such incentive fee that is attributable to deferred interest until the Company actually receives such interest in cash.
For the years ended December 31, 2018, 2017 and 2016, the Company incurred $5,529,376, $2,911,392 and $4,275,436, respectively, of Investment Income Incentive Fees. As of December 31, 2018 and 2017, $1,936,538 and $371,647, respectively, of such incentive fees were payable to the Advisor, of which $1,675,804 and $175,738, respectively, were currently payable (as explained below). As of December 31, 2018 and December 31, 2017, $260,734 and $195,909, respectively, of incentive fees incurred but not paid by the Company were generated from deferred interest (i.e. PIK, certain discount accretion and deferred interest) and are not payable until such amounts are received by the Company in cash.
Capital Gains Incentive Fee
The Company also pays the Advisor an incentive fee based on capital gains (the “Capital Gains Incentive Fee”). The Capital Gains Incentive Fee is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment management agreement, as of the termination date). The Capital Gains Incentive Fee is equal to 20.0% of the Company’s cumulative aggregate realized capital gains from Inception through the end of that calendar year, computed net of the cumulative aggregate realized capital losses and cumulative aggregate unrealized capital depreciation through the end of such year. The aggregate amount of any previously paid Capital Gains Incentive Fees is subtracted from such Capital Gains Incentive Fee calculated.
U.S. GAAP requires that the incentive fee accrual considers the cumulative aggregate realized gains and losses and unrealized capital appreciation and depreciation of investments or other financial instruments in the calculation, as an incentive fee would be payable if such unrealized capital appreciation or depreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the investment advisory agreement. There can be no assurance that unrealized appreciation or depreciation will be realized in the future. Accordingly, such fees, as calculated and accrued, may not necessarily be payable under the investment advisory agreement, and may never be paid based upon the computation of incentive fees in subsequent periods. For the years ended December 31, 2018, and 2017, the Company incurred $81,038 and $0, respectively. As of December 31, 2018 and December 31, 2017, $81,038 and $0, respectively of Capital Gains Incentive Fees were payable to the Advisor.
The following tables summarize the components of the incentive fees discussed above:
	For the year ended December 31, 2018	For the year ended December 31, 2017	For the year ended December 31, 2016
Investment Income Incentive Fee Incurred	$5,529,376	$2,911,392	$4,275,436
Capital Gains Incentive Fee Incurred	81,038	—	$—
Incentive Fee Expense	$5,610,414	$2,911,392	$4,275,436

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 2 — RELATED PARTY ARRANGEMENTS — (Continued)
	December 31, 2018	December 31, 2017
Investment Income Incentive Fee Currently Payable	$1,675,804	$175,738
Investment Income Incentive Fee Deferred	260,734	195,909
Capital Gains Incentive Fee Payable	81,038	—
Incentive Fee Payable	$2,017,576	$371,647
Director Fees
For the years ended December 31, 2018, 2017 and 2016, the Company recorded an expense relating to director fees of $317,000, $331,000, and $324,000, respectively. As of December 31, 2018 and 2017, the Company owed its independent directors no unpaid director fees.
Co-Investments
On October 23, 2013, the Company received an exemptive order (the “Prior Order’) from the SEC to co-invest with private funds managed by Stellus Capital Management where doing so is consistent with the Company’s investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). On December 18, 2018, the Company received a new exemptive order (the “Order”) that supersedes the Prior Order and permits the Company greater flexibility to enter into co-investment transactions. The Order expands on the Prior Order and allows the Company to co-invest with additional types of private funds, other BDCs, and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, subject to the conditions included therein. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Company’s independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Company and its stockholders and do not involve overreaching of the Company or its stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Company’s stockholders and is consistent with the Company’s investment objectives and strategies. The Company co-invests, subject to the conditions included in the Order, with private credit funds managed by Stellus Capital Management that have an investment strategy that is similar to or identical to the Company’s investment strategy, and the Company may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management in the future. The Company believes that such co-investments may afford additional investment opportunities and an ability to achieve greater diversification.
Administrative Agent
The Company serves as the administrative agent on certain investment transactions, including co-investments with its affiliates under the exemptive relief order. As of December 31, 2018 and December 31, 2017, there was no cash due to other investment funds related to interest paid by a borrower to the Company as administrative agent. Any such amount would be included in “Other Accrued Expenses and Liabilities” on the Consolidated Statement of Assets and Liabilities.
License Agreement
The Company has entered into a license agreement with Stellus Capital under which Stellus Capital has agreed to grant the Company a non-exclusive, royalty-free license to use the name “Stellus Capital.” Under this agreement, the Company has a right to use the “Stellus Capital” name for so long as Stellus Capital or one

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 2 — RELATED PARTY ARRANGEMENTS — (Continued)
of its affiliates remains its investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Stellus Capital” name.
Administration Agreement
The Company entered into an administration agreement with Stellus Capital pursuant to which Stellus Capital will furnish the Company with office facilities and equipment and will provide the Company with the clerical, bookkeeping, recordkeeping and other administrative services necessary to conduct day-to-day operations. Under this administration agreement, Stellus Capital will perform, or oversee the performance of, its required administrative services, which includes, among other things, being responsible for the financial records which it is required to maintain and preparing reports to its stockholders and reports filed with the SEC.
For the years ended December 31, 2018, 2017 and 2016, the Company recorded expenses of $1,195,174, $1,117,011, and $922,531, respectively, related to the administration agreement. As of December 31, 2018 and December 31, 2017, $323,188 and $279,141, respectively, remained payable to Stellus Capital relating to the administration agreement.
Indemnification
The investment advisory agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations under the investment advisory agreement, Stellus Capital and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with it, are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Stellus Capital’s services under the investment advisory agreement or otherwise as our investment adviser.
NOTE 3 — DISTRIBUTIONS
Distributions are generally declared by the Company’s board of directors each calendar quarter, paid monthly and recognized as distribution liabilities on the ex-dividend date. The Company intends to distribute net realized gains (i.e., net capital gains in excess of net capital losses), if any, at least annually. The stockholder distributions, if any, will be determined by the board of directors. Any distribution to stockholders will be declared out of assets legally available for distribution.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 3 — DISTRIBUTIONS — (Continued)
The following table reflects the Company’s distributions declared and paid or to be paid on its common stock since Inception:
Date Declared	Record Date	Payment Date	Per Share
Fiscal 2012
December 7, 2012	December 21, 2012	December 27, 2012	$0.1812
Fiscal 2013
March 7, 2013	March 21, 2013	March 28, 2013	$0.3400
June 7, 2013	June 21, 2013	June 28, 2013	$0.3400
August 21, 2013	September 5, 2013	September 27, 2013	$0.3400
November 22, 2013	December 9, 2013	December 23, 2013	$0.3400
Fiscal 2014
December 27, 2013	January 15, 2014	January 24, 2014	$0.0650
January 20, 2014	January 31, 2014	February 14, 2014	$0.1133
January 20, 2014	February 28, 2014	March 14, 2014	$0.1133
January 20, 2014	March 31, 2014	April 15, 2014	$0.1133
April 17, 2014	April 30, 2014	May 15, 2014	$0.1133
April 17, 2014	May 30, 2014	June 16, 2014	$0.1133
April 17, 2014	June 30, 2014	July 15, 2014	$0.1133
July 7, 2014	July 31, 2014	August 15, 2014	$0.1133
July 7, 2014	August 29, 2014	September 15, 2014	$0.1133
July 7, 2014	September 30, 2014	October 15, 2014	$0.1133
October 15, 2014	October 31, 2014	November 14, 2014	$0.1133
October 15, 2014	November 28, 2014	December 15, 2014	$0.1133
October 15, 2014	December 31, 2014	January 15, 2015	$0.1133
Fiscal 2015
January 22, 2015	February 2, 2015	February 13, 2015	$0.1133
January 22, 2015	February 27, 2015	March 13, 2015	$0.1133
January 22, 2015	March 31, 2015	April 15, 2015	$0.1133
April 15, 2015	April 30, 2015	May 15, 2015	$0.1133
April 15, 2015	May 29, 2015	June 15, 2015	$0.1133
April 15, 2015	June 30, 2015	July 15, 2015	$0.1133
July 8, 2015	July 31, 2015	August 14, 2015	$0.1133
July 8, 2015	August 31, 2015	September 15, 2015	$0.1133
July 8, 2015	September 20, 2015	October 15, 2015	$0.1133
October 14, 2015	October 30, 2015	November 13, 2015	$0.1133
October 14, 2015	November 30, 2015	December 15, 2015	$0.1133
October 14, 2015	December 31, 2015	January 15, 2016	$0.1133

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 3 — DISTRIBUTIONS — (Continued)
Date Declared	Record Date	Payment Date	Per Share
Fiscal 2016
January 13, 2016	January 29, 2016	February 15, 2016	$0.1133
January 13, 2016	February 29, 2016	March 15, 2016	$0.1133
January 13, 2016	March 31, 2016	April 15, 2016	$0.1133
April 15, 2016	April 29, 2016	May 13, 2016	$0.1133
April 15, 2016	May 31, 2016	June 15, 2016	$0.1133
April 15, 2016	June 30, 2016	July 15, 2016	$0.1133
July 7, 2016	July 29, 2016	August 15, 2016	$0.1133
July 7, 2016	August 31, 2016	September 15, 2016	$0.1133
July 7, 2016	September 30, 2016	October 14, 2016	$0.1133
October 7, 2016	October 31, 2016	November 15, 2016	$0.1133
October 7, 2016	November 30, 2016	December 15, 2016	$0.1133
October 7, 2016	December 30, 2016	January 13, 2017	$0.1133
Fiscal 2017
January 13, 2017	January 31, 2017	February 15, 2017	$0.1133
January 13, 2017	February 28, 2017	March 15, 2017	$0.1133
January 13, 2017	March 31, 2017	April 14, 2017	$0.1133
April 14, 2017	April 28, 2017	May 15, 2017	$0.1133
April 14, 2017	May 31, 2017	June 15, 2017	$0.1133
April 14, 2017	June 30, 2017	July 14, 2017	$0.1133
July 7, 2017	July 31, 2017	August 15, 2017	$0.1133
July 7, 2017	August 31, 2017	September 15, 2017	$0.1133
July 7, 2017	September 29, 2017	October 13, 2017	$0.1133
October 12, 2017	October 31, 2017	November 15, 2017	$0.1133
October 12, 2017	November 30, 2017	December 15, 2017	$0.1133
October 12, 2017	December 29, 2017	January 12, 2018	$0.1133
Fiscal 2018
January 11, 2018	January 31, 2018	February 15, 2018	$0.1133
January 11, 2018	February 28, 2018	March 15, 2018	$0.1133
January 11, 2018	March 29, 2018	April 13, 2018	$0.1133
April 16, 2018	April 30, 2018	May 15, 2018	$0.1133
April 16, 2018	May 31, 2018	June 15, 2018	$0.1133
April 16, 2018	June 29, 2018	July 13, 2018	$0.1133
July 12, 2018	July 31, 2018	August 15, 2018	$0.1133
July 12, 2018	August 31, 2018	September 14, 2018	$0.1133
July 12, 2018	September 28, 2018	October 15, 2018	$0.1133
October 16, 2018	October 31, 2018	November 15, 2018	$0.1133
October 16, 2018	November 29, 2018	December 14, 2018	$0.1133
October 16, 2018	December 31, 2018	January 15, 2019	$0.1133
Total			$8.4042

The Company has adopted an “opt out” dividend reinvestment plan (“DRIP”) pursuant to which a stockholder whose shares are held in his own name will receive distributions in shares of the Company’s common stock under the Company’s DRIP unless it elects to receive distributions in cash. Shareholders

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 3 — DISTRIBUTIONS — (Continued)
whose shares are held in the name of a broker or the nominee of a broker may have distributions reinvested only if such service is provided by the broker or the nominee, or if the broker or the nominee permits participation in our DRIP. Shareholders whose shares are held in the name of a broker or other nominee should contact the broker or nominee for details. Although distributions paid in the form of additional shares of the Company’s common stock will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions, investors participating in the Company’s DRIP will not receive any corresponding cash distributions with which to pay any such applicable taxes. Any distributions reinvested through the issuance of shares through the Company’s DRIP will increase the Company’s gross assets on which the base management fee and the incentive fee are determined and paid to Stellus Capital. The Company issued 7,931 shares through the DRIP during the year ended December 31, 2018. No new shares were issued in connection with the DRIP during the year ended December 31, 2017.
NOTE 4 — EQUITY OFFERINGS AND RELATED EXPENSES
The table below illustrates the number of common stock shares the Company issued since inception through various equity offerings and pursuant to the Company’s DRIP.
Issuance of Common Stock	Number of Shares	Gross(1)(2) Proceeds	Underwriting fees	Offering Expenses	Net Proceeds	Offering Price
Year ended December 31, 2012	12,035,023	$180,522,093	$4,959,720	$835,500	$174,726,873	$14.90
Year ended December 31, 2013	63,998	899,964	—	—	899,964	$14.06
Year ended December 31, 2014	380,936	5,485,780	75,510	29,904	5,380,366	$14.47
Year ended December 31, 2015	—	—	—	—	—	—
Year ended December 31, 2016	—	—	—	—	—	—
Year ended December 31, 2017	3,465,922	48,741,406	1,358,880	307,021	47,075,505	$14.06
Year ended December 31, 2018	7,931	93,737	—	—	94,018	$11.85
Total	15,953,810	$235,742,980	$6,394,110	$1,172,425	$228,176,445

(1)
Net of partial share redemptions. Such share redemptions reduced gross proceeds by $1,051, $142, $31 and $29 in 2018, 2017, 2016 and 2015, respectively.

(2)
Includes common shares issued under the DRIP of $94,788 during the year ended December 31, 2018, $0 for the years ended 2017, 2016 and 2015, and $398,505, $930,385, $113,000 for the years ended 2014, 2013, and 2012, respectively.

The Company issued 7,931 shares through the DRIP during the year ended December 31, 2018. No new shares were issued in connection with the DRIP during the year ended December 31, 2017.
The Company issued 3,162,500 shares in a secondary offering and 303,422 shares in connection with the ATM program during the year ended December 31, 2017. Gross proceeds resulting from the secondary offering totaled $44,591,250 and underwriting and other expenses totaled $1,530,632. The per share offering price for the secondary offering was $14.10. Gross proceeds resulting from the ATM Program in 2017 totaled $4,150,299 and underwriting and other expenses totaled $135,270. The average per share offering price of shares issued in the ATM Program during 2017 was $13.68.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 5 — NET INCREASE IN NET ASSETS PER COMMON SHARE
The following information sets forth the computation of net increase in net assets resulting from operations per common share for the years ended December 31, 2018, 2017 and 2016.
	For the year ended December 31, 2018	For the year ended December 31, 2017	For the year ended December 31, 2016
Net increase in net assets resulting from operations	$26,194,578	$22,613,257	$23,199,062
Weighted average common shares	15,953,571	14,870,981	12,479,959
Basic and diluted earnings per common share	$1.64	$1.52	$1.86
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE
In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:
Level 1 —
Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 —
Quoted prices in markets that are not considered to be active or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 —
Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by management.
The Company considers whether the volume and level of activity for the asset or liability have significantly decreased and identifies transactions that are not orderly in determining fair value. Accordingly, if the Company determines that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances.
At December 31, 2018, the Company had investments in 57 portfolio companies. The total cost and fair value of the investments were $502,743,649 and $504,483,668 respectively. The composition of our investments as of December 31, 2018 is as follows:
	Cost	Fair Value
Senior Secured – First Lien(1)	$297,965,589	$292,004,982
Senior Secured – Second Lien	155,382,612	149,661,220
Unsecured Debt	25,436,237	23,697,466
Equity	23,959,211	39,120,000
Total Investments	$502,743,649	$504,483,668

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)

(1)
Includes unitranche investments, which account for 20.6% of our portfolio at fair value. Unitranche structures may combine characteristics of first lien senior secured as well as second lien and/or subordinated loans and our unitranche loans will expose us to the risks associated with the second lien and subordinated loans to the extent we invest in the “last-out” tranche.

At December 31, 2017, the Company had investments in 48 portfolio companies. The total cost and fair value of the investments were $368,453,206 and $371,839,772 respectively. The composition of our investments as of December 31, 2017 was as follows:
	Cost	Fair Value
Senior Secured – First Lien(1)	$140,915,106	$141,006,923
Senior Secured – Second Lien	181,164,730	178,432,850
Unsecured Debt	27,903,141	27,430,000
Equity	18,470,229	24,969,999
Total Investments	$368,453,206	$371,839,772

(1)
Includes unitranche investments, which account for 13.2% of our portfolio at fair value. Unitranche structures may combine characteristics of first lien senior secured as well as second lien and/or subordinated loans and our unitranche loans will expose us to the risks associated with the second lien and subordinated loans to the extent we invest in the “last-out” tranche.

The Company’s investment portfolio may contain loans that are in the form of lines of credit or revolving credit facilities, which require the Company to provide funding when requested by portfolio companies in accordance with the terms of the underlying loan agreements. As of December 31, 2018 and December 31, 2017, the Company had eleven and four such investments with aggregate unfunded commitments of $21,213,962 and $8,686,667, respectively. The Company maintains sufficient liquidity to fund such unfunded loan commitments should the need arise.
The fair values of our investments disaggregated into the three levels of the fair value hierarchy based upon the lowest level of significant input used in the valuation as of December 31, 2018 are as follows:
	Quoted Prices in Active Markets for Identical Securities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Senior Secured – First Lien	$—	$—	$292,004,982	$292,004,982
Senior Secured – Second Lien	—	—	149,661,220	149,661,220
Unsecured Debt	—	—	23,697,466	23,697,466
Equity	—	—	39,120,000	39,120,000
Total Investments	$—	$—	$504,483,668	$504,483,668

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The fair values of our investments disaggregated into the three levels of the fair value hierarchy based upon the lowest level of significant input used in the valuation as of December 31, 2017 are as follows:
	Quoted Prices in Active Markets for Identical Securities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Senior Secured – First Lien	$—	$—	$141,006,923	$141,006,923
Senior Secured – Second Lien	—	—	178,432,850	178,432,850
Unsecured Debt	—	—	27,430,000	27,430,000
Equity	—	—	24,969,999	24,969,999
Total Investments	$—	$—	$371,839,772	$371,839,772
The aggregate values of Level 3 portfolio investments changed during the year ended December 31, 2018 are as follows:
	Senior Secured Loans-First Lien	Senior Secured Loans-Second Lien	Unsecured Debt	Equity	Total
Fair value at beginning of period	$141,006,923	$178,432,850	$27,430,000	$24,969,999	$371,839,772
Purchases of investments	224,555,549	38,515,000	251,180	9,605,730	272,927,459
Payment-in-kind interest	106,314	1,696,547	67,044	—	1,869,905
Sales and Redemptions	(68,382,321)	(66,658,090)	(2,903,096)	(9,657,263)	(147,600,770)
Realized Gains	—	—	—	5,540,518	5,540,518
Change in unrealized appreciation (depreciation) included in earnings	(6,052,424)	(2,989,511)	(1,265,630)	8,661,016	(1,646,549)
Amortization of premium and accretion of discount, net	770,941	664,424	117,968	—	1,553,333
Fair value at end of period	$292,004,982	$149,661,220	$23,697,466	$39,120,000	$504,483,668
Change in unrealized depreciation on Level 3 investments still held as of December 31, 2018	$(5,820,453)	$(3,157,990)	$(1,285,630)	$10,831,127	$567,054
There were no Level 3 transfers during the twelve months ended December 31, 2018.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The aggregate values of Level 3 portfolio investments changed during the year ended December 31, 2017 are as follows:
	Senior Secured Loans-First Lien	Senior Secured Loans-Second Lien	Unsecured Debt	Equity	Total
Fair value at beginning of year	$113,482,205	$144,521,388	$70,725,412	$18,931,886	$347,660,891
Purchases of investments	85,892,733	73,388,500	6,203,400	6,686,613	172,171,246
Payment-in-kind interest	113,723	319,629	66,244	—	499,596
Sales and redemptions	(57,242,106)	(47,725,650)	(49,578,812)	(9,369,308)	(163,915,876)
Transfer from term loan to equity	(864,101)	—	—	864,101	—
Net realized gain (loss)	(626,949)	—	—	5,367,925	4,740,976
Change in unrealized appreciation (depreciation)	(126,190)	(2,146,961)	(278,564)	2,488,782	(62,933)
Amortization of premium and accretion of discount, net	377,608	525,944	292,320	—	1,195,872
Transfer from Level 2	—	9,550,000	—	—	9,550,000
Fair value at end of year	$141,006,923	$178,432,850	$27,430,000	$24,969,999	$371,839,772
Change in unrealized depreciation on Level 3 investments still held as of December 31, 2017	$(498,183)	$(1,679,419)	$(278,567)	$3,465,063	$1,008,894
During the year ended December 31, 2017, there was one transfer from a Level 2 to a Level 3 because the observable inputs were not available. Transfers are reflected at the value of the securities at the beginning of the period.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The following is a summary of geographical concentration of our investment portfolio as of December 31, 2018:
	Cost	Fair Value	% of Total Investments at fair value
Texas	$100,229,354	$97,474,226	19.32%
California	86,550,134	85,880,918	17.03%
New Jersey	43,513,698	41,473,072	8.22%
Ohio	36,209,514	36,273,224	7.19%
Illinois	19,941,053	29,880,018	5.92%
Canada	27,902,537	27,935,931	5.54%
Arizona	21,682,522	21,603,741	4.28%
South Carolina	20,871,587	20,385,325	4.04%
New York	20,446,690	20,287,086	4.02%
Tennessee	20,117,218	19,381,134	3.84%
Arkansas	17,696,537	18,013,941	3.57%
Pennsylvania	17,732,831	17,824,372	3.53%
Maryland	17,237,500	17,237,500	3.42%
Wisconsin	11,437,711	10,869,000	2.15%
Colorado	10,777,822	10,777,822	2.14%
Georgia	5,988,728	9,820,000	1.95%
Indiana	7,363,628	7,087,500	1.40%
Puerto Rico	8,797,954	5,029,913	1.00%
North Carolina	4,946,554	4,425,000	0.88%
Massachusetts	1,317,406	1,670,000	0.33%
Missouri	139,656	670,000	0.13%
Virginia	50,001	280,000	0.06%
Florida	242,304	110,000	0.02%
Utah	1,550,710	93,945	0.02%
	$502,743,649	$504,483,668	100.00%

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The following is a summary of geographical concentration of our investment portfolio as of December 31, 2017:
	Cost	Fair Value	% of Total Investments
Texas	$109,043,496	$108,445,000	29.16%
New Jersey	34,531,876	34,595,527	9.30%
New York	28,939,268	29,365,000	7.90%
Canada	26,315,677	26,440,000	7.11%
California	25,519,753	25,930,000	6.97%
Illinois	24,250,169	25,700,000	6.91%
Massachusetts	22,534,191	22,247,850	5.98%
Arizona	13,565,958	13,840,000	3.72%
North Carolina	12,248,770	12,499,167	3.36%
Ohio	10,112,627	9,990,000	2.69%
Tennessee	9,848,614	9,950,000	2.68%
Missouri	9,152,087	9,530,000	2.56%
Georgia	5,929,223	8,329,998	2.24%
Pennsylvania	7,848,470	8,058,746	2.17%
Arkansas	7,397,881	7,618,484	2.05%
Minnesota	5,421,770	5,420,000	1.46%
Puerto Rico	8,827,864	5,080,000	1.37%
Washington	4,172,743	4,520,000	1.22%
Alabama	1,206,682	2,880,000	0.77%
Utah	1,293,782	880,000	0.24%
Florida	242,304	420,000	0.11%
Virginia	50,001	100,000	0.03%
	$368,453,206	$371,839,772	100.00%

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The following is a summary of industry concentration of our investment portfolio as of December 31, 2018:
	Cost	Fair Value	% of Total Investments at fair value
Services: Business	$60,784,467	$63,810,643	12.65%
Healthcare & Pharmaceuticals	58,682,811	54,785,327	10.86%
Consumer Goods: Durable	44,218,515	44,049,052	8.73%
Finance	34,208,412	41,910,000	8.30%
Software	37,427,547	38,026,250	7.54%
Media: Broadcasting & Subscription	38,137,844	37,733,004	7.48%
Retail	28,764,221	27,525,897	5.45%
Education	26,562,249	25,325,000	5.02%
High Tech Industries	21,094,192	21,094,192	4.18%
Beverage, Food, & Tobacco	20,709,134	18,213,945	3.61%
Services: Consumer	17,952,663	17,640,255	3.50%
Automotive	17,457,259	17,282,187	3.43%
Energy: Oil & Gas	14,312,328	15,542,102	3.08%
Consumer goods: non-durable	14,994,980	14,579,375	2.89%
Chemicals, Plastics, & Rubber	11,835,100	11,707,835	2.32%
Containers, Packaging, & Glass	11,437,711	10,869,000	2.15%
Construction & Building	10,374,827	10,280,000	2.04%
Utilities: Oil & Gas	9,853,435	9,853,435	1.95%
Capital Equipment	7,535,876	7,929,775	1.57%
Transportation: Cargo	6,808,345	6,841,739	1.36%
Insurance	5,425,301	5,460,000	1.08%
Hotel, Gaming, & Leisure	3,170,307	3,414,655	0.68%
Environmental Industries	946,124	330,000	0.07%
Services: Government	50,001	280,000	0.06%
	$502,743,649	$504,483,668	100.00%

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
The following is a summary of industry concentration of our investment portfolio as of December 31, 2017:
	Cost	Fair Value	% of Total Investments
Software	$48,560,675	$48,997,850	13.18%
Healthcare & Pharmaceuticals	41,192,879	37,829,167	10.17%
High Tech Industries	36,058,477	35,460,000	9.54%
Finance	26,500,097	28,330,000	7.62%
Services: Business	23,386,714	25,749,999	6.93%
Capital Equipment	24,300,027	24,170,000	6.50%
Media: Broadcasting & Subscription	21,680,239	23,665,000	6.36%
Chemicals, Plastics, & Rubber	20,825,458	21,145,000	5.69%
Services: Consumer	17,862,616	18,070,000	4.86%
Construction & Building	17,913,413	17,980,000	4.84%
Education	17,197,396	17,335,526	4.66%
Consumer Goods: Durable	16,559,947	16,798,484	4.52%
Consumer goods: non-durable	13,250,000	13,250,000	3.56%
Retail	8,288,083	8,280,000	2.23%
Automotive	7,848,470	8,058,746	2.17%
Transportation: Cargo	6,785,894	6,840,000	1.84%
Energy: Oil & Gas	6,766,968	6,700,000	1.80%
Insurance	5,410,226	5,500,000	1.48%
Beverage, Food, & Tobacco	3,964,242	3,580,000	0.96%
Hotel, Gaming, & Leisure	3,284,942	3,420,000	0.92%
Environmental Industries	766,442	580,000	0.16%
Services: Government	50,001	100,000	0.03%
	$368,453,206	$371,839,772	100.00%
The following provides quantitative information about Level 3 fair value measurements as of December 31, 2018:
Description	Fair Value	Valuation Technique	Unobservable Inputs	Range (Average)(1)
First lien debt	$292,004,982	Income/Market(2) approach	HY credit spreads, Risk free rates Market multiples	-1.03% to 2.59% (0.85%) -5.62% to 6.64% (1.64%) 4x to 22x (10x)(4)
Second lien debt	$149,661,220	Income/Market(2) approach	HY credit spreads, Risk free rates Market multiples	-0.00% to 2.66% (0.93%) -0.14% to 10.66% (1.70%) 2x to 17x (11x)(4)
Unsecured debt	$23,697,466	Income/Market approach(2)	HY credit spreads, Risk free rates Market multiples	-1.03% to 0.57% (-0.01%) -5.62% to 0.32% (-1.27%) 2x to 9x (3x)(4)
Equity investments	$39,120,000	Market approach(5)	Underwriting EBITDA Multiple	2x to 15x (10x)
Total Long Term Level 3 Investments	$504,483,668

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)

(1)
Weighted average based on fair value as of December 31, 2018.

(2)
Inclusive of but not limited to (a) the market approach which is used to determine sufficient enterprise value, and (b) the income approach which is based on discounting future cash flows using an appropriate market yield.

(3)
The Company calculates the price of the loan by discounting future cash flows, which include forecasted future LIBOR rates based on the published forward LIBOR curve at the valuation date, using an appropriate yield calculated as of the valuation date. This yield is calculated based on the loan’s yield at the original investment and is adjusted as of the valuation date based on: changes in comparable credit spreads, changes in risk free interest rates (per swap rates), and changes in credit quality (via an estimated shadow rating). Significant movements in any of these factors would result in a significantly lower or higher fair value measurement. As an example, the “Range (Average)” for a first lien debt instruments in the table above indicates that the change in the HY spreads between the date a loan closed and the valuation date ranged from -1.03% (-103 basis points) to 2.59% (259 basis points). The average of all changes was 0.85%.

(4)
Median of LTM (last twelve months) EBITDA multiples of comparable companies.

(5)
The primary significant unobservable input used in the fair value measurement of the Company’s equity investments is the EBITDA multiple (the “Multiple”). Significant increases (decreases) in the Multiple in isolation would result in a significantly higher (lower) fair value measurement. To determine the Multiple for the market approach, the Company considers current market trading and/or transaction multiple, portfolio company performance (financial ratios) relative to public and private peer companies and leverage levels, among other factors. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate Multiple to use in the market approach.

The following provides quantitative information about Level 3 fair value measurements as of December 31, 2017:
Description	Fair Value	Valuation Technique	Unobservable Inputs	Range (Average)(1)(3)
First lien debt	$141,006,923	Income/Market(2) approach	HY credit spreads, Risk free rates Market multiples	-3.73% to 5.53% (-0.81%) -0.24% to 1.12% (0.54%) 11x to 13x (12x)(4)
Second lien debt	$178,432,850	Income/Market(2) approach	HY credit spreads, Risk free rates Market multiples	-2.52% to 4.78% (-0.58%) -0.28% to 1.01% (0.39%) 8x to 8x (8x)(4)
Unsecured debt	$27,430,000	Income/Market approach(2)	HY credit spreads, Risk free rates Market multiples	-0.67% to 3.93% (0.89%) 0.12% to 1.18% (0.52%) 1x to 14x (13x)(4)
Equity investments	$24,969,999	Market approach(5)	Underwriting multiple/ EBITDA Multiple	1x to 15x (9x)
Total Long Term Level 3 Investments	$371,839,772

(1)
Weighted average based on fair value as of December 31, 2017.

(2)
Including but not limited to (a) the market approach which is used to determine sufficient enterprise value, and (b) the income approach which is based on discounting future cash flows using an appropriate market yield.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 6 — PORTFOLIO INVESTMENTS AND FAIR VALUE — (Continued)
(3)
The Company calculates the price of the loan by discounting future cash flows, which include forecasted future LIBOR rates based on the published forward LIBOR curve at the valuation date, using an appropriate yield calculated as of the valuation date. This yield is calculated based on the loan’s yield at the original investment and is adjusted as of the valuation date based on: changes in comparable credit, changes in risk free interest rates (per swap rates), and changes in credit quality (via an estimated shadow rating). Significant movements in any of these factors could result in a significantly lower or higher fair value measurement. As an example, the “Range (Average)” for first lien debt instruments in the table above indicates that the change in the HY spreads between the date a loan closed and the valuation date ranged from -3.73% (-373 basis points) to 5.53% (553 basis points). The average of all changes was -0.81%.

(4)
Median of LTM (last twelve months) EBITDA multiples of comparable companies.

(5)
The primary significant unobservable input used in the fair value measurement of the Company’s equity investments is the EBITDA multiple (the “Multiple”). Significant increases (decreases) in the Multiple in isolation could result in a significantly higher (lower) fair value measurement. To determine the Multiple for the market approach, the Company considers current market trading and/or transaction multiple, portfolio company performance (financial ratios) relative to public and private peer companies and leverage levels, among other factors. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate Multiple to use in the market approach.

NOTE 7 — COMMITMENTS AND CONTINGENCIES
The Company is currently not subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our business, financial condition or results of operations.
As of December 31, 2018, the Company had $21,213,961 of unfunded commitments to provide debt financing to eleven existing portfolio companies. As of December 31, 2017 the Company had $8,686,667 of unfunded commitments to provide debt financing to four existing portfolio companies. As of December 31, 2018, the Company had sufficient liquidity to fund such unfunded loan commitments should the need arise.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 8 — FINANCIAL HIGHLIGHTS
	For the year ended December 31, 2018	For the year ended December 31, 2017	For the year ended December 31, 2016	For the year ended December 31, 2015	For the year ended December 31, 2014
Per Share Data:(1)
Net asset value at beginning of year/period	$13.81	$13.69	$13.19	$13.94	$14.54
Net investment income	1.42	1.21	1.39	1.33	1.34
Change in unrealized appreciation (depreciation)	(0.11)	—	1.49	(0.74)	(0.53)
Realized gain (loss)	0.35	0.31	(1.05)	0.03	0.04
Provision for taxes on realized gains	(0.02)	—	—	—	—
Benefit (Provision) for taxes on unrealized appreciation	—	—	0.03	(0.01)	(0.02)
Total from investment operations	1.64	1.52	1.86	0.61	0.83
Sales Load	(0.09)	—	—	(0.01)
Offering Costs	(0.02)	—	—	—
Stockholder distributions from:
Net investment income	(1.03)	(1.20)	(1.36)	(1.33)	(1.31)
Net realized capital gains	(0.33)	(0.16)	—	(0.03)	(0.12)
Other(2)(3)	—	0.07	—	—	0.01
Net asset value at the end of year/period	$14.09	$13.81	$13.69	$13.19	$13.94
Per share market value at end of year/period	$12.95	$13.14	$12.06	$9.64	$11.78
Total return based on market value(4)	8.68%	20.29%	42.83%	(7.76)%	(13.09)%
Weighted average shares outstanding at the end of period	15,953,571	14,870,981	12,479,959	12,479,961	12,281,178
Ratio/Supplemental Data:
Net assets at the end of year/period	$224,845,007	$220,247,242	$170,881,785	$164,651,104	$173,949,452
Weighted average net assets	$223,750,302	$195,211,550	$165,189,142	$173,453,813	$176,458,141
Annualized ratio of gross operating expenses to net assets(7)(8)	13.72%	11.10%	13.20%	11.16%	9.92%
Annualized ratio of net operating expenses to net assets(7)(8)	13.72%	11.10%	13.20%	10.78%	9.12%
Annualized ratio of interest expense and other fees to net assets(9)	5.51%	4.02%	4.84%	3.56%	3.01%
Annualized ratio of net investment income before fee waiver to net assets(7)(8)	10.09%	9.21%	10.71%	9.11%	8.40%
Annualized ratio of net investment income to net assets(7)(8)	10.09%	9.21%	10.71%	9.49%	9.19%
Portfolio Turnover(5)	32%	48%	16%	29%	19%
Notes Payable	$48,875,000	$48,875,000	$25,000,000	$25,000,000	$25,000,000
Credit Facility Payable	$99,550,000	$40,750,000	$116,000,000	$109,500,000	$106,500,000
SBA-guaranteed debentures	$150,000,000	$90,000,000	$65,000,000	$65,000,000	$16,250,000
Asset Coverage Ratio(6)	2.51x	3.46x	2.21x	2.22x	2.32x

(1)
Financial highlights are based on weighted average shares outstanding as of year/period ended.

(2)
The per share impact of the Company’s reinvestment of stockholder distributions has an impact to net assets of less than $0.01 per share during the applicable period.

(3)
Includes the impact of different share amounts as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of the period end.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 8 — FINANCIAL HIGHLIGHTS — (Continued)
(4)
Total return on market value is based on the change in market price per share since the end of the prior quarter and includes dividends paid, which are assumed to be reinvested. The total returns are not annualized.

(5)
Calculated as the lesser of purchases or paydowns divided by average portfolio balance and is not annualized.

(6)
Asset coverage ratio is equal to total assets less all liabilities and indebtedness not represented by senior securities over the aggregate amount of the senior securities. SBA-guaranteed debentures are excluded from the numerator and denominator.

(7)
These ratios include the impact of the benefit (provision) for income taxes related to net unrealized loss (gain) on certain investments of $(67,953), $8,593, and $373,131 for the years ended December 31, 2018, 2017 and 2016 respectively, which are not reflected in net investment income, gross operating expenses or net operating expenses. The benefit (provision) for income taxes related to net realized loss or unrealized loss (gain) on investments at taxable subsidiaries to net assets for the years ended December 31, 2018, 2017 and 2016 is less than (.03)%, (0.01)% and (0.23)%, respectively.

(8)
Deferred offering costs of $261,761 for the year ended December 31, 2016 are not annualized.

(9)
Excludes debt extinguishment costs of $416,725 for the year ended December 31, 2017. Including these costs, this ratio would be 4.24%.

NOTE 9 — CREDIT FACILITY
On November 7, 2012, the Company entered into a revolving credit facility (the “Original Facility”) with various lenders. SunTrust Bank, one of the lenders, served as administrative agent under the Original Facility. The Original Facility, as amended on November 21, 2014 and August 31, 2016, provided for borrowings in an aggregate amount of $120,000,000 on a committed basis with an accordion feature that allowed the Company to increase the aggregate commitments up to $195,000,000, subject to new or existing lenders agreeing to participate in the increase and other customary conditions. The Company terminated the Original Facility on October 11, 2017, in conjunction with securing and entering into a new senior secured revolving credit agreement, dated as of October 10, 2017, as amended on March 28, 2018 and August 2, 2018, with ZB, N.A., dba Amegy Bank and various other lenders (the “Credit Facility”).
The Credit Facility, as amended, provides for borrowings up to a maximum of $180,000,000 on a committed basis with an accordion feature that allows the Company to increase the aggregate commitments up to $195,000,000, subject to new or existing lenders agreeing to participate in the increase and other customary conditions.
Borrowings under the Credit Facility bear interest, subject to the Company’s election, on a per annum basis equal to (i) LIBOR plus 2.50% (or 2.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) with no LIBOR floor, or (ii) 1.50% (or 1.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus an alternate base rate based on the highest of the Prime Rate, Federal Funds Rate plus 0.5% or one month LIBOR plus 1.0%. The Company pays unused commitment fees of 0.50% per annum on the unused lender commitments under the Credit Facility. Interest is payable quarterly in arrears. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on October 10, 2021.
The Company’s obligations to the lenders are secured by a first priority security interest in its portfolio of securities and cash not held at the SBIC subsidiary, but excluding short term investments. The Credit Facility contains certain covenants, including but not limited to: (i) maintaining a minimum liquidity test of at least $10,000,000, including cash, liquid investments and undrawn availability, (ii) maintaining an asset

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 9 — CREDIT FACILITY — (Continued)
coverage ratio of at least 1.75 to 1.0, and (iii) maintaining a minimum shareholder’s equity. As of December 31, 2018, the Company was in compliance with these covenants.
As of December 31, 2018 and December 31, 2017, the outstanding balance under the Credit Facility was $99,550,000 and $40,750,000, respectively. The carrying amount of the amount outstanding under the Credit Facility approximates its fair value. The fair values of the Credit Facility is determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the Credit Facility is estimated based upon market interest rates for our own borrowings or entities with similar credit risk, adjusted for nonperformance risk, if any. The Company had previously incurred total costs of $3,117,715 in connection with obtaining, amending, and maintaining the Original Facility. The Company has incurred costs of $1,510,018 in connection with the current Credit Facility, which are being amortized over the life of the facility. Additionally, $341,979 of costs from the Original Facility will continue to be amortized over the remaining life of the Credit Facility. As of December 31, 2018 and 2017, $1,312,773 and $1,417,521 of such prepaid loan structure fees and administration fees had yet to be amortized, respectively. These prepaid loan fees are presented on our consolidated statement of assets and liabilities as a deduction from the debt liability attributable to the Credit Facility as required by ASU No. 2015-3.
The following is a summary of the Credit Facility, net of prepaid loan structure fees:
	December 31, 2018	December 31, 2017
Credit Facility payable	$99,550,000	$40,750,000
Prepaid loan structure fees	1,312,773	1,417,521
Credit facility payable, net of prepaid loan structure fees	$98,237,227	$39,332,479
Interest is paid quarterly in arrears. The following table summarizes the interest expense and amortized loan fees on the Credit Facility for the years ended December 31, 2018, 2017, and 2016:
	For the years ended
	December 31, 2018	December 31, 2017	December 31, 2016
Interest expense	$3,737,735	$2,247,048	$3,383,572
Loan fee amortization	415,179	416,612	471,501
Commitment fees on unused portion	387,601	311,174	66,787
Administration fees	40,972	39,282	52,335
Total interest and financing expenses	$4,581,487	$3,014,116	$3,974,195
Loss on extinguishment of debt	$—	$113,993	$—
Weighted average interest rate	4.7%	3.7%	3.2%
Effective interest rate (including fee amortization)	5.7%	5.0%	3.7%
Average debt outstanding	$79,818,493	$60,053,425	$106,601,093
Cash paid for interest and unused fees	$4,158,382	$2,476,340	$3,423,226

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 10 — SBA-GUARANTEED DEBENTURES
Due to the SBIC subsidiary’s status as a licensed SBIC, we have the ability to issue debentures guaranteed by the SBA at favorable interest rates. Under the regulations applicable to SBIC funds, a single licensee can have outstanding debentures guaranteed by the SBA subject to a regulatory leverage limit, up to two times the amount of regulatory capital. As of December 31, 2018 and 2017, the SBIC subsidiary had $75,000,000 and $67,500,000, respectively, in regulatory capital, as such term is defined by the SBA.
On August 12, 2014, we obtained exemptive relief from the SEC to permit us to exclude the debt of the SBIC subsidiary guaranteed by the SBA from our asset coverage test under the 1940 Act. The exemptive relief provides us with increased flexibility under the asset coverage test by permitting us to borrow up to $150,000,000 more than we would otherwise be able to absent the receipt of this exemptive relief.
On a stand-alone basis, the SBIC subsidiary held $225,525,663 and $161,992,327 in assets at December 31, 2018 and 2017, respectively, which accounted for approximately 42.9% and 40.4% of our total consolidated assets at December 31, 2018 and 2017, respectively.
Debentures guaranteed by the SBA have fixed interest rates that equal prevailing 10-year Treasury Note rates plus a market spread and have a maturity of ten years with interest payable semi-annually. The principal amount of the debentures is not required to be paid before maturity, but may be pre-paid at any time with no prepayment penalty. As of December 31, 2018 and 2017, the SBIC subsidiary had $150,000,000 and $90,000,000 of the SBA-guaranteed debentures outstanding, respectively. SBA-guaranteed debentures incur upfront fees of 3.425%, which consists of a 1.00% commitment fee and a 2.425% issuance discount, which are amortized over the life of the SBA-guaranteed debentures. Once pooled, which occurs in March and September each year, the SBA-guaranteed debentures bear interest at a fixed rate that is set to the current 10-year treasury rate plus a spread at each pooling date.
The following table summarizes the SBIC subsidiary’s SBA-guaranteed debentures as of December 31, 2018:
Issuance Date	Maturity Date	Debenture Amount	Interest Rate	SBA Annual Charge
October 14, 2014	March 1, 2025	$6,500,000	2.52%	0.36%
October 17, 2014	March 1, 2025	6,500,000	2.52%	0.36%
December 24, 2014	March 1, 2025	3,250,000	2.52%	0.36%
June 29, 2015	September 1, 2025	9,750,000	2.83%	0.36%
October 22, 2015	March 1, 2026	6,500,000	2.51%	0.36%
October 22, 2015	March 1, 2026	1,500,000	2.51%	0.74%
November 10, 2015	March 1, 2026	8,800,000	2.51%	0.74%
November 18, 2015	March 1, 2026	1,500,000	2.51%	0.74%
November 25, 2015	March 1, 2026	8,800,000	2.51%	0.74%
December 16, 2015	March 1, 2026	2,200,000	2.51%	0.74%
December 29, 2015	March 1, 2026	9,700,000	2.51%	0.74%
November 28, 2017	March 1, 2028	25,000,000	3.19%	0.22%
April 27, 2018	September 1, 2028	40,000,000	3.55%	0.22%
July 30, 2018	September 1, 2028	17,500,000	3.55%	0.22%
September 25, 2018	March 1, 2029	2,500,000	2.88%(1)	0.22%
Total SBA-guaranteed debentures		$150,000,000

(1)
Debenture interest rate will be set as determined by the SBA when pooled on March 20, 2019

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 10 — SBA-GUARANTEED DEBENTURES — (Continued)
As of December 31, 2018 and 2017, the carrying amount of the SBA-guaranteed debentures approximated their fair value. The fair values of the SBA-guaranteed debentures are determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the SBA-guaranteed debentures are estimated based upon market interest rates for our own borrowings or entities with similar credit risk, adjusted for nonperformance risk, if any. At December 31, 2018 and 2017, the SBA-guaranteed debentures would be deemed to be Level 3, as defined in Note 6.
As of December 31, 2018, the Company has incurred $5,137,500 in financing costs related to the SBA-guaranteed debentures since receiving our license, which were recorded as prepaid loan fees. As of December 31, 2018 and 2017, $3,612,198 and $2,181,187 of prepaid financing costs had yet to be amortized, respectively. These prepaid loan fees are presented on the consolidated statement of assets and liabilities as a deduction from the debt liability as required by ASU No. 2015-3. See Note 1 for further discussion.
The following is a summary of the SBA-guaranteed debentures, net of prepaid loan fees:
	December 31, 2018	December 31, 2017
SBA debentures payable	$150,000,000	$90,000,000
Prepaid loan fees	3,612,198	2,181,187
SBA Debentures, net of prepaid loan fees	$146,387,802	$87,818,813
The following table summarizes the interest expense and amortized fees on the SBA-guaranteed debentures for the years ended December 31, 2018, 2017 and 2016:
	For the years ended
	December 31, 2018	December 31, 2017	December 31, 2016
Interest expense	$3,982,658	$2,067,308	$1,877,017
Debenture fee amortization	623,989	333,027	326,191
Total interest and financing expenses	$4,606,647	$2,400,335	$2,203,208
Weighted average interest rate	3.2%	3.1%	2.9%
Effective interest rate (including fee amortization)	3.7%	3.6%	3.4%
Average debt outstanding	$125,390,411	$67,328,767	$65,000,000
Cash paid for interest	$3,107,218	$2,019,095	$1,500,528
NOTE 11 — NOTES
On May 5, 2014, the Company closed a public offering of $25,000,000 in aggregate principal amount of 6.50% notes (the “2019 Notes”) due April 30, 2019. On August 21, 2017, the Company caused notices to be issued to the holders of its 2019 Notes regarding the Company’s exercise of its option to redeem all of the issued and outstanding 2019 Notes, pursuant to Section 1101 of the Base Indenture dated as of May 5, 2014, between the Company and U.S. Bank National Association, as trustee, and Section 1.01(h)(i) of the First Supplemental Indenture dated as of May 5, 2014. The Company redeemed all $25,000,000 in aggregate principal amount of the 2019 Notes on September 20, 2017. The 2019 Notes were redeemed at 100% of their principal amount, plus the accrued and unpaid interest thereon through the redemption date. As a result of the redemption, the Company recognized a loss on the extinguishment of debt of $302,732 for the year ended December 31, 2017, due to the write off of the remaining deferred financing costs on the 2019 Notes.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 11 — NOTES — (Continued)
The following table summarizes the interest expense and deferred financing costs on the 2019 Notes for the years ended December 31, 2018, 2017, and 2016:
	For the year ended
	December 31, 2018	December 31, 2017	December 31, 2016
Interest expense	$—	$1,169,097	$1,625,000
Deferred financing costs	—	131,377	184,933
Administration fees	—	5,000	4,850
Total interest and financing expenses	$—	$1,305,474	$1,814,783
Loss on extinguishment of debt	$—	$302,732	$—
Cash paid for interest	$—	$1,376,736	$1,625,000
On August 21, 2017, the Company issued $42,500,000 in aggregate principal amount of 5.75% fixed-rate notes due 2022 (the “2022 Notes”). On September 8, 2017, the Company issued an additional $6,375,000 in aggregate principal amount of the 2022 Notes pursuant to a full exercise of the underwriters’ overallotment option. The 2022 Notes will mature on September 15, 2022, and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after September 15, 2019 at a redemption price equal to 100% of the outstanding principal, plus accrued and unpaid interest. Interest is payable quarterly beginning December 15, 2017.
The Company used all of the net proceeds from the 2022 offering to fully redeem the 2019 Notes and a portion of the amount outstanding under the Original Facility. As of December 31, 2018 and 2017, the aggregate carrying amount of all Notes was $48,875,000 and $25,000,000 and the fair value of the Notes was approximately $47,604,250 and $49,520,150, respectively. The 2022 Notes are listed on New York Stock Exchange under the trading symbol “SCA”. The fair value of the Notes is based on the closing price of the security, which is a Level 2 input under ASC 820 due to sufficient trading volume.
In connection with the issuance and maintenance of the 2022 Notes, we have incurred $1,688,961 of fees that are being amortized over the term of the 2022 Notes, of which $1,233,203 and $1,568,512 remained to be amortized as of December 31, 2018 and 2017, respectively. These financing costs are presented on the consolidated statement of assets and liabilities as a deduction from the debt liability as required by ASU No. 2015-3.
The following table summarizes the interest expense and deferred financing costs on the 2022 Notes for the years ended December 31, 2018, 2017, 2016.
	For the year ended December 31, 2018	For the year ended December 31, 2017	For the year ended December 31, 2016
Interest expense	$2,810,312	$1,014,835	$—
Deferred financing costs	332,404	118,066	—
Administration fees	7,905	2,383	—
Total interest and financing expenses	$3,150,621	$1,135,284	$—
Cash paid for interest	$2,810,312	$889,932	$—

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 11 — NOTES — (Continued)
The following is a summary of the Notes Payable, net of deferred financing costs:
	December 31, 2018	December 31, 2017
Notes payable	$48,875,000	$48,875,000
Deferred financing costs	1,233,203	1,568,512
Notes payable, net of deferred financing costs	$47,641,797	$47,306,488
The indenture and supplements thereto relating to the 2022 Notes contain certain covenants, including but not limited to (i) a requirement that the Company comply with the asset coverage requirements of the 1940 Act or any successor provisions, and (ii) a requirement to provide financial information to the holders of the notes and the trustee under the indenture if the Company should no longer be subject to the reporting requirements under the Exchange Act.
NOTE 12 — SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
The following table sets forth the results of operations for the years ended December 31, 2018, 2017, and 2016. Results for any quarter are not necessarily indicative of results for the full year or for any future quarter.
	2018
	Qtr. 1	Qtr. 2	Qtr. 3	Qtr. 4
Total Investment Income	$10,911,781	$12,619,657	$14,487,623	$15,247,277
Net Investment Income	$4,475,379	$4,727,236	$5,609,974	$7,823,948
Net Increase in Net Assets from Operations	$7,343,929	$7,603,246	$8,884,517	$2,362,886
Total Investment Income per share(1)	$0.68	$0.79	$0.91	$0.96
Net Investment Income per share(1)	$0.28	$0.30	$0.35	$0.49
Net Increase in Net Assets from Operations per share(1)	$0.46	$0.48	$0.56	$0.14
	2017
	Qtr. 1	Qtr. 2	Qtr. 3	Qtr. 4
Total Investment Income	$9,863,980	$10,394,365	$9,978,345	$9,411,503
Net Investment Income	$4,143,627	$4,938,459	$4,475,952	$4,412,722
Net Increase in Net Assets from Operations	$6,024,752	$6,044,766	$5,636,598	$4,907,141
Total Investment Income per share(1)	$0.79	$0.68	$0.64	$0.59
Net Investment Income per share(1)	$0.33	$0.32	$0.29	$0.28
Net Increase in Net Assets from Operations per share(1)	$0.48	$0.39	$0.36	$0.31
	2016
	Qtr. 1	Qtr. 2	Qtr. 3	Qtr. 4
Total Investment Income	$9,467,833	$9,623,169	$10,202,753	$10,196,442
Net Investment Income	$4,099,290	$3,945,102	$4,608,743	$4,659,066
Net Increase in Net Assets from operations	$2,523,849	$5,029,920	$9,927,466	$5,717,827
Total Investment Income per share(1)	$0.76	$0.77	$0.82	$0.82
Net Investment Income per share(1)	$0.33	$0.32	$0.37	$0.37
Net Increase in Net Assets from Operations per share(1)	$0.20	$0.41	$0.80	$0.45

(1)
Per share amounts are calculated using weighted average shares outstanding during the period.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 13 — INCOME TAXES
As of December 31, 2018 and December 31, 2017, the Company had $8,572,366 and $394,559, respectively, of undistributed ordinary income.(1) Undistributed capital gains were $700,000 and $723,753 for the periods ended December 31, 2018 and December 31, 2017, respectively. Undistributed qualified dividends were $31,504 and $0 for the years ended December 31, 2018 and 2017, respectively. The Company intends to distribute all of the undistributed ordinary income as of December 31, 2018 within the required period of time such that the Company will not have to pay corporate-level U.S. federal income tax for the year ended December 31, 2018. We will be subject to a 4% nondeductible U.S. federal excise tax on our undistributed income to the extent we did not distribute an amount equal to at least 98% of our net ordinary income plus 98.2% of our capital gain net income attributable to the period. The Company has accrued $316,092 and $27,717 of U.S. federal excise tax for the tax years ended December 31, 2018 and December 31, 2017, respectively, independent of prior year adjustments. See Note 1 for further discussion of tax expense in each year.
Ordinary dividend distributions from a RIC do not qualify for the reduced maximum tax rate on qualified dividend income from domestic corporations, except to the extent that the RIC received the income in the form of qualifying dividends from domestic corporations and qualified foreign corporations. The tax character(2) of distributions paid in the years ended December 31, 2018 and 2017 was as follows:
	December 31, 2018	December 31, 2017
Ordinary income	$15,492,724	$17,823,305
Qualified dividends	250,000	1,500,000
Distributions of long-term capital gains(2)	5,947,826	1,000,000
Total distributions accrued or paid to common stockholders	$21,690,550	$20,323,305

(1)
The Company’s taxable income for each period is an estimate and will not be finally determined until the Company files its tax return for each year. Therefore, final taxable income earned in each period, and the undistributed ordinary income and capital gains for each period carried forward for distribution in the following period, may be different than this estimate.

(2)
Distributions of long-term capital gains of $5,947,826 as of December 31, 2018 differs from distributions of net capital gains on the Consolidated Statement of Changes in Net Assets because certain long-term capital gains were recognized in Taxable Subsidiaries. The qualified dividend amount in 2018 derived from qualified dividends received by the Company from a portfolio company. The qualified dividend amount in 2017 is derived from a long-term capital gain transaction and represents a cash distribution from the Taxable Subsidiary to the Company. Additional differences arise because certain prepayment gains are characterized differently for tax reporting purposes.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 13 — INCOME TAXES — (Continued)
Listed below is a reconciliation of “Net increase in net assets resulting from operations” to taxable income and total distributions declared to common stockholders for the years ended December 31, 2018, 2017 and 2016:
	2018	2017	2016
Net increase in net assets resulting from operations (includes NII, realized gain/loss, unrealized gain/loss and taxes)	$26,194,578	$22,613,257	$23,199,062
Net change in unrealized appreciation (depreciation)	1,646,549	22,072	(18,603,401)
Income tax provision (benefit)	67,953	(8,593)	(373,131)
Pre-tax (income) expense, (gain) loss reported at Taxable Subsidiaries, not consolidated for tax purposes	416,203	(4,721,039)	13,451,549
Book income and tax income differences, including debt origination, interest accrual, income from pass-through investments, dividends, realized gains (losses) and changes in estimates	1,524,556	1,835,779	583,041
Estimated taxable income	$29,849,839	$19,741,476	$18,257,120
Taxable income earned in prior year and carried forward for distribution in current year	(662,990)	(106,530)	(1,395,300)
Taxable income earned prior to period end and carried forward for distribution next period	(9,303,869)	(1,118,312)	(1,307,452)
Distribution payable as of period end and paid in following period	1,807,570	1,806,671	1,413,982
Total distributions accrued or paid to common stockholders	$21,690,550	$20,323,305	$16,968,350
The aggregate gross unrealized appreciation and depreciation, the net unrealized appreciation, and the aggregate cost of the Company’s portfolio company securities for federal income tax purposes as of December 31, 2018 and December 31, 2017 were as follows:
	2018	2017
Aggregate cost of portfolio securities for federal income tax purposes	$503,079,738	$368,453,206
Gross unrealized appreciation of portfolio company securities	18,423,224	10,263,285
Gross unrealized depreciation of portfolio company securities	(16,683,205)	(6,876,717)
Net unrealized appreciation of portfolio company securities	$1,740,019	$3,386,568
As of December 31, 2018, the Taxable Subsidiaries had generated unrealized losses in investments, net operating loss (“NOL”) carryovers and capital loss carryovers creating a net deferred tax asset equal to $1,282,487, as reflected below. As of December 31, 2018, for U.S. federal income tax purposes, the Taxable Subsidiaries had capital loss carryforwards totaling $7,189,833, which, if unused, will expire in the taxable year 2021. As of December 31, 2018, for U.S. federal income tax purposes, the Taxable Subsidiaries had net operating loss carryforwards totaling $1,615,912 which, if unused, will expire during the tax years 2034 through 2037. Due to the nature of the Taxable Subsidiaries’ holdings, a valuation allowance was established

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 13 — INCOME TAXES — (Continued)
when management determined it is more likely than not that some of the deferred tax assets will not be realized prior to expiration. Although our future projections indicate that we may be able to realize some of these deferred tax assets, due to the degree of uncertainty of these projections, management has recorded a deferred tax asset valuation allowance of $1,350,441.
The deferred tax asset and deferred tax liability amounts, before valuation allowance, reflected below, take into account the reduction in corporate income tax rate from 35% to 21% as enacted by the Tax Cuts and Jobs Act of 2017 (“Tax Reform”) as of the year ended December 31, 2017. Before the effect of Tax Reform, the ending net deferred tax asset at December 31, 2017 would have been approximately $2,612,000, compared to the reflected ending net deferred tax asset of $1,567,062, before valuation allowance. Therefore the reduction in corporate tax rates had the effect of reducing the Taxable Subsidiaries’ net deferred tax asset by approximately $1,045,000 for the year ended December 31, 2017. This reduction also resulted in a reduction in the required valuation allowance in an equal amount, resulting in $0 net change in tax expense arising as a result of the Tax Reform rate reduction.
	2018	2017
Deferred Tax Asset	$2,930,694	$2,779,563
Deferred Tax Liability	(1,648,207)	(1,212,501)
Total Deferred Tax Asset before valuation allowance	$1,282,487	$1,567,062
Deferred tax valuation allowance	$(1,350,440)	$(1,567,062)
Net Deferred Tax Liability	$(67,953)	$—
In connection with the gain realized from the exit of its equity investment in Eating Recovery Center, LLC, the Company recorded an income tax provision on realized gains of $267,975 for the year ended December 31, 2018. No income tax provision was recorded on realized gains from the exit of equity investments for the years ended December 31, 2017 and 2016.
Although the Company files federal and state tax returns, its major tax jurisdiction is federal. The 2015, 2016 and 2017 federal tax years for the Company remain subject to examination by the Internal Revenue Service.
NOTE 14 — SUBSEQUENT EVENTS
Investment Portfolio
On January 4, 2019, the Company received full repayment on the first lien term loan of EOS Fitness OPCO Holdings, LLC for total proceeds of $3,064,655. The Company also received a distribution related to our equity of $126,190.
On January 7, 2019, the Company received $278,428 in full realization on the equity of OGS Holdings, Inc., resulting in a realized gain $228,427.
On February 4, 2019, the Company invested $8,500,000 in the first lien term loan of ASC Communications, LLC, an existing portfolio company.
On February 8, 2019, the Company invested $12,250,000 in the first lien term loan of Exacta Land Surveyors LLC, a provider of land surveys and field management services used to facilitate the purchasing, selling, and development of residential real estate in the U.S. Additionally, the Company committed $1,500,000 in the unfunded revolver, $4,000,000 million in the unfunded delayed draw term loan, and the Company invested $904,250 in the equity of the company.

STELLUS CAPITAL INVESTMENT CORPORATION
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2018
NOTE 14 — SUBSEQUENT EVENTS — (Continued)
On February 15, 2019, the Company received $52,562 in full realization on the equity of Glori Energy Production, LLC.
On February 28, 2019, the Company invested $1,428,571 in the first lien term loan of Convergence Technologies, Inc., an existing portfolio company. Additionally, we funded $5.4 million under the existing delayed draw term loan and an additional $54,614 in the equity of the company.
Credit Facility
The outstanding balance under the Credit Facility as of March 4, 2019 was $112,800,000.
SBA-guaranteed Debentures
The total balance of SBA-guaranteed debentures outstanding as of March 4, 2019 was $150,000,000.
Dividend Declared
On January 11, 2019, the Company’s board of directors declared a regular monthly dividend for each of January, February and March 2019 as follows:
Declared	Ex-Dividend Date	Record Date	Payment Date	Amount per Share
1/11/2019	1/30/2019	1/31/2019	2/15/2019	$0.1133
1/11/2019	2/27/2019	2/28/2019	3/15/2019	$0.1133
1/11/2019	3/28/2019	3/29/2019	4/15/2019	$0.1133

STELLUS CAPITAL INVESTMENT CORPORATION
Consolidated Schedule of Investments in and Advances to Affiliates
December 31, 2018
(dollars in thousands)
This schedule should be read in conjunction with Stellus’s consolidated financial statements, including the consolidated schedule of investments and notes to the consolidated financial statements.
Company	Investment(1)	December 31, 2017 Fair Value	Amount of Realized Gain/(Loss)	Amount of Unrealized Gain/(Loss)	Amount of Interest, Fees or Dividends Credit to Income(2)	Gross Additions(3)	Gross Reductions(4)	December 31, 2018 Fair Value
Non-control Investments
Affiliate investments
Glori Energy Production Inc.	Class A Common Units	$990	$—	$60	$—	$—	$(1,000)	$50
Total Non-Control/Affiliate investments		$990	$—	$60	$—	$—	$(1,000)	$50

(1)
The principal amount and ownership detail for equity investments is included in the consolidated schedule of investments.

(2)
Represents the total amount of interest, fees and dividends credited to income for the portion of the period for which an investment was included in Control or Affiliate categories, respectively. For investments transferred between Control and Affiliate categories during the period, any income or investment balances related to the time period it was in the category other than the one shown at period end is included in “Amounts from investments transferred from other 1940 Act classifications during the period.”

(3)
Gross additions include increases in the cost basis of investments resulting from new portfolio investments, follow-on investments and accrued PIK interest, and the exchange of one or more existing securities for one or more new securities. Gross additions also include the movement of an existing portfolio company into this category and out of a different category.

(4)
Gross reductions include decreases in the cost basis of investments resulting from principal repayments or sales and the exchange of one or more existing securities for one or more new securities. Gross reductions also include the movement of an existing portfolio company out of this category and into a different category. During the year ended December 31, 2018, all gross reductions on our affiliated investment were repayments of our investment.

Stellus Capital Investment Corporation
$100,000,000
4.875% Notes due 2026

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager
Raymond James

January 11, 2021